Y

   As filed with the Securities and Exchange Commission on January 14, 1999
                                                              File No. 333-38189
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 -------------



                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 -------------


                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                       and
                             BCTC IV ASSIGNOR CORP.

     (Exact name of registrants as specified in their governing instruments)


                          One Boston Place, Suite 2100
                           Boston, Massachusetts 02108
                    (Address of principal executive offices)


                  Richard J. DeAgazio, Executive Vice President
                          Boston Capital Partners, Inc.
                          One Boston Place, Suite 2100
                          Boston, Massachusetts 02108
                     (Name and address of agent for service)

                                 -------------

                                    Copy to:
                              Scott Nemeroff, Esq.
                                 Peabody & Brown
                             1255 23rd Street, N.W.
                             Washington, D.C. 20037


     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

================================================================================

                    BOSTON CAPITAL TAX CREDIT FUND IV L.P.'S
                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                       REGISTRATION STATEMENT ON FORM S-11

                              CROSS REFERENCE SHEET


Item                                                                            Location in
 No.                       Caption                                              Prospectus
 ---                       -------                                              ----------
1.         Forepart of Registration Statement and Outside Front Cover
           Page of Prospectus ................................................. Cover Page

2.         Inside Front and Outside Back Cover
           Pages of Prospectus ................................................ Inside Front and Outside
                                                                                Bank Cover Pages

3.         Summary Information, Risk Factors and Ratio of Earnings to
           Fixed Charges....................................................... Summary; Conflicts of Interest;
                                                                                Risk Factors

4.         Determination of Offering Price..................................... *

5.         Dilution............................................................ *

6.         Selling Securities Holders.......................................... *

7.         Plan of Distribution................................................ The Offering

8.         Use of Proceeds..................................................... Estimated Use of Proceeds;
                                                                                Investment Objectives and
                                                                                Acquisition Policies

9.         Selected Financial Data............................................. *

10.        Management's Discussion and Analysis of Financial Condition
           and Results of Operations........................................... Investment Objectives and
                                                                                Acquisition Policies; Investment in
                                                                                Operating Partnerships

11.        General Information as to Registrant................................ Summary; Management; Investment
                                                                                Objectives and Acquisition
                                                                                Policies; Summary of Certain
                                                                                Provisions of the Fund Agreement



12.        Policy With Respect to Certain Activities........................... Summary; Investment Objectives and
                                                                                Acquisition Policies; Summary of
                                                                                Certain Provisions of the Fund
                                                                                Agreement; Reports

13.        Investment Policies of Registrant................................... Summary; Investment  Objectives and
                                                                                Acquisition Policies; Investment in
                                                                                Operating Partnerships

14.        Description of Real Estate.......................................... Investment Objectives and
                                                                                Acquisition Policies; Investment in
                                                                                Operating Partnerships

15.        Operating Data...................................................... *

16.        Tax Treatment of Registrant and its Security Holders................ Summary; Risk Factors; Federal
                                                                                Income Tax Matters

17.        Market Price of and Dividends on Registrant's Common Equity
           and Related Stockholder Matters..................................... *

18.        Description of Registrant's Securities.............................. Summary; Risk Factors; Investment
                                                                                Objectives and Acquisition
                                                                                Policies; Sharing Arrangements:
                                                                                Profits, Credits, Losses, Net Cash
                                                                                Flow and Residuals

19.        Legal Proceedings................................................... *

20.        Security Ownership of Certain Beneficial
           Owners and Management............................................... Management; Conflicts of Interest;
                                                                                The Offering

21.        Directors and Executive Officers.................................... Management

22.        Executive Compensation.............................................. Management; Compensation and Fees;
                                                                                Conflicts of Interest

23.        Certain Relations and Related Transactions.......................... Management; Conflicts of Interest;
                                                                                Compensation and Fees



24.        Selection, Management and Custody of
           Registrant's Investment............................................. Investment Objectives and
                                                                                Acquisition Policies; Investment in
                                                                                Operating Partnerships; Management;
                                                                                Compensation and Fees; Conflicts of
                                                                                Interest

25.        Policies With Respect to Certain Transactions....................... Conflicts of Interest; Management

26.        Limitations of Liability............................................ Risk Factors; Fiduciary
                                                                                Responsibility of the General
                                                                                Partner; Summary of Certain
                                                                                Provisions of the Fund Agreement

27.        Financial Statements and Information................................ Reports of Independent Certified
                                                                                Public Accountants and Financial
                                                                                Statements

28.        Interests of Named Experts and
           Counsel(1).......................................................... *

29.        Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities...................... Fiduciary Responsibility of the
                                                                                General Partner

------------
(1) Omitted since answers are negative or inapplicable.

                              JANUARY ______, 1999
                       SUPPLEMENT NO. 4 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                      DATED
                                 AUGUST 1, 1998

                   (SUPPLEMENT OFFERING BCTC IV SERIES 35 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)


Series 35's Purpose--

[bullet] to invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate income housing.

Terms of Offering--

[bullet] Series 35 is offering at least 250,000 and up to 4,000,000 Beneficial
         Assignee Certificates that are the equivalent of limited partnership interests in the Fund;

[bullet] the price of the Certificates is $10 a piece with a minimum investment of $5,000;

[bullet] this offering will end no later than December 31, 1999; and

[bullet] your money will be held in escrow until at least 250,000 Certificates are sold.

The Fund's Investors Will Receive--

[bullet] federal housing tax credits;

[bullet] tax losses that can offset passive income from any other investments;
         and

[bullet] profits, if any, from the sale of the apartment complexes.

Risk Factors as to Series 35, which begin on page XX of the Prospectus--

[bullet] the tax credit rules are complicated;

[bullet] the usage of tax credits can be limited;

[bullet] tax credits may be the only material benefit from the investment;

[bullet] when the apartment complexes are eventually sold, there may not be enough money to return the original investment;

[bullet] there are limits on the transferability of the Certificates; and

[bullet] it is unlikely that there will be a market for the Certificates.

--------------------------------------------------------------------------------
The Offering

                           Per Certificate
                           ---------------
Public Price               $10.00
Selling Commissions
    and Fees                  .90
Proceeds to the Fund         9.10
--------------------------------------------------------------------------------

These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy or the Prospectus. Any representation to the contrary is a criminal offense.

                                     SUMMARY

This Summary outlines the main points of the Offering, but does not replace a full and careful reading of the Prospectus, and is qualified by the remainder of the Prospectus. All prospective investors should read the Prospectus in its entirety. For a definition of terms, please refer to the "Glossary" appearing at the end of the Prospectus.

The following organization chart shows the basic structure of the investment and the identity of the parties:

                                                             INVESTORS
                                                                  |
                                                                  |
                                                             CERTIFICATES
                                                                  |
                                                                  |
                                                                  |
    General                           THE                     Assignor
    Partner                           FUND ------------------ Limited Partner
    Boston                            (Series 35)             BCTC IV Assignor
    Capital                             |
                                        |
                                        |
                                 Limited Partner
                                        |
                                        |
Operating            General        Operating
General Partners     Partner        Partnership
                                        |
                                        |
                                        |
                                Apartment Complex

                                  Risk Factors

Investors should be aware that an investment in Series 35 entails certain risks. The "Risk Factors" section of the Prospectus contains a detailed discussion of the material risks.

General risks associated with Series 35's investments include:

[bullet] The only benefit of this investment may be federal housing tax credits.
         Investors may not get their capital back from the sale or refinancing of the apartment complexes. In such instance, a material portion of the tax credits will represent a return of the money originally invested in Series 35.

[bullet] Series 35 will depend upon the ability, integrity and expertise of the General Partner in selecting the appropriate mix of properties.

[bullet] There is no trading market for the Beneficial Assignee Certificates
         ("Certificates" or "BACs") and there are no assurances that any market will develop. Accordingly, investors may not be able to sell their Certificates promptly and should therefore consider Certificates to be a long-term investment.

[bullet] Investors will not have the benefit of an independent underwriter's investigation of Series 35 because the lead underwriter is an affiliate of the General Partner.

Real Estate Risks

[bullet] If a lender forecloses on an apartment complex that has not timely paid its mortgage, a significant portion of tax credits previously received will be taken back.

Tax Risks

[bullet] The tax credit rules are limited by the provisions of the Code and are complicated.

[bullet] Tax credits are generated over a ten-year period, but Series 35 must hold the apartment complexes for at least fifteen years.

[bullet] There are significant continuing occupancy requirements that each apartment complex must comply with for a fifteen-year period after the federal housing tax credits are first taken. Failure to comply with these requirements could result in the loss of some tax credits.

[bullet] Tax credits cannot be used to offset Alternative Minimum Tax.

                                  The Offering

The Fund is offering Series 35 consisting of 4,000,000 Certificates, with a minimum required investment by each investor of five hundred Certificates at $10 per certificate ($5,000), on the terms and conditions set forth in the Prospectus. No Series 35 Certificates will be issued unless at least 250,000 Certificates are sold. If only the minimum number of Series 35 Certificates is sold, it will not invest in many of the apartment complexes identified below. In addition, Series 35 will use approximately 72% to 73% of each dollar raised for investments in apartment complexes. Series 35 will use about one-half of the balance to pay fees and expenses to the General Partner or its affiliates. See "Estimated Use of Proceeds," and "Compensation and Fees" in the Prospectus. The offering of Series 35 Certificates will not exceed 12 months.

We will place initial monies we raise in an escrow account until we achieve the $2,500,000 minimum for Series 35. During this time, which may take several months, interest will be earned at 3% tax free. We will pay the interest to the investor even if the minimum is not reached. After $2,500,000 is raised, we will hold closings approximately twice every month until the conclusion of the offering.


Results of BCTC IV Series 34

Series 35 received orders for a total of _________ Series 34 Certificates ($______________), and issued the last of these Certificates on January ____, 1999. The fees paid as of January ___, 1999 to the General Partner and affiliates for Series 34 totaled $_____________. No additional Series 34 Certificates will be offered. The Fund has issued a total of_________________ Certificates, raised $_____________ and admitted ________ investors within Series 20 through 34, and may still sell up to $____________ to the public if all the Certificates in Series 35 are sold. See "Prior Performance of the General Partner and its Affiliates" in the Prospectus for information about Series 20 through 32.


The purchase of Series 35 Certificates will not entitle the investor to any interest in any other series of the Fund or any interest in Boston Capital Tax Credit Fund Limited Partnership, Boston Capital Tax Credit Fund II Limited Partnership or Boston Capital Tax Credit Fund III L.P.

                  Suitability of an Investment in Certificates

------------------------------------------------------------------------------------------------------
Considerations for Individual Investors                     Considerations for Corporate Investors
------------------------------------------------------------------------------------------------------
[bullet] individuals should only invest in tax credits      [bullet] tax credits cannot be
         if they expect to have income taxes which the               used against the corporate
         tax credits can offset.                                     alternative minimum tax;

                                                            [bullet] the general limitations on
[bullet] tax credits cannot be used against the                      business tax credits apply;
         alternative minimum tax;
                                                            [bullet] corporations generally have no
[bullet] tax credits cannot be used in IRA, Keogh                    limits on the amount of tax
         or other retirement plans;                                  credits and passive losses they
                                                                     may use each year; and

[bullet] non-resident aliens cannot use tax credits;        [bullet] closely-held, personal service
                                                                     and S corporations are specially
                                                                     limited in their use of tax
[bullet] married persons filing separately and living                credits.
         together in any year may not use tax credits
         against taxes owed in that year on income
         derived from wages, salaries, dividends or
         interest income; and
------------------------------------------------------------------------------------------------------


See "Suitability of an Investment in BACs" for a detailed explanation of these limitations for each category of investor and a description of the minimum net worth and income requirements that various states impose on investors.


                            Estimated Use of Proceeds

We will use the proceeds in the following way:

[bullet] invest approximately 72% to 73% of each dollar we raise directly in constructing or rehabilitating the apartment complexes;

[bullet] hold 4% in working capital reserves; and

[bullet] use the rest to pay fees and expenses to the General Partner and others. See "Estimated Use of Proceeds" for a detailed breakdown of the Fund's estimate of the use of the capital it raises.

                 Fiduciary Responsibility of the General Partner

The General Partner will act as a fiduciary to Series 35. Series 35 will partially indemnify the General Partner, and therefore may be required to pay certain business costs of the General Partner in connection with its operation of Series 35. As described under "Conflicts of Interest," the General Partner will be permitted to engage in certain activities that potentially may involve a conflict of interest, such as sponsoring other programs investing in apartment complexes that generate tax credits without providing the benefits of those activities to Series 35 investors.

                              Conflicts of Interest

The interests of investors may conflict with the interests of the General Partner. Affiliates of the General Partner are committed to the management of many other limited partnerships that have investments similar to those made by Series 35. The General Partner and its affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with and by the Fund regardless of the success of your investment.

                              Compensation and Fees

The General Partner will manage the business of Series 35, including the investment and management of the Fund's assets, and will receive substantial compensation and fees from Series 35 and/or the apartment complexes in connection with this offering. The section of the Prospectus entitled "Compensation and Fees" specifies the compensation payable to the General Partner and its affiliates. The most significant items of compensation are as follows:


----------------------------------------------------------------------------------------------------------------------
Compensation                                                Explanation
----------------------------------------------------------------------------------------------------------------------
Reimbursement for Accountable Expenses                      [bullet] received by the General Partner or its affiliates
                                                            [bullet] equal to all accountable expenses paid to third
                                                                     parties
----------------------------------------------------------------------------------------------------------------------
Dealer-Manager Fee                                          [bullet] received by Boston Capital Services, Inc.
                                                            [bullet] equal to $0.20 per Certificate sold
                                                            [bullet] also may receive selling commissions of up to
                                                                     $0.70 per Certificate sold
                                                            [bullet] also may receive accountable and non-accountable
                                                                     due diligence expense reimbursements of up to
                                                                     $0.15 per Certificate sold
----------------------------------------------------------------------------------------------------------------------
Asset Acquisition Fee                                       [bullet] received by Boston Capital Partners, Inc.
                                                            [bullet] equal to $0.85 per Certificate sold
----------------------------------------------------------------------------------------------------------------------
Annual Fund Management and Reporting Fees                   [bullet] received by the General Partner or its affiliates
                                                            [bullet] annually equal to 0.5% of the aggregate cost of
                                                                     the apartment complexes, which is the
                                                                     sum of equity invested by the Fund in the
                                                                     apartment complex plus the amount of
                                                                     mortgage debt on the apartment complex
                                                            [bullet] could be about $36,000 per year if $2,500,000 is
                                                                     raised and $576,000 if $40,000,000 is raised
----------------------------------------------------------------------------------------------------------------------
Share of Series 35 Distributions                            [bullet] received by the General Partner;
                                                            [bullet] 1% of tax credits;
                                                            [bullet] 1% of any cash distributions; and
                                                            [bullet] 5% of net proceeds of the sale of the apartment
                                                                     complexes
----------------------------------------------------------------------------------------------------------------------


                 Investment Objectives and Acquisition Policies

Series 35's principal business is to invest, as a limited partner, in other limited partnerships (the "Operating Partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to:

(1) Generate tax credits, which can be used by investors to offset federal income taxes from all sources. These tax credits include federal housing tax credits, and a small number of historic tax credits in limited instances. Occupancy requirements must be met for each apartment complex during the initial fifteen-year period.

(2) Preserve and protect Series 35's capital. Series 35 requires the general partners of the Operating Partnerships to:

[bullet] guarantee completion of the apartment complex;

[bullet] fund any construction cost overruns;

[bullet] pay operating shortfalls for a limited period; and

[bullet] guarantee a certain amount of tax credits.

(3) Provide tax benefits in the form of passive losses. Individual investors generally may deduct tax losses only to the extent of their income other than wages, salaries, dividends and interest.

(4) Distribute net cash, if any, from the sale or refinancing of apartment complexes. Investors can get money back from the sale or refinancing of an apartment complex only if the net sales price is large enough to pay all costs of the sale plus fees and expenses paid in this offering, which is estimated to be 27% of your initial investment.

To achieve these investment objectives, Series 35 will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes averaging approximately $1.00 to $1.10 per Certificate annually--10%-11% annual tax credit as a percentage of capital invested--for the ten-year credit period. Series 35 has selected a 10%-11% annual tax credit as a percentage of capital invested, as an investment objective, after consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments. No additional tax credits will be available for the remaining term of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

[bullet] the applicability of current tax law;

[bullet] each apartment complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period; and

[bullet] investors cannot use any passive tax losses generated by Series 35.

Possible Rate of Return

For investors in the 15% - 39.6% tax bracket respectively, the tax-free rate of return goal is approximately 2.5% -5% and the taxable rate of return goal is approximately 2.9% - 8.3% exclusive of any cash available for distribution if:

         [bullet] none of the apartment complexes invested in have any value at the end of the fifteen-year federal housing tax credit compliance period; and

         [bullet] investors do use for tax purposes the assumed loss of the investor's entire capital contributions.

The tax-free rate of return will exceed 2.5% -5% and taxable rate of return will exceed 2.9% - 8.3% if:

         [bullet] the value of the apartment complexes exceeds indebtedness plus sale expenses; and

         [bullet] investors receive distributions from these sales or refinancings.

In accordance with the rules for the allocation of federal housing tax credits, Series 35's investment goal is for the following annual tax-free amounts for each $10,000 investment in Series 35: $100 - $200 in 1999; $600 - $800 in 2000,
$1,000 - $1,100 in 2001 - 2008, $900 - $1,000 in 2009 and $300 - $500 in 2010.
This tax credit investment goal is not a forecast of anticipated tax credits, nor does it represent a yield or return on investment. Rather it is an investment goal of Series 35 for the credit period applicable to its investments. There is no assurance that any particular tax-free internal rate of return will be achieved.

The attainment of Series 35's investment objectives will depend on many factors, including the ability of the General Partner to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 35 will meet its investment objectives.

                          Fund and Investor Protections

Series 35 will try to protect your investment in a number of ways. First, it will invest its capital in each apartment complex in stages based on completion of construction, rental of apartments to qualified tenants and demonstrated experience in covering operating costs through rental income. In this way Series 35 will try to put as little capital at risk as possible in the stages of an apartment complex's life cycle that are most uncertain.

Second, Series 35's permission will be required to make certain major decisions, such as the decision to sell an apartment complex. Other specific protections are as follows:

Tax Credit Adjuster. If the amount of tax credits achieved by an apartment complex is less than expected, Series 35 will decrease its capital contribution to that apartment complex. Decreasing its capital contribution to one apartment complex allows Series 35 to buy other tax credits from another apartment complex.

Construction Guarantees. The Operating General Partner(s) will provide financial assurances that construction of the apartment complex will be completed in a timely manner and in accordance with all requirements necessary to obtain the required certificates of occupancy. The cost of completing the construction may be greater than the Operating General Partner's guarantee.

Operating Deficit Guarantees. The Operating General Partner(s) will guarantee to cover operating expenses arising from the operation of each apartment complex. The amount of such operating deficit guarantees will, in some instances, be limited to a specified term and/or dollar amount.

Repurchase of Operating Partnership Interest. The Operating General Partner(s) must repay Series 35's capital contributions if the apartment complex fails to:
(1) receive the allocation of tax credits; (2) remain eligible for tax credits during the period when capital contributions of Series 35 are due to the Operating Partnership; or (3) obtain permanent mortgage loan financing.

                               Tax Credit Programs

Section 42 of the I.R.S. Code (the "Code") offers tax credits to encourage investments in certain qualified apartment complexes for use by persons of low and moderate income.

The U.S. Bureau of Census estimates that by the year 2000, there will be an unmet national demand for twelve million units of affordable rental housing.

The Code pre-funded and made available to eligible properties $3.3 billion of federal housing tax credits, that is $1.25 annually per resident of each state, each year since 1987. In 1993, Congress passed permanent legislation that annually funds this ten-year tax credit allocation for additional tax credits properties. The allocation of tax credits to a particular building is for the full ten-year credit period and no reauthorization of the tax credit program is required for any such existing allocation of tax credits.

Investors in a partnership that owns an apartment complex are eligible to receive, for a ten-year period, a credit against federal tax liability. A tax credit is a dollar for dollar reduction in tax liability, while a tax deduction is a subtraction from adjusted gross income. The laws and rules authorizing federal housing tax credits defined:

[bullet] the types of apartment complexes that qualify for the federal housing tax credit;

[bullet] the kinds of tenants that must live in the apartment complex; and

[bullet] the rents such tenants may be charged and costs of construction or renovation of the apartment complexes.

These rules are complicated and must be followed for investors to receive tax credits, and are described in the section of the Prospectus entitled "Tax Credit Programs."

Because federal housing tax credits do not reduce a taxpayer's basis, a taxpayer's gain upon the sale or other disposition of Certificates is not increased by the allowed tax credits.

The federal housing tax credit program requires that its rules be complied with during the fifteen-year period after federal housing tax credits are first taken. To the extent the federal housing tax credit rules are not adhered to during the fifteen-year period, investors would have to repay a portion of the federal housing tax credits previously generated by the non-complying dwelling units in the applicable apartment complex. See "Tax Credit Programs--The Federal Housing Tax Credit."

Investors may use the increased cash flow from the use of tax credits to make other investments such as dollar cost averaging into mutual funds, saving for retirement or future college expenses, funding life insurance expenses or simply diversifying a tax advantage or conventional investment portfolio. The tax credit benefit itself also may be used to offset the tax liability arising from retirement plan withdrawals or used to reduce quarterly estimated tax payments.

                                   Management

Series 35 maintains its principal office c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406, telephone (617) 624-8900.

The General Partner of the Fund is Boston Capital Associates IV L.P., a Delaware limited partnership. The general partner of the General Partner is Boston Capital Associates, a Massachusetts general partnership whose two partners are Herbert F. Collins ("Collins") and John P. Manning ("Manning"), the principals of Boston Capital Partners. The business address of the General Partner is the same as that of Series 35.

The General Partner has complete authority in the overall management and operation of Series 35 and will have responsibility for supervising Series 35's selection, negotiation and investment in apartment complexes.

           Prior Performance of the General Partner and Its Affiliates

Affiliates of Series 35 have raised approximately $1.6 billion in equity from approximately 60,000 investors in more than 350 investment programs to acquire interests in approximately 1,800 properties containing approximately 83,000 apartment units in 48 states and territories, representing approximately $4.55 billion in original development cost.

The section of the Prospectus entitled "Prior Performance of the General Partner and its Affiliates" contains a discussion of the prior real estate investment programs in which affiliates of the General Partner have been involved and it is not intended as an assurance of future performance. The Prior Performance Tables attached to the Prospectus following the Financial Statements contain certain tabular and statistical data regarding the prior investment programs of the General Partner's affiliates that have invested in low-income and government-assisted housing.

                           Description of Certificates

Investors will invest in Beneficial Assignee Certificates, representing assignments of units of the beneficial interest of Series 35 issued to BCTC IV Assignor Corp., a Delaware corporation that is wholly owned by Collins and Manning (the "Assignor Limited Partner"). The Assignor Limited Partner was formed for the purpose of serving in that capacity for Series 35 and will not engage in any other business. Investors will be entitled to all the rights and economic benefits of a limited partner of Series 35, including the rights to a percentage of Series 35's income, gain, credits, losses, deductions and distributions. No investor will be personally liable for the debts, liabilities, contracts or other obligations of Series 35. See "Summary of Certain Provisions of the Fund Agreement-Liability of Partners and Investors to Third Parties." Investors will be bound by the terms of the Fund's Agreement of Limited Partnership. The Assignor Limited Partner agrees that on any matter calling for a vote of the limited partners, it will vote the assigned limited partnership interests only if and as directed by the investors.

We anticipate the Certificates to be transferable, subject to certain restrictions. No more than 50% of the Certificates will be permitted to be transferred in any twelve-month period. This prevents any potential recapture of tax credits upon the transfer of Certificates. See "Description of BACs," "Risk Factors--Certain Other Risks--Transferability" and "Federal Income Tax Matters--Recapture of Tax Credits." We will identify each Certificate as representing a particular series.

                 Sharing Arrangements: Profits, Credits, Losses
                           Net Cash Flow and Residuals

Series 35 will allocate or distribute, as applicable, to the investors:

[bullet] 99% of its tax credits and tax losses from normal operations; and

[bullet] 99% of its cash generated after all expenses are paid, if any.

The remaining amount will go to the General Partner provided that the General Partner's distribution of cash will be subordinated to the achievement of the Priority Return to investors.

If there is a sale or refinancing of an apartment complex or the sale of Series 35's interest in an Operating Partnership, Series 35 will distribute 95% of the proceeds to the investors, and 5% of the proceeds to the General Partner; provided that the General Partner's distribution will be subordinated to the achievement of the Priority Return to investors.

The Priority Return base for Series 35 is $1.10 per Certificate (11%). The Priority Return base is the level of return that investors must receive before the General Partner may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the Priority Return base, the General Partner does not represent that Series 35 is expected to provide this level of return to investors. The General Partner will receive fees and compensation for services prior to investors receiving the Priority Return.

                           Federal Income Tax Matters

The section of the Prospectus entitled "Federal Income Tax Matters" contains a more detailed discussion of the numerous federal income tax issues already mentioned in this Summary. It also contains the legal opinions of Peabody & Brown as to all material federal income tax matters with respect to an investment in the Fund.

                          Summary of Certain Provisions
                              of the Fund Agreement

The Fund Agreement that will govern the relationship between the investors and the General Partner is a legal document, described in the section of the Prospectus entitled "Summary of Certain Provisions of the Fund Agreement." Other important portions of the Fund Agreement are summarized under "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals" and "Description of BACs."

Investors should particularly be aware of the following terms of the Fund
Agreement:

[bullet] Voting rights. The Fund Agreement gives a majority of Certificates the right to:

         (1) approve or disapprove the sale of all or substantially all of the assets of Series 35 at any one time;

         (2)      amend the Fund Agreement, subject to important limitations;

         (3) remove the General Partner with or without cause and elect a replacement; and

         (4)      dissolve Series 35.

The majority vote will still bind investors who do not vote with the majority in interest of their fellow investors.

[bullet] Changes in the rights of investors. The Fund Agreement may not be amended to:

         (1) alter the rights and obligations of each investor under the Fund Agreement; or

         (2) modify the order of distributions or allocations of tax credits or cash distributions without the approval of any affected investor.

[bullet] Changes in investment objectives and policies. The General Partner cannot change the investment objectives or policies of Series 35 unless the Fund Agreement is amended by the approval of a majority in interest of the investors. If such an amendment is made, the majority vote will still bind investors who do not vote with the majority in interest of their fellow investors.

[bullet] Mergers and rollups. The Fund Agreement specifically prohibits the merger or combination of the Fund with any other entity.

Under the Revised Uniform Limited Partnership Act as enacted in the State of Delaware, a limited partner in a limited partnership is liable only for the amount of the capital contributions that the limited partner agrees to make.

If a limited partner does not participate in the management of a partnership and does not receive a distribution from the limited partnership or have knowledge at the time of the distribution that the distribution was in violation of the Revised Uniform Limited Partnership Act of the State of Delaware or the applicable partnership agreement, he or she will have no additional financial liability to the limited partnership or to creditors of the limited partnership. All rights accorded limited partners in a limited partnership under the laws of the State of Delaware extend to investors under the terms of the Fund Agreement.

                                Investor Reports

Each investor will receive:

[bullet] an acknowledgment of receipt of the investment;

[bullet] a letter after the applicable Closing Date, confirming the assignment of Certificates;

[bullet] quarterly reports with unaudited financial information for each of the first three fiscal quarters of each year;

[bullet] annual reports with audited financial statements; and

[bullet] Schedule K-1 and other necessary tax information.

                                    Experts

Counsel for the Fund is:

Peabody & Brown
1255 23rd Street N.W.
Washington, D.C. 20037

Accountants for the Fund are:

Reznick Fedder & Silverman
4520 East-West Highway, Suite 300
Bethesda, Maryland 20814

Glossary:

For the definition of certain terms used in this Supplement, see the "Glossary" in the Prospectus.

                                  RISK FACTORS

An investment in the Fund involves various risks. Here is a summary of the most important of these risks. Investors should read the entire Prospectus to fully understand all of these risks.

                    General Risks of Series 35's Investments

Unspecified Investments. The General Partner has not yet identified all of the apartment complexes in which Series 35 will invest. Therefore, investors will not be able to evaluate all of the apartment complexes in which Series 35 will invest; rather, they must rely on the ability of the General Partner to find suitable investments for Series 35. Investors should read the sections "Management" and "Prior Performance of the General Partner and its Affiliates" to learn about the prior real estate experience of the General Partner. All of Series 35's investments are required to meet Series 35's investment objectives and acquisition policies, as described in the section of the Prospectus entitled "Investment Objectives and Acquisition Policies." Series 35 does not guarantee that it will be able to find investments meeting its investment objectives or that any investment it does make will generate income for investors or increase in value over time.

Limited Diversification. The more Certificates that are sold, the more money Series 35 will have to invest in apartment complexes. If fewer than all of the Certificates in any series are sold, Series 35 will invest in fewer apartment complexes. The fewer the apartment complexes Series 35 invests in, the less diversified its portfolio of apartment complexes will be. Also if Series 35 invests in several apartment complexes in the same geographic area, there will be less diversity. In such circumstances, apartment complexes which suffer poor operating results can have a greater negative effect on Series 35's operations as a whole. See "The Offering -- Issuance of BACs in Series."

Inability to Repay Loans. Series 35 can borrow money in order to make investments in apartment complexes before all of the money is raised from the Offering. Any such loan is to be repaid from the money that is raised from the Offering. If insufficient money is raised in the Offering to repay such loans, the General Partner has agreed to buy enough Certificates to provide Series 35 with money to repay such loan(s). If the General Partner does buy Certificates, they will be purchased on the same terms as any other investor, except the General Partner will not pay commissions and fees that otherwise would go to the General Partner or its affiliates. There is a possibility that the General Partner will not have enough money to meet these obligations.

No Cash Return. There is no assurance that investors will receive any cash distributions from the sale or refinancing of an apartment complex. The price at which an apartment complex is sold may not be large enough to pay the mortgage and other expenses which must be paid at such time. If that happens, investors will not get all of their investment back, and the only benefit from an investment in Series 35 will be the tax credits received.

Change in an Investor's Taxable Income. A change in an individual investor's personal tax situation which reduces his taxable income will substantially reduce, defer or eliminate the benefits to him of the tax credits. If an investor's adjusted gross income increases to more than $200,000 in a particular year, any allocated historic tax credits also will be substantially reduced, deferred or eliminated.

Limits on Transferability. Although it is possible that the Certificates in all series may be listed on a national securities exchange, there is no guarantee that such a listing can or will be accomplished or that a public trading market will develop. Currently, no Certificates have been listed on a national securities exchange. The transfer of Certificates will be limited in certain cases. Thus, investors may not be able to liquidate their investment promptly at a reasonable price. Investors should consider their investment in Series 35 to be a long term investment. See "Description of Certificates--Transfers" and "Federal Income Tax Matters -- Classification as a Partnership" and "-- Fund Income."

The General Partner can impose restrictions on the transfers of Certificates in order to prevent a termination of Series 35 for tax purposes or prevent a classification of Series 35 as something other than a partnership for federal income tax purposes. In addition, the General Partner will not allow sales of Certificates to an investor who does not meet the then applicable suitability standards. See "Federal Income Tax Matters -- Sale or Disposition of BACs."

Liability of Investors. In general, limited partners are not liable for partnership obligations unless they take an active part in the day-to-day management or control of the partnership's business. The Delaware Revised Uniform Limited Partnership Act presently allows the investors to exercise all of their rights in the Fund Agreement without jeopardizing their limited liability. All rights given limited partners under the laws of the State of Delaware extend to investors under the terms of the Fund Agreement. Unless an investor is deemed to be taking part in the control of Series 35's business, his liability is limited to the amount invested in Series 35.

Under Delaware law, if an investor has received the return of any part of his investment without violation of Delaware law or the Fund Agreement, the investor is liable for a period of one year for the amount of his returned contribution which would be necessary to pay Series 35's creditors for liabilities incurred during the period the contribution was held by Series 35. However, if any of the money returned to an investor was returned in violation of applicable Delaware law or the Fund Agreement, then the investor is liable for a period of three years for the amount of the contribution wrongfully returned.

Limitations on General Partner's Liability. Under Delaware law, the General Partner is required to exercise good faith and integrity in handling the affairs of Series 35. The Fund Agreement provides that the General Partner will not be liable to investors for its actions or omissions made in good faith and in a manner it reasonably believes was allowed under the Fund Agreement and in the best interest of Series 35. However, if the General Partner's conduct constitutes fraud, bad faith, negligence or misconduct, it would be liable to investors. Therefore, investors may have more limited rights of action against the General Partner than would otherwise be available, absent these provisions in the Fund Agreement.

Series 35 Being Liable for Other Series. Certificates are issued in series, and the Fund Agreement provides that each series will be treated for economic purposes as a separate partnership, sharing in a separate and distinct pool of apartment complexes. The rights of investors in all series will be identical in all other respects, except with respect to voting rights and accounting matters applicable only to a particular series. See "The Offering-Issuance of BACs and Series."

It is possible, however, that each series may not stand on its own with respect to outside creditors. In such an event, such creditors would be able to reach all of the assets of Series 35, despite the fact that the matter affecting the creditor related only to a particular series. Therefore, in the event that a creditor makes a claim against the assets of Series 35 and it can be determined that such claim relates to one series only, the General Partner will assume liability for any such claim to the extent that the series does not have sufficient funds to satisfy the claim. In the event there is a proper claim against more than one series, if the proportional liability of a particular series can be determined, such series will be liable only for such proportional amount of the claim. Series 35 intends to require that the various series reimburse each other to the extent that expenses relating to a particular series are borne by another series, but a series may be financially unable to do so. There is a risk, therefore, that investors in a particular series will be affected by the performance of another series. This could result in lower returns on their investments than would otherwise be the case.

Absence of an Independent Underwriter. The Dealer-Manager will receive commissions and other compensation as an agent of Series 35. The Dealer-Manager has not retained counsel separate from Series 35's counsel, but has conducted such due diligence investigation as it deems necessary under the circumstances. However, because the Dealer-Manager is an affiliate of the General Partner, investors will not have the benefit of an independent investigation of Series 35 as is customarily made by independent underwriters.

                                Real Estate Risks

Operating Shortfalls. If the expenses of an apartment complex are greater than its income, the Operating Partnership and/or Series 35 may have to provide money to pay the shortfall. Otherwise, the apartment complex may need to be sold on disadvantageous terms in order to raise money. Also if the apartment complex does not generate enough income to pay its mortgage payments and property taxes, the lender could foreclose and Series 35 could lose its investment, including a partial recapture of tax credits.

Leveraged Investments. Each of the apartment complexes will have mortgage debt which leverages Series 35's investment in the apartment complex. Leveraging allows the Fund to increase the amount of property that can be invested in with the amount of money raised from the Offering, and thus increase the amount of tax credits available to Series 35. However, leveraging also can increase the risk of loss. If there is a foreclosure of a mortgage loan on an apartment complex, there can be a tax liability to investors including a partial recapture of tax credits previously taken.

Limited Financial Resources of the Operating General Partners. The Operating General Partner is responsible for completing the construction or renovation and then renting and operating the apartment complex. If there are cost overruns in the construction or renovation, or if rental income is not enough to pay operating expenses, the Operating General Partner usually is required to pay such shortfalls with its own money. In addition, the Operating General Partners generally will be required to pay Series 35 certain amounts if the amount of tax credits generated by the apartment complex falls below an agreed upon level. See "Investment Objectives and Acquisition Policies -- Acquisition Policies." There is no guarantee that such Operating General Partners will have enough money to meet their obligations. If any of the Operating General Partners fail to meet their obligations to make these payments, the remedies of Series 35 may be limited to removing the Operating General Partner as general partner of the Operating Partnership.

Government Assistance. Some of the apartment complexes may receive government assistance. Generally, rents in an apartment complex receiving government assistance cannot be increased without the prior approval of the applicable government agencies. If needed rent increases are not approved in a timely manner, an apartment complex may have operating deficits.

Some government regulations may restrict the type of tenants that can rent apartments in the apartment complex. This would reduce the pool of potential renters available to rent apartments in the apartment complex.

Other government assistance programs provide rent supplement payments to tenants. These payments are fixed in amount, unless Congress and/or the appropriate agency has approved funding for an increase in the payments. If there are no increases in rent supplement payments, the operating expenses of an apartment complex could increase without a corresponding increase in rental income, ultimately leading to a foreclosure on the apartment complex and the loss or recapture of tax credits.

Apartment complexes that receive government assistance generally are subject to restrictions on when and how they can be sold or refinanced. Due to these restrictions, it may not be possible to sell or refinance an apartment complex when it is in the economic interest of Series 35 or investors to do so.

                                    Tax Risks

IRS Challenge of Series 35's Tax Positions. Series 35 will not request any tax rulings from the IRS. Thus, there is no certainty as to the tax consequences of investing in Series 35. Peabody & Brown, counsel to Series 35 and the General Partner, provides its legal opinion with regard to many of the material tax issues involved in investing in Series 35. However, Peabody & Brown's opinion does not cover some material tax issues because those issues depend upon the specific investments made by Series 35 which have not yet been identified. Peabody & Brown's opinion is not binding on the IRS or on any court. It is possible that the IRS will challenge tax deductions and tax credits Series 35 claims. If such a challenge is successful, it will have a material and adverse effect on the tax benefits expected from an investment in Series 35. Each investor is urged to speak with his or her own tax advisor with respect to the federal and state tax consequences from an investment in Series 35.

Chances of an IRS Audit. The IRS may audit the income tax returns of Series 35 and the Operating Partnerships. In fact, the IRS has audited twenty-seven limited partnerships of a total of more than 3450 such limited partnerships with which affiliates of Series 35 are associated. Twenty-six of these audits have been settled with the IRS without material changes and one is still pending. If the income tax returns of Series 35 or an Operating Partnership are audited, the returns of investors also may be audited.

Tax Credits Are Subject to Complex Rules. In order for an investor to receive tax credits, the apartment complexes must satisfy the complex rules for the federal housing tax credit and, in some cases, the historic tax credit. The rules that determine whether an apartment complex is eligible for tax credits and the rules regarding the use of tax credits are complicated. The tax credits are generated during ten-to-twelve years of an investment in each apartment complex. Therefore, investors must reasonably expect to owe federal income taxes for each of the next twelve years against which tax credits can be used. If an apartment complex is not built on time, or fails to meet applicable income and rent restrictions, it will not generate any tax credits. Typically, Series 35 invests in an apartment complex before construction has been completed and before the apartment complex has been rented.

Even though tax credits are generated during a ten-to-twelve year period, the apartment complex must satisfy the applicable income and rent restrictions during an initial fifteen-year compliance period. If an apartment complex fails to satisfy the applicable income and rent restrictions at any time during the initial fifteen-year tax credit compliance period, there will be a recapture of a portion of the tax credits and a loss of tax credits for the year the failure took place and for future years. In addition, if Series 35 sells its interest in an apartment complex during the initial fifteen-year compliance period, a portion of tax credits previously received could be recaptured. Prior to investing in any apartment complex, Series 35 will require legal opinions that state, based on certain assumptions, that investors will be entitled to the tax benefits from the apartment complex owned by the Operating Partnership. See "Investment Objectives and Acquisition Policies -- Acquisition Policies" and "Federal Income Tax Matters -- Federal Housing Tax Credit" and "-- Historic Tax Credit."

Passive Activity Limits. Under the IRS Code, the tax credits and losses allocated to investors will be "passive activity credits and losses" and may be deducted by investors only to the extent of their income from other passive activities or tax on net passive income, except in some limited circumstances. See "Federal Income Tax Matters -- Passive Loss and Tax Credit Limitations."

Alternative Minimum Tax and Business Tax Credit Issues. Tax credits are subject to an IRS rule governing general business credits that limits the amount of tax liability that may be offset. Also, neither federal housing tax credits nor historic tax credits can be used to reduce any liability for the alternative minimum tax.

The IRS May Unfavorably Change the Allocation of Credits and Losses. Series 35 will allocate ninety-nine per cent of all of its profits, credits and losses. If the IRS audits Series 35, it may try to reallocate profits, credits and losses in a manner less favorable to the investors. In the opinion of Series 35's attorneys, if the matter were litigated, it is more likely than not that the allocations will be respected. See "Federal Income Tax Matters -- Allocation of Profits, Credits, Losses, and Other Items in Accordance with Fund Agreements" and "Calculation of Investor's Basis in His BACs or Fund Interests" and "Sharing
Arrangements: Profits, Credits, Losses, Credits, Net Cash Flow and Residuals."

Taxable Gain on Sale or Disposition of Certificates. Upon the sale or other taxable disposition of Certificates, investors will realize taxable income to the extent that their allocable share of the nonrecourse mortgage indebtedness on the apartment complexes, together with the money they receive from the sale of the Certificates, is greater than the original cost of their Certificates. This realized taxable income is reduced to the extent that investors have suspended passive losses or credits. It is possible that the sale of Certificates may not generate enough cash to pay the tax obligations arising from the sale. See "Federal Income Tax Matters Depreciation," "--Sale of Fund Interests" and "--Certain Other Tax Considerations -- Alternative Minimum Tax."

Tax Liability in Excess of Cash. Investors eventually may be allocated profits for tax purposes which exceed any cash Series 35 distributes to them. Under these circumstances, unless an investor has passive losses or credits to reduce such tax liability, the investor will have to pay federal income tax without a corresponding cash distribution from Series 35. Similarly, in the event of a sale or foreclosure of an apartment complex or a sale of Certificates, an investor may be allocated taxable income, resulting in tax liability, in excess of any cash distributed to him or her as a result of such event. See "Federal Income Tax Matters -- Sale or Disposition of BACs" and "-- Sale or Other Disposition of an apartment complex and Interests in Operating Partnerships."

                             ANTICIPATED INVESTMENTS

Series 35 expects to invest in the ten Operating Partnerships described below. Each Operating Partnership will use a significant part of the funds invested by Series 35 to pay fees to the Operating General Partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While the General Partner believes that Series 35, is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, the General Partner will complete its due diligence review as to the Operating Partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by the General Partner, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 35 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 35. If Series 35 raises the entire $40 million, the anticipated acquisition of the Operating Partnership Interests, described below, will represent approximately 75% of the total money which Series 35 currently expects to spend.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Because Series 35 is currently in the offering phase, it has no material assets or any operating history. Series 35 expects to acquire interests in the following ten Operating Partnerships, eight of which are to be newly constructed and two of which are to be rehabilitated:


                                                                                Operating
        Partnership                                                          General Partner(s)
        -----------                                                          ------------------
1.      Cheyenne Housing L.P.                                                Remount, LLC
          (the "Cheyenne Partnership")
        - new construction

2.      Mulvane Housing L.P.                                                 Midland Residential Ventures
          (the "Country Walk Partnership")
        - new construction

3.      Cypress Point L.P.                                                   Campbell, Hogue &
          (the "Cypress Point Partnership")                                     Associates
        - new construction

4.      Fairmont Oaks L.P.                                                   Dwayne Henson
          (the "Fairmont Oaks Partnership")
        - new construction

5.      Freese L.P.                                                          Realty Resources Chartered
          (the "Freese Partnership")
        - rehabilitation

6.      Meridian Housing L.P.                                                Intervest Corporation
          (the "Lauderdale Partnership")
        - rehabilitation

7.      Parkview L.P.                                                        Black Hills Healthcare
          (the "Parkview Partnership")                                          Network
        - new construction

8.      Partnership 22 L.P.                                                  National Housing
          (the "South Main Partnership")                                        Corporation
        - new construction

9.      Striplin L.P.                                                        Sam Nicholson
          (the "Striplin Partnership")                                       Nancy Nicholson
        - new construction


                                       23


10.     Washington Courtyard L.P.                                            Avenue Community
          (the "Washington Courtyard Partnership")                              Development Corporation
        - new construction                                                      Texas Interfaith Housing
                                                                                Corporation



None of the Operating General Partners or the management companies are affiliated with the General Partner. Construction has begun on Cheyenne and County Walk Partnership.

Permanent Mortgage Loan financing for the apartment complexes will be provided from a variety of sources. The General Partner believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each Operating Partnership.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES


                                             Basic     Government      Permanent       Mortgage   Annual                  Annual
     Partnership      Location       Number  Monthly   Assistance      Mortgage        Interest   Reserve  Management     Management
     Name             of Property   of Units Rents (1) Anticipated     Loan (2)        Rate       Amount   Agent          Fee
---- ---------------- ------------ --------- --------- --------------- --------------- ---------  -------- -------------- ----------
1.   Cheyenne         Cheyenne,        40    $322-     Federal Housing Community First      8.5%  $8,000   Greenwalt      6% of net
     Partnership      Wyoming                $363 1BR  Tax Credits     Bank                                Management     rental
                                             $386-                     $675,000(3)                                        income
                                             $435 2BR

2.   Country Walk     Mulvane,         68    $380-     Federal Housing General Motors       8.5%  $13,600  Midland        6% of net
     Partnership      Kansas                 $425 1BR  Tax Credits     Acceptance                          Management     rental
                                             $225-                     Corporation                                        income
                                             $540 2BR                  $1,800,000 (4)
                                             $575-
                                             $625 3BR

3.   Cypress Point    Casa Grande,    104    $282-     Federal Housing BCMC                  8%   $20,800  Campbell-Hogue 6% of net
     Partnership      Arizona                $463 1BR  Tax Credits     $2,700,000                          Management     rental
                                             $444-                     (5)                                                income
                                             $635 2BR

-----------------
1    Exclusive of utilities, unless indicated otherwise.

2 Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans, described in the following footnotes, which have a term to maturity which is shorter than the term employed for the amortization schedule provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

3 The terms of the Cheyenne Partnership's anticipated permanent first mortgage loan in the amount of $675,000 are expected to include a term of 30 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 30-year amortization schedule.

4 The terms of the Country Walk Partnership's anticipated permanent first mortgage loan in the amount of $1,800,000 are expected to include a term of 15 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 20-year amortization schedule.

5 The terms of the Cypress Point Partnership's anticipated permanent first mortgage loan in the amount of $2,700,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES


                                            Basic    Government       Permanent        Mortgage  Annual              Annual
     Partnership      Location      Number  Monthly  Assistance       Mortgage         Interest  Reserve  Management Management
     Name             of Property  of Units Rents    Anticipated      Loan             Rate      Amount   Agent      Fee
---- ---------------- ----------- --------- -------- ---------------- ---------------- --------- -------- ---------- -------------
4.   Fairmont Oaks    La Porte,      188    $419-    Federal Housing  General             8.5%   $37,600  Orion Real 6% of net
     Partnership      Texas                 $575 1BR Tax Credits      Electric                            Estate     rental income
                                            $450-                     Capital
                                            $700 2BR                  Corporation
                                            $575-                     $5,945,000 (6)
                                            $800 3BR

5.   Freese           Bangor,         39    $419 1BR Federal Housing  Maine Housing       2%     $8,400   Realty     6% of net
     Partnership      Maine                          Tax Credits      Finance                             Resources  rental income
                                                                      Authority
                                                                      $600,000  (7)(a)
                                                                      City of Bangor      1%
                                                                      $212,000 (7)(b)


6.   Lauderdale       Meridian,       48    $240 1BR FmHA Sec. 515    $1,188,000          1% (8) $12,350  Intervest  $21 per
     Partnership      Mississippi           $288 2BR with 100% rental                                     Management occupied unit
                                                     assistance                                                      per month


-----------------
6 The terms of the Fairmont Oaks Partnership's anticipated permanent first mortgage loan in the amount of $5,945,000 are expected to include a term of 15 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 30-year amortization schedule.

7 (a)The terms of the Freese Partnership's anticipated permanent first mortgage loan in the amount of $600,000 are expected to include a term of 30 years, an interest rate of 2% and payments of principal and interest on the basis of a 30-year amortization schedule.

  (b)The terms of the Freese Partnership's anticipated permanent second mortgage loan in the amount of $212,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30-year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

8 FmHA 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES


                                              Basic    Government      Permanent       Mortgage Annual                 Annual
    Partnership      Location       Number    Monthly  Assistance      Mortgage        Interest Reserve  Management    Management
    Name             of Property   of Units   Rents    Anticipated     Loan            Rate     Amount   Agent         Fee
--- ---------------- ------------ ----------- -------- --------------- --------------- -------- -------- ------------- -------------
7.  Parkview         Gillette,        20      $295 1BR HOME Investment Wyoming            1%    $6,000   Lutheran      6% of net
    Partnership      Wyoming                           Partnerships    Community                         Health System rental income
                                                       Program         Development
                                                       Housing Trust   Authority
                                                       Fund Program    $512,000 (9)(a)
                                                                       Wyoming            1%
                                                                       Community
                                                                       Development
                                                                       Authority
                                                                       $350,000 (9)(b)


8.  South Main       Manassas,        82      $680-    Federal Housing Tate Terrace       8.4%  $16,400  National      6% of net
    Partnership      Virginia                 $700 2BR Tax Credits     Realty Inc.                       Housing       rental income
                                              $800 3BR                 $4,077,000 (10)


----------------
9 (a)The terms of the Parkview Partnership's anticipated permanent first mortgage loan in the amount of $512,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30-year amortization schedule, provided, however, that the terms of the permanent first mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

  (b)The terms of the Parkview Partnership's anticipated permanent second mortgage loan in the amount of $350,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30-year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

10 The terms of the South Main Partnership's anticipated permanent first mortgage loan in the amount of $4,077,000 are expected to include a term of 30 years, an interest rate of 8.4% and payments of principal and interest on the basis of a 30-year amortization schedule.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES


                                            Basic     Government        Permanent        Mortgage Annual               Annual
     Partnership      Location      Number  Monthly   Assistance        Mortgage         Interest Reserve  Management  Management
     Name             of Property  of Units Rents     Anticipated       Loan             Rate     Amount   Agent       Fee
---- ---------------- ------------ -------- --------- ----------------- ---------------- -------- -------- ----------- -------------
9.   Striplin         Dandridge,      24    $365-     Loan guarantee    First Virginia      7%    $5,400   Nicholson   6% of net
     Partnership      Tennessee             $456 3BR  under Section 538 Mortgage Company                   Management  rental income
                                                      of the Rural      $750,000
                                                      Rental Housing    (11)
                                                      Program


10.  Washington       Houston,        74    $398-     Federal Housing   Southwest Bank      7.7%  $11,100  Texas       6% of net
     Courtyard        Texas                 $600 1BR  Tax Credits       $2,833,000 (12)                    Interfaith  rental income
     Partnership                            $484-                                                          Housing
                                            $720 2BR                                                       Corporation
                                            $562-
                                            $900 3BR

-----------------
11 The terms of the Striplin Partnership's anticipated permanent first mortgage loan in the amount of $750,000 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 30-year amortization schedule.

12 The terms of the Washington Courtyard Partnership's anticipated permanent first mortgage loan in the amount of $2,833,000 are expected to include a term of 20 years, an interest rate of 7.7% and payments of principal and interest on the basis of a 20-year amortization schedule.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS


                             Ownership
                             Interest(%)                                                                                    Asset
                             Profits,                                             Fund's         Development   Annual       Manage-
                             Losses,     Operating                                Approximate    Fee/Other     Partnership  ment Fee
                BCTC IV      Credit/Net  General      Operating     Operating     Average Annual Distributions Management   to
Partnership     Capital      Cash Flow/  Partner      Deficit       Partnership's Anticipated    to Operating  Fee to       Boston
Name            Contribution Backend     Contribution Guarantee     Credit Base   Federal Credit GP            Operating GP Capital
--------------  ------------ ----------- ------------ ------------- ------------- -------------- ------------- ------------ --------
1. Cheyenne      $1,261,512  100/25/25       $100     Unlimited in    $1,921,000    $175,210        $250,000      $3,000    $3,000
   Partnership                                        time and
                                                      amount

2. Country       $1,958,266  100/20/20       $100     Unlimited in    $3,181,000    $262,010        $339,000      $6,000    $6,000
   Walk                                               amount for 3
   Partnership                                        years

3. Cypress       $2,650,512  100/10/20       $100     Unlimited in    $4,401,000    $353,402        $460,000      $10,400   $10,400
   Point                                              time and
   Partnership                                        amount

4. Fairmont      $6,072,264  100/50/50       $100     Unlimited in    $9,640,000    $867,553       $1,676,000     $18,000   $18,000
   Oaks                                               time and
   Partnership                                        amount

5. Freese        $3,007,567  100/40/40       $100     $400,000 in     $4,871,000    $412,000        $450,000      $6,000    $3,000
   Partnership                                        the aggregate
                                                      for 5 years

6. Lauderdale     $492,000   100/40/40      $12,312   Unlimited in    $1,910,000     $67,393        $31,000        $500     $500
   Partnership                                        amount for 5
                                                      years

7. Parkview       $698,600   100/20/20       $100     $100,000 in     $1,317,400     $95,697        $85,000       $1,500    $1,500
   Partnership                                        the aggregate
                                                      for 5 years

8. South Main    $3,101,511  100/10/20       $100     $145,000 in     $6,523,000    $419,123        $745,280      $5,000    $5,000
   Partnership                                        the aggregate
                                                      for 3 years

9. Striplin      $1,039,840  100/30/30       $100     Unlimited in    $1,689,000    $140,519        $67,700       $1,800    $1,800
   Partnership                                        time and
                                                      amount

10.Washington    $2,000,642   100/0/20       $100     Unlimited in    $4,204,000    $270,357        $491,000      $7,400    $7,400
   Courtyard                                          time and
   Partnership                                        amount

THE CHEYENNE PARTNERSHIP
(Cheyenne Apartments)

         Cheyenne Apartments is a 40-unit apartment complex for senior citizens which is to be constructed on the 500 block of 4 Street in Cheyenne, Wyoming. Cheyenne Apartments will consist of 30 one-bedroom units and 10 two-bedroom units contained in 1 building. The complex will offer a function room and central laundry facilities.

         Individual units will contain a refrigerator, range with hood and air conditioning.

         Construction of Cheyenne Apartments began in January, 1999. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   40            December, 1999                   10               January, 2000
                                                                  10               February, 2000
                                                                  10               March, 2000
                                                                  10               April, 2000


THE COUNTRY WALK PARTNERSHIP
(Country Walk Apartments)

         Country Walk Apartments is a 68-unit apartment complex for families which is to be constructed on North Rock Road in Mulvane, Kansas. Country Walk Apartments will consist of 24 one-bedroom units, 28 two-bedroom units and 16 three-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

         Individual units will contain a refrigerator, range with exhaust fan, dishwasher, disposal, air conditioning and a patio or porch.

         Construction of Country Walk Apartments began in November, 1998 and is currently on schedule. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   17            August, 1999                     17               September, 1999
                   17            September, 1999                  17               October, 1999
                   17            October, 1999                    17               November, 1999
                   17            November, 1999                   17               December, 1999


THE CYPRESS POINT PARTNERSHIP
(Cypress Point Apartments)

         Cypress Point Apartments is a 104-unit apartment complex for senior citizens which is to be constructed in Casa Grande, Arizona. Cypress Point Apartments will consist of 52 one-bedroom units and 52 two-bedroom units contained in 12 buildings. The complex will offer a function room and central laundry facilities.

         Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

         Construction of Cypress Point Apartments is anticipated to begin in April, 1999. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   25            March, 2000                      15               April, 2000
                   25            April, 2000                      15               May, 2000
                   25            May, 2000                        15               June, 2000
                   29            June, 2000                       15               July, 2000
                                                                  15               August, 2000
                                                                  24               September, 2000


THE FAIRMONT OAKS PARTNERSHIP
(Fairmont Oaks Apartments)

         Fairmont Oaks Apartments is a 188-unit apartment complex for families which is to be constructed on Fairmont Parkway and Underwood Boulevard in La Porte, Texas. Fairmont Oaks Apartments will consist of 48 one-bedroom units, 84 two-bedroom units and 56 three-bedroom units contained in 47 buildings. The complex will offer a playground, function room, pool and central laundry facilities.

         Individual units will contain a refrigerator, range with hood, dishwasher, disposal, air conditioning, ceiling fans and a patio or porch.

         Construction of Fairmont Oaks Apartments is anticipated to begin in March, 1999. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   47            January, 2000                    20               February, 2000
                   47            February, 2000                   20               March, 2000
                   47            March, 2000                      20               April, 2000
                   47            April, 2000                      25               May, 2000
                                                                  25               June, 2000
                                                                  39               July, 2000
                                                                  39               August, 2000


THE FREESE PARTNERSHIP
(Freese Apartments)

         Freese Apartments is an existing 39-unit apartment complex for senior citizens which is to be rehabilitated in Bangor, Maine. Freese Apartments will consist of 39 one-bedroom units contained in 1 building. The complex will offer a function room and central laundry facilities.

         Individual units will contain a refrigerator, range and air conditioning.

         Rehabilitation of Freese Apartments is anticipated to begin in April, 1999. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   39            November, 1999                   10               January, 2000
                                                                  10               February, 2000
                                                                  19               March, 2000

THE LAUDERDALE PARTNERSHIP
(Lauderdale Apartments)

         Lauderdale Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated in Meridian, Mississippi. Lauderdale Apartments will consist of 12 one-bedroom units and 36 two-bedroom units contained in 8 buildings. The complex will offer a playground, clubroom and central laundry facilities.

         Individual units will contain a refrigerator, range, dishwasher, disposal and a patio or porch.

         Rehabilitation of Lauderdale Apartments is anticipated to begin in May, 1999. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   24            June, 2000                       12               July, 2000
                   24            July, 2000                       12               August, 2000
                                                                  12               September, 2000
                                                                  12               October, 2000


THE PARKVIEW PARTNERSHIP
(Parkview Apartments)

         Parkview Apartments is a 20-unit apartment complex for senior citizens which is to be constructed on West Warlow Drive in Gillette, Wyoming. Parkview Apartments will consist of 20 one-bedroom units contained in 1 building. The complex will offer a common room and central laundry facilities.

         Individual units will contain a refrigerator, range and cable television hook-up.

         Construction of Parkview Apartments is anticipated to begin in February, 1999. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   20            August, 1999                     5                September, 1999
                                                                  5                October, 1999
                                                                  5                November, 1999
                                                                  5                December, 1999


THE SOUTH MAIN PARTNERSHIP
(South Main Commons Apartments)

         South Main Commons Apartments is an 82-unit apartment complex for families which is to be constructed in Manassas, Virginia. South Main Commons Apartments will consist of 64 two-bedroom units and 18 three-bedroom units contained in 9 buildings. The complex will offer a central living room and central laundry facilities.

         Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

         Construction of South Main Commons Apartments is anticipated to begin in February, 1999. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   20            September, 1999                  12               October, 1999
                   20            October, 1999                    14               November, 1999
                   20            November, 1999                   14               December, 1999
                   22            December, 1999                   14               January, 2000
                                                                  14               February, 2000
                                                                  14               March, 2000


THE STRIPLIN PARTNERSHIP
(Striplin Place Apartments)

         Striplin Place Apartments is a 24-single family home development for families which is to be constructed on East Dumplin Valley Road in Dandridge, Tennessee. Striplin Place Apartments will consist of 24 three-bedroom homes. The complex will offer central laundry facilities.

         Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

         Construction of Striplin Place Apartments is anticipated to begin in February, 1999. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   12            October, 1999                    6                November, 1999
                   12            November, 1999                   6                December, 1999
                                                                  6                January, 2000
                                                                  6                February, 2000


THE WASHINGTON COURTYARD PARTNERSHIP
(Washington Courtyard Apartments)

         Washington Courtyard Apartments is a 74-unit apartment complex for families which is to be constructed on Washington Avenue and Sawyer Street in Houston, Texas. Washington Courtyard Apartments will consist of 25 one-bedroom units, 25 two-bedroom units and 24 three-bedroom units contained in 6 buildings. The complex will offer a function room and central laundry facilities.

         Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

         Construction of Washington Courtyard Apartments is anticipated to begin in March, 1999. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:


           Number of Units       Completion                 Number of Units        Rent-Up
           ---------------       ----------                 ---------------        -------
                   18            October, 1999                    36               January, 2000
                   18            November, 1999                   14               February, 2000
                   19            December, 1999                   12               March, 2000
                   19            January, 2000                    12               April, 2000

                                    YEAR 2000

         Boston Capital and its management have reviewed the potential computer problems that may arise from the century date change known as the "Year 2000" or "Y2K" problem. Boston Capital is currently taking the necessary precautions to minimize any disruptions in normal operations that may cause a materially adverse impact on the Fund's liquidity and financial condition. The majority of Boston Capital's systems are "Y2K" compliant, including its Accounting/Financial systems and database systems. For all remaining systems, Boston Capital has contacted the vendors to provide the necessary upgrades, replacements, and testing no later than year-end 1999. Boston Capital is committed to ensuring that the "Y2K" issue will have no impact on our investors. None of the costs incurred creating "Y2K" compliant systems will be paid by the Fund, but rather by affiliates of the General Partner.

                                  PROSPECTUS


                    BOSTON CAPITAL TAX CREDIT FUND IV L.P.

               250,000 BENEFICIAL ASSIGNEE CERTIFICATES ("BACs")
           Representing Assignments of Limited Partnership Interests
                              (Issuable In Series)
             Minimum Investment-500 BACs at $10.00 per BAC ($5000);
        Minimum Additional Purchase-100 BACs at $10.00 per BAC ($1000)


The BACs being offered for sale by Boston Capital Tax Credit Fund IV L.P. (the "Fund") represent assignments of shares of the Limited Partnership Interest in the Fund issued to BCTC IV Assignor Corp. (the "Assignor Limited Partner"). BAC Holders will receive the same tax treatment as owners of limited partnership interests.

The Fund has been formed to invest in other limited partnerships (collectively, the "Operating Partnerships"), each of which will own and operate an apartment complex intended for occupancy by individuals and families of low and moderate income (an "Apartment Complex"). Federal tax law encourages investments in Apartment Complexes by providing Federal Housing Tax Credits to investors in the Apartment Complexes. (See "Summary of the Offering," "Tax Credit Programs" and "Government Assistance Programs.") In addition to Federal Housing Tax Credits, Investors will receive tax losses that can offset passive income from other investments which they may have. Of each dollar raised by the Fund, approximately 72% to 73% will be used for investments in Apartment Complexes, and about one-half of the balance will be used to pay fees and expenses to the General Partner or its Affiliates. (See "Estimated Use of Proceeds," and "Compensation and Fees.")

Investment in the Fund involves risk, see "Risk Factors," including the following:

    * The Tax Credit rules are complicated and the usage of Tax Credits can be limited.

    * To the extent the Fund does not raise much capital, there will be limited diversity.

    * The only material benefit from the investment may be Tax Credits which may mean that a material portion of each Tax Credit may represent a return of the money originally invested in the Fund if there are not sufficient proceeds from the sale or refinancing of Apartment Complexes.

    * There are limits on the transferability of BACs, and it is unlikely that there will be a market for BACs.


---------------------------------------------------------------------------------------------
                                   Price to     Selling Commissions and      Net Proceeds
                                  Public (1)     Dealer-Manager Fee (2)    to the Fund (3)
---------------------------------------------------------------------------------------------
Per Beneficial Assignee
  Certificate ("BAC")......  $         10.00        $         0.90          $          9.10
Total Minimum .............  $  2,500,000.00        $   225,000.00          $  2,275,000.00
Total Maximum (40,000,000
  BACs) (4) ...............  $650,000,000.00        $58,500,000.00          $591,500,000.00
---------------------------------------------------------------------------------------------

                        Boston Capital | Services, Inc.

                   The date of this Prospectus is August 1, 1998

(1) Price to public includes Selling Commissions and Dealer-Manager Fee.

(2) Boston Capital Services, Inc., (the "Dealer-Manager") will receive an amount equal to 9% of the purchase price of each BAC sold and may then reallow to participating Soliciting Dealers as Selling Commissions up to 7% of the purchase price of each BAC sold. As compensation for its services as Dealer-Manager, the Dealer-Manager will retain 2% of the purchase price of each BAC sold as the Dealer-Manager Fee.
    (See "The Offering-Selling Arrangements.")

(3) This amount is net of Selling Commissions and the 2% Dealer-Manager Fee, but not of other Organization and Offering Expenses (see "Glossary") payable by the Fund, consisting of an accountable due diligence expense reimbursement to the Dealer-Manager in an amount of up to $0.05 per BAC sold; a non-accountable expense allowance to the Dealer-Manager in an amount of up to $0.10 per BAC sold; an accountable expense reimbursement to the General Partner and its Affiliates; and accountable expenses paid by the Fund directly or by the General Partner and Affiliates, all as described under the caption "Compensation And Fees." The total amount of Organization and Offering Expenses net of Selling Commissions and the Dealer-Manager Fee are estimated to be $112,500 if $2,500,000 of BACs are sold and $22,750,000 if the maximum of $650,000,000 of BACs are sold. (See "Estimated Use of Proceeds.")

(4)  The Fund has registered with the Securities and Exchange Commission a total of 65,000,000 BACs for sale to the public. As of August 1, 1998 the Fund has sold a total of 43,814,403 BACs and thus as of August 1,
     1998 may sell up to 21,185,597 BACs to the public. BACs in excess of the initial 2,500,000 BACs sold hereunder will be issued in separate series in amounts designated at the time the series is offered, but in no event may the number of BACs offered in any series be fewer than 250,000 BACs. (See "The Offering-Issuance of BACs in Series" and "Estimated Use Of Proceeds.")
--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
--------------------------------------------------------------------------------
BOSTON CAPITAL TAX CREDIT FUND IV L.P. IS NOT A MUTUAL FUND OR ANY OTHER TYPE
OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 AND IS NOT SUBJECT TO REGULATION THEREUNDER.
--------------------------------------------------------------------------------
The BACs are being offered, in one or more series, by the Dealer-Manager on a best efforts basis, which means that no specified amount of BACs will be sold. Each series will consist of at least 250,000 BACs and may consist of all BACs not previously purchased by Investors. The minimum purchase for each Investor is 500 BACs ($5,000), except employees of Boston Capital Associates IV L.P.
(the "General Partner") or its Affiliates, and/or previous investors in public limited partnerships sponsored by Boston Capital, may purchase a minimum of 200 BACs ($2,000). Additional investments must be made in multiples of 100 BACs ($1,000). Sales in this offering are expected to continue until December 31, 1999, but the offering could be concluded earlier or extended by the General Partner for an indefinite period of time, and are subject to the condition that subscriptions for at least 250,000 BACs of a series be accepted by the General Partner no later than 12 months from the commencement of each series. (See "The Offering.")

Any Investor or prospective Investor may obtain, without charge, a copy of any document included as an exhibit to the Registration Statement filed with the Securities and Exchange Commission with respect to the securities offered hereby upon written request to Boston Capital Tax Credit Fund IV

L.P., c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108, Attention: Richard J. DeAgazio.

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTION, WRITTEN OR ORAL, EXCEPT AS SET FORTH IN THIS PROSPECTUS, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE FUND IS NOT PERMITTED.

FOR A PERIOD OF NINETY DAYS AFTER THE DATE OF THE PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS OBLIGATION IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE INVESTMENT DESCRIBED IN THIS PROSPECTUS HAS BEEN REGISTERED WITH THE INTERNAL REVENUE SERVICE (THE "SERVICE") AS A TAX SHELTER PURSUANT TO PROCEDURES SET FORTH IN THE TAX REFORM ACT OF 1984. THE IRS HAS GIVEN THE FUND REGISTRATION TAX SHELTER IDENTIFICATION NUMBER 93355000022. BAC HOLDERS MUST INCLUDE IT ON THEIR TAX RETURNS FOR THE PERIOD OF TIME IN WHICH THEY ARE BAC HOLDERS. ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE SERVICE.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representation must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any state in which or to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Fund since the respective dates at which information is given herein, at the date hereof; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----
Summary ..................................................................    6
Additional Summary Information for Corporate Investors ...................   16
Suitability of an Investment in BACs .....................................   19
Estimated Use of Proceeds ................................................   23
Risk Factors .............................................................   24
 A. Risks Associated with the Fund's Investments .........................   25
    Risk of Unspecified Investments ......................................   25
    Risk of Limited Diversification ......................................   25
    Risk of Inability to Repay Loans .....................................   25
 B. Business Risks of Real Estate Investment .............................   26
    Risks Associated with Construction and Substantial Renovation ........   26
    Risks Associated with Operation ......................................   26
    Risks Associated with Leveraged Investments ..........................   26
    Risks Associated with the Financial Resources of the Operating General
     Partners ............................................................   27

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    Risks Associated with Government Assistance ...........................   27
    Risk of Uninsured Losses ..............................................   29
    Competition for Apartment Complex Investments .........................   29
 C. Tax Risks Associated with the Fund's Investments ......................   29
    Description of Tax Opinions ...........................................   29
    Risk of No Return of Capital Other Than from Tax Credits ..............   29
    Risk of Audit .........................................................   30
    The Availability and Use of Tax Credits are Subject to Complex Rules ..   30
    Risk of the Limitations on Use of Tax Credits and Losses from Passive
     Activities ...........................................................   31
    Risk of Disallowance of Deduction of Certain Fees by the Fund .........   31
    Alternative Minimum Tax and Business Tax Credit Rules Could Reduce or
     Eliminate the Benefits of the Investment .............................   31
    Risk that the Fund Could be Treated as a Corporation ..................   31
    Allocation of Profits, Credits and Losses May be Unfavorably Changed
     by the IRS ...........................................................   32
    Taxable Gain on Sale or Disposition of BACs ...........................   32
    Interest and Penalties on Understatements of Tax Liability ............   32
    Tax Liability in Excess of Cash .......................................   32
    Future Federal Income Tax Legislation and Regulations .................   33
 D. Certain Other Risks ...................................................   33
    Risk of Significant Change in BAC Holder's Taxable Income .............   33
    Limits on Transferability .............................................   33
    Conflicting Activities of the General Partner .........................   34
    Conflicts of Interest .................................................   34
    Potential Liability of BAC Holders ....................................   34
    Limitation on General Partner's Liability .............................   35
    Issuance of BACs in Series ............................................   35
    Non-Profit Operating Partnerships .....................................   35
    Absence of Independent Dealer-Manager .................................   36
Fiduciary Responsibility of the General Partner ...........................   36
Conflicts of Interest .....................................................   38
 Inconsistent Interests ...................................................   38
  Common Management .......................................................   40
  Other Transactions With the General Partner or Its Affiliates ...........   41
  Absence of Independent Dealer-Manager ...................................   43
  Employment of Professionals .............................................   43
Compensation and Fees .....................................................   43
Investment Objectives and Acquisition Policies ............................   49
  Investment Objectives ...................................................   49
  Acquisition Policies ....................................................   52
  The Operating General Partners ..........................................   60
  Regulatory Restrictions .................................................   61
  Unused or Returned Funds ................................................   61
  Preliminary Investments and Reserves ....................................   62
  Borrowing Policies ......................................................   62
  Certain Other Policies ..................................................   63
Investment in Operating Partnerships ......................................   63
Tax Credit Programs .......................................................   64
  The Federal Housing Tax Credit ..........................................   64
  Summary of the Federal Housing Tax Credit Program .......................   65
  Qualified Apartment Complexes ...........................................   67
  Eligible Basis and Qualified Basis ......................................   69
  Utilization of the Federal Housing Tax Credit ...........................   70
  Credits Subject to State Allocation .....................................   71
  State Housing Tax Credit Programs .......................................   73
  Historic Tax Credit .....................................................   73
Government Assistance Programs ............................................   74
  A. Rural Housing ("RHS") Programs .......................................   75
  B. Housing and Urban Development Grant Programs to Local Governments ....   77
  C. USHUD Mortgage Loan Insurance Programs ...............................   78
  D. USHUD Rental Assistance Programs .....................................   82
  E. Rent Supplement Programs .............................................   84
  F. Transfers of Physical Assets Procedure ...............................   85
  G. Government National Mortgage Association .............................   85


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  H. State and Local Financing Programs ............................................    85
  I. HOME Program ..................................................................    87
  J. USHUD's Administrative Guidelines .............................................    88
Management .........................................................................    88
  The General Partner ..............................................................    88
  Boston Capital Partners, Inc. and its Affiliates .................................    89
Prior Performance of the General Partner and its Affiliates ........................    92
Description of BACs (Beneficial Assignee Certificates) .............................    96
  The BACs .........................................................................    96
  Transfers ........................................................................    97
Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals ........    99
  From the Fund to the Investors ...................................................    99
  From the Operating Partnerships to the Fund ......................................   100
Federal Income Tax Matters .........................................................   102
  General Considerations ...........................................................   102
  Brief Overview of Federal Income Tax Considerations ..............................   103
  Opinions of Counsel ..............................................................   108
  Tax Rates ........................................................................   110
  Classification as a Partnership ..................................................   110
  Classification of BAC Holders as Partners for Tax Purposes .......................   112
  Fund Allocations and Distributions ...............................................   112
  Federal Housing Tax Credit .......................................................   120
  Historic Tax Credit ..............................................................   121
  Passive Loss and Tax Credit Limitation ...........................................   122
  "At Risk" Limitations on Credits and Losses ......................................   126
  Purchase of Existing Apartment Complexes from Tax-Exempt or Governmental
   Entities ........................................................................   127
  Investment by Tax-Exempt Entities ................................................   128
  Recapture of Tax Credits .........................................................   129
  Depreciation .....................................................................   130
  Construction Period Expenditures .................................................   131
  Certain Fees and Expenses ........................................................   132
  Sale or Disposition of BACs ......................................................   133
  Sale or Other Disposition of an Apartment Complex and Interests in Operating
   Partnerships ....................................................................   134
  Excess Investment Interest Limitation ............................................   135
  Certain Tax Elections ............................................................   136
  IRS Audit Considerations .........................................................   136
  Penalties Due to Overstatement of Value ..........................................   138
  Limitations for Deductions Attributable to Activities Not Engaged in for Profit ..   138
  Overall Evaluation of Tax Benefits ...............................................   139
  Certain Other Tax Considerations .................................................   140
  Suitability of an Investment in BACs .............................................   141
  "Tax Shelter" Registration .......................................................   142
  Future Federal Income Tax Legislation and Regulations ............................   142
  State and Local Taxes ............................................................   143
The Offering .......................................................................   143
  Issuance of BACs in Series .......................................................   145
  Selling Arrangements .............................................................   146
  Escrow Arrangements ..............................................................   148
Summary of Certain Provisions of the Fund Agreement ................................   149
  Withdrawal of the General Partner ................................................   149
  Removal of the General Partner ...................................................   150
  Liability of Partners and Investors to Third Parties .............................   150
  Withdrawal of Capital and Redemption of Investors' Interest ......................   150
  Management of the Fund ...........................................................   150
  Mergers and Rollups ..............................................................   151
  Voting Rights and Meetings .......................................................   151
  Amendments to Fund Agreement .....................................................   152
  Dissolution and Liquidation ......................................................   152
  Tax Election .....................................................................   152
  Tax Matters Partner Designation ..................................................   153
  Books and Records ................................................................   153
  Successor in Interest ............................................................   153
  Power of Attorney ................................................................   153
Applicable Law .....................................................................   153

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Sales Literature .....................................................   153
Experts ..............................................................   154
Investor Reports .....................................................   154
Legal Matters ........................................................   155
Registration Statement ...............................................   155
Glossary .............................................................   155
  Appendix I--Reports of Independent Certified Public Accountants.
     Financial Statements and Tabular Information Concerning
      Prior Limited Partnerships .....................................   I-1
  Exhibit A--Fund Agreement ..........................................   A-1
  Exhibit B--Investor Form ...........................................   B-1
--------------------------------------------------------------------------------

                                    SUMMARY

THIS SUMMARY OUTLINES THE MAIN POINTS OF THE OFFERING BUT DOES NOT REPLACE A FULL AND CAREFUL READING OF THIS PROSPECTUS AND IS QUALIFIED BY THE REMAINDER OF THE PROSPECTUS. ALL PROSPECTIVE INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY. REFERENCE IS MADE TO THE "GLOSSARY" APPEARING AT THE END OF THE PROSPECTUS FOR A DEFINITION OF TERMS.


General:

The Fund is a Delaware limited partnership which was formed as of October 5, 1993 to provide its investors with Federal Housing Tax Credits authorized by Congress in the Tax Reform Act of 1986 that may be used to offset federal income tax liability. The Fund maintains its principal office c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406, telephone (617) 624-8900. (See "Management" and "Summary of Certain Provisions of the Fund Agreement.")


                                 The Offering

The Fund is offering Beneficial Assignee Certificates ("BACs"), in separate series on a "best efforts" basis which means that no specified amount of capital will be raised. Each series of BACs will consist of at least 250,000 BACs ($2,500,000), subject to expansion as described in "The Offering-Issuance of BACs in Series." The General Partner and the Dealer-Manager are responsible for deciding when one series stops and the next one, if any, starts. The Fund will separately account for, and issue information with respect to each series. (See "The Offering--Issuance of BACs in Series.") No series of BACs will be sold unless at least 250,000 BACs ($2,500,000) are sold. Because each series will invest in separate pools of investments that own and operate rental apartment complexes that qualify for Federal Housing Tax Credits, the BAC Holders in different series should expect different yields on their investments and be subject to different investment risks.

Initial monies raised will be placed in an escrow account until the $2,500,000 minimum is achieved for each series (which could take several months). During that time, interest will be earned at savings account rates. The interest will be paid to the Investor on the applicable Closing Date. After $2,500,000 is raised, the Fund will hold Closings approximately twice every month until the conclusion of the series offering.


                     Suitability of an Investment in BACs

Individuals may use Tax Credits to reduce their federal income taxes, but should only invest if they expect to have income taxes which the Tax Credits can offset.

In most cases, the amount of Tax Credits that can be used by individuals in any one year is limited to the tax liability due on their last $25,000 of taxable income. For example, an Investor in the 36% tax bracket may be able to use a maximum annual amount of $9,000 of Tax Credits (25,000 x 36% = 9,000). Investors should keep in mind that Tax Credits cannot be used:

    *    Against alternative minimum tax.

    *    In IRA, Keogh or other retirement plans.

    *    By nonresident aliens

Individual investors should also consider that:

    * Married persons filing separately and living together in any year may not use Tax Credits against taxes owed in that year on income derived from wages, salaries, dividends or interest income.

    * Use of passive losses, expected to be generated by the Fund through the depreciation and operating expenses of the Apartment Complexes in which it invests, is generally limited to reducing passive taxable income, that is income other than wages, salaries, dividends and interest.

Corporations generally have no limits on the amount of tax credits and passive losses they may use each year but should recognize that:

    * Tax Credits cannot be used against the corporate alternative minimum tax.

    *    The general limitations on business tax credits apply.

    * There are special limits on the use of Tax Credits by closely-held, personal service and S corporations.

See "Suitability of an Investment in BACs" for a detailed explanation of these limitations for each category of Investor and a description of the minimum net worth and income requirements that various states impose on Investors.


                           Estimated Use of Proceeds

Of each dollar raised by the Fund, approximately 72% to 73% will be invested directly in Operating Partnerships owning Apartment Complexes, 4% will be held in working capital reserves and the rest will go to pay fees and expenses to the General Partner and others. See "Estimated Use of Proceeds" for a detailed breakdown of the Fund's estimate of the use of the capital it raises.


                                 Risk Factors

Investors should be aware that an investment in the Fund entails certain risks. The "Risk Factors" section of this Prospectus contains a detailed discussion of the material risks.

- --Risks associated with the Fund's investments include:

    * The Fund was formed to generate Federal Housing Tax Credits and therefore the only benefit of this investment may be Federal Housing Tax Credits. There is a risk that Investors may not get their capital back from the sale or refinancing of the Apartment Complexes. In such instance, a material portion of the Tax Credits may represent a return of the money originally invested in the Fund.

    * There may be limited diversity in Apartment Complexes if the Fund does not raise substantially more than the minimum offering of $2,500,000 from Investors for each series.

    * The Fund will depend upon the ability, integrity and expertise of the General Partner in selecting the appropriate mix of properties.

- --Business Risks:

    * To enable the Fund to generate more Tax Credits per invested dollar, the Fund intends to invest in Apartment Complexes that are subject to mortgage in debtedness. Therefore, a lender may foreclose on an Apartment Complex if its mortgage is not timely paid, which would then result in a loss of that property and a fractional recapture of Tax Credits previously received.

- --Tax Risks:

    *    The Tax Credit rules are limited by the provisions of the Code.

    * In addition to Tax Credits, the Fund expects to generate tax losses. The tax losses allocated to BAC Holders may generally be deducted only to the extent of their income derived from passive activities.

    * There are significant continuing occupancy requirements that each Apartment Complex must comply with for a fifteen year period after the Federal Housing Tax Credits are first taken. Failure to comply with these requirements could result in the loss and a fractional recapture of Tax Credits.

    *    Tax Credits cannot be used to offset Alternative Minimum Tax.

- --Certain Other Risks:

    * There is no trading market for the BACs and there are no assurances that any market will develop. Accordingly, Investors may not be able to sell their BACs promptly and should therefore consider BACs to be a long-term investment.

    * The Fund Agreement limits the liability of the General Partner to Investors to conduct constituting fraud, bad faith, negligence or misconduct.


                Fiduciary Responsibility of the General Partner

The General Partner will act as a fiduciary to the Fund and therefore is obligated to act in the best interests of the Fund. The Fund will provide certain indemnities to the General Partner, and therefore may be required to pay certain business costs of the General Partner in connection with its operation of the Fund. As described under "Conflicts of Interests," the General Partner will be permitted to engage in certain activities that may potentially involve a conflict of interest, such as sponsoring other programs investing in apartment complexes that generate Tax Credits, without providing the benefits of such activities to the Fund.


                             Conflicts of Interest

The interests of the Investors in the Fund may conflict with the interests of the General Partner, including having interests that are inconsistent with those of the Investors in some respect and being permitted to engage in other activities that may be in conflict with those of the Fund. The section of this Prospectus entitled "Conflicts of Interest" discusses the most important of these conflicts of interest and how the General Partner intends to deal with them.


                             Compensation and Fees

The General Partner will manage the business of the Fund, including the investment and management of the Fund's assets, and will receive substantial compensation and fees from the Fund and/or the Operating Partnerships in connection with this Offering. The section of this Prospectus entitled "Compensation and Fees" specifies the compensation payable to the General Partner and its Affiliates. The most significant items of compensation are as follows:

    * Boston Capital Services, Inc. will receive a Dealer-Manager Fee equal to $0.20 per BAC sold. In addition, the Dealer-Manager may also receive selling commissions of up to $0.70 per BAC sold; and accountable and non-accountable due diligence expense reimbursements of up to $0.15 per BAC sold.

    * The General Partner and its Affiliates will be reimbursed for all accountable expense disbursements to third parties.

    * Boston Capital Partners, Inc. will receive an Asset Acquisition Fee equal to $0.85 per BAC sold.

    * The General Partner or its Affiliates will be entitled to receive Annual Fund Management and Reporting Fees each year equal to 0.5% of the "Aggregate Cost" of the Apartment Complexes (the sum of equity invested by the Fund in an Operating Partnership plus the proportionate amount of mortgage debt associated with the Fund's interest in the Operating Partnership). If $2,500,000 is raised and $1,800,000 invested in Operating Partnerships, this amount could be 0.5% of an Aggregate Cost of approximately $7,200,000 ($1,800,000 in equity and $5,400,000 in mortgage debt), or about $36,000 per year.

    * After BAC Holders have received the Priority Return distributions of Tax Credits and cash in an amount per year as disclosed for each series in a supplement to this Prospectus, the General Partner will then be entitled to receive 1% of the Tax Credits, 1% of any cash distributions, and 5% of the net proceeds of the sale of the interests in Apartment Complexes and Operating Partnerships. The General Partner will receive certain fees and compensation for services prior to BAC Holders receiving the Priority Return.


                Investment Objectives and Acquisition Policies

The Fund's principal business is to invest, as a limited partner, in other limited partnerships (the "Operating Partnerships"), each of which will own or lease and will operate an Apartment Complex which is expected to qualify for Federal Housing Tax Credits in order to:

    * Generate Tax Credits, which can be used by investors to offset federal income taxes from all sources.

    *    Preserve and protect the Fund's capital.

    *    Provide tax benefits in the form of passive losses.

    * Distribute net cash, if any, from a Capital Transaction as to the Fund.

(1) Generate Federal Housing Tax Credits, and in limited instances a small amount of Historic Tax Credits, during the first 10 to 12 years of an investment in each Operating Partnership, which Investors may use to offset federal income tax from all sources subject to certain restrictions. There are continuing occupancy requirements that each Apartment Complex must comply with for a fifteen year period after the Federal Housing Tax Credits are first taken. To the extent the Federal Housing Tax Credit rules are not adhered to during the fifteen year period, BAC Holders would have to pay a tax equal to a fraction of the Federal Housing Tax Credits previously generated by the non-complying dwelling units in the applicable Apartment Complex. (See "Tax Credit Programs--The Federal Housing Tax Credit.")

(2) Preserve and protect the Fund's capital. Each of the Fund's investments will have certain features designed to preserve and protect the Fund's invested capital. The Fund may also require the developers of the Properties in which it invests to provide guarantees and/or letters of credit, financial bonds and escrow accounts to protect the Fund against failure to complete construction reasonably on time and on budget, to receive Tax Credits reasonably on time and to meet certain operating goals. While these safeguards provide additional protection, there can be no assurance, however, that these measures will adequately protect investments in the respective Partnerships.

(3) Provide tax benefits in the form of passive losses, which an Investor may apply to offset passive income (if any). Any tax losses allocated to BAC Holders may generally be deducted by such BAC Holder only to the extent of income derived from passive activities. (See "Risk Factors--Tax Risks Associated with the Partnership Investments.")

(4) Distribute net cash, if any, from a Capital Transaction as to the Fund. It may be feasible under certain favorable market and regulatory conditions to distribute to Investors part or all of their original investment when some or all of the properties are sold or refinanced. However, it is impossible to predict whether or not there will be increases in the value of the Apartment Complexes. In order for Investors to get back their entire Capital Contribution from the sale or refinancing of the Apartment Complexes, their overall value must increase sufficiently and/or the relevant mortgage indebtedness must be amortized to offset organizational, offering, acquisition and disposition expenses currently estimated to be approximately 27% of each Investor's initial Capital Contribution. BAC Holders will receive a Priority Return of cash and Tax Credits before the General Partner can receive any cash distributions. However, the General Partner and its Affiliates will receive certain fees and compensation for services as set forth in this Prospectus, prior to cash distributions to BAC Holders.

In furtherance of these objectives, the Fund will endeavor to invest in Operating Partnerships with a goal of generating Tax Credits for allocation to Investors upon completion and occupancy of all the Apartment Complexes averaging approximately $1.00 to $1.20 per BAC annually (10%-12% annual Tax Credit as a percentage of capital invested) for the ten year credit period applicable to each Apartment Complex. For the remaining term of the 15-year Federal Housing Tax Credit compliance period applicable to each Apartment Complex, no additional Tax Credits will be available. This assumes: (a) the applicability of current tax law; (b) each of such Apartment Complexes is occupied with qualifying individuals throughout the 15-year Federal Housing Tax Credit compliance period and; (c) BAC Holders are unable to use any passive tax losses generated by the Fund.

Assuming: (a) none of the Apartment Complexes invested in by a series has any value at the end of the 15-year Federal Housing Tax Credit compliance period applicable to the investments of such series, and; (b) that Investors do not use for tax purposes the assumed loss of the Investor's entire Capital Contributions, the equivalent tax-free internal rate of return would be approximately 2.0%, exclusive of any cash available for distribution. Conversely, if the value of the Apartment Complexes exceeds indebtedness and such value can be recognized through sales of Operating Partnership Interests or the sale or refinancing of Apartment Complexes (even though the restrictions and compliance requirements of the Federal Housing Tax Credit program will continue to apply to such Apartment Complexes at that time), and Investors receive distributions from such sales or refinancings, the equivalent tax-free internal rate of return will exceed 2.0%.

The attainment of the Fund's investment objectives will depend on many factors, including the ability of the General Partner to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that the Fund will meet its investment objectives. (See "Risk Factors--Risks Associated with the Fund's Investments," "--Business Risks of Real Estate Investment" and "Investment Objectives and Acquisition Policies.")

The Fund will invest in Operating Partnerships owning Apartment Complexes which are completed, newly-constructed, under construction or renovation, or to be constructed or renovated, and which are expected to qualify for Federal Housing Tax Credits. In addition to the Federal Housing Tax Credit, some Apartment Complexes may also qualify for Historic Tax Credits and/or for a low-income housing tax credit allowed against state income tax liability pursuant to the applicable laws of a state (the "State Housing Tax Credit").


Fund and Investor Protections:
The Fund will try to protect your investment in a number of ways. First, it will invest its capital in each Operating Partnership in stages based on completion of construction, rental of apartments to qualified tenants and demonstrated experience in covering operating costs through rental income. In this way the Fund will try to put as little capital at risk as possible in the stages of an Apartment Complex's life cycle that are most uncertain.

Second, the Fund will ask the Operating General Partner to provide some limited guarantees that the Apartment Complex will fund deficits during its initial period of operations. Third, the Fund will ask the Operating General Partner to agree to obtain the Fund's permission to make certain major decisions (such as the decision to sell an Apartment Complex.) Other specific protections are as follows:

Tax Credit Adjuster. In the event that the amount of Tax Credits achieved by the Operating Partnership is less than 90%-100% of the projected Tax Credits, there will be a reduction in the Fund's Capital Contribution to such Operating Partnership.

Construction Guarantees. The Operating General Partner(s) will provide assurances that construction of the Apartment Complex will be completed in a timely manner and in accordance with all requirements necessary to obtain the required certificates of occupancy. Such assurances are expected to be secured by one or more of the following, including but not limited to, payment and performance bonds, a letter of credit, and the right of the Fund to withhold funds payable by the Fund to the Operating Partnership and to apply such funds to the completion of the Apartment Complex. The specific types of security backing the construction guarantees will be negotiated with the Operating Partnerships prior to the execution of definitive acquisition agreements and will depend on the General Partner's determination as to the relative financial strength of individual Operating General Partners and the status of construction at the time of the signing of definitive acquisition agreements. Such security arrangements may not be sufficient to provide security for 100% of the Operating General Partner's obligations.

Operating Deficit Guarantees. The Operating General Partner(s) will guarantee to cover debt service and operating expenses arising from the operation of each Apartment Complex. The amount of such operating deficit guarantees will, in some instances, be limited to a specified term and/or dollar amount. The Operating Deficit Guarantees are expected to be secured by the right of the Fund to withhold funds payable by the Fund to the Operating Partnership and to apply such funds to any operating deficit and in limited circumstances, cash reserves required by the mortgage lender financing the Apartment Complex.

Repurchase of Operating Partnership Interest: The Operating General Partner(s) will be obligated to repurchase the Operating Partnership Interest of the Fund if the Operating Partnership fails to: (i) receive the allocation of Federal Housing Tax Credits in the year the applicable Apartment Complex is placed in service; (ii) remain eligible for Federal Housing Tax Credits during the period when Capital Contributions of the Fund are due to such Operating Partnership; or (iii) obtain permanent mortgage loan financing.

(See "Investment Objectives and Acquisition Policies" for a more detailed discussion of the objectives and policies summarized above.)


                              Tax Credit Programs

Section 42 of the I.R.S. Code (the "Code") offers Federal Housing Tax Credits to encourage investments in certain qualified apartment complexes for use by persons of low and moderate income.

The Code pre-funded and made available to eligible properties $3.3 billion of Federal Housing Tax Credits ($1.25 annually per resident of each state) each year since 1987. In 1993, Congress passed permanent legislation which annually funds this ten-year tax credit allocation for additional Federal Housing Tax Credits properties. The allocation of Federal Housing Tax Credits to a particular building effectively constitutes an allocation for the full ten-year credit eligibility and no reauthorization of the Federal Housing Tax Credit program is required for any such existing allocation of Federal Housing Tax Credits.

Investors in a partnership which owns an Apartment Complex are eligible to receive, for a ten-year period, a credit against federal tax liability. A tax credit is a dollar for dollar reduction in tax liability, while a tax deduction is a subtraction from adjusted gross income. The laws authorizing Federal Housing Tax Credits and the rules the IRS have adopted to administer them define the types of apartment complexes that qualify for the Federal Housing Tax Credit, the kinds of tenants that must live in the apartment complex, the rents such tenants may be charged and costs of construction or renovation of the apartment complexes. These rules are complicated and must be followed for Investors to receive Federal Housing Tax Credits, and are described in the section of this Prospectus entitled "Tax Credit Programs."

Since Federal Housing Tax Credits do not reduce a taxpayer's basis, a taxpayer's gain upon the sale or other disposition of BACs is not increased by the allowed Federal Housing Tax Credits.

The Federal Housing Tax Credit program requires that its rules be complied with during the fifteen year period after Federal Housing Tax Credits are first taken. To the extent the Federal Housing Tax Credit rules are not adhered to during the fifteen year period, BAC Holders would have to pay a tax equal to a fraction of the Federal Housing Tax Credits previously generated by the non-complying dwelling units in the applicable Apartment Complex. (See "Tax Credit Programs--The Federal Housing Tax Credit.")

Investors may use the increased cash flow from the use of tax credits to make other investments such as dollar cost averaging into mutual funds, saving for retirement or future college expenses, fund life insurance expenses or simply diversifying a tax advantage or conventional investment portfolio. The tax credit benefit itself may be also used to offset the tax liability arising from retirement plan withdrawals or used to reduce quarterly estimated tax payments.


                                  Management

The General Partner of the Fund is Boston Capital Associates IV L.P. a Delaware limited partnership. The general partner of the General Partner is Boston Capital Associates, a Massachusetts general partnership whose two partners are Herbert F. Collins ("Collins") and John P. Manning ("Manning"), the principals of Boston Capital Partners. The business address of the General Partner is the same as that of the Fund. (See "Management.")

The General Partner has complete authority in the overall management and operation of the Fund, and will have responsibility for supervising the Fund's selection, negotiation and investment in Operating Partnerships. (See "Risk Factors--Unspecified Investments," "Management" and "Summary of Certain Provisions of the Fund Agreement.")


          Prior Performance of the General Partner and its Affiliates

Since the inception of Boston Capital's predecessor in interest, Affiliates of the General Partner and their respective predecessors in interest, have raised approximately $1.6 billion in equity from approximately 60,000 investors in over 350 investment programs, to acquire interests in approximately 1,800 properties containing approximately 83,000 apartment units in 48 states and territories, representing approximately $4.55 billion in original development cost.

The section of this Prospectus entitled "Prior Performance of the General Partner and its Affiliates" contains a discussion of the prior real estate investment programs in which Affiliates of the General Partner have been involved and it is not intended as an assurance of future performance. The Prior Performance Tables attached to this Prospectus following the Financial Statements contain certain tabular and statistical data regarding the prior investment programs of the General Partner's Affiliates that have invested in low-income and government assisted housing.


                              Description of BACs

Investors will be subscribing for Beneficial Assignee Certificates ("BACs"), representing assignments of units of the beneficial interest of the Fund issued to BCTC IV Assignor Corp., a Delaware corporation which is wholly owned by Collins and Manning (the "Assignor Limited Partner"). The Assignor Limited Partner was formed for the purpose of serving in that capacity for the Fund and will not engage in any other business. Investors in BACs ("BAC Holders") will be entitled to all the rights and economic benefits of a Limited Partner of the Fund, including the rights to a percentage of the Fund's income, gain, credits, losses, deductions and distributions. No BAC Holder will be personally liable for the debts, liabilities, contracts or other obligations of the Fund. (See "Summary of Certain Provisions of the Fund Agreement-Liability of Partners and Investors to Third Parties.") By subscribing for BACs, BAC Holders are deemed to be bound by the terms of the Fund's Agreement of Limited Partnership (the "Fund Agreement"). The Assignor Limited Partner agrees that on any matter calling for a vote of the Limited Partners, it will vote the assigned Limited Partnership Interests only if and as directed by the BAC Holders. (See "Description of BACs.")

The BACs are anticipated to be transferable, subject to certain restrictions. No more than 50% of the BACs will be permitted to be transferred in any 12 month period. This prevents any potential recapture of Tax Credits upon the transfer of BACs. (See "Description of BACs," "Risk Factors--Certain Other Risks--Transferability" and "Federal Income Tax Matters--Recapture of Tax Credits.") Each certificate representing the BACs of a particular series will be appropriately marked to identify the series of BACs to which the BAC certificate relates. (See "Description of the BACs" and "Risk Factors--Transferability" and "Risk Factors--Transferability" and "--Certain Federal Income Tax Risks.")


                 Sharing Arrangements: Profits, Credits, Losses
                          Net Cash Flow and Residuals

The Fund will allocate or distribute, as applicable, to the Investors:
  (a) 99% of its Profits, Credits and Losses from normal operations, and;
  (b) 99% of its Net Cash Flow, if any. (The difference between the Fund's receipts and its expenses.)

Of such items, 1% of each shall be allocated or distributed, as applicable, by the Fund or the General Partner, provided that the General Partner's distribution of cash will be subordinated to the achievement of the Priority Return to Investors.

In the event of a Capital Transaction related to the Fund (the sale or refinancing of an Apartment Complex or the sale of the Fund's interest in an Operating Partnership), the Fund will distribute 95% of the proceeds to the

Investors, and 5% of the proceeds to the General Partner; provided that the General Partner's distribution will be subordinated to the achievement of the Priority Return to Investor.

Investors should note that the use of the term "Priority Return" is not a guarantee or assurance that this return will be made available to Investors; however, after certain fees and compensation have been paid to the General Partner and its Affiliates, any available proceeds will be distributed first to Investors, to the extent of the Priority Return, before any distributions are made to the General Partner. (See "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.")


                          Federal Income Tax Matters

The section of this Prospectus entitled "Federal Income Tax Matters" contains a discussion of numerous federal income tax issues pertinent to the Fund. It also contains the legal opinions of Peabody & Brown as to all material federal income tax matters with respect to an investment in the Fund.


                         Summary of Certain Provisions
                             of the Fund Agreement

The Fund Agreement that will govern the relationship between the Investors and the General Partner is a legal document, described in the section of this Prospectus entitled "Summary of Certain Provisions of the Fund Agreement." Other important portions of the Fund Agreement are summarized under "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals" and "Description of BACs."

Investors should particularly be aware of the following terms of the Fund
Agreement:

    * Voting Rights: The Fund Agreement gives a majority of BACs the right to: (i) approve or disapprove the sale of all or substantially all of the assets of the Fund at any one time; (ii) amend the Fund Agreement, subject to important limitations (see below); (iii) remove the General Partner with or without cause and elect a replacement; and (iv) dissolve the Fund. Investors who do not vote with the majority in interest of their fellow Investors nonetheless will be bound by the majority vote.

    * Changes in the rights of Investors: The Fund Agreement may not be amended to: (i) alter the rights and obligations of each Investor under the Fund Agreement; or (ii) modify the order of distributions or allocations of Tax Credits or cash distributions, without the approval of any affected Investor.

    * Changes in investment objectives and policies: The General Partner cannot change the investment objectives or policies of the Fund unless the Fund Agreement is amended by the approval of a majority in interest of the Investors. If such an amendment is made, Investors who do not vote with the majority in interest of their fellow Investors nonetheless will be bound by the majority vote.

    * Mergers and Rollups: The Fund Agreement specifically prohibits the merger or combination of the Fund with any other entity.

Under the Revised Uniform Limited Partnership Act as enacted in the State of Delaware, a limited partner in a limited partnership is only liable for the amount of the capital contributions that the limited partner agrees to make.

As long as a limited partner does not participate in the management of a partnership and as long as the limited partner does not receive a distribution from the partnership and have knowledge at the time of such distribution that such distribution was in violation of the Revised Uniform Limited Partnership Act of the State of Delaware or the applicable partnership agreement, he will have no additional financial liability to the partnership or to creditors of the Partnership. All rights accorded limited partners in a partnership under the laws of the State of Delaware extend to BAC Holders under the terms of the Fund Agreement. (See "Summary of Certain Provisions of the Fund Agreement--Liability of Partners and Investors to Third Parties.")

                               Investor Reports

Each Investor will receive:

(i)   an acknowledgment of receipt of the investment;

(ii) a letter after the applicable Closing Date, confirming the assignment of BACs;

(iii) quarterly reports with unaudited financial information for each of the first three fiscal quarters of each year;

(iv)  annual reports with audited financial statements; and

(v)   Schedule K-1 and other necessary tax information.


                                    Experts

Counsel for the Fund is:

 Peabody & Brown
 1255 23rd Street N.W.
 Washington, D.C. 20037

Accountants for the Fund are:

 Reznick Fedder & Silverman
 4520 East-West Highway Suite 300
 Bethesda, Maryland 20814

                                   Glossary

For the definition of certain terms used in this Prospectus see "Glossary."

            ADDITIONAL SUMMARY INFORMATION FOR CORPORATE INVESTORS

An investment in the Fund may enable C Corporations to reduce current taxes due, increase cash flow and increase net income for the purposes of financial reporting.

                                  Tax Credits

The utilization of Tax Credits will reduce taxes, thereby increasing cash flow. Unlike losses, Tax Credits are a reduction of tax liability rather than a reduction of reportable income.

Since Federal Housing Tax Credits do not reduce a taxpayer's basis, a taxpayer's gain upon sale or other disposition of BACs is not increased by the allowed Federal Housing Tax Credits. But see "The Federal Housing Tax Credit--Recapture of Federal Housing Tax Credits." Therefore, the utilization of Federal Housing Tax Credits represents a reduction of taxes rather than a deferral of taxes. The utilization of Tax Credits could, therefore, increase net income after taxes for the purposes of financial reporting.

                                Passive Losses

The utilization of passive losses will reduce current taxes, thereby increasing cash flow.

A taxpayer's tax liability upon sale or other disposition of BACs will be increased if passive losses are utilized prior to such disposition. Therefore, the utilization of passive losses may be viewed as a tax deferral which would not affect net income for the purposes of financial reporting. See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations."

An objective of the Fund will be to invest in Operating Partnerships with a view to generating losses from passive activities (for Federal income tax purposes) during the first 10 to 12 years of Fund operations. THERE CAN BE NO ASSURANCE THAT THE FUND WILL ATTAIN THIS INVESTMENT OBJECTIVE. THE FUND HAS NOT IDENTIFIED ALL OF THE OPERATING PARTNERSHIPS IN WHICH IT WILL INVEST. SEE "INVESTMENT OBJECTIVES AND ACQUISITION POLICIES."

If the cost method of accounting is available to a BAC Holder, the investment in BACs would be carried as an asset on its balance sheet. The passive losses would not be recorded for the purposes of financial reporting.

                       Utilization of Losses and Credits

Generally, there are no special limitations on a corporation's ability to utilize either Tax Credits or passive losses to reduce its taxes on all sources of income, including active income, passive income and portfolio income, except for certain rules generally applicable to the use of all business tax credits and except in the case of closely-held corporations and personal service corporations. Closely-held corporations may not use Tax Credits and passive losses to reduce taxes on portfolio income, but may reduce taxes on active and passive income. Generally, personal service corporations will only be allowed to use Tax Credits and passive losses to reduce taxes on passive income. Since a corporation subject to Subchapter S of the Code is treated as a pass-through entity for Federal tax purposes, each shareholder is generally subject to the limitations on the use of Tax Credits and passive losses which apply to individuals. See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations" and "Suitability of an Investment in BACs."

In computing alternative minimum tax, losses and credits from passive activities may only be used to offset income from passive activities of a taxpayer. See "Federal Income Tax Matters--Other Tax
Considerations--Alternative Minimum Tax."

                                   Examples

For example, assume a C Corporation makes an investment of $1,000,000 in the Fund and it is allocated by the Fund $110,000 of Federal Housing Tax Credits and $60,000 of losses. Further, assume that the cost method of accounting is available to the corporation for its investment in the Fund. Such investment and allocations would have a number of effects upon the income statement and the balance sheet of the corporation. The principal effects which would be expected are illustrated in this example.

Income Statement. If such a corporation is able to utilize fully the losses at a 35% marginal rate and is also able to utilize fully the credits, the current income tax liability of the corporation would be reduced by $131,000 ($110,000 of credits plus 35% of the $60,000 of losses).

The utilization of the losses would create a deferred income tax liability of $21,000 (35% of $60,000). Utilization of losses, therefore, does not affect net income, since the reduction in current tax liability is exactly offset by deferred tax liability. Utilization of Federal Housing Tax Credits would not create a deferred income tax liability. Therefore, to the extent that credits of $110,000 are utilized, net income would increase, thereby increasing earnings per share.

Such an investment would likely have other effects on the income statement of a corporation. For example, if the corporation were to liquidate short term investments such as certificates of deposit in order to generate funds to invest in the Fund, the income from such investments would no longer be available. While this would reduce the corporation's tax liability by the amount of tax on the foregone income from such investments, it would also reduce net income and earnings per share by the amount of foregone net after-tax income from such investments.

Balance Sheet. The increase in cash flow would be added to cash and would therefore increase current assets by $131,000. The cash used to make the investment would be deducted from cash or investments and would therefore reduce current assets by $1,000,000.

The long term investments would be increased by the amount of the investment of $1,000,000.

Under the cost method of accounting, the investment is shown on the balance sheet at cost. Although the losses are utilized for tax purposes, for financial reporting purposes the investment is not reduced by the losses. Therefore, the utilization of the losses does not affect net income for financial reporting purposes under the cost method of accounting.

The increase in deferred income tax liability of $21,000 would be recorded on the balance sheet as a liability. The increase in net income could, depending upon the corporation's dividend policies, increase retained earnings by $110,000.

The example above assumes that the corporation is not a closely-held corporation, a personal service corporation or a corporation subject to Subchapter S of the Code to which the limitations on the utilization of losses and credits from passive activities would apply. Furthermore, the above example assumes that the corporation is not subject to the alternative minimum tax, that the corporation is not subject to the limitations on the use of business tax credits, and that the corporation has sufficient tax liability to utilize the full amount of the Tax Credits and losses from passive activities.

The example above is presented for illustrative purposes only and should not be deemed a projection or representation with respect to the amount, availability, or timing of any benefit arising from an investment in BACs. The example above is not intended to be a complete discussion of all of the possible income tax effects or financial statement effects of the situation described. Each potential corporate Investor is strongly advised to consult its own tax advisor regarding the effect of an investment in the Fund.

                     SUITABILITY OF AN INVESTMENT IN BACs


All Investors

The BACs being offered for sale by means of this Prospectus are suitable for all Investors who (i) reasonably expect to have a tax liability during the next twelve years against which the Tax Credits can be used to offset their federal income tax liability, regardless of income, and (ii) have adequate financial means to bear the lack of liquidity and the economic risks associated with long-term investments in real estate.

The Internal Revenue Code imposes an alternative minimum tax on all taxpayers, except certain qualifying small corporations, to the extent that this tax exceeds their regularly computed income tax liability. Generally, the alternative minimum tax requires that taxpayers pay a percentage of income as taxes, regardless of the presence of certain items that the taxpayer would otherwise be able to deduct. Tax Credits cannot be used to offset this tax. Tax Credits are the primary benefit of an investment in the Fund. The Fund may not be a suitable investment to an investor who expects to be subject to the alternative minimum tax because such investor may not be able to utilize any Tax Credits which may be made available as a result of the Fund's investments. In addition, regardless of whether or not a prospective Investor is otherwise subject to the alternative minimum tax, each prospective Investor must determine what his potential alternative minimum tax would be, in order to determine the maximum amount of Tax Credits which he can use in any given year. This is because the amount of Tax Credits which an Investor may utilize in any year may not exceed the difference between (i) his income tax as computed under the normal formula for determining income tax liability, and (ii) his potential income tax as computed under the alternative minimum tax formula. For example, an Investor, not otherwise subject to the alternative minimum tax, with $10,000 in regular income tax liability and $5,000 in potential alternative minimum tax liability (tentative minimum tax), could use up to $5,000 in Tax Credits to offset his regular income tax liability. Any additional Tax Credits allocated to such Investor for the applicable year which could not be utilized in such year, could be carried back 1 year or forward 20 years (subject to limitations on carry-backs for certain taxpayers). See the sections in this Prospectus entitled "Risk Factors--Alternative Minimum Tax Could Reduce or Eliminate the Benefits of the Investment" and "Federal Income Tax Matters--Certain Other Considerations--Alternative Minimum Tax."

It is not likely that a tax-exempt entity would be able to utilize Tax Credits, therefore an investment in BACs is not likely to be suitable for a tax-exempt entity. However, if a tax-exempt entity has, and expects to continue to have, unrelated business taxable income ("UBTI"), Tax Credits could be used to offset the federal tax on such income. (See "Federal Income Tax Matters--Investment by Tax-Exempt Entities.")

In the event BACs are distributed as a gift, the donor and not the donee must satisfy all applicable suitability requirements.

It is the duty of each Soliciting Dealer to have reasonable grounds for believing, on the basis of information obtained from an Investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Soliciting Dealer, that: (i) an Investor is or will be in a financial position appropriate to enable him to realize, to a significant extent, the benefits described in the Prospectus, including the tax benefits; (ii) an Investor has a fair market net worth sufficient to sustain the risks inherent in the Fund, including loss of investment and lack of liquidity; and (iii) the Fund is otherwise suitable for the Investor. In addition, the Soliciting Dealer must maintain in its file documents disclosing the basis upon which the determination of suitability was reached as to each Investor.

Individual and Other Non-Corporate Investors If an Investor is a natural person, BACs will be sold only to such Investors who meet the following requirements: (a) minimum annual gross income for the current year of $45,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $45,000, or (b) net worth (excluding home, home furnishings and automobiles) of not less than $150,000. In the event more then one Investor purchases BACs together, each Investor must satisfy all applicable suitability requirements.

It is anticipated that a significant portion of the financial advantage to an Investor in the Fund will be in the form of federal income tax benefits expected to result from Federal Housing Tax Credits and, to the extent applicable, Historic Tax Credits (collectively referred to as "Tax Credits"), which may be applied against such Investor's federal income tax liability from other sources. A non-corporate Investor who has no net passive income may take advantage of such Tax Credits, for approximately ten to twelve years after his investment in BACs, to reduce his federal income taxes on up to $25,000 of income in any tax year, but not in excess of his federal income tax liability for such tax year. Married individuals filing separately may not utilize Tax Credits to offset taxes on non-passive income unless they live apart for the entire year. In the event they do live apart for the entire year, each individual may utilize Tax Credits to offset taxes on up to $12,500 of non-passive income for such year. Special rules apply regarding an Investor's ability to carry unused Federal Housing Tax Credits forward to future years. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations.")

Additionally, there are further limits on the ability of non-corporate Investors to utilize the Historic Tax Credit (but not the Federal Housing Tax Credit). In general, noncorporate Investors may fully utilize the Historic Tax Credit in the manner described in the previous paragraph, but only if such Investor's adjusted gross income does not exceed $200,000 of income earned in such year. Thus, in order for such an Investor to fully utilize Historic Tax Credits, such Investor must have an adjusted gross income of not more than $200,000 for the applicable tax year. The Historic Tax Credit maximum utilization would apply only if his applicable adjusted gross income did not exceed $200,000, would be phased down if such adjusted gross income was between $200,000 and $250,000, and would be eliminated if such adjusted gross income exceeded $250,000. In addition, special rules also apply regarding an Investor's ability to carry unused Historic Tax Credits forward to future years. Regardless of income level, Investors with tax liability attributable to net passive income may use Historic Tax Credits to offset the tax liability, subject to the restrictions of the alternative minimum tax and the general business credit limitations. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations.")

Corporate Investors
Generally, there are no special limitations on a corporation's ability to utilize either Tax Credits or passive losses to reduce its taxes on all sources of income, including active income, passive income and portfolio income, except for certain rules generally applicable to the use of all business tax credits and except in the case of closely-held corporations and personal service corporations. In summary: (a) a corporation that is neither closely held nor a personal service corporation and which is not subject to Subchapter S of the Code (a "C Corporation") may take advantage of such Tax Credits to offset income from all sources, but should reasonably expect to have sufficient federal taxable income from all sources to utilize the Tax Credits and losses for tax purposes anticipated from its investment in the BACs for approximately ten to twelve years after its investment in BACs; (b) a C Corporation that is closely-held, but is not a personal service corporation, should reasonably expect to have sufficient active or passive income, but not portfolio income, to utilize the Tax Credits and losses for tax purposes anticipated from its investment in BACs for approximately ten to twelve years after its investment in BACs; and (c) a C Corporation that is a personal service corporation should reasonably expect to have sufficient passive income to utilize the Tax Credits and losses for tax purposes anticipated from its investment in BACs for approximately ten to twelve years after its investment in BACs. For this purpose, a closely-held corporation is a corporation that, at any time during the last half of its relevant taxable year, is more than 50% owned, by value, directly or indirectly, by five or fewer individuals, after application of certain rules of ownership attribution. A personal service corporation is generally any corporation the principal activity of which is the performance of personal services by a corporation's employees-owners. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations.") In addition, there are no net worth suitability requirements for corporations.

Foreign Investors
If a Person who is a citizen of a country other than the United States were to purchase BACs, the tax consequences of an investment in the Fund for such Person might differ significantly from those described in the Prospectus. Any Investor who is a natural person and a resident of the United States but who is a citizen of a country other than the United States (a "Foreign Person"), should consult his own advisor(s) as to legal, tax, business and related matters concerning an investment in BACs. Additionally, BACs will be sold to a Foreign Person only if such Foreign Person has and expects to continue to have income subject to taxation by the United States sufficient to use the Tax Credits expected to be derived from an investment in the Fund to offset his federal income tax liability.

The Fund may be required to withhold up to 30% of any distributions to an Investor who is a Foreign Person pursuant to the Code. In addition, the Foreign Investment in Real Property Tax Act ("FIRPTA") imposes on every partnership owning real estate the obligation of withholding 28% (as to non-corporate partners) of the gain arising from the transfer of a partnership's real property interest otherwise due to any nonresident alien and other foreign person who is a partner. Consequently, the Fund may be required to withhold part of any distribution of proceeds from the sale of an Apartment Complex or Interest in an Operating Partnership otherwise due to an Investor who is a Foreign Person.

Additional Suitability Requirements
Sales of BACs are not deemed completed until five days after an Investor has received the Prospectus during which period they may receive a refund of their subscription.

Various states have established suitability standards for Investors which are different from those established by the Fund and which must be met by Investors residing in any such state.

California, Iowa, and Washington: (1) minimum annual gross income of at least $60,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $60,000 or (2) a net worth (exclusive of home, home furnishings and automobiles) of not less than $175,000. In the case of investments by or on behalf of a fiduciary account, the suitability requirements must be met by either (a) the donor of the funds for investment in the Fund, or (b) the beneficiaries of the fiduciary account (in which case the beneficiaries' share of the fiduciary account may be included in determining whether such standards are met).

Maine: (1) minimum annual gross income for the current year of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of not less than $50,000, or (2) a net worth (exclusive of home, home furnishings and automobiles) not less than $200,000. Additional investments by Maine investors not made at the time of initial investment must be for a minimum of $5,000.

Nebraska: Nebraska Investors have until at least five business days after they receive a Prospectus until the sale of BACs is final.

New Hampshire: (1) minimum annual gross taxable income of at least $50,000 and a net worth (excluding home, home furnishings, automobiles) of not less than $125,000, or (2) a net worth (exclusive of home, home furnishings and automobiles) of net less than $250,000.

New Jersey: (1) minimum annual gross income of at least $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of not less than $60,000 or (2) net worth (exclusive of home, home furnishings and automobiles) of not less than $150,000.

Pennsylvania: A Pennsylvania Investor's net worth (excluding home, home furnishings and automobiles) must be equal to or greater than ten times his or her dollar amount of BACs purchased. Furthermore, (1) each Investor must be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this Prospectus, (2) each Investor must have a fair market net worth sufficient to sustain the risks described in this Prospectus, and (3) the investment in BACs must be otherwise suitable for each Investor. Pennsylvania investors will not be admitted to the Fund until at least $5,000,000 has been raised. Because the minimum offering amount is less than $10,000,000, Pennsylvania investors are advised to carefully evaluate the Fund's ability to fully accomplish its investment objectives and to inquire as to the current dollar volume of BAC subscriptions for the applicable series of BACs.

South Dakota: (1) minimum annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of not less than $60,000 or (2) net worth (exclusive of home, home furnishings and automobiles) of not less than $225,000.

Tennessee: Tennessee investors may withdraw or rescind their subscriptions within five (5) business days from receipt of confirmation or of the Final Prospectus, whichever is later.

Texas: (1) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of not less than $60,000, or (2) a net worth (exclusive of home, home furnishings and automobiles) of not less than $175,000.

Residents of Arizona, Arkansas, California, Iowa, Maine, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, South Dakota, Texas, Washington and Wisconsin who wish to purchase BACs will be required to execute an Investor Form to be provided by the Soliciting Dealers or Dealer-Manager on behalf of the Fund.

                           ESTIMATED USE OF PROCEEDS

At the commencement of the Offering, the Fund will have minimal capitalization. (See "Reports of Independent Certified Public Accountants and Financial Statements.") The proceeds of the Offering will provide all of the working capital of the Fund, without which the Fund will not be able to achieve its investment objectives. The following table sets forth the estimated application of the sum of the Gross Offering Proceeds of the sale of BACs. These figures represent the Fund's present estimates and the actual figures may differ. Of each dollar raised by the Fund, approximately 72% to 73% will be invested directly in Operating Partnerships, 4% in working capital reserves, with the remainder to pay for services provided to the Fund by affiliated and non-affiliated entities. All proceeds of the Offering will be held in trust by the Fund for the benefit of the Investors to be used only for the purposes set forth below.

                                        Dollar                       Dollar
                                        Amount       Percentage      Amount        Percentage
                                     -------------   ----------   -------------    -----------
Gross Offering Proceeds to Fund ..     $2,500,000      100.0%     $650,000,000       100.0%
                                       ----------      ------    -------------     --------
                                       ----------      ------    -------------     --------
Less Public Offering Expenses:
 Selling Commissions (1) .........     $  175,000        7.0%     $ 45,500,000         7.0%
 Dealer-Manager Fee ..............         50,000        2.0%       13,000,000         2.0%
 Organization and Offering
   Expenses (2) ..................        112,500        4.5%       22,750,000         3.5%
Total Offering Expenses ..........        337,500       13.5%       81,250,000        12.5%
                                       ----------      -----      ------------       -----
Amount Available for Investment ..     $2,162,500       86.5%     $568,750,000        87.5%
                                       ----------      ------    -------------     --------
                                       ----------      ------    -------------     --------
Acquisition Expenses (3) .........         50,000        2.0%       13,000,000         2.0%
Asset Acquisition Fee (3) ........        212,500        8.5%       55,250,000         8.5%
Working Capital Reserve (4) ......        100,000        4.0%       26,000,000         4.0%
                                       ----------      -----      ------------       -----
Capital Contributions to Operating
  Partnerships (5) ...............     $1,800,000       72.0%     $474,500,000        73.0%
                                       ----------      ------    -------------     --------
                                       ----------      ------    -------------     --------

----------------
(1) Selling Commissions of up to 7% payable to the Dealer-Manager or to applicable Soliciting Dealers. (See "The Offering-Selling Arrangements.")
(2) Includes among others legal, accounting, escrow, printing, travel, marketing, registration, qualification, distribution, filing and other accountable expenses paid by the Fund directly, or by the General Partner and its Affiliates, in connection with the organization of the Fund, the structuring of the Fund's investments and the offering of BACs. Organization and Offering Expenses also include an accountable expense reimbursement to the General Partner, an accountable due diligence expense reimbursement to the Dealer-Manager in the amount of up to 0.5% of Gross Offering Proceeds and a non-accountable expense allowance to the Dealer-Manager in the amount of up to 1.0% of Gross Offering Proceeds to be paid to the Dealer-Manager, as described under the caption "The Offering-Selling Arrangements." If actual Organization and Operating Expenses exceed the estimates set forth above, they will be paid from the Offering proceeds; provided, however, if the Organization and Offering Expenses and the Selling Commissions exceed 15% of the Gross Offering Proceeds, the excess will be paid by the General Partner and not the Fund. A significant amount of Organization and Offering Expenses will be paid from the proceeds of the sale of the first series of BACs. To the extent additional BACs are sold in subsequent series, each such series will reimburse the first series, for its pro rata portion of Organization and Offering Expenses.
(3) Consists of legal and accounting fees and travel, communication and other expenses to be paid to third parties and amounts to be paid to the General Partner and Boston Capital for selecting, evaluating, negotiating and closing the Fund's investments in Operating Partnership Interests, including the making of loans and/or option payments and/or deposit payments to Operating Partnerships prior to the acquisition by the Fund of an interest therein including any interest expense incurred. Acquisition expenses do not include, and the Fund will not incur any expenses for mortgage origination and real estate brokerage fees from the proceeds of the Offering. The General Partner reserves the right to reduce the Asset Acquisition Fee and allow the Fund to use the proceeds of any such reduction to invest in Operating Partnerships.
(4) It is anticipated that a Working Capital Reserve equal to 4% of the Gross Offering Proceeds will initially be established. Funds in the Working Capital Reserve will be available for contingencies relating to the operation, management and administration of the Apartment Complexes, Operating Partnerships and the Fund, including payment of the annual Fund Management Fee, to the extent other funds are not so available. In addition, funds held in the Working Capital Reserve will be available for option and/or other payments and interest expense incurred which may be necessary to secure the acquisition of Operating Partnership Interests.
(5) At a minimum, the General Partner shall commit a percentage of the Capital Contributions of Investors to Investment in Properties (generally, investments in Operating Partnership Interests) which is equal to the greater of: (i) 82.5% of the Gross Offering Proceeds reduced by 0.1625% for each 1% of financing encumbering the Apartment Complexes; or (ii) 69.5% of the Gross Offering Proceeds. It is anticipated that each Apartment Complex may be leveraged up to 100% of its value and that all or a portion of the Capital Contributions to the Operating Partnerships may be used to pay fees to non-affiliated Operating General Partners.


                                 RISK FACTORS

Investing in BACs involves various risks. Therefore, prospective Investors should consider, in addition to the matters set forth elsewhere in this Prospectus, the following risk factors before making a decision to purchase BACs.

A. Risks Associated with the Fund's Investments.
1. Risk of Unspecified Investments. As of the date of this Prospectus, the General Partner has not yet identified all of the specific Operating Partnerships in which the Fund may invest. (See "Investment in Operating Partnerships.") Therefore, purchasers of BACs will not have an opportunity to evaluate for themselves the Operating Partnerships or the Apartment Complexes in which monies of the Fund will be invested, or the terms of such investments. There is no information available to purchasers of BACs as to: (a) the terms of the acquisitions of the Operating Partnership Interests; (b) the specific terms of the Operating Partnership Agreements; (c) the identity or experience of the Operating General Partners; (d) the type or location of the Apartment Complexes; (e) the financing terms and the form or amount of Government Assistance which the Apartment Complexes may receive; (f) the amount of Tax Credits anticipated from any particular Apartment Complex; or (g) other relevant economic and financial data and other facts concerning the Apartment Complexes or the Operating Partnerships. Purchasers of BACs must depend upon the ability of the General Partner and its Affiliates with respect to such matters. See "Management" and "Prior Performance of the General Partner and its Affiliates" for a description of the prior real estate experience of the General Partner and its Affiliates.

Operating Partnerships will be selected on the basis of the Fund's investment objectives and acquisition policies.

There can be no assurance that the Fund will be successful in obtaining suitable investments meeting the objectives of the Fund, or that such investments will be available, or can be acquired on attractive terms, or that any acquired investment will increase in value or generate cash flow.

2. Risk of Limited Diversification. The ability of the Fund to diversify its portfolio of Operating Partnership Interests will be dependent upon the amount of BACs sold in any series. To the extent that less than all of the BACs in any series are sold, and especially if only the minimum number of BACs in any series is sold, the Fund will invest in fewer Operating Partnerships, and thus the risks associated with a purchase of BACs may increase. In addition, to the extent that Net Offering Proceeds with respect to any series are invested in Operating Partnerships which have the same or affiliated Operating General Partner(s), or which may develop or renovate Apartment Complexes in the same competitive market area or as to which there is limited geographic diversity, the risks could also increase. To the extent that the amount of the Fund's net proceeds available for investment with respect to any series which is allocated for investment in Operating Partnerships which own or are developing or renovating a small number of large Apartment Complexes, the Fund will be less able to obtain diversification of its investments. In such circumstances, any such larger Apartment Complex experiencing poor operating performance or impairment of value would have an increased adverse impact upon the Fund's operations as a whole. (See "The Offering--Issuance of BACs in Series.")

3. Risk of Inability to Repay Loans. The General Partner and/or its Affiliates may arrange for the borrowing of funds by the Fund from lending institutions for the purpose of acquiring previously specified investments in Operating Partnerships after the minimum offering of 250,000 BACs with respect to a particular series has been sold and before sufficient Net Offering Proceeds have been raised in a particular series to make such an investment. Any such loan(s) will be repaid by the Fund from the Net Offering Proceeds of such series. In the event the minimum offering with respect to the particular series is sold and a sufficient number of BACs to provide the Fund with sufficient funds to repay the loan(s) has not been sold prior to the termination of the Offering for said series, the General Partner and/or its Affiliates will purchase a sufficient number of BACs to provide the Fund with funds to repay such loan(s). Such BACs will be purchased on the same terms and conditions as other BAC Holders, except the General Partner will not pay Selling Commissions, the Dealer-Manager Fee, or other Organization and Offering expenses otherwise payable to the Dealer-Manager from the Fund. There can be no assurance that the General Partner and/or its Affiliates will have sufficient funds to meet such obligations.

In addition, when determining whether or not to purchase an Interest in an Operating Partnership, the Fund may arrange for the making of, loans or option payments or deposits to one or more Operating Partnerships prior to the acquisition by the Fund of an interest(s) therein. If the Fund is unable or chooses not to invest in such Operating Partnership, the Operating Partnership may be unwilling or unable to repay the loan, or the option payment or deposit may be forfeited; in addition, any interest expense incurred on loans made with borrowed funds may be paid by the Fund. In such event, the amount of Net offering Proceeds available for investment in other Operating Partnerships will be reduced. (See "Investment Objectives and Acquisition Policies--Acquisition Policies.")

B. Business Risks of Real Estate Investment.
1. Risks Associated with Construction and Substantial Renovation. Investment in new construction or in substantial renovation of an Apartment Complex involves risks because there is no prior operating history of the Apartment Complex, and there are risks of cost overruns, delays in construction, labor and material shortages, adverse weather, strikes, utility and energy unavailability and other unpredictable contingencies beyond the control of the owner. In connection with the substantial renovation of Apartment Complexes, risks associated with the vacating of buildings to be renovated also may exist.

2. Risks Associated with Operation. If expenses of an Apartment Complex exceed the rental and other income of such property, the Operating Partnership and/or the Fund may have to advance monies in order to protect their respective investments, or the applicable Operating Partnership may be required to dispose of the Apartment Complex on disadvantageous terms, if necessary to raise funds. In the event the operation of an Apartment Complex does not generate sufficient operating income to pay all of its operating expenses, taxes and debt service requirements, the Fund may sustain a loss of its investment as a result of the foreclosure of the Permanent Mortgage. There can be no assurance that any of the Operating Partnerships will not incur operating deficits.

3. Risks Associated with Leveraged Investments. Each Operating Partnership will leverage the Fund's investment therein by incurring mortgage debt. The effects of leveraging are, to increase the amount of property which can be obtained with the funds available for investment and thereby to increase the aggregate amount of depreciation and Tax Credits available to the Fund, which may increase the risk of loss. As a result of the use of leverage for investments in an Apartment Complex receiving Government Assistance, a relatively slight decrease in the rental revenues of the Operating Partnership may materially and adversely affect the Apartment Complex's cash flow and, in turn, the Fund's Net Cash Flow. Should any Operating Partnership's revenues and initial operating reserves (if any) be insufficient to service its debt and pay taxes and other operating expenses, such Operating Partnership and, perhaps, the Fund, will be required to utilize working capital, seek additional funds, or suffer a default under the Permanent Mortgage Loan and a possible foreclosure or other loss of the Apartment Complex. There can be no assurance that additional funds will be available to an Operating Partnership or the Fund if needed, or, if available, will be on terms acceptable to the Fund. Foreclosure of the Permanent Mortgage Loan as to an Operating Partnership's Apartment Complex would result in tax liability to the BAC Holders under circumstances in which the BAC Holders might not receive cash distributions from the Fund to provide for such taxes. (See "Tax Risks Associated with the Fund's Investments" below in this section.)

In addition, in order to repay the aggregate amount of the Permanent Mortgage Loan indebtedness and the Capital Contributions of the BAC Holders, it is anticipated that the Apartment Complexes, in most cases, must appreciate over the term of the Fund's holding period. The achievement of any appreciation may be affected by fluctuating economic conditions and restrictions pursuant to applicable Government Assistance, and is dependent upon the occurrence or non-occurrence of other future events which cannot be assured.

4. Risks Associated with the Financial Resources of the Operating General Partners. The ability of the Operating Partnerships to (a) maintain or improve levels of occupancy of the Apartment Complexes, and (b) where appropriate, complete the construction or renovation and initial renting of certain of the Apartment Complexes may depend upon the ability of the Operating General Partners to provide the Operating Partnerships with any funds which may be required in excess of the funds budgeted for the Apartment Complexes. In addition, it is anticipated that the Operating General Partners will incur significant obligations to the Fund, including the obligations to
(i) adjust and refund portions of the Installments of Capital Contributions due from the Fund to an Operating Partnership under certain circumstances,
(ii) repurchase the Interest of the Fund in an Operating Partnership under certain circumstances, and (iii) fund all or certain operating deficits of an Operating Partnership for a certain period of time. (See "Investment Objectives and Acquisition Policies--Acquisition Policies.") It is not anticipated that any escrow accounts or other security arrangements will be established in connection with the foregoing obligations. There can be no assurance that such Operating General Partners will have sufficient funds to meet such obligations. If any of the Operating General Partners fail to meet their obligations to the Fund or to pay any Apartment Complex and/or Operating Partnership costs which they are required to pay, the remedies of the Fund may be limited in certain cases to removing the Operating General Partners as general partners of the Operating Partnership. (See "Investment Objectives and Acquisition Policies.")

5. Risks Associated with Government Assistance.

(a) Limitations on Cash Distributions. Operating Partnerships owning Apartment Complexes receiving Government Assistance will, in most instances, be limited by applicable government statutes and regulations as to the amount of cash distributions which they may make from the net operating income of such Apartment Complexes. (See "Government Assistance Programs.") During the initial years of operation, it is not expected that any of the Operating Partnerships in which the Fund invests will generate sufficient cash flow to permit distribution of Net Cash Flow by the Fund to BAC Holders.

(b) Limitations on the Approval of Rent Increases; Rent Restriction Test for Federal Housing Tax Credit. Generally, no rents in an Apartment Complex receiving Government Assistance can be increased without the prior approval of the applicable government agencies. When government approval is required, rent increases generally will be approved only on the basis of the Apartment Complex's increased operating expenses. There can be no assurance that any rent increases will be approved, or that any rent increases that might be approved will be sufficient in time or in amount to offset any increase in operating expenses or other costs which the applicable Apartment Complex is experiencing, or that tenants will be willing or able to pay any approved increased rents.

(c) Restrictions on the Eligibility of Tenants. Governmental regulations with regard to the eligibility of tenants for Apartment Complexes receiving Government Assistance may make it more difficult to rent the apartments in such Apartment Complexes. In addition, factors such as excessive building, increases in local unemployment and competition from other apartment complexes, including those receiving Government Assistance, could have an adverse effect on occupancy rates.

(d) Limitations on Available Subsidy Funds. Tenants in an Apartment Complex may receive rent supplement payments under the RHS rental assistance or USHUD rent supplement program. (See "Government Assistance Programs.") Annual rent supplement payments are fixed in amount, unless RHS or USHUD has funding for and approves an increase in payments. In the absence of such an increase, the operating expenses of an Apartment Complex may increase without a corresponding increase in rental income. This could ultimately lead to a foreclosure on an Apartment Complex and the possible loss or fractional recapture of Tax Credits.

Tenants in an Apartment Complex may be eligible for rent supplement payments under various Government Assistance Programs, subject to certain income and/or occupancy restrictions. Subsidy payments or other assistance are subject to reduction or termination under various circumstances, including vacancies, lack of compliance with applicable federal, state or local regulations or shortfalls in the appropriation of funds. There can be no assurance that, in any event, subsidy payments and tenant rent payments will cover all operating costs of an Apartment Complex or permit the making of cash distributions. (See "Government Assistance Programs.")

(e) Limitations on Sale or Refinancing of Apartment Complexes and Sale of Operating Partnership Interests. Apartment Complexes which are receiving Government Assistance generally are subject to restrictions on sale or refinancing. Accordingly, it may be difficult or impossible for an Operating Partnership to arrange a sale of its Apartment Complex or a refinancing of a government-assisted Permanent Mortgage Loan prior to the release of such restrictions. Due to such restrictions, there can be no assurance that the Operating Partnerships will be able to sell or refinance the Apartment Com-plexes when it is in the economic interest of the Fund and the BAC Holders to do so. (See "Government Assistance Programs.")

Currently applicable regulations relating to Apartment Complexes receiving some form of USHUD assistance require that USHUD approve the sale or transfer of more than 50% of the interests in the applicable Operating Partnership. These regulations could impair the ability of the Fund to sell all or a major part of its Interest in an Operating Partnership. Similar restrictions are imposed by RHS and may be imposed by state housing finance agencies or other governmental entities. (See "Government Assistance Programs.")

6. Risk of Uninsured Losses. The Operating Partnerships will arrange for comprehensive casualty insurance coverage which is customary for property similar to the Apartment Complexes. However, there are certain types of losses (generally of an unusual catastrophic nature) which are either uninsurable or not economically insurable. Should such a casualty occur with respect to an Apartment Complex, the applicable Operating Partner- ship, the Fund and the BAC Holders could suffer a loss of the capital invested in the Operating Partnership and the Apartment Complex, as well as anticipated benefits from investment in the applicable Operating Partnership.

7. Competition for Apartment Complex Investments. The Fund will be competing for apartment complex investments with other entities engaged in similar investment activities, including partnerships or other entities which are Affiliates of the General Partner. (See "Conflicts of Interest.") There can be no assurance that the Fund will be successful in obtaining suitable investments consistent with the terms set forth in "Investment Objectives and Acquisition Policies." (See "Tax Credit Programs--The Federal Housing Tax Credit.")

C. Tax Risks Associated with the Fund's Investments.
1. Description of Tax Opinions; Lack of Opinions on Factual Issues; Possibility of IRS Challenge of Fund Tax Positions. The Fund has not requested and will not request any tax ruling from the IRS regarding the tax consequences of its activities. Accordingly, there is no certainty as to the tax consequences of participating in the Fund. Peabody & Brown, counsel to the General Partner and the Fund ("Counsel"), will provide its legal opinion with regard to many of the material tax issues involved in investment in the Fund. However, it will not render an opinion on certain other material tax issues because they will depend upon the specific investments made by the Fund which have not yet been identified. Counsel's opinion is not binding on the IRS or any court; it merely expresses the legal conclusion reached by the law firm which has provided its opinion. It is possible that the IRS will challenge deductions and Tax Credits claimed by the Fund. If such a challenge is successful, it would have an adverse affect on the benefits to be obtained from an investment in the Fund. Accordingly, each prospective Investor is urged to consult his or her own tax advisor with respect to the federal and state tax consequences arising from an investment in the Fund. (See "Federal Income Tax Matters--Opinions of Counsel".)

2. Risk of No Return of Capital Other Than from Tax Credit. There is no assurance that Investors will receive any cash distributions from the sale or refinancing of an Apartment Complex since the availability of such proceeds will depend on the value of that Apartment Complex in relation to the out-standing debt and other expenses that must be paid at the time. If cash distributions from a Capital Transaction are insufficient to return to Investors the full amount of their Capital Contributions, then any cash distributions from operations and any allocations of Tax Credits would effectively represent a return of the original capital investment of the Investors to the extent of such shortfall, instead of a return on their capital investment. In such a case, the only benefit from the investment would be Tax Credits.

3. Risk of Audit to Investors. There is a possibility that the Internal Revenue Service ("IRS") will audit the income tax returns of the Fund and the Operating Partnerships. The IRS in fact has undertaken and completed audits of 27 limited partnerships (of a total of more than 350 such limited partnerships) with which Affiliates of the General Partner are associated. Twenty-six of these audits have now been settled with the IRS without material changes and one is still pending. If the income tax returns of the Fund or the Operating Partnerships are audited, the returns of the BAC Holders might also be audited. (See "Federal Income Tax Matters--IRS Audit Considerations.")

4. The Availability and Use of Tax Credits are Subject to Complex Rules. A significant portion of the tax benefits to be derived by a BAC Holder depends upon the eligibility of the Apartment Complexes for the Federal Housing Tax Credit and, in the case of certain Apartment Complexes, the Historic Tax Credit. The rules which determine whether an Apartment Complex is eligible for Tax Credits and the rules regarding the use of Tax Credits are very complicated.

The Tax Credits are generated over 10 to 12 years of an investment in each Operating Partnership and BAC Holders must reasonably expect to have a tax liability during the next twelve years against which Tax Credits can be used to offset their federal income tax liability.

If an Apartment Complex fails to receive State Designation or to meet initially the applicable income and rent restrictions, such Apartment Complex would not generate any Federal Housing Tax Credits. This would materially reduce the tax benefits to a BAC Holder. At the time the Fund is admitted to an Operating Partnership, it is possible that the Operating Partnership will not yet have received its State Designation or have rented the Apartment Complex, both of which are necessary to determine whether the income level and the Rent Restriction Test can be met. (See "Investment Objectives and Acquisition Policies--Acquisition Policies.")

If an Apartment Complex fails to satisfy the applicable income and rent restrictions at any time during the initial 15-year Compliance Period, there would be recapture of a portion of Federal Housing Tax Credits for prior years, and loss of credits for the year such failure took place and future years. In addition, if the Fund disposes of its Interest in an Operating Partnership during the initial 15-year Compliance Period, or an Operating Partnership disposes of all or a portion of its Apartment Complex during such period, future Federal Housing Tax Credits, if any, could be lost, and there could be a recapture of a portion of previously-allowed Federal Housing Tax Credits. (See "Federal Income Tax Matters--Recapture of Tax Credits.")

Prior to acquiring interests in any Operating Partnership, the Fund will require delivery of opinions of Counsel that, based on certain assumptions, Investors will be entitled to the tax benefits from the Apartment Complex owned by the Operating Partnership. (See "Investment Objectives and Acquisition Policies--Acquisition Policies" and "Federal Income Tax Matters--Federal Housing Tax Credit" and "--Historic Tax Credit.")

5. Risk of the Limitations on Use of Tax Credits and Losses from Passive Activities. Under the Code, Fund credits and losses allocated to individual BAC Holders will be "passive activity credits and losses" and may be deducted by such BAC Holders only to the extent of their income derived from other passive activities or tax on net passive income, except in certain limited circumstances. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations.")

6. Risk of Disallowance of Deduction of Certain Fees by the Fund and/or the Operating Partnerships. The Fund and the Operating Partnerships will deduct or amortize certain fees and expenses payable to the General Partner, its Affiliates, the Operating General Partners and/or their Affiliates, and other Persons. If audited, it is possible that the deduction of some of such fees and interest will be challenged or disallowed by the Internal Revenue Service and, if so challenged, that some portion of the deductions claimed by the Fund and/or the Operating Partnerships with respect to such challenged fees and interest would be eliminated or deferred, either as a result of a settlement with the Internal Revenue Service or as a result of litigation. In such event, the tax losses allocated to BAC Holders in the years in which such deductions are disallowed may be reduced. (See "Federal Income Tax Matters--IRS Audit Considerations," "--Certain Fees and Expenses" and "--Overall Evaluation of Tax Benefits.")

7. Alternative Minimum Tax and Business Tax Credit Rules Could Reduce or Eliminate the Benefits of this Investment. Tax Credits are subject to the rule governing general business credits which limit the amount of tax liabilities which may be offset. Also, each purchaser of BACs should carefully consider the effect of a purchase of BACs on the aggregate amount of his tax preference items subject to the alternative minimum tax which, if applicable to the BAC Holder, would reduce the federal income tax benefits and the economic benefits of this investment. Neither Federal Housing Tax Credits nor Historic Tax Credits can be used to reduce any liability for the alternative minimum tax. Moreover, taxpayers not otherwise subject to alternative minimum tax may nonetheless have the use of Tax Credits allocated to them limited to an amount no greater than the difference between their regular income tax liability and their potential alternative minimum tax liability. (See "Federal Income Tax Matters--Certain Other Tax Considerations and Passive Loss and Tax Credit Limitations.")

8. Risk that the Fund Could be Treated as a Corporation for Federal Income Tax Purposes and/or BAC Holders not Treated as Partners for Federal Income Tax Purposes. The tax benefits to BAC Holders depend upon the federal income tax classification of the Fund and the Operating Partnerships as "partnerships" and not as associations taxable as corporations. Counsel is of the opinion that the Fund will be treated as a partnership for federal income tax purposes. Prior to any investment in an Operating Partnership, the Fund shall receive an opinion of Counsel that such Operating Partnership will be treated as a partnership for federal income tax purposes. The Fund will not apply to the IRS for a ruling that the Fund or any Operating Partnership will be classified as a partnership rather than an association taxable as a corporation and/or that the BAC Holders will be treated as partners. Treatment by the IRS of the Fund or the Operating Partnerships as associations taxable as corporations, rather than as partnerships, would have a material adverse effect on the BAC Holders. In such event, none of the Tax Credits of the Fund and/or of the affected Operating Partnership(s), as applicable, would be passed through to them.

In addition, the availability of Tax Credits or any other tax benefits to BAC Holders will depend upon their being treated as limited partners in the Fund for federal income tax purposes. If they are not, they might be treated as having received interests in the Assignor Limited Partner or in some other entity. In such event, the tax consequences would be the same as if the Fund were treated as a corporation. Counsel is of the opinion that the BAC Holders will be treated as limited partners of a partnership for federal income tax purposes. (See "Federal Income Tax Matters--Classification of the Fund for Federal Income Tax Purposes," "--Classification of BAC Holders as Partners for Tax Purposes", "--Fund Income" and "--Sale or Disposition of BACs.")

9. Allocation of Profits, Credits and Losses May be Unfavorably Changed by the IRS. The Fund Agreement allocates 99% of the Profits, Credits and Losses of the Fund to the BAC Holders. The IRS, if it audits the Fund, may seek to allocate the Profits, Credits and Losses of the Fund in a manner less favorable to the BAC Holders. In the opinion of Counsel, if the matter were litigated, it is more likely than not that the allocations in the Fund Agreement have "substantial economic effect" and/or are in accordance with the Interests of the Partners (and BAC Holders). (See "Federal Income Tax Matters--Allocation of Profits, Credits, Losses and Other Items in Accordance with Fund Agreements" and "--Calculation of Investor's Basis in His BACs or Fund Interest" and "Sharing Arrangements: Profits, Credits, Losses, Credits, Net Cash Flow and Residuals.")

10. Taxable Gain on Sale or Disposition of BACs. Upon the sale or other taxable disposition of BACs and to the extent that a BAC Holder does not have any suspended passive losses or credits, the BAC Holder will realize taxable income to the extent that his allocable share (for federal income tax purposes) of the nonrecourse mortgage indebtedness (but not recourse mortgage indebtedness) with respect to the Apartment Complexes, together with the other consideration he receives upon the sale of BACs, exceeds his basis in such BACs. However, such sale may not result in cash proceeds sufficient to pay the tax obligations arising from such sale. (See "Federal Income Tax Matters-Depreciation," "--Sale of Fund Interests" and "--Certain Other Tax Considerations--Alternative Minimum Tax.")

11. Interest and Penalties on Understatements of Tax Liability. The interest rate payable to the Internal Revenue Service on a taxpayer's underpayment of tax liability is the federal short-term rate plus three percentage points. In addition, additional penalties may be applicable in the case of the underpayment of a taxpayer's tax liability due to negligence or the intentional disregard of rules or regulations, or if the total underpayment exceeds the greater of (i) $5,000 ($10,000 in the case of corporations) or
(ii) 10% of the tax liability required to be shown on the taxpayer's return. (See "Federal Income Tax Matters--IRS Audit Considerations.")

12. Tax Liability in Excess of Cash. BAC Holders eventually may be allocated Fund profits and their resulting tax liability may exceed the cash, if any, dis-tributed to them by the Fund. Under these circumstances, unless a BAC Holder can utilize passive losses or credits, the deduction or use of which was previously suspended, to reduce such tax liability, payment of federal income taxes will be an out-of-pocket expense to the BAC Holder. Similarly, in the event of a sale or foreclosure of an Apartment Complex or a sale or other disposition of BACs, a BAC Holder may be allocated taxable income (and resulting tax liability) in excess of the cash, if any, distributed to him as a result of such event. (See "Federal Income Tax Matters--Sale or Disposition of BACs" and "--Sale or Other Disposition of an Apartment Complex and Interests in Operating Partnerships.")

13. Future Federal Income Tax Legislation and Regulations. The Congress enacted comprehensive tax reform legislation in the 1986 Tax Act. No assurance can be given that the current Congress or any future Congress will not enact other federal income tax legislation that could adversely affect the tax consequences of ownership of BACs, or that the Treasury Department will not promulgate regulations, including regulations with respect to Federal Housing Tax Credits, with similar adverse effects. ANY SUCH FUTURE LEGISLATION OR REGULATIONS ENACTED OR PROMULGATED PRIOR TO THE ISSUANCE OF THE LEGAL OPINIONS ANTICIPATED TO BE RENDERED IN CONNECTION WITH THE ISSUANCE OF BACs MAY AFFECT THE ABILITY OF COUNSEL TO RENDER SUCH OPINIONS.

The U.S. Bureau of the Census estimates that in 1992 there was an unmet national demand for an additional four million units of affordable rental housing nationwide and that by the year 2000, there will be an unmet national demand for an additional eight million units of affordable rental housing.

D. Certain Other Risks.

1. Risk of Significant Change in BAC Holder's Taxable Income. With the exception of certain corporate BAC Holders, a change in a BAC Holder's personal situation which, (a) in the case of Tax Credits, reduces his taxable income, or (b) in the case of Historic Tax Credits only, increases his adjusted gross income above $200,000 in a particular year (unless he has substantial net passive income), will substantially reduce, defer or eliminate entirely the benefits to him of the Tax Credits allocated by the Fund. (See "Tax Risks Associated with the Fund's Investments" above in this section.)

2. Limits on Transferability. Although the BACs are anticipated to be issued in a form permitting transfer 30 days after the issuance of the final BACs with respect to the applicable series, and although it is possible that the BACs in all series may be listed on a national securities exchange or the BACs may be included for quotation on NASDAQ if deemed by the General Partner to be in the best interests of the Fund and the BAC Holders (although any such listing is not currently anticipated), there is no assurance that such a listing can or will be accomplished or that a public trading market will develop. Even if free transferability of the BACs is generally permitted initially, the transfers of BACs will be limited in certain circumstances. BAC Holders may not be able to liquidate their investment promptly at a reasonable price and BAC Holders should consider BACs to be a long-term investment. (See "Description of BACs--Transfers" and "Federal Income Tax Matters--Classification as a Partnership" and "--Fund Income.")

The Fund Agreement authorizes the General Partner to impose restrictions on the transfer of BACs in order (a) not to cause a termination of the Fund for tax purposes, or (b) to prevent a secondary market from developing if, in the opinion of Counsel, classification as a partnership for federal income tax purposes would be jeopardized by the creation of a secondary market. In addition, the General Partner will not allow sales of BACs to any Investor who does not meet the then-applicable suitability standards. (See "Federal Income Tax Matters--Sale or Disposition of BACs.")

3. Conflicting Activities of the General Partner and the Operating General Partners. The General Partner and its Affiliates are committed, and it is expected that the Operating General Partners are or will be committed, to the management of many other limited partnerships which have invested in partnerships which own real estate or apartment complexes, and are planning to be committed to the management of other entities similar to the Fund and the Operating Partnerships.

4. Conflicts of Interest; Substantial Fees to the General Partner and its Affiliates. The Offering involves certain potential conflicts of interest including the fact that the General Partner and its Affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with and by the Fund. (See "Compensation and Fees.") The interests of the BAC Holders may be inconsistent in some respects with the interests of the General Partner, and the interests of the Fund in the Operating Partnerships may be inconsistent in some respects with the interests of the Operating General Partners. (See "Conflicts of Interest.")

5. Potential Liability of BAC Holders. In general, limited partners in a partnership are not liable for partnership obligations unless they take an active part in the day-to-day management or control of the business of the partnership. The Fund Agreement provides that a majority in Interest of the Limited Partners (including the Assignor Limited Partner, voting as directed by the BAC Holders) (unless a greater number of Limited Partners is required under the Delaware Revised Uniform Limited Partnership Act), may remove the General Partner, amend the Fund Agreement, approve the sale at one time of all or substantially all of the Fund's investments, replace the General Partner and dissolve the Fund. The Delaware Revised Uniform Limited Partnership Act presently authorizes the exercise of such rights by the Limited Partners with respect to any or all of the aforementioned matters without jeopardizing their limited liability.

All rights accorded limited partners in a partnership under the laws of the State of Delaware extend to BAC Holders under the terms of the Fund Agreement.

Unless a limited partner is deemed to be taking part in the control of the business, a limited partner's liability is limited to the amount invested and agreed to be invested by such limited partner in the partnership, whether or not returned to the limited partner, together with such limited partner's capital account and any money or other property paid or conveyed to him on account of his contribution, including, but not limited to, money or property to which creditors are legally entitled. Under applicable Delaware law, if a partner has received the return of any part of his capital contribution without violation of such law or the partnership agreement, the partner is liable to the partnership for a period of one year thereafter for the amount of the returned contribution to the extent necessary to discharge the partnership's liabilities to creditors incurred during the period the contribution was held by the partnership. However, if such return of any part of the capi-tal contribution is in violation of applicable Delaware law or the partnership agreement, such liability of the partner is for a period of three years, for the amount of the contribution wrongfully returned. (See "Summary of Certain Provisions of the Fund Agreement.")

6. Limitation on General Partner's Liability. Under applicable Delaware law, the General Partner is accountable to the BAC Holders as a fiduciary and, consequently, is required to exercise good faith and integrity in handling the affairs of the Fund. However, the Fund Agreement provides that the General Partner will not be liable to BAC Holders for its acts and omissions performed or omitted in good faith and in a manner it reasonably believes to be within the scope of its authority under the Fund Agreement and in the best interest of the Fund, except for conduct constituting fraud, bad faith, negligence or misconduct. Therefore, BAC Holders may have more limited rights of action against the General Partner than would otherwise be available absent these provisions in the Fund Agreement. In addition, BAC Holders may have more limited rights to bring a derivative action against the General Partner than would limited partners under the Delaware Revised Uniform Limited Partnership Act. (See "Fiduciary Responsibility of the General Partner.")

7. Issuance of BACs in Series. BACs are issued in series, and the Fund Agreement provides that each series will be treated, for purposes of allocations of Profits, Credits and Losses, operating expenses, and distributions of Net Cash Flow and Residual Proceeds, as though it were a separate partnership, sharing in a separate and distinct pool of Operating Partnership Interests. The rights and ownership attributes of BAC Holders in all series will be identical in all other respects, except with respect to voting rights and accounting matters applicable only to any particular series. (See "The Offering--Issuance of BACs in Series.") It is possible, however, that each series would not stand on its own with respect to outside creditors and that, under certain circumstances, such creditors would be able to reach all assets of the Fund, notwithstanding that the matter affecting the creditor related only to a particular series. Therefore, in the event that a creditor asserts a claim against the assets of the Fund and it can be determined by the nature of the creditor's claim that such claim is attributable to one series only, and that series' funds are insufficient to satisfy the claim, then the General Partner will assume liability for any unsatisfied portion of the creditor's claim. In the event of any such claim against more than one series, if the proportional liability of a particular series can be determined, such series will be liable only for such proportional amount of the claim; if such series' funds are insufficient to satisfy the proportional amount of the claim, the General Partner will assume liability for any unsatisfied portion thereof. It is the Fund's intention to require that the various series reimburse each other to the extent that expenses relating to a particular series are borne by another series, but a series may be financially unable to do so. There is a risk, therefore, that BAC Holders in a particular series will be affected by the performance of Apartment Complexes in all or some of the other series and that they may, as a result, earn lower returns on their investments than would otherwise be the case.

8. Non-Profit Operating Partnerships. The Operating Partnerships in which the Fund intends to invest have not yet been identified. Certain of the Operating Partnerships in which the Fund may invest may have Operating Gen-eral Partners which are non-profit sponsors of low income housing. Such Non-Profit Operating Partnerships may be subject to greater restrictions on matters such as distributions of cash flow from operations and Liquidation, Sale or Refinancing Proceeds. Investors may not have any opportunity to evaluate for themselves the terms of any such investment in a Non-Profit Operating Partnership. (See "Investment Objectives and Acquisition Policies--Investment Objectives.")

9. Absence of Independent Dealer-Manager. The Dealer-Manager will receive commissions and other compensation in its capacity as an agent of the Fund. The Dealer-Manager has not retained counsel separate from the Fund's counsel, but has conducted such due diligence investigation and review as it deems necessary under the circumstances. However, because the Dealer-Manager is an Affiliate of the General Partner, Investors will not have the benefit of an independent investigation of the Fund as is customarily made by independent dealer-managers.

                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling Fund affairs. The interpretation of what constitutes "good faith" and "integrity" will be decided by the court in which any legal action against the General Partner is instituted.

Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (a partnership derivative action) to recover damages from third parties.

The Fund Agreement provides that a BAC Holder may bring a derivative action on behalf of the Fund to recover a judgment to the same extent as a limited partner has such rights under the Delaware Revised Uniform Limited Partnership Act. The Delaware Revised Uniform Limited Partnership Act provides for such rights although it requires that the Person bringing a derivative action be a limited partner of the partnership. There is no specific Delaware judicial or statutory authority governing the question of whether an assignee of a limited partner has the right to bring a derivative action where a specific provision exists in the Fund Agreement granting such rights. Furthermore, there is no express statutory authority for a limited partner's class action in Delaware, and whether a class action may be brought by BAC Holders to recover damages for breach of the General Partner's fiduciary duties in Delaware state courts is unclear. Accordingly, there is no assurance that legal remedies will be available or affordable if fiduciary duties are breached, although it is anticipated that the ability of the BAC Holders to enforce their rights against the General Partner will be substantially the same as the rights of the Limited Partners.

Under applicable Delaware law, the General Partner is accountable to BAC Holders as a fiduciary and, consequently, is required to exercise good faith and integrity in handling the affairs of the Fund. However, the Fund Agreement provides that the General Partner and certain of its Affiliates shall not be liable, responsible, or accountable in damages or otherwise to the Fund or to any of the Investors for any act or omission performed or omitted by the General Partner or certain of its Affiliates in good faith and in the best interest of the Fund, except for conduct constituting fraud, bad faith, negligence, misconduct or breach of fiduciary duty. The General Partner and certain of its Affiliates are also indemnified by the Fund against and for loss, liability or damages (including all judgments, costs and attorneys' fees and amounts expended in the settlement of any claims of liability or damages) incurred by them in good faith and in a manner reasonably believed by them to be in the Fund's best interests, in connection with any act or omission in connection with the business of the Fund, provided that the course of conduct which caused the loss or liability is not attributable to fraud, bad faith, negligence, misconduct or breach of fiduciary duty with respect to any such act or omission. Such indemnification is recoverable only out of the assets of the Fund and not from Investors. Under the provisions of the Fund Agreement, Investors may have a more restricted right of action against the General Partner and certain of its Affiliates than would be the case absent these provisions.

The Fund Agreement provides that neither the General Partner, nor its Affiliates (including the Assignor Limited Partner), the Dealer-Manager nor the Fund shall be indemnified against such liabilities arising under federal or state securities laws, rules or regulations, unless (a) the General Partner, or its Affiliates, the Dealer-Manager or the Fund are successful in defending such action, such claim is dismissed or a court of competent jurisdiction approves a settlement of such claim (in any of such circumstances, subject to court approval of litigation and/or settlement costs); and (b) such indemnification is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission and the securities department of Massachusetts and other applicable state securities laws administrators regarding indemnification for violations of securities law. Notwithstanding the foregoing, the Assignor Limited Partner shall be indemnified only so long as it is an Affiliate of the General Partner. TO THE EXTENT THAT THE PROVISIONS OF THE FUND AGREEMENT INCLUDE INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, SUCH INDEMNIFICATION IS, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION AND CERTAIN STATE SECURITIES DIVISIONS, CONTRARY TO PUBLIC POLICY AND THEREFORE UNENFORCEABLE. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification will place before the court the position of the Securities and Exchange Commission and certain state securities divisions with respect to the issue of indemnification for securities law violations.

Investors should also be aware that the General Partner could have various defenses available to it if the BAC Holders were to bring an action for breach of the General Partner's fiduciary duty. Such defenses could include technical defenses such as those based on statutes of limitations (if for example, the suit is not brought within the applicable time limitations). Also, the General Partner could attempt to establish that even though it made an error in judgment, it had, in good faith, attempted to act in the best interest of the Fund. In other words, a mere mistake in judgment may not constitute a breach of fiduciary duty.

The matter of the fiduciary responsibility of general partners is an evolving area of the law and Investors who have questions concerning the duties of the General Partner should consult with their legal counsel. (See "Risk Factors.")

The Fund will not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification for which is herein prohibited.

                             CONFLICTS OF INTEREST

The General Partner, the Dealer-Manager and Boston Capital are Affiliates. John P. Manning and Herbert F. Collins equally own all the stock in Boston Capital. Messrs. Manning and Collins, along with Richard J. DeAgazio, equally own all the stock of BCS Group, Inc., the parent company of the Dealer-Manager. Any transactions between the Fund and the General Partner and its Affiliates will be entered into without the benefit of arm's-length bargaining and will involve conflicts of interest.

Management and operation of the Fund will subject the General Partner to certain conflicts of interest. Certain agreements and arrangements among the Fund and the General Partner and its Affiliates have been established by the General Partner and are not the result of arm's-length negotiations. Although certain provisions of the Fund Agreement are designed to mitigate such conflicts of interest by limiting the authority of the General Partner and its ability to enter into transactions with the Fund, such conflicts cannot be completely eliminated. See "Fiduciary Responsibility of the General Partner" for a discussion of the General Partner's fiduciary duties to the Investors, which, in general, require the General Partner to consider the best interests of the Investors in managing the Fund. Neither the General Partner nor its Affiliates will receive any compensation other than that described in this Prospectus. (See "Compensation and Fees.")

In considering the risks and merits of an investment in the Fund, prospective Investors should carefully consider the following potential conflicts of interest:

Inconsistent Interests

The interests of Investors may be inconsistent in some respects with the interests of the General Partner. Also, the interests of the Fund in the Operating Partnerships may be inconsistent in some respects with the interests of the applicable Operating General Partners.

The General Partner and its Affiliates, by reason of the General Partner's Interest in the Fund, their receipt of fees from the Fund (and, in certain cases, from one or more Operating Partnerships) (see "Compensation and Fees"), and their ongoing business relationships with certain of the Operating General Partners, have conflicts of interest in connection with their performance of certain activities, including particularly decisions under certain circumstances as to the withholding of payments of Capital Contributions by the Fund to the Operating Partnerships, the removal of any of the Operating General Partners and the exercise or non-exercise of the repurchase obligation of the Operating General Partners upon the occurrence of a Repurchase Event. (See "Investment Objectives and Acquisition Policies.") Any decision of the General Partner on behalf of the Fund to exercise or not to exercise a repurchase obligation, actions with regard to the withholding of payments to an Operating Partnership, and the removal of Operating General Partners may be taken without the prior consent of the Investors.

However, the General Partner is subject to a fiduciary duty to exercise good faith and integrity in handling the affairs of the Fund.

In addition, a transaction such as a termination of the business of the Fund, a sale of Operating Partnership Interests, or a sale or refinancing of an Apartment Complex or liquidation of an Operating Partnership may produce profits for the General Partner and/or its Affiliates and/or the Operating General Partner(s) at a time when it produces adverse tax or other consequences for the Investors. On the other hand, a continuation of business by the Fund or an Operating Partnership may be advantageous to some or all of such Persons even though termination of the Fund or an Operating Partnership might be advantageous to the Investors.

Each Operating Partnership Agreement will restrict the right of the applicable Operating General Partner(s) to sell or otherwise dispose of an Apartment Complex and to refinance the Permanent Mortgage Loan as to an Apartment Complex without the approval of the General Partner on behalf of the Fund. In general, the General Partner will consent to the sale or disposition of an Apartment Complex where such sale or disposition is consistent with the Fund's investment policies. (See "Investment Objectives and Acquisition Policies--Acquisition Policies.")

The Operating General Partners of some or all of the Operating Partnerships may receive a Sales Preparation Fee upon the sale of the applicable Apartment Complex for their services in preparing such Apartment Complex for sale. The amount of the Sales Preparation Fee is expected to be 3% of the gross sale price of the applicable Apartment Complex. It is not expected that any comparable fee will be payable for any refinancing of the Permanent Mortgage Loan for an Apartment Complex. Therefore, the interest of such Operating General Partners to arrange for the sale of an Apartment Complex (and thereby receive a Sales Preparation Fee) may be in conflict with the interest of the Fund, and therefore the Investors, to receive benefits from a refinancing of the Permanent Mortgage Loan.

The inherent conflict caused by the affiliation of a builder of an Apartment Complex and an Operating General Partner causes certain government agencies to require that an independent architect review the work of each builder so affiliated. Because many of the Management Agents are expected to be affiliated with the Operating General Partners, a continuing conflict of interest will exist because there may not be any independent review of their performance on behalf of the Operating Partnership. It is anticipated that each Operating Partnership Agreement will provide that if an Apartment Complex is subject to substantial building code violations which are not cured within six months after notice from the applicable governmental agency or department, or if certain operational performance standards are not met, then, at the request of the General Partner on behalf of the Fund and subject to the applicable agency's approval, the Operating General Partners will be obligated to terminate the Management Agreement and appoint a new Management Agent, which shall not be an Affiliate of the Operating General Partners.

Under the Fund Agreement and the Operating Partnership Agreements, the General Partner or the Operating General Partner(s), as applicable, are or will be authorized to employ their respective Affiliates to perform services for, or to sell goods to, the Fund or the Operating Partnership, as applicable.

Thus, conflicts of interest in addition to those disclosed above may arise from any such future business relationships. However, the Fund Agreement sets forth significant restrictions on the terms of agreements for the provision of any goods and services to the Fund by the General Partner and its Affiliates. Such restrictions generally require the terms of transactions with Affiliates be no less favorable to the Fund than the terms obtainable from nonaffiliated entities rendering similar services as an ongoing activity in the same geographical location.

Common Management; Selection of Operating Partnership Interests The General Partner and its Affiliates are committed to and expect to be committed in the future to the continuing management of numerous public and private limited partnerships which have invested or will invest in limited partnerships which own Apartment Complexes similar to the Operating Partnerships in which the Fund will invest. (See "Management.") It is expected that the Operating General Partners also are committed to and expect to be committed in the future to the continuing management of other limited partnerships which are similar to the Operating Partnerships. In addition, Operating General Partners may be general partners of other partnerships which may own apartment complexes located proximate to or in the same market area, and compete with the Apartment Complexes. Under certain limited circumstances, more than one series of the Fund could be offered to potential Investors concurrently. (See "The Offering--Issuance of the BACs in Series.") However, both the General Partner and the Operating General Partners will be bound by the terms of the applicable partnership agreements to manage the affairs of the applicable limited partnerships to the best of their abilities, to use their best efforts to carry out the purposes of the Fund or the Operating Partnership, as applicable, and to devote such time as is, in their judgment, necessary to the business of the Fund or the Operating Partnership, as applicable. (See "Management.")

In the event that the General Partner or any of its Affiliates offers interests in public limited partnerships with similar investment objectives as the Fund and which will acquire operating partnership interests which would satisfy the same criteria and standards of Operating Partnership Interests to be acquired by the Fund, the following criteria will apply: the General Partner and its Affiliates will review the investment portfolio of each partnership (including any series being offered by each such entity) and, to the extent that they have selected and/or evaluated Operating Partnership Interests, will in their sole determination decide which such entity will acquire the investment on the basis of various factors such as the amount of funds available and the length of time such funds have been available for investment; the cash requirements of each such entity; and the effect of the acquisition on each such entity's portfolio. If funds should be available to two or more public limited partnerships to acquire a given investment and all factors have been evaluated and deemed equally applicable to each entity (including any series being offered by each such partnership), then the General Partner and its Affiliates will acquire such investments for the entities on a basis of rotation with the order or priority determined by the dates of formation of the entities (including any series being offered by each such partnership).

In the event that two or more series of the Fund have funds available at the same time for investment, and investment opportunities become available in Operating Partnership Interests, conflicts may arise as to which of the series of the Fund should invest in the investments involved. In that event, the following criteria will apply: the General Partner and its Affiliates will review the investment portfolio of any such series and, to the extent that they have selected and/or evaluated Operating Partnership Interests, will decide which such series will acquire the investment on the basis of various factors such as the amount of funds available and the length of time such funds have been available for investment; the cash requirements of each such series; and the effect of the acquisition on each such series' portfolio. If funds should be available to two or more series to acquire a given investment and all factors have been evaluated and deemed equally applicable to each series, then the General Partner and its Affiliates will acquire such investments for the series on a basis of rotation with the order or priority determined by the dates of formation of the series (based on the commencement of the respective Series offering Periods).

The General Partner and its Affiliates, will devote only as much of their time to the business of the Fund as in their judgment and experience is reasonably required. Since the officers and employees of the General Partner are also officers and/or employees of other Affiliates of the General Partner, they will have conflicts of interest in allocating management time, services and functions among the Fund and any present and future partnerships or other ventures which are or may be organized by Affiliates of the General Partner. If necessary, the Fund will hire its own employees to help carry out the business and operations of the Fund. The General Partner and its Affiliates will allocate their management time, services and functions among the various Operating Partnership Interests and if additional series of BACs are issued, among the several series of BACs, as in their discretion best serves the interest of the Fund and the Investors. For an indication of the number and size of partnerships which are presently being managed by Affiliates of the General Partner, see "Prior Performance of the General Partner and its Affiliates."

The Fund will not invest, with respect to any series of BACs, in any Operating Partnership owned or controlled by any of its Affiliates.

Other Transactions With the General Partner or Its Affiliates

The General Partner and its Affiliate(s) are expected to provide services to the Fund in connection with finding, analyzing, structuring and acquiring Operating Partnership Interests.

The General Partner and its Affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with the Fund as described in this Prospectus and the Fund Agreement. (See "Compensation and Fees.")

All expenses of the Fund must be billed directly to and paid by the Fund. The General Partner and its Affiliates may be reimbursed for the actual costs of goods and materials used for or by the Fund, provided, however, that unless the General Partner or its Affiliates purchase the goods or materials on behalf of the Fund from an independent third party, the reimbursement to the General Partner or its Affiliates therefor shall not exceed the lesser of the cost of such goods and materials or 90% of the competitive price which would be charged by non-affiliated Persons. If the General Partner or its Affiliates purchase goods or materials from an independent third party which are used by the Fund, the General Partner may be reimbursed at its cost as set forth in Section 5.01(e) of the Fund Agreement. No reimbursement shall be permitted for services for which the General Partner or its Affiliates is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement (except as permitted under Section 5.01(e) of the Fund Agreement) shall be general overhead expenses in connection with the on-going administration of the Fund during its operational phase, such as rent or depreciation, utilities, capital equipment, other administrative expenses or salaries or fringe benefits incurred by or allocated to any of their controlling persons (as defined in Section V.E.1. of the NASAA Guidelines, which includes any of their officers, di rectors, senior management personnel or Persons owning 5% or more of the equity of the General Partner or any Affiliate thereof, or Persons having the power to cause the direction of the General Partner or any of its Affiliates).

The Fund's annual report must contain a breakdown of any costs reimbursed to the General Partner and its Affiliates. The General Partner and its Affiliates shall cause its accountants to verify the allocation of such costs to the Fund. The method of verification shall, at minimum, provide: (a) a review of the time records of individual employees, the cost of whose services were reimbursed; and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partner by the Fund in accordance with this provision only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above.

Any services beyond those described under "Compensation and Fees" and in the Fund Agreement rendered to the Fund by the General Partner or its Affiliates may be provided only under extraordinary circumstances and must meet the following criteria: (a) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms; provided, however, that the services will be provided at a price which does not exceed the lesser of the cost of such services to the General Partner or its Affiliates or 90% of the competitive price which would be charged by non-affiliated Persons rendering similar services in the same or comparable geographic location; (b) the fees and other terms of the contract for services shall be disclosed in a supplement to the Prospectus if the services are rendered during the offering period or in the annual reports to be provided to Investors pursuant to Article IX of the Fund Agreement; (c) the General Partner or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business; and (d) all services or goods for which the General Partner or its Affiliates is to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid. Each such contract must contain a clause allowing termination without penalty on sixty (60) days' notice. In addition, all such services must be necessary to the prudent operation of the Fund.

No rebates or give-ups may be received by the General Partner or its Affiliates, nor may the General Partner or its Affiliates participate in any reciprocal business arrangements which would circumvent the Fund Agreement. Furthermore, reciprocal business arrangements which would circumvent the restrictions of the Fund Agreement against dealing with Affiliates are prohibited.

The monies of the Fund may not be commingled with the funds of any other Person. Nothing contained in this provision, however, shall prohibit the General Partner from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of affiliated entities.

The Fund may invest in joint venture arrangements with another program formed by the General Partner or its Affiliates if the conditions set forth under "The Offering--Issuance of BACs in Series" are met.

The Fund may obtain loans from the General Partner or any Affiliate of the General Partner, subject to the limitations as to interest rates set forth under "Compensation and Fees," and as to borrowing policies under "Investment Objectives and Acquisition Policies--Borrowing Policies." However, the General Partner may not borrow money from the Fund.

Absence of Independent Dealer-Manager

The Dealer-Manager will receive commissions and other compensation in its capacity as an agent of the Fund. The Dealer-Manager has not retained counsel separate from the Fund's counsel, but has conducted such due diligence investigation and review as it deems necessary under the circumstances. However, because the Dealer-Manager is an Affiliate of the General Partner, Investors will not have the benefit of an independent investigation of the Fund as is customarily made by independent dealer-managers.

Employment of Professionals

Peabody & Brown in Washington, D.C., is Counsel to the Fund, the General Partner and Affiliates of the General Partner, the Assignor Limited Partner, the Dealer-Manager and to other entities in which Affiliates of the General Partner are general partners.

If any dispute should arise between the Fund and the General Partner or any Affiliate of the General Partner, the General Partner, depending on the nature of the dispute, may cause the Fund to retain separate counsel for such matters as and when appropriate. (See "Legal Matters.")

Reznick Fedder & Silverman, of Bethesda, Maryland, are accountants and auditors for the Fund, the General Partner, the Assignor Limited Partner and for other entities in which the General Partner and/or its Affiliates are general partners.

                             COMPENSATION AND FEES

The amounts and kinds of all of the compensation and fees to be paid to the General Partner and its Affiliates, during the various phases of the organization, operation and termination of the Fund are summarized below. NONE OF THE FEES TO BE PAID TO THE GENERAL PARTNER AND ITS AFFILIATES HAS BEEN OR WILL BE NEGOTIATED AT ARMS-LENGTH. No compensation, that duplicates the fees to be paid to the General Partner and its Affiliates, will be paid to the Operating General Partners or their Affiliates in connection with organization and operation of the Operating Partnerships. Compensation and/or fees in one category in excess of the maximum amounts disclosed below may not be recovered by reclassifying them under a different category. The Fund shall not pay, directly or indirectly, a commission or fee to the General Partner or its Affiliates in connection with the reinvestment or distribution of sale or refinancing proceeds of the Apartment Complexes.


      Type of Compensation
         and Recipient                 Estimated Amount of Compensation
-------------------------------   ------------------------------------------
                  Organization, Offering and Acquisition Phase

Allowance for and reim-           Reimbursement by the Fund from the
bursement of costs and            proceeds of this Offering for all costs
expenses of the General           and expenses actually paid by them
Partner and its Affiliates in     on behalf of the Fund in connection
connection with the organi-       with the organization of the Fund and
zation of the Fund and the        the offering of BACs, including among
offering of the BACs              others legal, accounting and Investor
                                  communications and computer ser-
                                  vices related thereto, printing, travel,
                                  distribution, filing and other account-
                                  able Offering expenses. The actual
                                  amount depends on the number of
                                  BACs sold, but is not expected to
                                  exceed $13,000,000 if the maximum of
                                  $650,000,000 of BACs are sold. If the
                                  Front End Fees, including Organiza-
                                  tion and Offering Expenses and Sell-
                                  ing Commissions, exceed the amount
                                  allowed therefor pursuant to Section
                                  IV.C.2. of the NASAA Guidelines (up to
                                  30.5% of the Gross Offering Pro-
                                  ceeds), the excess will be paid by the
                                  General Partner and not the Fund.

Selling Commissions payable       $0.70 per BAC (7%) payable with
to Boston Capital Services,       respect to BACs sold by Boston Capi-
Inc.                              tal Services, Inc., or up to $45,500,000
                                  if the maximum of $650,000,000 of
                                  BACs are sold and all such BACs
                                  were to be sold directly by BCS.*

Dealer-Manager Fee payable        $0.20 per BAC (2%), all or a portion of
to Boston Capital Services,       which may be reallowed to Soliciting
Inc.                              Dealers. The actual amount depends
                                  on the number of BACs sold, but is not
                                  expected to exceed $13,000,000 if the
                                  maximum $650,000,000 of BACs are
                                  sold.


      Type of Compensation
         and Recipient                 Estimated Amount of Compensation
-------------------------------   ------------------------------------------
Accountable due diligence         Up to $0.05 per BAC (0.5%) as reim-
expenses reimbursement to         bursement for bona fide due diligence
Boston Capital Services, Inc.     expenses, for a total of up to $3,250,000
                                  if the maximum of $650,000,000 of BACs
                                  are sold. The Dealer-Manager antici-
                                  pates that most of this reimbursement
                                  will be reallowed to Soliciting Dealers.

Non-Accountable Expense           Up to $0.10 per BAC (1%) as reim-
Allowance payable to Boston       bursement of costs and expenses
Capital Services, Inc.            incurred in connection with sale of
                                  the BACs, for a total of up to $6,500,000
                                  if the maximum of $650,000,000 of
                                  BACs are sold. The Dealer-Manager
                                  anticipates that most of this reim-
                                  bursement will be reallowed to Solic-
                                  iting Dealers.

Asset Acquisition Fee to          $0.85 per BAC (8.5%), or up to
Boston Capital Partners, Inc.     $55,250,000 if the maximum of
                                  $650,000,000 of BACs are sold.**

Allowance to Boston Capital       Reimbursement by the Fund from the
Partners, Inc. for reimburse-     proceeds of this Offering for all costs
ment of costs and expenses        and expenses actually paid by them
in connection with the mak-       on behalf of the Fund in connection
ing of the Fund's investments     with the structuring and making of the
                                  Fund's investments, including the
                                  reimbursement of any interest
                                  expense incurred in obtaining funds
                                  with which to make: (i) loans and/or
                                  option and/or deposit payments to
                                  Operating Partnerships prior to the
                                  acquisition by the Fund of an interest
                                  therein; and (ii) investments in Oper-
                                  ating Partnerships prior to the sale of
                                  the number of BACs the Net Offering
                                  Proceeds of which would enable the
                                  Fund to acquire interests therein. The
                                  actual amount depends on the num-
                                  ber of BACs sold, but is not expected
                                  to exceed $13,000,000 if the maximum
                                  of $650,000,000 of BACs are sold. In no
                                  event, however, will such reimburse-
                                  ments exceed $15 million.


     Type of Compensation
        and Recipient                 Estimated Amount of Compensation
-------------------------------   ------------------------------------------
                            Operating Phase
Annual Fund Management             0.5% of the Aggregate Cost of all
Fee to the General Partner         Apartment Complexes as to which
or its Affiliates                  Operating Partnership Interests are
                                   acquired and held by the Fund. The
                                   amount of the annual Fund Manage-
                                   ment Fee is not determinable at this
                                   time.*** However, assuming each
                                   Operating Partnership uses the maxi-
                                   mum degree of leverage and the
                                   maximum of $650,000,000 of BACs are
                                   sold, the Aggregate Cost of the Apart-
                                   ment Complexes would be approxi-
                                   mately $1,423,500,000 and this annual
                                   fee would be approximately
                                   $ 7,117,500.

Reporting Fees from Operat-        Annually, with respect to each Oper-
ing Partnerships to Affiliates     ating Partnership, not more than 0.5%
of the General Partner             of the Aggregate Cost of the appli-
                                   cable Apartment Complex. The
                                   amount of the Reporting Fee is not
                                   determinable at this time.*** How-
                                   ever, assuming each Operating Part-
                                   nership uses the maximum degree of
                                   leverage and the maximum of
                                   $650,000,000 of BACs are sold, the
                                   Aggregate Cost of the Apartment
                                   Complexes would be approximately
                                   $1,423,500,000 and this annual fee
                                   would be approximately $7,117,500.


The annual Fund Management Fee will be reduced by the amount of any Reporting Fees paid to Affiliates of the General Partner to the extent the combined amounts of the Fund Management Fee and the Reporting Fees exceed 0.5% of the Aggregate Cost of the applicable Apartment Complexes on an annual basis.


      Type of Compensation
          and Recipient                  Estimated Amount of Compensation
--------------------------------   --------------------------------------------
Management Fee to Affili-          The lesser of (i) 5% of the gross
ates of the General Partner        receipts of any Apartment Complex
                                   with respect to which property man-
                                   agement services are provided by an
                                   Affiliate of the General Partner, or (ii)
                                   the competitive fees for such services
                                   in the area. The amount of the Man-
                                   agement Fee to Affiliates of the Gen-
                                   eral Partner is not determinable at this
                                   time.***
Interest on any loans to the       Not to exceed the interest or similar
Fund or Operating Partner-         charges or fees of unrelated lending
ship from the General Part-        institutions for similar loans.***
ner or Affiliates
Reimbursement to the Gen-          Reimbursement for the actual costs of
eral Partner or its Affiliates     goods and materials used for or by the
for costs and expenses in          Fund and/or the Operating Partnerships
connection with the opera-         and obtained from entities unaffiliated
tion of the Fund and/or the        with the General Partner. In addition,
Operating Partnerships             the General Partner and its Affiliates
                                   (including the Assignor Limited Partner)
                                   may be reimbursed for the administra-
                                   tive services necessary to the prudent
                                   operation of the Fund and the Operating
                                   Partnerships, provided that any such
                                   reimbursement shall be at the lower of
                                   the General Partner's actual cost or the
                                   amount the Fund or an Operating Part-
                                   nership would be required to pay to
                                   independent parties for comparable
                                   administrative services in the same
                                   geographic location. The General Part-
                                   ner or its Affiliates may not be reim-
                                   bursed for rent or depreciation, utilities,
                                   capital equipment, other on-going
                                   administrative expenses or salaries or
                                   fringe benefits incurred by or allocated
                                   to any of their controlling persons (as
                                   set forth and defined in Section V.E.1. of
                                   the NASAA Guidelines.***


     Type of Compensation
         and Recipient               Estimated Amount of Compensation
------------------------------   ---------------------------------------
General Partner's Share of       1.00% of Profits, Credits and Losses
Profits, Losses and Credits      and of Net Cash Flow based on the
and of Net Cash Flow Distri-     Fund's share of such items from the
bution                           Operating Partnerships, anticipated
                                 to be 99% of Profits, Credits and
                                 Losses and 15-99% of Net Cash Flow
                                 of the Operating Partnerships. The
                                 General Partner's 1.00% share of Net
                                 Cash Flow will be subordinated to the
                                 achievement of the Priority Return.***
                                 (See "Sharing Arrangements: Profits,
                                 Credits, Losses, Net Cash Flow and
                                 Residuals.")


      Type of Compensation
         and Recipient                 Estimated Amount of Compensation
-------------------------------   -----------------------------------------
                           Liquidation Phase

General Partner's Share of        5.00% after certain priority allocations
Liquidation, Sale or Refi-        and distributions. This 5.00% share
nancing Proceeds                  will be subordinated to the achieve-
                                  ment of the Priority Return.*** (See
                                  "Sharing Arrangements: Profits,
                                  Credits, Losses, Net Cash Flow and
                                  Residuals.")
General Partner's Share of        5.00% after certain priority alloca-
Losses arising from a Capital     tions.*** (See "Sharing Arrange-
Transaction                       ments: Profits, Credits, Losses, Net
                                  Cash Flow Residuals.")

- ----------------
 *Boston Capital Services, Inc., presently expects that at least 95% of the potential Selling Commissions will be reallotted to non-affiliated Soliciting-Dealers.

 **Reduced to the extent that any Acquisition Fees, Development Fees or consulting fees are paid to the General Partner or its Affiliates by Operating Partnerships or Operating General Partners. In addition, the General Partner reserves the right to reduce the Asset Acquisition Fee and allow the Fund to use the proceeds of any such reduction to invest in Operating Partnerships.

***The General Partner and its Affiliates are unable to predict the amounts which could be realized. Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time.


                INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Investment Objectives

The Fund intends to invest, as a limited partner, in Operating Partnerships which will own and operate newly-constructed, substantially renovated or existing (and to be substantially renovated) Apartment Complexes which are expected to qualify for Federal Housing Tax Credits, and which are expected to receive Government Assistance. The Operating Partnerships in which the Fund intends to invest have not yet been identified. During any applicable Series offering Period, this Prospectus will be supplemented if and when negotiations with respect to acquisition of an Operating Partnership Interest have progressed to an extent that there is a reasonable probability that the Fund will undertake to acquire that particular Operating Partnership Interest, and such supplement(s) shall be supplied to all Investors in the series of BACs then being offered and to all prospective Investors. All such Apartment Complexes are expected to qualify, subject to certain conditions, for the Federal Housing Tax Credit; certain Apartment Complexes also may qualify for the Historic Tax Credit and/or State Housing Tax Credits. In addition, most of such Apartment Complexes are expected to be the recipients of further Government Assistance through government direct grant or loan, loan guarantee, mortgage insurance and/or subsidy programs; however, certain of such Apartment Complexes may be conventionally financed.

The objectives of the Fund's investments in Operating Partnerships, in order of importance, are to:

 (1) Generate Federal Housing Tax Credits, and in limited instances a small amount of Historic Tax Credits, during the first 10 to 12 years of an investment in each Operating Partnership which Investors may use to offset federal income tax from all sources subject to certain restrictions. There are continuing occupancy requirements that each Apartment Complex must comply with for a fifteen year period after the Federal Housing Tax Credits are first taken. To the extent the Federal Housing Tax Credit rules are not adhered to during the fifteen year period, the BAC Holder would have to pay a tax equal to a fraction of the Federal Housing Tax Credits previously generated by the non-complying dwelling units in the applicable Apartment Complex. (See "Tax Credit Programs--The Federal Housing Tax Credit.")

 (2) Preserve and protect the Fund's capital. Each of the Fund's investments will have certain features designed to preserve and protect the Fund's invested capital. The Fund may also require the developers of the Properties in which it invests to provide guarantees and/or letters of credit, financial bonds and escrow accounts to protect the Fund against failure to complete construction reasonably on time and on budget, to receive Tax Credits reasonably on time and to meet certain operating goals. While these safeguards provide additional protection, there can be no assurance, however, that these measures will adequately protect investments in the respective Partnerships.

 (3) Provide tax benefits in the form of passive losses, which an Investor may apply to offset passive income (if any). Any tax losses allocated to BAC Holders may generally be deducted by such BAC Holder only to the extent of income derived from passive activities. (See "Risk Factors--Tax Risks Associated with the Partnership Investments.")

 (4) Distribute net cash, if any, from a Capital Transaction as to the Fund. It may be feasible under certain favorable market and regulatory conditions to distribute to Investors part or all of their original investment when some or all of the properties are sold or refinanced. However, it is impossible to predict whether or not there will be increases in the value of the Apartment Complexes. In order for Investors to get back their entire Capital Contribution from the sale or refinancing of the Apartment Complexes, their overall value must increase sufficiently and/or the relevant mortgage indebtedness must be amortized to offset organizational, offering, acquisition and disposition expenses currently estimated to be approximately 27% of each Investor's initial Capital Contribution. BAC Holders will receive a Priority Return of cash and Tax Credits before the General Partner can receive any cash distributions. However, the General Partner and its Affiliates will receive certain fees and compensation for services as set forth in this Prospectus, prior to cash distributions to BAC Holders.

In furtherance of the above-described objectives, the Fund will endeavor to invest in Operating Partnerships with a goal of generating Tax Credits for allocation to Investors upon completion and occupancy of all the Apartment Complexes, averaging approximately $1.00 to $1.20 per BAC annually (10%-12% annual Tax Credit as a percentage of capital invested) for the ten-year credit period applicable to each Apartment Complex. For the remaining term of the 15-year Federal Housing Tax Credit compliance period applicable to each Apartment Complex, no additional Tax Credits will be available. This assumes:
(a) the applicability of current tax law and regulations and current interpretations of such law and regulations by the courts; (b) each of such Apartment Complexes is occupied with qualifying individuals throughout the 15-year Federal Housing Tax Credit compliance period; and (c) BAC Holders are unable to use any passive tax losses generated by the Fund.

Assuming: (a) the Apartment Complexes invested in by a series do not have sufficient value at the end of the 15-year Federal Housing Tax Credit compliance period applicable to the investments of such series to make any cash distributions to Investors, and; (b) that Investors do not use for tax purposes the assumed loss of the Investor's entire Capital Contributions, the equivalent tax-free internal rate of return would be approximately 2.0%, exclusive of any cash available for distribution. However, at such time if an Investor uses the suspended passive losses equal to the unreturned Capital Contribution, the equivalent tax-free internal rate of return would be approximately 4% to 6% (approximately 4.7%-9.9% taxable internal rate of return) for Investors with taxable income which is taxed at that time in the 15%-39.6% tax bracket, respectively. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations" for a discussion of offsetting an Investor's loss of Capital Contribution against active income.) If the value of the Apartment Complexes exceeds indebtedness and such value can be recognized through sales of Operating Partnership Interests or the sale or refinancing of Apartment Complexes (even though the restrictions and compliance requirements of the Federal Housing Tax Credit program will continue to apply to such Apartment Complexes at that time), and Investors receive distributions from such sales or refinancings, the equivalent tax-free internal rate of return will be higher.

The selection of the investment objectives have been determined by the Fund after consulting with the Dealer-Manager regarding tax-free investments currently available to investors in other similar tax credit investments. (See "Tax Credit Programs--Qualified Apartment Complexes.") Tax Credits will not be available for an Apartment Complex until such Apartment Complex has been placed in service and, with respect to Federal Housing Tax Credits, until its apartment units are occupied by qualified tenants. No Federal Housing Tax Credits will be available with respect to an Apartment Complex after the ten-year credit period applicable to each such Apartment Complex. (See "Tax Credit Programs--Utilization of the Federal Housing Tax Credit.")

Interests in Operating Partnerships will be acquired with a view toward maximizing Tax Credits and other current tax benefits to a degree consistent with the Fund's other business objectives, including cash flow and long-term appreciation considerations (except with respect to the Fund's investment in certain Non-Profit Operating Partnerships), but not with a view to early resale. However, after the expiration of the ten-year credit period, an Interest in an Operating Partnership may be sold, or the Fund may agree to the sale of the underlying Apartment Complex, in the sole discretion of the General Partner when it deems such action to be in the best interest of the Investors. As is described in "--Acquisition Policies" below in this section, in light of the continuing restrictions and compliance requirements of the Federal Housing Tax Credit program, the Fund may not be able to liquidate its investments until well after the end of the ten-year credit period. After the expiration of the ten-year credit period applicable to each Apartment Complex, any yield on the Fund's investments will be derived solely from Net Cash Flow, if any, and/or Liquidation, Sale or Refinancing Proceeds, if any, and/or passive losses, if any, and to the extent usable by an Investor.

THERE CAN BE NO ASSURANCE THAT ANY OR ALL OF THE OBJECTIVES WILL BE ATTAINED IN WHOLE OR IN PART. IN ADDITION, THE ACHIEVE-

MENT OF THE FUND'S OBJECTIVES MAY VARY AMONG THE SERIES. (See "--Acquisition Policies" in this section.)

As there is no assurance that the value of the Fund's assets will equal Investors' initial Capital Contributions or that any distributions will be made, there is no assurance that any particular tax-free internal rate of return will be achieved.

Notwithstanding the fact that an Investor may be allocated the maximum amount of Tax Credits, as described above, an individual Investor's ability to fully utilize the Tax Credits allocated to him (i) will be affected by the characteristics of other investments in his financial portfolio in each such year, (ii) will be significantly affected by whether or not such Investor is subject to the alternative minimum tax in each such year, and (iii) with respect only to Historic Tax Credits allocated for any year, is subject to significant restrictions based on the level of his adjusted gross income. Further, a non-corporate Investor's ability to utilize passive losses allocated to him depends on the extent to which he has passive income, no significant level of which is expected to be generated by the Operating Partnerships. (See "Suitability of an Investment in BACs" and "Risk Factors--Tax Risks Associated with the Fund's Investments.")

Cash distributions with respect to each series of BACs will be made on an annual basis. (See "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.")

The Assignor Limited Partner, acting at the direction of a majority in interest of the BAC Holders, may, subject to certain limitations, amend the Fund Agreement; any such amendment could include a change in the purpose or investment policies of the Fund. (See "Summary of Certain Provisions of the Fund Agreement.")

Certain of the Operating Partnerships in which the Fund may invest may have Operating General Partners which are non-profit sponsors of low-income housing. Such Non-Profit Operating Partnerships may be subject to greater restrictions, or agreed-to limitations, on matters such as distributions of cash flow from operations and Liquidation, Sale or Refinancing Proceeds. For example, certain non-profit Operating General Partners may be given an option to repurchase the applicable Operating Partnership Interest of the Fund upon the termination of the initial 15-year Compliance Period for an amount equal to the outstanding balance of the applicable Permanent Mortgage Loan and any accrued but unpaid interest, plus an amount calculated to compensate Investors for any federal income tax liability resulting from such repurchase, in which case the equivalent tax-free yield would be reduced.

Acquisition Policies

The Fund will make investments in Operating Partnerships which the General Partner believes to be consistent with the Fund's investment objectives. In the event that the applicable provisions of the Code are not interpreted in the way the General Partner has interpreted such provisions, and as are set forth in this Prospectus, or tax law changes occur which would materially adversely affect the ability of the Fund to attain its investment objectives by pursuing the acquisition policies described below, the General Partner will have the right to modify appropriately such acquisition policies so as to afford the Fund a better opportunity to achieve its investment objec-tives. In the event that the Fund's acquisition policies were to materially change after the final Investment Date, a material amendment to the Fund Agreement would generally require the Consent of the Investors.

The Fund intends to invest in Operating Partnerships or limited partnership interests in partnerships which invest in Operating Partnerships, each of which will own and operate an Apartment Complex that is expected to qualify for the Federal Housing Tax Credit, and some of which also may qualify for Historic Tax Credits and/or State Housing Tax Credits. Each Operating Partnership will be required to use the straight line method of depreciation over a recovery period of 271/2 years (or 40 years in the event the Fund elects to do so) with respect to the applicable Apartment Complex; provided, however, that with respect to any Non-Profit Operating Partnership, an amount equal to the tax-exempt entity's proportionate share of the ownership of the applicable Apartment Complex will be depreciated over 40 years using the straight line method, unless certain allocations are made. It is expected that most of the Operating Partnerships will receive some form of Government Assistance, in addition to Tax Credits, for the applicable Apartment Complexes.

The Fund and/or its Affiliates may arrange for the borrowing of funds by the Fund from lending institutions for the purpose of acquiring previously specified investments in Operating Partnerships after the minimum offering of 250,000 BACs with respect to a particular series has been sold and before sufficient additional Net Offering Proceeds have been raised in a particular series to make such an investment. Any such loans shall be repaid, with interest, by the Fund from the Net Offering Proceeds of such series. Any such reimbursement of interest expense will be made (i) only from Net Offering Proceeds allocated to the category of Acquisition Expenses as set forth in "Estimated Use of Proceeds", and (ii) only in accordance with the applicable limitations on Front End Fees as provided in the Prospectus. In the event the minimum offering with respect to the particular series of BACs is sold and a sufficient number of BACs to provide the Fund with sufficient funds to repay the loan(s) has not been sold prior to the termination of the offering of such series of BACs, then the General Partner and/or its Affiliates will purchase a sufficient number of BACs to provide the Fund with funds to repay such loan(s). Such BACs will be purchased on the same terms and conditions as other BAC Holders except the General Partner will not pay Selling Commissions, the Dealer-Manager Fee, or other Organization and Offering expenses otherwise payable to the Dealer-Manager from the Fund.

The Fund may invest in Operating Partnerships which either own, or will be organized to acquire, an Apartment Complex, which Apartment Complex may be:
(i) to undergo construction or renovation; (ii) undergoing construction or renovation; or (iii) to be acquired by the applicable Operating Partnership
(A) after having completed construction or renovation, or (B) after having been operated for a period of time and, after such acquisition, to undergo substantial renovation, but in each case rendering such Apartment Complex eligible for Federal Housing Tax Credits. In addition, the Fund may invest in Operating Partnerships which either own or will own an interest in Apartment Complexes eligible for Federal Housing Tax Credits, which have already completed construction or renovation.

The Fund may invest in Operating Partnerships which intend to acquire existing Apartment Complexes from tax-exempt organizations or governmental entities, with the financing of such acquisition including the giving of a purchase money note by such Operating Partnership to the selling tax-exempt organization or governmental entity. This method of financing could serve to increase the amount of Federal Housing Tax Credits available with respect to such Apartment Complex as, subject to certain conditions and limitations, the purchase money financing could be included in the Federal Housing Tax Credit basis. However, the inclusion of the purchase money financing in the Federal Housing Tax Credit basis of the Apartment Complex could be challenged by the Internal Revenue Service on one or more bases. (See "Federal Income Tax Matters--Purchase of Existing Apartment Complexes From Tax-Exempt or Governmental Entities.") Unless specifically stated in a supplement to this Prospectus initially offering BACs with respect to any series, not more than 20% of the Fund's investments in Operating Partnership Interests with respect to any series will be comprised of acquisitions of Interests in Operating Partnerships utilizing the form of acquisition financing described in this paragraph.

In no event will the investment in any Operating Partnership Interest acquired by the Fund exceed 20% of the Gross Offering Proceeds of such series, based upon the maximum amount of BACs offered with respect to such series, unless Investors are informed of such proposed investment (i) by supplement to this Prospectus during the offering of such series, or (ii) by a report sent to Investors within 45 days of the close of the quarter in which such investment is made, if a reasonable probability that such investment will be made does not occur until after the offering of such series has concluded. In addition, the Fund will not invest in any Operating Partnership whose Operating General Partner is an Affiliate of the General Partner. The Apartment Complexes which are owned by the Operating Partnerships to be invested in by the Fund can be located anywhere in the United States, its territories or possessions. However, it is the General Partner's intent to seek as much diversity as reasonably possible in terms of the locations and sizes of the Apartment Complexes.

Interests in Operating Partnerships will be acquired with a view toward maximizing Tax Credits and other current tax benefits to a degree consistent with the Fund's other investment objectives, including cash flow and long-term appreciation considerations (except with respect to the Fund's investment in certain Non-Profit Operating Partnerships), but not with a view to early resale.

The criteria for selecting particular Operating Partnerships for investment by the Fund include, where applicable, capability of the development group, including the history and performance of the sponsor, general contractor, architect, managing agent and others associated with development and operation of the Apartment Complex and their respective relationships with the Operating General Partner(s); the financial strength of the Operating General Partner(s); analysis of all data supplied by the Operating General Partner(s) to the conventional lenders and/or applicable government agencies to obtain mortgage loan commitments, with special attention to the cost of construction (including provisions for assuring completion of construction of the Apartment Complex), geographic distribution, proposed rents, and costs of property operations; general rental market conditions in the area of the proposed Apartment Complex (including vacancy rates); the operating expenses of comparable Apartment Complexes; and in the case of existing Apartment Complexes, the history and performance of the Apart-ment Complex. In addition, in the event the Fund proposes to invest in an Operating Partnership which owns or expects to acquire and substantially renovate an older (ten or more years) Apartment Complex, the General Partner will investigate the condition of the Apartment Complex and, if it determines that it is in the best interest of the Fund to do so, will obtain an engineering report and/or an appraisal pursuant to section V.L. of the NASAA Guidelines. Any appraisal obtained is only an estimate of value and should not be relied on as a measure of realized value. The appraised value of prospective Apartment Complexes will not be provided in supplements to the Prospectus.

The investment by the Fund in an Operating Partnership which owns an Apartment Complex receiving Government Assistance from USHUD will require USHUD approval, which could lengthen the acquisition process and/or could require compliance with certain conditions in order to obtain such approval. Similar procedures are required with respect to Apartment Complexes which have received RHS assistance.

Generally, the sale of the Fund's Interest in an Operating Partnership or the sale by such an Operating Partnership of its Apartment Complex will be subject to various restrictions including, but not limited to, the necessity of obtaining the approval of any governmental agency(ies) providing Government Assistance to the Apartment Complex, obtaining the consent of the Operating General Partner(s) and the furnishing of various legal opinions. These restrictions could lead to a longer holding period for certain Apartment Complexes or a sale of such Apartment Complexes or Operating Partnership Interests, as applicable, to purchasers subject to certain government restrictions and/or conditions. The Fund will undertake to hold Operating Partnership Interests for the initial 15-year Federal Housing Tax Credit Compliance Period. The Fund currently anticipates undertaking to sell Operating Partnership Interests (or the underlying Apartment Complexes) as soon as practicable after such time, consistent with the terms of the applicable Operating Partnership Agreements, the Fund Agreement, applicable governmental restrictions and the best interests of the Investors. However, the continuing restrictions and compliance requirements of the Federal Housing Tax Credit program, as well as the uncertainty of a market for buildings such as the Apartment Complexes, may make it impossible for the Fund to liquidate some of its investments until well after the fifteenth year (even though Federal Housing Tax Credits are available only for a ten-year period as to each Apartment Complex).

The size of the tax credit base and the percentage interest to be acquired by the Fund in each Operating Partnership will be important factors in determining the acquisition price for each Operating Partnership Interest. The Fund will generally attempt to acquire a 90%-99% interest in the Profits, Credits and Losses and a 15%-99% interest in the distributable cash flow of each Operating Partnership, with the balance remaining with the Operating General Partner(s). In addition, the General Partner anticipates that the interest of the Fund in Liquidation, Sale or Refinancing Proceeds of each Operating Partnership will be between 15% and 95%, with the balance remaining with the Operating General Partner(s). (See "Investment in Operating Partnerships.")

In order to preserve and protect the Fund's interest in the Profits, Credits and Losses allocated, and the net cash flow distributed, by the Operating

Partnerships, the Operating Partnership Agreement will contain provisions which are intended to assure compliance with Section 704(b) of the Code and the Regulations thereunder, and Counsel will advise the General Partner that it is more probable than not that, assuming that the Capital Account balances of the partners of the Operating Partnership are not significantly adjusted by reason of capital contributions other than those provided for in provisions of the Operating Partnership Agreement corresponding to Article IV of the Fund Agreement, the distributive share of each partner of the Operating Partnership of income, gain, credit, loss or deduction (or item thereof) will be determined and allocated substantially in accordance with the initial intent of the partners (including the Fund) of the Operating Partnership.

The Fund intends to invest in Operating Partnerships as described in "Investment in Operating Partnerships."

In connection with any Apartment Complex as to which construction or renovation has not been completed as of the date of the investment by the Fund in the applicable Operating Partnership, the Fund will obtain from the Operating General Partners certain assurances and financial guarantees intended to reduce the risks inherent during the construction period. The Operating Partnership Agreements will provide for construction completion assurances from the Operating General Partners or their Affiliates whereby completion will be substantially in accordance with the approved plans and specifications and all requirements necessary to obtain the required certificates of occupancy for dwelling units will be met within an agreed-upon period from the date of commencement of construction. Such assurances are expected to be secured by one or more of the following devices or other mechanisms for the benefit of the Fund and the construction and/or permanent mortgage lender, and acceptable to the General Partner, including but not limited to, payment and performance bonds, a letter of credit for all or some portion of the guarantee or assurance, the establishment of a reserve of funds held by an independent escrow agent or other party acceptable to the General Partner, and the right of the Fund to withhold funds payable by the Fund to the Operating Partnership or by the Operating Partnership to the Operating General Partner or its Affiliates, and to apply such funds to the completion of the Apartment Complex. The specific types of security backing the construction guarantees will be negotiated with the Operating Partnerships prior to the execution of definitive acquisition agreements and will depend on the General Partner's determination as to the relative financial strength of individual Operating General Partners and the status of construction at the time of the signing of definitive acquisition agreements. Such security arrangements may not be sufficient to provide security for 100% of the Operating General Partner's obligations.

In addition, the General Partner will attempt to negotiate guarantees from the Operating General Partners to cover debt service and operating expenses arising from the operation of the applicable Apartment Complex. The amount of such operating deficit guarantees may be limited to a specified term and/or dollar amount. Throughout the Offering Period, this Prospectus will be supplemented to set forth descriptions of any Operating Partnerships in which the respective series has invested or in which the General Partner reasonably believes such series will invest. The material terms of any operating deficit guarantee will be disclosed in such a supplement. Each Operating Partnership will arrange for comprehensive casualty insurance coverage which is customary for property similar to the applicable Apartment Complex.

In the event that a particular series invests in Operating Partnerships with the same or affiliated Operating General Partners representing in excess of 20% of the Gross Offering Proceeds of a particular series, financial data for Operating General Partners giving construction and/or operating deficit guarantees will be provided to Investors in a supplement to the Prospectus.

It is anticipated that the Operating General Partner(s) of each Operating Partnership will be obligated to repurchase the Operating Partnership Interest of the Fund if the Operating Partnership (to the extent applicable)
(i) fails to receive State Designation in the year that the applicable Apartment Complex is placed in service, (ii) fails to cause the applicable Apartment Complex to be placed in service or to achieve certain occupancy levels by a date certain, (iii) fails to achieve Permanent Mortgage Loan closing by a date certain, (iv) fails to meet both the Minimum Set-Aside Test and the Rent Restriction Test within 12 months of the date the Apartment Complex is placed in service, and/or (v) fails to continue to meet the Minimum Set-Aside Test or the Rent Restriction Test during the period when Capital Contributions of the Fund are due to such Operating Partnership. Additionally, it is anticipated that, if any applicable government agency disapproves, or fails to give any required approval of, the admission of the Fund within 180 days of the admission of the Fund to an Operating Partnership, then, unless the General Partner (on behalf of the Fund) waives this requirement, the applicable Operating General Partner(s) will be obligated to repurchase the Operating Partnership Interest of the Fund and to refund to it the Installments of Capital Contribution which have been paid.

In addition, each Operating Partnership Agreement is expected to contain adjuster provisions which will operate to reduce the amount of Capital Contributions that the Fund is obligated to make to an Operating Partnership in the event that, during the first several years of the Fund's investment but generally not less than 60 months (the "Adjustment Period"), the Actual Credit achieved by the Operating Partnership is less than 90%-100% of the Projected Credit with respect to the Operating Partnership. Any such reduction in, or return of, Capital Contributions to the Fund as described above will be available for reinvestment within the time period(s) allowed for investment described under "Unused or Returned Funds" below in this section; thereafter, any such funds will be returned to the Investors on a pro rata basis as a return of the Investor's money originally invested. It is also anticipated that the Operating Partnership Agreements will provide that, in the event that any such shortfall in the Projected Credit occurs after the Adjustment Period, the Fund will be treated as having made a constructive advance to the Operating Partnership with respect to such year (a "Credit Recovery Loan") as to a certain percentage of the shortfall, plus the amount of any recapture, interest or penalty payable as a result of the shortfall for such year which will be repaid from Liquidation, Sale or Refinancing Proceeds with respect to such Operating Partnership. The Credit Recovery Loan will bear interest at a rate to be negotiated.

It is anticipated that the above-described repurchase provisions, which are anticipated to apply with respect to Federal Housing Tax Credits expected to be generated by each Operating Partnership, will not be applicable, or will be limited, with respect to Historic Tax Credits expected to be generated by an Operating Partnership, if applicable. (See "Federal Income Tax Matters--Historic Tax Credit.")

In determining whether or not to acquire an Interest in a particular Operating Partnership, the Fund and/or the General Partner and/or its Affiliates may make, or arrange for the making of loans or option or deposit payments to one or more Operating Partnerships and/or the applicable Operating General Partner(s) (including prospective Operating Partnerships not yet identified for possible investment by the Fund, and/or the applicable Operating General Partner(s)) prior to the acquisition by the Fund of an Interest(s) therein. The Fund and/or the General Partner and/or its Affiliate may also enter into purchase contracts providing for a deposit.

Any such loan(s) would be structured to comply with the provisions set forth under "Investment Objectives and Acquisition Policies--Borrowing Policies." Any such loan(s) may be repaid, with or without interest thereon, by the applicable Operating Partnership from Capital Contributions made by the Fund to such Operating Partnership after the acquisition by the Fund of an interest therein (or by the applicable Operating General Partner(s) from fees paid to it (them) from such Operating Partnership, which in turn are paid from the Fund's Capital Contributions to the Operating Partnership). In certain cases, the interest expense incurred by the General Partner and/or its Affiliates in obtaining the funds with which to make such loan(s), may be reimbursed to the applicable entity by the Fund. In any such case, any such reimbursement of interest expense by the Fund will be made (i) only after the acquisition by the Fund of an Interest in the applicable Operating Partnership (or in the event the Fund is unable or chooses not to invest in the Operating Partnership to which funds were loaned, only after such determination not to invest is made), (ii) only from Net Offering Proceeds allocated to the category of Acquisition Expenses, and (iii) only in accordance with the applicable limitations on Front End Fees as set forth in "Estimated Use of Proceeds." Any interest charged by, or paid or reimbursed to, the General Partner and/or its Affiliate(s) in connection with any such loan(s) will not exceed the interest cost to such entity(ies) in obtaining the funds with which to make such loan(s). The amount paid for such an option, or the amount of such a contract deposit, usually would not be returned if the investment were not made, and normally would be credited against the Fund's agreed-upon Capital Contributions to the applicable Operating Partnership if the investment were made. The Fund also may incur other costs (such as inspections, market studies, appraisals) which cannot be recouped if the Fund determines not to invest in the particular Operating Partnership under study.

Consistent with the investment objectives of the Fund, the General Partner has discretion to select Operating Partnerships which have structured the financing of the applicable Apartment Complexes in any manner and from any source that the applicable Operating General Partner(s) believe(s) is feasible for the property, and that the General Partner believes is both (i) feasible for the particular property and (ii) beneficial for the Investors. Such financing may include, but is not limited to, tax-exempt bond financing, balloon mortgages, variable interest rates, renegotiable interest rates, deferral or principal payments and wraparound loans.

It is anticipated that the Fund will make its Capital Contributions to each Operating Partnership in approximately four installments, although the Fund may pay its entire Capital Contribution to an Operating Partnership in full upon its admission as a limited partner of such Operating Partnership. To the extent that Capital Contributions to an Operating Partnership are made in multiple Installments, such Installments are expected to be conditioned upon the occurrence of certain events pertaining to qualifying for Tax Credits and/or to construction or operation of the Apartment Complex. Such events are anticipated to include (a) State Designation, (b) occupancy of dwelling units, (c) issuance of certificates of occupancy, (d) Construction Loan closing, (e) admission of the Fund to the Operating Partnership as a limited partner, (f) substantial completion of construction or renovation of the Apartment Complex, (g) final closing or funding of the Permanent Mortgage Loan, and (h) operation of the Apartment Complex at a specified occupancy and/or at a net income level for a specified period of time. The shorter the Installment period, the less opportunity the Fund will have to condition its Capital Contributions to an Operating Partnership and/or to currently reduce its Capital Contributions to an Operating Partnership pursuant to the above-described reduction provisions.

As a condition to payment by the Fund of its initial installment of Capital Contribution to an Operating Partnership, the Fund is expected to receive an opinion from counsel to the Operating Partnership which is anticipated to state, among other things, that the Interest of the Fund in the Operating Partnership is the interest of a limited partner with no personal liability for the obligations of such Operating Partnership, that the Operating Partnership has good and marketable legal title to the Apartment Complex, and that the Operating Partnership is duly formed under the laws of its state of origin as a limited partnership. In addition, the Operating General Partners are expected to make certain representations and warranties to the Fund regarding, among other matters, compliance with requirements of obtaining and retaining Tax Credits, the status of the Operating Partnership as a limited partnership in good standing, the fact that there are no defaults existing or anticipated under any material provisions of the project documents, the net worth of the Operating General Partners, and adherence to certain standards with regard to the construction, development and operation of the Apartment Complex. The Fund will also require the delivery of the opinion of Counsel that, assuming qualification for, and continuing compliance with the requirements of, Tax Credits, it is more likely than not that an Investor will be entitled to his share (based on his interest in the losses for tax purposes of the Fund) of the Fund's share (based on the Fund's interest in losses for tax purposes of the Operating Partnership) of Tax Credits generated by the Apartment Complex. (See "Federal Income Tax Matters--Federal Housing Tax Credit.")

Unless it is deemed, under applicable state law, that the Fund is taking part in the management or control of an Operating Partnership's business, the Fund will not have any liability for obligations of an Operating Partnership beyond its agreed-upon Capital Contributions to such Operating Partnership. Therefore, with the objective of limiting the liability of the Fund in each Operating Partnership to the amount of its Capital Contributions to such Operating Partnership, it is anticipated that each Operating Partnership Agreement will state that:

(1) the Fund will have no right to take part in the management or control of the business of such Operating Partnership, or to transact any business in the name of such Operating Partnership; and

(2) the Fund will have certain rights under the terms of the Operating Partnership Agreements, which are expected to include: (i) the right to approve or disapprove any sale or refinancing of the applicable Apartment Complex, (ii) the right to replace the applicable Operating General Partner(s) on the basis of the performance and discharge of the Operating General Partner(s)' obligations, (iii) the right to approve or disapprove the dissolution of the applicable Operating Partnership, (iv) the right to approve or disapprove amendments to the Operating Partnership Agreement materially and adversely affecting the Fund's investment in the Operating Partnership and (v) the right to direct the Operating General Partners to convene meetings and to submit matters to a vote. In addition, the Fund and Investors are expected to have access to the books and records of the Operating Partnerships and to receive annual and quarterly reports. (See
     Section 5.13(b) of the Fund Agreement.)

BCTC 94, Inc., a Delaware corporation, and an Affiliate of the General Partner, may be a special limited partner in certain Operating Partnerships, with the right to become a general partner under limited circumstances relating to the Operating Partnership's or the applicable Operating General Partner's failure to perform its obligations under the applicable Operating Partnership Agreement.

The Operating General Partners

Under the terms of an Operating Partnership Agreement, it is anticipated that the Operating General Partner(s) will be required to assume responsibility for (a) the achievement of Permanent Mortgage Loan funding as to the applicable Apartment Complex, including the provision of all funds in excess of the Construction Loan, the Permanent Mortgage Loan and net interim income necessary to close, and obtain funding of, the applicable Permanent Mortgage Loan, (b) the completion of the construction and development of the Apartment Complex owned by such Operating Partnership, including the provision of all funds in excess of proceeds of the Construction Loan and the Permanent Mortgage Loan, and other funds available therefor, necessary to pay all costs of such construction or renovation, and thereafter, (c) the management and operation of the Operating Partnership, including the oversight of the rent-up and operational stages of such Apartment Complex. However, the Operating Partnership Agreement also is expected to provide for the withdrawal of an Operating General Partner from the Operating Partnership upon the election of such Operating General Partner, subject to certain conditions. Upon such withdrawal, a substitute general partner (which may or may not be an Affiliate of the Operating General Partner) may replace such Operating General Partner.

In consideration for their performance of various services to the Operating Partnership, including the numerous obligations set forth above, the Operating General Partner(s) or their Affiliates are expected to receive certain Development Fees, incentive Operating Partnership Management Fees and, in certain cases, other such fees for services. In addition, for their services to an Operating Partnership, the Operating General Partners or their Affiliates will receive a certain percentage of the cash flow from the operations of the Operating Partnership and/or available proceeds resulting from the sale or refinancing of an Apartment Complex or the liquidation of such Operating Partnership, after payment of certain priority items. Further, the Operating General Partner(s) or their Affiliates may receive a real estate brokerage commission and/or a Sales Preparation Fee in connection with the disposition of an Apartment Complex by the Operating Partnership, which shall be limited to a competitive real estate commission, in an amount not to exceed 6% of the contract price for the sale of the Apartment Complex. Neither the General Partner nor its Affiliates will receive any such real estate brokerage commission or Sales Preparation Fee.

It is also anticipated that, as the Operating General Partners will have no direct participation in the Fund or its affairs, including the Offering, the Fund and/or the General Partner and/or its Affiliates may indemnify the Operating General Partners against liabilities arising from the Offering and/or the Fund's investment in an Operating Partnership, other than liabilities arising from the Operating General Partners' negligence.

Regulatory Restrictions

Each of the Operating Partnerships will be restricted in the manner in which it can operate the applicable Apartment Complex under the terms of the Permanent Mortgage Loan documents and a Regulatory Agreement with the applicable state agency allocating Federal Housing Tax Credits and/or any regulatory agency providing Government Assistance. (See "Tax Credit Programs--The Federal Housing Tax Credit" and "Government Assistance Programs.")

Unused or Returned Funds

Any portion of the Capital Contributions received from Investors with respect to an applicable series of BACs available for the acquisition of Operating Partnership Interests which has not been so utilized, or committed for utilization, within 24 months from the date of commencement of such series offering(s), subject to the Fund's authority to substitute Operating Partnership Interests for previously identified Operating Partnership Interests as described in "Investment in Operating Partnerships," shall be promptly returned to Investors in such series. If subsequent series of BACs are offered, the funds will be returned only to the Investors in that series in which the funds were raised. The return of funds which were otherwise available for investment in Operating Partnership Interests will include the return of funds used for any Selling Commission, but will not include interest on such funds, as any such interest will be distributed as part of the Fund's Net Cash Flow. Funds shall be deemed committed for utilization if such funds are included in the Working Capital Reserve or if written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings with respect to Operating Partnership Interests have been executed, regardless of whether such acquisitions are consummated. If, for any reason, including legislative changes in the tax laws, acquisition of Operating Partnership Interests would no longer provide Tax Credits to the Investors, any funds which have not been utilized for investment in Operating Partnership Interests and which have not been deposited into the Fund Working Capital Reserve will be promptly returned pro rata to Investors, less expenses of the Fund. Any return of Capital Contributions previously made by the Fund to Operating


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

Partnerships during the first 24 months after the making of such Capital Contributions, and any other funds which have been earned or returned to the Fund with respect to Operating Partnership Interests and any Liquidation, Sale or Refinancing Proceeds otherwise received within 36 months from the Fund's acquisition of Operating Partnership Interests shall, in the discretion of the General Partner, be invested in additional Operating Partnership Interests, placed in the Working Capital Reserve or returned to the Investors in proportion to their respective Capital Accounts as a return of the Investor's money originally invested, provided that in no event shall the General Partner make any reinvestments in Operating Partnership Interests later than 36 months from the final Investment Date. Any such funds which are not so invested or placed in the Working Capital Reserve within six months of the completion of the construction period of all of the Apartment Complexes owned by the Operating Partnerships, shall be returned to Investors, in proportion to their respective Capital Accounts, as a return of the Investor's money originally invested; provided, that a sufficient portion of such funds shall be distributed to Investors to cover their estimated income tax liabilities, if any, arising out of the receipt of such funds.

Preliminary Investments and Reserves

Until Investor funds are released by the Escrow Agent to the Fund, they will be invested in short-term certificates of deposit or time or demand deposits in commercial banks and in short-term government securities backed by the full faith and credit of the United States Government. (See "The Offering.") Thereafter, uninvested funds, otherwise available for investment in Operating Partnership Interests, will be invested in Permitted Temporary Investments. Permitted Temporary Investments are short-term, highly liquid investments, including without limitation, money market funds which invest in investment grade debt securities. The Fund will establish the Working Capital Reserve from the proceeds of this Offering in an amount currently anticipated to be 4% of the Gross Offering Proceeds; in no event will the Working Capital Reserve initially be established in an amount less than 4% of the Gross Offering Proceeds. The reserves may be used to cure any problems arising from the Apartment Complexes; most Apartment Complexes will have their own additional reserve requirements.

Funds held in the Working Capital Reserve also may be used for options, loans and/or other payments and interest expense incurred which may be necessary to secure the acquisition of Operating Partnership Interests. The Fund reserves, to the extent not needed for said purposes, will be utilized to pay Fund expenses, including the annual Fund Management Fee, to the extent other Fund monies are not available therefor.

Borrowing Policies

The Fund's investments will be financed entirely out of the Net Offering Proceeds. However, the Fund is not prohibited from incurring indebtedness for: (i) the acquisition of Operating Partnership Interests before sufficient Net offering Proceeds have been raised as long as such loan(s) are repaid in their entirety by the Fund from Net Offering Proceeds; (ii) the making of loans, option, deposit or other payments to one or more Operating Partnerships and/or the applicable Operating General Partner(s) necessary to secure the acquisition of Operating Partnership Interests; (iii) working capital purposes; (iv) to prevent default with respect to liens against the Apart-ment Complexes, if any; and (v) to discharge such liens entirely, or otherwise to protect the Fund's investment in Operating Partnership Interests. The Fund may, but does not presently intend to, borrow from the General Partner or its Affiliates. Any such borrowing would be subject to the limitations set forth under "Compensation and Fees."

Certain Other Policies

1. The Fund will not issue senior securities, invest in other issuers for the purpose of exercising control unless such investments meet the criteria set forth in "Risk Factors--Joint Investment" (other than as to the Operating Partnerships), underwrite the securities of other issuers or offer BACs in exchange for property.

2. It is possible that the Fund and/or the General Partner and/or its Affiliates may agree to make, or the General Partner and/or its Affiliates may guaranty, certain interim loans which may be made to certain Operating General Partners and/or certain of the Operating Partnerships and/or prospective Operating Partnerships not yet identified for possible investment by the Fund, and/or the applicable Operating General Partner(s) ("Development Loans"), and these Development Loans may be secured by payments of fees or installments of Capital Contribution to be made to such Operating General Partners or Operating Partnerships to the extent the Fund acquires an Operating Partnership Interest.

3. The Fund will not invest in Operating Partnership Interests jointly with other programs, except as described in "The Offering--Issuance of BACs in Series."

4. The Fund may not repurchase or otherwise reacquire BACs.

5. The Fund will distribute annually to Investors certain reports providing information as to each series of BACs, including audited financial statements. (See "Investor Reports.")

6. The Fund may not sell, lease or lend Fund property to the General Partner or any Affiliate of the General Partner, or purchase or lease property from the General Partner or its Affiliates, or acquire property from a program in which the General Partner or its Affiliates have an interest.

7. The Fund will not invest in real estate mortgages. However, the Operating Partnerships in which the Fund intends to invest will own Apartment Complexes which are subject to mortgage indebtedness.

                     INVESTMENT IN OPERATING PARTNERSHIPS

The Fund anticipates acquiring Interests in Operating Partnerships which will develop, or renovate or own an interest in Apartment Complexes generating Tax Credits. The Operating Partnerships, the Apartment Complexes owned by the Operating Partnerships, and the terms of the acquisitions, financing and management are not presently known.

At such time during negotiations for any Operating Partnership Interest with respect to any series, when, in the opinion of the General Partner, a reasonable probability exists that the investment under negotiation will be made, this Prospectus will be supplemented to describe the proposed investment and the anticipated terms of such investment. If, prior to the acquisition of Operating Partnership Interests which are identified in a supplement hereto, the real estate or economic conditions relevant to an investment in such Operating Partnership Interests would not be in the best interest of the Fund, or if particular Operating Partnership Interests cannot be acquired on terms rendering them acceptable investments by the Fund, the General Partner may substitute other Operating Partnership Interests, in lieu of the Operating Partnership Interests which are not acquired, in all cases consistent with the standards described in "Investment Objectives and Acquisition Policies." Upon the termination of any Series Offering Period, no further supplements to this Prospectus will be made to Investors in such series. Investors will not have any right to vote on or otherwise approve or disapprove any particular investment to be made by the Fund. Investors should not rely upon the initial disclosure of any proposed investment as an assurance that the Fund will ultimately consummate such proposed investment, or that any information provided concerning a proposed investment, including its agreed-upon terms, will not change between the date of such information and actual investment. Any supplement to this Prospectus relating to the offering of subsequent series of BACs will set forth any standards which will be applicable to substitution for Operating Partnership Interests described therein, if any.

                              TAX CREDIT PROGRAMS

This section describes the Federal Housing Tax Credit program contained in
Section 42 of the Code, as originally authorized by the Tax Reform Act of 1986 (the "1986 Tax Act"), and as modified by certain provisions of the Technical and Miscellaneous Revenue Act of 1988 (the "1988 Tax Act"), the Omnibus Budget Reconciliation Act of 1989 (the "1989 Tax Act"), the Omnibus Budget Reconciliation Act of 1990 (the "1990 Tax Act"), and the Omnibus Budget Reconciliation Act of 1993 (the "1993 Tax Act"). The changes to the program occasioned by the 1989 Tax Act and the 1990 Tax Act generally are effective only with respect to apartment complexes which receive allocations of Federal Housing Tax Credits after 1989 or 1990, respectively. Such apartment complexes are hereinafter referred to as "New Projects." Except as noted below, the Federal Housing Tax Credit may be used by the Operating Partnerships in conjunction with other Government Assistance programs which are described in the section entitled "Government Assistance Programs."

                        The Federal Housing Tax Credit

The 1986 Tax Act created a major government-assisted housing program with respect to low-income housing that is constructed, rehabilitated or acquired after December 31, 1986, by providing a tax credit to investors in certain low-income housing projects (the "Federal Housing Tax Credit"). The Code provides that the Federal Housing Tax Credit is to be allocated by states (or in some cases local agencies) with a volume cap of $1.25 annually per resident of the state for each year, but only the credit arising in the first year of an apartment complex's credit allocation is counted against this limit. Once the Federal Housing Tax Credit is allocated to a particular building, the building owner does not need to reapply for the credit in later years, nor does the aggregate amount of the credit allocated to such building for later years reduce the amount of credits available for allocation to other apartment complexes in such later years. Properties financed with the proceeds of tax-exempt bonds would fall outside of this allocation restriction if 50 per cent or more of the costs of the property are so financed. Unlike other federal housing programs which are administered by the U.S. Department of Housing and Urban Development ("USHUD") or the Rural Housing Service of the U.S. Department of Agriculture (formerly known as the Farmers Home Administration) ("RHS"), this program is administered by the U.S. Department of the Treasury (the "Treasury Department"). As of the date of this Prospectus, the Treasury Department has issued regulations pertaining to a portion of the program; proposed regulations covering other important programmatic aspects have not been published and it cannot be predicted when such proposed regulations will be promulgated or what specific subjects will be covered. Accordingly, the program description set forth below is general and is based on the partial program regulations and statutory text, as amplified by the legislative history published in conjunction with the 1986 Tax Act, the 1988 Tax Act, the 1989 Tax Act, the 1990 Tax Act and the 1993
Tax Act.

Summary of the Federal Housing Tax Credit Program
For a ten-year period (the "Credit Period") investors in a partnership which owns an apartment complex providing low-income housing units, are eligible to receive a credit against federal tax liability, i.e., a dollar-for-dollar reduction in that liability. The annual amount of this Federal Housing Tax Credit is determined by multiplying the annual credit percentage (the "Applicable Percentage") by the basis of that portion of an apartment complex which is occupied by certain low-income tenants (the "Qualified Basis," discussed below under "Eligible Basis and Qualified Basis").

The Applicable Percentage varies essentially according to two major factors--(1) whether an apartment complex is newly constructed (which includes certain substantially rehabilitated apartment complexes) or is an existing apartment complex, and (2) whether or not an apartment complex is federally subsidized. There are three basic Federal Housing Tax Credit categories:

 1. Non-federally subsidized new construction or substantial rehabilitation apartment complexes receive a Federal Housing Tax Credit in an amount up to a present value over ten years of 70% of the Qualified Basis of the apartment complex (the "70% Credit"). The 70% figure is the Applicable Percentage expressed in present value terms assuming the credit is received over ten years. The Treasury Department is required on a monthly interval to re-determine the appropriate yearly percentage that will yield a 70% present value over ten years, utilizing a prescribed discounting methodology based on the applicable federal rate of interest in effect in such month; once established in the month an apartment complex is placed in service, the Applicable Percentage will apply to the entire Credit Period. For apartment complexes placed in service in May 1998, for example, the annual credit is equal to 8.36%. "Substantial rehabilitation" is defined in the Code as capital expenditures in connection with rehabilitation of a building (but not the acquisition costs) aggregated over a period of up to 24 months of at least $3,000 per low-income unit or 10 per cent of the owner's basis in the apartment complex, whichever is higher. The 70% Credit for substantial rehabilitation may be utilized by an owner of an existing apartment complex without any transfer of ownership, or it may be utilized by a new owner after a change of ownership.


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  The 1988 Tax Act permits the taxpayer to elect to use, in lieu of the
  Applicable Percentage for the placed-in-service date, the Applicable Percentage for the month in which a binding agreement as to the building's credit allocation is entered into between the taxpayer and the appropriate Credit Agency. In addition, if the building is financed by the proceeds of tax-exempt bonds, the taxpayer may elect to utilize the Applicable Percentage in effect for the month the bonds were issued.

 2. Federally subsidized new construction or substantial rehabilitation apartment complexes receive a Federal Housing Tax Credit in an amount up to a present value over ten years of 30% of the Qualified Basis payable over ten years (the "30% Credit"). As with the 70% Credit, the Treasury Department is directed to determine the appropriate percentage for apartment complexes placed in service in order to yield a Federal Housing Tax Credit with a 30% present value; for example, for apartment complexes placed in service in May 1998, the Applicable Percentage is 3.61%. For purposes of the Federal Housing Tax Credit program, federal subsidies include only financing received from the proceeds of tax-exempt bonds and financing from direct or indirect federal loans with below market interest rates (such as the RHS Permanent Mortgage Loans anticipated to be obtained with respect to certain of the apartment complexes), the proceeds of which are or were used directly or indirectly with respect to the apartment complex. (See "Government Assistance Programs" for a discussion as to whether a particular program is considered "federally subsidized" within the meaning of the Tax Reform Act of 1986.) In some respects, the use of the term "federally subsidized" in Section 42 of the Code is narrower than its customary definition. For example, subsidies under the USHUD Section 8 Program and Community Development Block Grant funds are not considered federal subsidies for purposes of the Federal Housing Tax Credit.

 An owner has the option of excluding federally subsidized loans from basis in calculating the credit amount and then using the 70% Credit against the remaining basis.

 3. Existing apartment complexes are eligible to receive the 30% Credit upon acquisition by new owners, provided however, that an owner must also accomplish substantial rehabilitation, as described above in paragraph 1, in order to receive the 30% acquisition credit. Existing apartment complexes are not eligible for the 30% Credit if the apartment complex was transferred, or if it underwent certain rehabilitation work, during the prior ten years, although the Treasury Secretary may waive this rule with respect to certain federally-assisted or federally-financed properties in order to avert certain mortgage assignments or claims against federal mortgage insurance funds or in certain other instances of financial distress. The 1989 Tax Act broadened this waiver authority to include properties purchased from failed thrift institutions, their receivers or conservators, or in order to preserve low income occupancy for certain federally assisted properties, effective upon enactment of the 1989 Tax Act. The owner of such an apartment complex also may utilize the 70% Credit with respect to the expenditures incurred to perform the required substantial rehabilitation, if such expenditures are not federally subsidized.

 In addition to the three basic credit percentages, an owner may elect to make more of an apartment complex eligible for the Federal Housing Tax


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Credit after the ten-year Credit Period has already begun. The so-called
"addition to Qualified Basis" provides an additional credit equal to two-thirds of the Applicable Percentage noted above, applied to the amount of such addition to Qualified Basis; any such additional credits are to be claimed and such credits are received over the remainder of the 15-year compliance period. Such additional credits, under certain circumstances, are subject to the state credit allocation described in "Tax Credit Programs--Credits Subject to State Allocation," but are not subject to recapture. (See "Federal Income Tax Matters--Recapture of Federal Housing Tax Credits.")

Qualified Apartment Complexes
The Federal Housing Tax Credit is available only with respect to buildings in qualified low-income housing Apartment Complexes. Qualified low-income housing apartment complexes are generally residential rental properties in which (a) 20% or more of the aggregate residential rental units are occupied by individuals with incomes of 50% or less of area median income, as adjusted for family size (the "20-50 Set-Aside Test") or (b) 40% or more of the aggregate residential rental units are occupied by individuals with incomes of 60% or less of area median income, as adjusted for family size (the "40-60 Set-Aside Test") and, in either case, such units are rent-restricted. This requirement, referred to as the "Minimum Set-Aside," must be met in order for any portion of the apartment complex to qualify for Federal Housing Tax Credits. All low-income units must be suitable for occupancy, must be used on a non-transient basis, and must be offered to the general public. Once the Minimum Set-Aside has been satisfied, all other low-income units meeting the Minimum Set-Aside will be taken into account in determining the Qualified Basis and hence, the amount of Federal Housing Tax Credits which are available. (See "Tax Credit Programs--Eligible Basis and Qualified Basis.")

Additionally, the gross rent paid by tenants of qualified low-income units cannot exceed 30% of the applicable qualifying income for a family of its size (the "Rent Restriction Test"). The Rent Restriction Test is based on the number of bedrooms in a unit, with an assumed number of occupants for each type of unit. Thus, as an example, all two bedroom units in a given apartment complex will have the same rent, based upon the assumption that three people occupy the unit, regardless of the actual number of residents.

Gross rent for this purpose includes the cost of any utilities, other than telephone. The Internal Revenue Service has issued a Notice (No. 89-6) stating that owners must generally follow USHUD, RHS or local housing authority utility allowances, depending on the type of building involved, and whether the tenant directly pays the cost of any utilities (except telephone). Rental assistance payments such as those under the USHUD Section 8, Rent Supplement or Rental Assistance Payments Programs, described below in this section, and similar state or local rental subsidy programs, are not included in gross rent and thus an owner may receive a rental subsidy payment under such a program in addition to the amount paid by the tenant.

The Internal Revenue Service has issued a Notice (No. 89-6) stating that the cost of any services, such as meals or social services, which are paid by the tenant on a mandatory basis, must be included in the gross rent. However, the 1989 Tax Act allows certain fees paid to owners by governmental


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agencies or non-profit organizations for support services to tenants (which services allow residents to live independently) to be excluded from gross rent with respect to New Projects.

Pursuant to Section 42(g)(3) of the Code an apartment complex must, in general, meet the requirements with respect to the 20-50 Set-Aside Test or 40-60 Set-Aside Test, as well as the Rent Restriction Test, described below in this section, not later than the end of the first year of the Credit Period. Special rules are provided in the case of apartment complexes which consist of multiple buildings.

The taxpayer may elect which of the Minimum Set-Aside Tests (i.e., the 20-50 Set-Aside Test or the 40-60 Set-Aside Test) it proposes to meet, but once made, the election is irrevocable. The apartment complex must remain in compliance with the rules governing the Federal Housing Tax Credit program for a period of fifteen years (the "Compliance Period"), commencing with the beginning of the Credit Period, which is the first year the credit is taken with respect to a building. However, a separate 15-year compliance period commences in the year that substantial rehabilitation is completed. Thus, with respect to a building undergoing substantial rehabilitation, the effective Compliance Period will be increased by the time differential between acquisition and the completion of such substantial rehabilitation. With respect to New Projects, the Credit Period for the 30% Credit for acquisition may not commence until the Credit for substantial rehabilitation is allowed. The Fund intends to require the Operating General Partners of each Operating Partnership in which the Fund invests to represent that either the 20-50 Set-Aside Test or the 40-60 Set-Aside Test will be met by the end of the first year of the Credit Period.

The 1989 Tax Act provides for an extension of the Compliance Period for New Projects. Under this provision, the Credit Agency and owner must enter into an agreement establishing an extended compliance period of at least 30 years. However, the owner of a property may, one year prior to the end of the 15 year Compliance Period, request that the Credit Agency present a contract to purchase the apartment complex or the low-income portion of the apartment complex. The purchase price would be equal to the sum of (i) the outstanding mortgage debt on the property, (ii) the cash invested with respect to the apartment complex, increased by a cost of living adjustment (not to exceed five per cent in any year), plus (iii) other capital contributions, minus
(iv) cash distributions from (or available for distribution from) the apartment complex. In the event that the apartment complex is not initially occupied entirely by low-income tenants, this provision relates only to the low-income portion of the apartment complex. If the Credit Agency does present such a contract to the owner, the apartment complex can be sold for that price, but the apartment complex would continue to be subject to the restrictions of the Federal Housing Tax Credit program for at least a total of 30 years (including the initial 15 year Compliance Period). If no contract is presented, then the owner may sell the apartment complex at any price obtainable and without use restrictions or convert it to market rate use, with the qualification that existing low-income tenants may not be evicted (except for good cause) or have their rents raised beyond amounts allowed under the Rent Restriction Test for a three year period after the initial 15 year Compliance Period. Furthermore, the low-income restrictions would terminate upon a foreclosure or deed-in-lieu of foreclosure.


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

Eligible Basis and Qualified Basis
The "Qualified Basis" of a building within a qualified low-income housing apartment complex is defined generally as the portion of the "Eligible Basis" in a qualified building attributable to low-income rental units. This proportion is the lesser of (1) the proportion of occupied low-income units to all residential rental units (whether or not occupied), or (2) the proportion of floor space in the occupied low-income units to the total floor space of the residential rental units (whether or not occupied) in the building.

In general, the "Eligible Basis" of a building within a low-income housing apartment complex is its adjusted basis. With respect to new construction, Eligible Basis will be the cost of new construction determined as of the end of the first year of the credit period, under an amendment contained in the 1989 Tax Act (effective retroactively to 1987). For substantial rehabilitation, Eligible Basis would be comprised of rehabilitation costs aggregated over a period not exceeding 24 months, which expenditures meet the threshold levels described under "Summary of the Federal Housing Tax Credit Program." No acquisition credit is allowable in the absence of substantial rehabilitation. Land costs may not be included in Eligible Basis. Because only the adjusted basis of a building may be included in Eligible Basis, adjustments to basis described under Section 1016 of the Code, except for depreciation, must be taken into account. For example, the reduction in basis equal to any Historic Tax Credit allowed with respect to an apartment complex would be taken into account when computing Eligible Basis. However, the Federal Housing Tax Credit does not reduce a building's basis.

Further, for purposes of determining Qualified Basis, the Eligible Basis includes not only the adjusted basis of the residential rental units, but also the adjusted basis of facilities and certain personal property (such as major appliances) for use by the tenants, as well as other facilities reasonably required by the apartment complex.

Residential rental property may qualify for the Federal Housing Tax Credit even though a portion of the building in which the residential rental units are located is available for commercial use. However, no portion of the cost of such non-residential property may be included in the Eligible Basis. The Statement of Managers of the 1986 Tax Act states the intention of the Congress that the costs of such mixed use facilities would be allocated according to a reasonable method that properly reflects proportionate benefit to be derived directly or indirectly by the non-residential rental property and the residential units. The portion of the cost of apartment complexes owned by Operating Partnerships allocable to commercial space, if any, may be determined on a pro rata basis using a ratio of the square footage of commercial space to the total square footage of such apartment complex.

Eligible Basis may not include in any taxable year the amount of any federal grant, regardless of whether such grant is includable in gross income. A federal grant (as opposed to a loan or a rental subsidy) includes any grant funded in whole or in part by the federal government, to the extent funded with federal funds. Grants which may not be included in Eligible Basis include any Urban Development Action Grants, Rental Historic Grants and Housing Development Action Grants. (See "Government Assistance Programs.")


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


Utilization of the Federal Housing Tax Credit
The Federal Housing Tax Credit is claimed by taxpayers owning an interest in a qualified low-income apartment complex over a ten-year period. In the first year the Federal Housing Tax Credit is claimed, the allowable Tax Credit amount is determined using an averaging convention to reflect the number of months that units comprising the Qualified Basis were occupied by low-income individuals during the year and is reduced to reflect the period of time during the first year that the Operating Partnership owned the building(s) in question. For example, if half of the low-income units included in Qualified Basis were first occupied in October and the remaining half were first occupied in December, the allowable Tax Credit in the first year would reflect that these units were occupied on average only two months or one-sixth of the year for a calendar year owner. As another example, if an Operating Partnership purchased a fully occupied building on July 1 and the building remained fully occupied throughout that first year, the allowable Federal Housing Tax Credit to the applicable Operating Partnership in that first year would be equal to one-half of the total Federal Housing Tax Credit for which the building would be eligible for such year. To the extent that there is such a reduction of the Federal Housing Tax Credit amount in the first year, an additional Federal Housing Tax Credit in the amount of such reduction is available in the eleventh taxable year. Furthermore, a partner's allocable share of Tax Credit in the year in which that partner is admitted or a year in which the partner disposes of his Interest will be determined under general partnership allocation rules, according to the legislative history accompanying the 1986 Tax Act. Thus, the amount of Federal Housing Tax Credit available to an Investor will be affected not only by the first year averaging convention described in this paragraph, but also by the period of time an Investor holds an Interest in the Fund during any particular year in the Credit Period. (See "Federal Income Tax Matters--Allocation of Profits, Credits and Losses to BAC Holder in Year of Purchase of BACs" and "--Allocation of Profits, Credits and Losses Upon Sale of BACs.")

In order to fully utilize the Federal Housing Tax Credit, a taxpayer who is an individual, an "S" corporation or a "closely held corporation" (i.e., one in which five (5) or fewer shareholders directly or indirectly own more than 50% of the stock at any time during the last half of the year) other than a leasing company, must be "at risk" with respect to his investment in such low-income housing.

Generally, the qualified basis of any low-income housing apartment complex is reduced for "at risk" purposes by the amount of any non-qualified nonrecourse financing with respect to such property. Such a reduction would reduce a partner's qualified investment in a low-income apartment complex and therefore, directly reduce such partner's share of any Federal Housing Tax Credit.

However, "qualified commercial financing" is not considered non-qualified nonrecourse financing and therefore a taxpayer will be considered to be "at risk" for purposes of the Federal Housing Tax Credit with respect to such financing. For purposes of the Federal Housing Tax Credit, qualified commercial financing is defined as financing with respect to any property if
(a) such property is acquired by the taxpayer from a person who is not a related person, and (b) such financing is borrowed from a "qualified person" or represents a loan from any federal, state or local government instrumentality.


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

A qualified person for purposes of the Federal Housing Tax Credit is a person who is actively and regularly engaged in the business of lending money and who is not (a) the person from whom the taxpayer acquired the property, or
(b) a person who receives a fee with respect to the taxpayer's investment in the property.

Taxpayers cannot use the Federal Housing Tax Credit in an unlimited amount. Generally, individuals can only utilize Federal Housing Tax Credits to offset taxes on up to $25,000 of "non-passive" income. (See "Federal Income Tax Matters--Federal Housing Tax Credit" and "--Passive Loss and Tax Credit Limitations.")

Federal Housing Tax Credits are not a preference item for purposes of the alternative minimum tax; however, they cannot be used to offset that tax. Corporations, other than S corporations or personal service corporations can generally use the credit against taxes on all income and can use losses to reduce taxable income. However, closely held corporations cannot use the credit against portfolio income. For a more complete discussion of these limitations on the utilization of the Federal Housing Tax Credits, see "Federal Income Tax Matters--Federal Housing Tax Credit" and "--Passive Loss and Tax Credit Limitations."

Corporation taxpayers (other than personal service or closely held corporations) are not subject to the passive loss and credit rules under
Section 469 of the Code. Such corporations may utilize Federal Housing Tax Credits and losses generated by investments in rental real estate against taxes and income from other sources. However, the Federal Housing Tax Credits may not be used against alternative minimum tax liability. Furthermore, the rules applicable to other business tax credits apply to the Federal Housing Tax Credit; a taxpayer may reduce regular tax liability only by an amount equal to $25,000 plus 75% of remaining taxes above $25,000. For a more complete discussion of these limitations on the utilization of Federal Housing Tax Credits, see "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations."

Credits Subject to State Allocation
All buildings, except those financed through proceeds of tax-exempt bonds subject to the tax-exempt bond limitation included in the Code, must be allocated Federal Housing Tax Credit authority by the applicable state or local credit agency (a "Credit Agency") in the jurisdiction in which the apartment complex is located. The aggregate credit allocation for each year is $1.25 per resident of each state, but only the credit arising in the first year of an apartment complex's credit allocation is counted against this limit. The Fund will only acquire Interests in Operating Partnerships owning apartment complexes which have received a preliminary Federal Housing Tax Credit allocation by the appropriate Credit Agency. Although an actual allocation of Federal Housing Tax Credit authority may not be made until the year a building is placed in service, Credit Agencies are permitted to enter into binding commitments to allocate future credit authority. A provision contained in the 1988 Tax Act allows an allocation to be made if an owner's basis in the apartment complex (including the cost of land) at the close of the allocation year is more than 10% of the reasonably anticipated basis in such apartment complex as of the close of the second year after the allocation


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


year, and the building is placed in service by the close of the second year following the allocation.

Furthermore, the possibility exists that an existing building may receive an allocation for a year but not meet the "10%" requirement described in the immediately preceding paragraph and not be placed in service until the following year, in which case under present law, the allocation would be lost and there is no assurance that the Credit Agency will make credit available during the following year. It is anticipated that each of the Operating Partnership Agreements will provide that the Fund may require the Operating General Partner(s) to repurchase the Fund's Interest in the Operating Partnership in the event that the apartment complex is not placed in service in the year for which the Federal Housing Tax Credit is allocated and does not meet the above described 10% test. (See "Investment Objectives and Acquisition Policies--Acquisition Policies" and "The Offering.") In addition, the Credit Agency is required to reduce the Applicable Percentage and/or the Qualified Basis from the amounts for which the apartment complex would otherwise be eligible if the Credit Agency believes that the full amounts are not necessary in light of other sources of assistance which are available to the apartment complex.

Credit Agencies are required to publish, after public comment is received, qualified allocation plans which set forth selection criteria to be used in determining housing priorities of the Credit Agency. The 1989 Tax Act mandates that, during the stage at which the Credit Agency is determining which apartment complexes to select for an allocation, it give preference to apartment complexes which serve the lowest income tenants for the longest periods of time. The Credit Agencies must also take other criteria into account in selecting apartment complexes for an allocation. The General Partner is unable to predict what impact, if any, this entire provision will have with respect to any apartment complex or the availability of apartment complexes for investment. Furthermore, the 1989 Tax Act requires that for New Projects, Credit Agencies evaluate certain financial information relating to apartment complexes and allocate Federal Housing Tax Credits in an amount which does not exceed the amount determined necessary for the financial feasibility and long-term viability of the apartment complex. In making this determination, the Credit Agency must consider the source and use of funds, total financing for the apartment complex, proceeds expected to be generated as a result of tax benefits and the percentage of Federal Housing Tax Credits used "for project costs other than the cost of intermediaries." The General Partner is unable to predict how this provision will affect any apartment complex or the availability of apartment complexes for investment. However, each State Credit Agency has adopted a qualified allocation plan and has procedures in place for analyzing the amount of Federal Housing Tax Credits to be allocated, which plans and procedures differ in many respects from each other. In addition, pursuant to the 1989 Tax Act, Credit Agencies have procedures in place to affirmatively monitor compliance and to report any noncompliance with the Federal Housing Tax Credit program to the IRS.

It is anticipated that each of the Operating Partnership Agreements will provide for an adjuster to reduce the Capital Contributions of the Fund to the Operating Partnership in the event that the Actual Credit is less than a specified percentage (generally anticipated to be between 90% and 100%) of the


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Projected Credit for the applicable apartment complex. (See "Investment
Objectives and Acquisition Policies--Acquisition Policies.")

                       State Housing Tax Credit Programs

The Fund may offer one or more series of BACs exclusively to Investors of a specific state and invest, through Operating Partnerships, exclusively in apartment complexes which will generate both Federal Housing Tax Credits and housing tax credits available under the laws of the state in which the apartment complexes are located ("State Housing Tax Credits"). Such series could also invest in apartment complexes in such state generating Historic Tax Credits. As of the date of this Prospectus, Hawaii, Missouri and California are the only states which have adopted legislation authorizing such State Housing Tax Credits. The supplement to this Prospectus which offers any such series investing in apartment complexes generating State Housing Tax Credits will describe the applicable state program in detail.

Because of the ability of the California Housing Tax Credit program (and potentially other State Housing Tax Credit programs) to generate a proportionally greater amount of tax credits in the earlier years of a series' investment than those which would be generated under the Federal Housing Tax Credit program, the General Partner anticipates that any series which invests, through Operating Partnerships, in apartment complexes qualifying for both Federal and State Housing Tax Credits could realize a greater proportion of tax credits in the earlier years of such series' investments than a series which does not invest in apartment complexes qualifying for State Housing Tax Credits. Similarly, it is anticipated that any series which invests, through Operating Partnerships, in apartment complexes qualifying under such State Housing Tax Credit programs could realize a different aggregate amount of tax credits than a series which invests an equivalent amount of Net Proceeds in apartment complexes which do not qualify for State Housing Tax Credits. Accordingly, the supplement to this Prospectus which offers any series anticipated to generate both types of tax credits will discuss the achievement of the Fund's business objectives in terms of generating both Tax Credits and State Housing Tax Credits for the benefit of the Investors in that particular series.

                              Historic Tax Credit

The Code also provides for a separate tax credit equal to 20% of qualified rehabilitation expenditures for certified historic structures and certain other buildings originally placed in service before 1936 (the "Historic Tax Credit"). Certain of the apartment complexes may qualify for this credit in addition to the Federal Housing Tax Credit. A certified historic structure is defined as a building which (i) is listed in the National Register of Historic Places, or
(ii) is located in a registered historic district and is certified by the Secretary of the Interior as being of historic significance to the district. Qualified rehabilitation expenditures are defined as amounts properly chargeable to capital account, incurred for real property, and made in connection with a qualified rehabilitated building. In general, a qualified rehabilitated building is one which has been substantially rehabilitated. The rehabilitation must also be "certified rehabilitation," which is rehabilitation certified by the Secretary of the Interior as consistent with the historic character of the property or the district in which the property is located. Costs of acquiring a building, or enlarging it, are not qualified rehabilitation expenditures.


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The tax basis of a rehabilitated structure is reduced by 100% of the allowed
Historic Tax Credit. Accordingly, the basis of an apartment complex receiving Historic Tax Credits could be reduced for purposes of computing the Federal Housing Tax Credit for the year.

The use of the Historic Tax Credit by individuals, including shareholders of S corporations or "closely held corporations" is limited by the amount that the taxpayer has "at risk" with respect to the investment that generates the Historic Tax Credit. In general, the taxpayer must satisfy the same "at risk" requirements applicable to the Federal Housing Tax Credit. (See "Federal Income Tax Matters--At Risk Limitations.") In addition, to be considered "at risk" with respect to an investment which generates Historic Tax Credits, it is also necessary that (a) the amount of any nonrecourse financing with respect to such property not exceed 80% of the credit base of the property, and (b) that the financing not be provided by a person who is related to the taxpayer.

The Fund may invest in an Operating Partnership that incurs rehabilitation expenditures that will qualify for such Historic Tax Credit, which would then be available to the BAC Holders to reduce their federal income taxes, but the ability of BAC Holders to utilize such credits may be restricted by the passive activity loss limitation rules in the same manner as such rules apply to the Federal Housing Tax Credit. In addition, BAC Holders whose adjusted gross income exceeds $200,000 will have their ability to use Historic Tax Credits phased out until their adjusted gross income reaches $250,000, at which point no Historic Tax Credits may be used to offset taxes on non-passive income. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations.")

Historic Tax Credits utilized by BAC Holders are subject to full or partial recapture by a BAC Holder who transfers one-third or more of his BACs within five years of the date which the applicable apartment complex was placed in service, in proportion to the percentage of BACs so transferred. In addition, if an apartment complex is sold or otherwise disposed of during this five-year period, the Historic Tax Credits will be recaptured in an amount which varies depending on the date of sale or disposition. (See "Federal Income Tax Matters--Recapture of Tax Credits.")

                        GOVERNMENT ASSISTANCE PROGRAMS

As noted above, the Federal Housing Tax Credit can be utilized in conjunction with apartment complexes that are not government assisted as well as those that receive assistance from federal, state or local governments. It is the intention of the Fund to acquire Interests in Operating Partnerships owning apartment complexes that are assisted by federal, state or local programs, although the Fund may invest in non-assisted apartment complexes as well. Following is a summary of various major government assistance programs now in existence which can be utilized with the Federal Housing Tax Credit. This summary is not intended to be all-inclusive. However, it should be noted that in order to qualify for Federal Housing Tax Credits, an Operating Partnership and its related apartment complex must meet the basic rules for the Federal Housing Tax Credit program set forth in the Code in addition to the applicable administrative rules for the housing assistance programs discussed in this section. There are presently some inconsistencies between the Federal Housing Tax Credit program requirements and cer-


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tain other government assistance program rules which will complicate or block the full utilization of certain assistance programs. Although the following discussion presents several examples of such inconsistencies, it is not inclusive. At the present time, the procedures for the resolution of such inconsistencies and the likelihood of favorable clarification are not clear. Furthermore, there can be no assurance that the terms of such programs, or the regulations governing them, will not change. The General Partner is unable to predict at this time which of the Government Assistance Programs described below will be utilized with respect to Apartment Complexes owned by the Operating Partnerships in which the Fund may undertake to acquire Interests.

A. Rural Housing ("RHS") Programs
Section 515 of the Housing Act of 1949 authorizes the U.S. Department of Agriculture to provide direct below-market-rate mortgage loans for rural rental housing. As of May 1, 1995, the responsibility for administration of the
Section 515 program has been reassigned to the Rural Housing Service ("RHS"). Such loans are extended to qualified sponsors, organized exclusively for the purpose of providing housing, in amounts up to 97% of the total development cost of the applicable apartment complex, as determined pursuant to RHS regulations, and for terms up to 50 years. In addition, RHS may provide an owner with mortgage interest subsidies, which effectively lower the interest rate on a Permanent Mortgage Loan made by RHS to 1% after the satisfactory completion of construction of the apartment complex, the benefits of which the owner must pass on to eligible tenants in the form of lower rents.

RHS regulations limit cash distributions to owners of apartment complexes which it finances with both mortgage loans and interest subsidies to a maximum annual return of 8% per annum, on a cumulative basis, on the required 3% to 5% equity contribution. RHS also requires that monthly payments to a reserve account be made until the maximum amount of 10% of the total construction cost of the apartment complex has been set aside. As of May 1, 1995, the Section 515 program has lapsed but it may be renewed.

RHS approval is required if an owner wishes to sell the apartment complex. For apartment complexes funded after December 21, 1979, applicable law and regulations also require the owner to utilize the assisted housing for tenants eligible under the Section 515 Program for the 20-year period following closing of the RHS mortgage. With respect to apartment complexes funded before December 21, 1979, Congress, in the Housing and Community Development Act of 1987, adopted a measure to preserve the low-income tenancy of the apartment complex by requiring that the owner sell the apartment complex at its fair market value to a non-profit organization rather than prepay the loan, or otherwise accept incentives for the extension of low-income use restrictions, to the extent available. On November 21, 1989, the Congress passed the Department of Housing and Urban Development Reform Act of 1989 (the "1989 USHUD Act"). Pursuant to the 1989 USHUD Act, loans obligated after December 15, 1989, provide that the owner cannot prepay during the 50-year term of the mortgage.

Although a RHS mortgage may not be prepaid during its 50-year term, an owner may sell or otherwise transfer its apartment complex upon RHS approval, subject to the mortgage. Furthermore, RHS approval is required before an owning


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partnership may encumber title to its apartment complex, admit or remove a general partner thereof or permit a general partner thereof to maintain a certain percentage interest in that operating partnership.

Section 515 apartment complexes are eligible only for the 30% Federal Housing Tax Credit, because they are the beneficiaries of a federal below-market-rate loan. It should be noted that presently there are inconsistencies between the Federal Housing Tax Credit provisions in the Code and Title V of the Housing Act of 1949 authorizing the Section 515 Program. For example, the Code places the maximum tenant rent at 30% of the "qualifying income." Present RHS regulations require a tenant to pay 30% of "family income" as rent, an amount which in some cases can exceed 30% of the "qualifying income." The Housing and Community Development Act of 1987 generally conforms RHS's Section 515 income limits to those under the Federal Housing Tax Credit provisions of the Code. Thus, Federal Housing Tax Credits are available only for those units in apartment complexes financed under the Section 515 program with respect to which tenants meet the Federal Housing Tax Credit qualifying income test.

The RHS Interest Credit Subsidy available to limited profit sponsors lowers the interest rate on the Permanent Mortgage Loan to 1% per annum. Tenant eligibility in the apartment complex is limited to families, senior citizens and handicapped persons of low and moderate incomes.

In its application for interest credit subsidies, each owner of an apartment complex participating in the RHS Interest Credit Program must submit to RHS budgets for "market rentals" (rents required to operate on a limited profit basis with mortgage payments based on the interest rate provided in the RHS mortgage) and budgets for "basic rentals" (rents required to operate on a limited profit basis assuming a mortgage bearing interest at 1%).

RHS also provides rent subsidies ("Rental Assistance Payments") to low-income tenants in apartment complexes receiving direct loans from RHS pursuant to the Section 515 Rural Rental Housing Program.

Tenants with an adjusted annual income at a level established from time to time by RHS and contained in RHS regulations are eligible for assistance under the rental assistance program. Each eligible tenant is required to pay rent at the lesser of 30% of his adjusted gross income or the "basic rent" established for the applicable apartment complex. Funds reserved by RHS are applied to cover any difference between rents required to be paid by eligible tenants and basic rents. When tenants pay utility bills directly, a utility allowance is established by RHS.

The amount of the allowance is subtracted from the rental subsidy otherwise payable to the apartment complex owner. If the monthly rent plus the utility allowance exceeds 30% of the tenant's income, the tenant will receive the difference directly from the apartment complex owner, from the rental subsidy funds paid by RHS.

RHS regulations limit the number of apartments eligible for Rental Assistance Payments to 40% of the total number of units in an apartment complex. However, all the units in an apartment complex for use solely by elderly or handicapped persons may receive Rental Assistance Payments under most circumstances.


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In order to obtain Rental Assistance Payments for a newly-constructed or substantially-rehabilitated apartment complex, the owner executes a rental assistance agreement with RHS for a term of up to 20 years. However, some contracts may have only a five-year term. Upon expiration of the term of the agreement, a new agreement may be executed for a period of up to five years. Additional units in the apartment complex may subsequently be eligible for assistance, if and to the extent that RHS funds are available.

B. Housing and Urban Development Grant Programs to Local Governments The following United States Department of Housing and Urban Development ("USHUD")-administered grant programs can be utilized with respect to apartment complexes eligible for the Federal Housing Tax Credit. As discussed above under "The Federal Housing Tax Credit," however, the amount of any such grant must be deducted from the Eligible Basis of the apartment complex. After the applicable deduction is made, the remaining Qualified Basis of the apartment complex would be eligible for the 70% Credit, assuming there were no other "federal subsidies" within the meaning of Section 42 of the Code with respect to such apartment complex. However, it may be possible to structure such grant assistance as a true below-market loan, in which case an apartment complex owner has the option of either deducting the loan amount from the basis and receiving a 70% Federal Housing Tax Credit, or including the loan amount within the apartment complex basis and receiving a 30% Federal Housing Tax Credit.

1. Community Development Block Grant ("CDBG") Program
The Community Development Block Grant program is authorized under Title I of the Housing and Community Development Act of 1974, as amended. Approximately seventy per cent of the program's allocation provides annual "entitlement" grants on a formula basis to metropolitan cities and urban counties. The remaining 30% is distributed to "small cities", either by states electing to administer their own programs, or by USHUD on a competitive basis.

Grant Recipients must give the maximum feasible priority to CDBG activities which either benefit low- and moderate-income persons, aid in the elimination of slums and blight or address urgent needs of the community. Grant Recipients may use CDBG funds for a wide range of activities. While rehabilitation, which may be accomplished through grants, loans or guarantees to developers, is a specifically-enumerated eligible activity, assistance to developers for new housing construction (with the exception of "last resort" emergency housing) is generally only eligible when undertaken with the participation of neighborhood-based non-profit organizations, small business investment companies or local development corporations. Construction-related activities, such as land assembly, clearance and demolition, may be assisted without the participation of such entities.

The terms and conditions of the grant, loan or loan insurance from CDBG funds by a Grant Recipient to a developer will be negotiated between the Grant Recipient and the developer. Assisted activities generally are subject to several federal program requirements, including nondiscrimination, environmental review and, in certain circumstances, payment of "Davis-Bacon" prevailing wage rates. The use of a CDBG-financed loan to an apartment


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complex does not constitute a below market federal loan; thus, the apartment complex still may qualify for the 70 per cent present value Federal Housing Tax Credit. (See "Tax Credit Programs--Summary of the Federal Housing Tax Credit Program.")

2. HOPE VI Program
In 1993, Congress enacted the Urban Revitalization Demonstration Program as part of the 1993 Appropriations Act for the Departments of Veterans Affairs and Housing and Urban Development, and Independent Agencies. This program is commonly referred to as "HOPE VI - HOPE for the Residence of Severally Distressed Public Housing." The program is targeted at the most seriously distressed public housing projects around the country. Each participating public housing authority submits an application to USHUD which contains the details of its proposal for the use of the HOPE VI funds and identifies the proposed development team, including all private sector partners/ joint venturers. USHUD awards block grants to eligible applicants meeting the requirements set forth in the applicable Notices Of Funding Availability and the grant application guidelines.

There are two types of grants available under the HOPE VI Program: Planning Grants, which are generally for predevelopment activities; and Implementation Grants, which are used for construction and rehabilitation activities.

C. USHUD Mortgage Loan Insurance Programs and Insurance Subsidy Programs The Fund may invest, through Operating Partnerships, in apartment complexes having mortgage loans which are insured by USHUD. Such mortgage insurance by itself is not considered a federal subsidy for purposes of the Federal Housing Tax Credit program, and USHUD-insured apartment complexes having no other federal subsidy would be eligible for the 70% Federal Housing Tax Credit. However, the Fund currently anticipates that any USHUD-insured apartment complexes invested in by the Fund would have additional federal, state or local assistance, so that the applicable credit would be either the 30% or the 70% Credit, depending upon the particular form of assistance. Other federal insurance programs such as Section 236 and the below market interest rate ("BMIR") program under Section 221(d)(3) also provide subsidy assistance to an apartment complex. The 236 and 221(d)(3) BMIR programs no longer funding new projects, but the Fund may invest in existing apartment complexes having these forms of assistance. The acquisition cost of such apartment complexes would qualify for a 30% Federal Housing Tax Credit, although the Code would prohibit any Federal Housing Tax Credit for acquisition costs unless substantial rehabilitation also were undertaken. (See "The Federal Housing Tax Credit--Summary of the Federal Housing Tax Credit Program.") If substantial rehabilitation was to be performed for such an apartment complex, the applicable rehabilitation costs would qualify for the 70% Federal Housing Tax Credit, if the rehabilitation itself was not federally assisted.

1. Section 221(d)(4) Mortgage Insurance Program
Section 221(d)(4) of the National Housing Act of 1934, as amended, provides for federal insurance of private construction and permanent mortgage loans to finance new or rehabilitated rental apartment complexes containing five


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or more units. This program provides housing for families of moderate income, families eligible for assistance under the USHUD Section 8 Program (described below in this section), and families that have been displaced as a result of urban renewal, government action or disaster.

Under USHUD regulations, the amount of any USHUD-insured mortgage loan cannot exceed the lesser of the amount of the USHUD insurance commitment (as amended from time to time) or 90% of the replacement cost of the apartment complex, as determined by a certified public accountant following the accounting procedures specified by USHUD. Under current regulations, the maximum interest rate that may be charged on the mortgage loans insured by USHUD shall be at the rate agreed to by the borrower and the lender. Further, USHUD must approve each disbursement made from the construction loan, and determine when the apartment complex is 100% complete.

A permanent mortgage loan insured under Section 221(d)(4) is to be repaid over a term not to exceed 40 years from the final closing date. Payments of principal, interest and USHUD mortgage insurance premiums are to be made in equal monthly installments. Under the terms of USHUD-approved loan documents applicable to this mortgage insurance program, neither an owning partnership nor any partner of such partnership will have personal liability to repay the construction or permanent mortgage loans or to pay the interest on such loans.

Under current USHUD regulations, up to 15% of the original principal amount of the permanent mortgage loan may be prepaid at any time, in any one calendar year, without penalty. A mortgage loan insured under Section 221(d)(4) may be prepaid without the consent of USHUD. This prepayment right may be prohibited by, or subject to the approval of, USHUD and the lender, in the case of apartment complexes financed with tax-exempt bonds. In those cases when the Government National Mortgage Association ("GNMA") is the "take-out" lender and purchases the permanent mortgage loan from a private mortgagee at final closing, GNMA imposes a 3% penalty (which penalty declines at the rate of one-eighth of 1% per year) which is charged for any prepayment made in excess of the allowable 15% in any year prior to the twenty-fourth anniversary of the date of the mortgage note. In cases where the permanent mortgage loan is held by other parties, a prepayment penalty also may apply.

At the initial closing of a USHUD-insured apartment complex mortgage loan, USHUD and the apartment complex owner enter into a Regulatory Agreement. Operation and sale, transfer or other disposition of the apartment complex, or change in the ownership of the apartment complex, are governed by the terms of such Regulatory Agreement.

Under current USHUD regulations, rental rates for an apartment complex are initially determined by USHUD with the objectives of not exceeding apartment complex rents for comparable units in the same market area at the estimated time of occupancy and of providing some cash available for distribution after payment of mortgage interest and principal, USHUD mortgage insurance premium, required reserve fund deposits, and estimated operating expenses. All rent increases must be approved by USHUD prior to their becoming effective unless, pursuant to USHUD regulations effective in 1983, an owner has exercised its authority to establish alternative rents


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and charges. Where an owner makes an election of deregulation of USHUD rent procedures, local rent control may apply to the apartment complex.

In the event of a default by the mortgagor of a USHUD-insured mortgage loan, which is not cured within 30 days or such extended time period to which USHUD and the mortgage lender consent, the mortgage lender has the right to elect either to foreclose upon the mortgage securing the loan, or to assign the loan to USHUD in return for payment of its insurance benefits. If the loan is assigned to USHUD, the owner retains legal title to the apartment complex. However, if the default continues, USHUD may foreclose upon the mortgage and become the legal owner.

2. Section 220 Mortgage Insurance Program
Section 220 of the National Housing Act, as amended, provides for federal insurance of private mortgages in a similar manner to Section 221(d)(4), but is restricted to residential property in certain urban areas which are in need of revitalization. The requirements and conditions under Section 220 are otherwise substantially as described above for the Section 221(d)(4) mortgage insurance program.

3. Section 236 Mortgage Insurance and Subsidy Program
Section 236 of the National Housing Act, as amended, also provides for federal insurance of private mortgages with terms of up to 40 years for up to 90% of the replacement cost of apartment complexes. Rentals for applicable apartment complexes were required to be initially established so that, at 95% occupancy, after payment of mortgage interest and principal payments, reserves, and operating expenses, the cash available for distribution to the owner would not exceed a 6% return on its USHUD-determined equity investment in such apartment complex, although shortfalls in any year may be paid in subsequent years.

Prepayment of the mortgage loan during the first twenty years is extremely limited. In 1988, Congress enacted the Housing Preservation Act of 1988 and in 1990, the Congress passed the Low-Income Housing Preservation and Resident Homeownership Act of 1990 (collectively, the "Preservation Acts"), which deals with the preservation of apartment complexes financed with mortgage loans insured under the Section 236 or Section 221(d)(3) programs (described in the succeeding section). Basically, under the Preservation Acts, USHUD provides incentives to owners to extend ownership together with the low-income occupancy restrictions pertaining to such apartment complexes, or to provide for a fair market sales price if the owner wishes to sell such an apartment complex, either to its tenants or to a non-profit buyer or private entity, such as an Operating Partnership in which the Fund has acquired an Interest. USHUD has terminated processing under this program, with limited exceptions.

The Section 236 program also provides interest subsidies, which are interest reduction payments from USHUD to the public or private lender, on behalf of the apartment complex owner, in the amount of the difference between the payment required for principal, interest and USHUD mortgage insurance premiums on the Permanent Mortgage Loan, and that which would be required if the Permanent Mortgage Loan carried an interest rate of 1% per year. The owner must pass on the benefits of the interest rate subsidy to the eligible tenants in the form of lower rents.


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Tenant eligibility for apartment complexes receiving interest reduction payments under the Section 236 program is determined on the same basis as under the Section 8 Program, described below in this section.

The level of subsidy established by the Section 236 program is fixed in amount and, under existing legislation, cannot be increased to cover rising and often inflationary increases in operating expenses, particularly utility costs. Such increased operating expenses can be paid for only by the tenants through higher "basic rents." The possible consequences of higher operating costs over the operational years of an apartment complex assisted under the
Section 236 program could be (i) rent levels that do not keep pace with escalating operating costs, thereby reducing or eliminating the cash flow from such apartment complex or placing such apartment complex in a deficit cash position, or (ii) increased rent levels that cause tenants to pay higher portions of their monthly incomes for rent or that may cause tenants to leave such apartment complex, leading to an increased vacancy rate among the complex's units. However, these consequences are mitigated, in many cases, by the use of Section 8 housing subsidies for units in the apartment complex, as well as special subsidies authorized by Congress for use in Section 236 apartment complexes that enable tenants to pay only 30% of their income for rent.

4. Section 221(d)(3) Mortgage Insurance Program and 221(d)(3) (BMIR) Subsidy Program
Section 221(d)(3) of the National Housing Act, as amended, provides for federal insurance of private mortgages in a manner similar to the Section 221(d)(4) mortgage insurance program, but allows for insurance of 100% of the total development cost of apartment complexes for non-profit and cooperative mortgagors. In addition, the statutory maximum mortgage amount per dwelling unit is less for Section 221(d)(3) than for Section 221(d)(4). Section 221(d)(3) mortgage loan insurance may be obtained by public agencies, non-profit, limited dividend or cooperative organizations, and private builders or investors who sell apartment complexes to such organizations.

Formerly, apartment complexes financed under Section 221(d)(3) could qualify for below-market interest rates (BMIR) (as low as 3%) and for rent supplement assistance. Below-market interest rates and rent supplements are not presently available under the Section 221(d)(3) program for newly-constructed apartment complexes, although existing apartment complexes may still have such subsidies.

5. Section 223(f) Mortgage Insurance-Purchase and/or Refinancing of Existing Apartment Complexes
Pursuant to Section 223(f) and Section 207 of the National Housing Act, as amended, USHUD provides for federal insurance of private mortgage loans in connection with the purchase and/or refinancing of existing apartment complexes. This program is intended to provide for the preservation of existing housing and neighborhoods through moderate rehabilitation of the property and improved maintenance and management. If an apartment complex were "substantially rehabilitated" under the Code definition using financing pursuant to the Section 223(f) program, the 70% Credit would be applicable with respect to the rehabilitation expenditures.


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Under USHUD regulations, the apartment complex must be at least three years old, consist of five or more dwelling units, generally, have attained an occupancy level which produces rental income sufficient to pay operating expenses and annual debt service, and have established a reserve fund for replacement. Generally, a Section 223(f) insured mortgage loan cannot exceed 85% of the USHUD-estimated value of the apartment complex, or 70% if the apartment complex is to be refinanced without a change in ownership. The term of the mortgage loan cannot be less than ten years nor greater than 35 years.

A mortgage loan insured under either Section 223(f) program contains provisions restricting prepayment, except after a specified period or with approval of USHUD. The mortgage may contain provisions for a prepayment charge.

D. USHUD Rental Assistance Programs

1. Section 8 Housing Assistance Payments Programs
Although the Section 8 Programs applicable to new construction and substantial rehabilitation have been repealed, the Fund may invest in Operating Partnerships which own apartment complexes that were originally assisted under these programs. It should be noted that the definition of "federally assisted" contained in Section 42 of the Code does not include the Section 8 Program. Accordingly, a newly-constructed or substantially-rehabilitated apartment complex receiving Section 8 subsidy assistance may be entitled to the 70% Credit with respect to the entire Qualified Basis (if newly-constructed) or with respect to the rehabilitation expenditures (if substantially-rehabilitated within the meaning of Section 42 of the Code), if it is placed in service after acquisition by the Fund of an Interest in the applicable Operating Partnership.


(a) The Section 8 New Construction and Substantial Rehabilitation
Programs
The Section 8 Programs provide for monthly payments to apartment complex owners on behalf of qualified tenants who are occupying the number of dwelling units in the apartment complex agreed to between USHUD and the apartment complex owner as being eligible for Section 8 payments. The Section 8 Programs do not provide construction or permanent financing and are not mortgage insurance programs, although apartment complexes assisted by the Section 8 Programs can be financed by a USHUD-insured mortgage loan. (See "Government Assistance Programs--USHUD Mortgage Insurance-221(d)(4) Program.") Payments to the apartment complex owner under the Section 8 new construction or substantial rehabilitation programs are made pursuant to the terms of a Housing Assistance Payments Contract ("HAP Contract") for periods generally not exceeding 20 years, commencing when the eligible dwelling units are completed, are ready for occupancy and have been inspected by USHUD.

Generally, only "very low-income" families are eligible to rent units assisted with Section 8 payments. "Very low-income" families or elderly or handicapped persons must have annual incomes, determined pursuant to USHUD regulations, that do not exceed 50% of the median income of the community, adjusted to reflect family size as determined by published USHUD figures.

Tenants must, in most instances, pay rent to the apartment complex owner, plus a USHUD-approved allowance for utilities if utilities are separately


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charged to the tenants, which together equals 30% of the tenant family's annual income and does not exceed 50% of the median income of the community, adjusted to reflect family size as determined by published USHUD figures.

USHUD establishes a "contract rent" for each unit in an apartment complex which is equal to the total rental revenue that the apartment complex owner is to receive for that unit. That part of the "contract rent" that is not covered by the tenant's rent obligation is paid to the apartment complex owner under the HAP Contract. If a tenant's annual income subsequently increases, the portion of the rent he pays will increase and the corresponding Section 8 payments to the owner will be reduced, assuming that the contract rent of the unit does not increase. The 1988 Tax Act allows an owner to increase the rent of a Section 8 tenant whose income had increased in order to compensate for the decreased Section 8 subsidy payment notwithstanding the Rent Restriction Test. (See "Government Assistance Programs--The Federal Housing Tax Credit-Qualified Apartment Complexes.") Rent subsidies, for these or any programs, may decrease or be interrupted for the period a unit is unrented.

USHUD may cause the Section 8 payments for an apartment complex to cease if, after due notice to the apartment complex owner and an opportunity to remedy the situation, USHUD determines that the apartment complex owner is not providing decent, safe and sanitary housing or is in default under any of its contractual undertakings to USHUD.

Initially established prior to construction, contract rents (the "Contract Rents") normally cannot be changed when the HAP Contract is executed. Thereafter, however, the Contract Rents will be adjusted in accordance with annual adjustment factors determined yearly by USHUD. While application of these factors can either increase or decrease the Contract Rents (provided that they cannot drop below the initially established Contract Rents), it is anticipated that the Contract Rents will be increased each year. In addition, USHUD may permit additional adjustments to the Contract Rents to reflect increases in the actual and necessary expenses of owning and maintaining the units resulting from substantial general increases in real property taxes, assessments, utility rates or utilities not covered by regulated rates, if the owner can demonstrate that such general increases have caused increases in operating costs not adequately covered by the Contract Rent increase calculated by applying the annual adjustment factors. Contract Rent adjustments generally, may not result in material differences between the Contract Rents and the rents for comparable unassisted units in the apartment complex or in the community. Pursuant to the Housing and Community Development Act of 1987 and the Stewart B. McKinney Homeless Assistance Amendments Act of 1988, USHUD may not reduce contract rents in effect on April 15, 1987, unless the apartment complex's mortgage loan has been refinanced.

One requirement imposed by USHUD regulations on apartment complexes with HAP Contracts effective after November 1979 is to limit the amount of the owner's annual cash distribution from operations to 10% of the owner's equity investment in an apartment complex if the apartment complex is intended for occupancy by families, and to 6% of the owner's equity investment in an apartment complex intended for occupancy by elderly persons.


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


The owner's equity investment in the apartment complex is 10% of the apartment complex's replacement cost as determined by USHUD. If cash distributions in any year are less than the established ceiling, the amount of the shortfall may be paid out in a subsequent year without counting against that subsequent year's established ceiling on cash distributions. The limitations on cash distributions do not apply to non-elderly apartment complexes of 50 units or less, or to apartment complexes where not more than 20% of the units are receiving Section 8 payments.

(b) The Section 8 Existing Housing Leasing Program
Under the Section 8 existing housing leasing program, operated through local housing authorities ("PHAs"), tenants are given a housing certificate or voucher which is used to pay a significant portion of the tenant's rent in the private market. After the tenant obtains a certificate or voucher, the tenant is allowed to search for housing available in the private market, subject to housing quality and suitability standards. Although the certificate and voucher program differ in certain key respects, they both are dependent on the availability of an adequate stock in the existing rental market.

Pursuant to the Housing and Community Development Act of 1987 and the Stewart
B. McKinney Homeless Assistance Act of 1988, PHAs are provided authority to assign up to 15% of the assistance which has been made available to that PHA to particular structures for a period of five years, with options to renew for up to an additional ten years, subject to the availability of funds for this program.

(c) The Moderate Rehabilitation Program
The Moderate Rehabilitation Program provides project-based assistance for moderately rehabilitated projects. Apartment Complexes must undergo at least $1,000 per unit of rehabilitation. No new projects have been funded under this program since 1989, with certain exceptions for homeless assistance and single room occupancy projects pursuant to the Stewart B. McKinney Homeless Assistance Act of 1988.

(d) HAP Contract Renewals
Many HAP Contracts are reaching expiration within the next several years. No program has been established for the universal renewal of such contracts. All project-based contracts expiring in fiscal year 1997 are renewable for one year at current rents, up to 120 percent of fair market rents. USHUD is also implementing plans for certain loans to be "marked-to-market". This entails reducing payments under a project-based HAP Contract as part of a restructuring of the project's USHUD-insured mortgage loan.

E. Rent Supplement Programs
Section 236(f)(2) of the National Housing Act, as amended, and Section 101 of the Housing and Urban Development Act of 1965, as amended, each provide for the making by USHUD of rent supplement payments to low-income tenants in apartment complexes which receive other forms of federal assistance, such as Section 236 interest reduction payments. The payments for each tenant, made directly to the owner of the apartment complex, generally will be in such amounts as to enable the tenant to pay rent equal to 30% of adjusted family income. Generally, 20%-40% of the units in an apartment


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complex receiving other subsidy assistance are eligible for this additional assistance.

USHUD has converted rent supplement assistance to assistance under the
Section 8 program. Such Section 8 payments generally provide higher rents to owners than rent supplement payments, but are paid only if a tenant is occupying the unit.

F. Transfer of Physical Assets Procedure
Federal regulations provide that certain types of transfers of ownership in apartment complexes which receive USHUD mortgage insurance and/or subsidies must be approved in advance by USHUD. This Transfer of Physical Assets process must be pursued when there is a transfer of the partnership interests of a partnership which affects or changes the control of the partnership

RHS also has instituted similar approval procedures for transfers of ownership interests in RHS-assisted apartment complexes.

G. Government National Mortgage Association/Federal National Mortgage
Association
Government National Mortgage Association ("GNMA"), a governmental corporation within USHUD, was established to provide a secondary market for certain federally assisted or subsidized mortgages.

Under the tandem programs, no longer in effect, GNMA purchased mortgages from primary lenders at prices favorable to the lenders, and then resold those mortgages to the Federal National Mortgage Association ("FNMA") and others at market prices, absorbing the difference as a subsidy. Mortgage loans eligible for purchase were insured under certain USHUD programs, including Sections 220, 221(d)(3), 221(d)(4) and 236.

H. State and Local Financing Programs
A number of states and some local governmental entities have established housing finance agencies ("HFAs") to assist in the development and financing of low- and moderate-income housing. While the majority of HFAs are independent public authorities governed by an appointed board of directors or commissioners, certain HFAs have been established as agencies or departments of the applicable state or local government.

HFAs are empowered by their enabling legislation to issue their own obligations (short-term notes and long-term revenue bonds) which, due to the status of the HFAs as governmental entities, are under certain conditions exempt from federal income taxation. These obligations are sold in the tax-exempt municipal bond market at interest costs to the HFAs below conventional money market rates. The HFAs then use the proceeds of the sale of their notes and/or bonds to make or purchase mortgage loans for low and moderate-income multifamily apartment complexes.

Several HFAs provide mortgage financing for multifamily housing developments financed with USHUD-insured mortgage loans. Generally, in cases where the mortgage loans of HFAs also are USHUD-insured, the underwriting and regulatory standards and procedures of USHUD pursuant to the applicable USHUD mortgage insurance program are employed, without any substantial additional requirements.

Most HFAs provide direct construction and permanent mortgage loans for multifamily housing without USHUD mortgage insurance by "self-insuring" the loans. In cases where the mortgage loans of HFAs are not USHUD-insured, the HFAs generally undertake the processing and evaluation of the mortgage loan application itself, review the loan application for economic feasibility, and review the market need and demand for, and the architectural and construction characteristics of, the multifamily apartment complex. In such cases, the HFAs generally also monitor the construction progress, marketing, rent-up and management of the apartment complex.

Although HFAs' criteria and requirements for non-USHUD insured direct construction and permanent mortgage loans vary, generally such loans are available to limited partnership private owners in an amount up to 90% of an HFA's estimate of the total development cost of the housing development, and are for terms of up to 40 years. The loans can finance newly-constructed or substantially-rehabilitated multifamily rental housing intended for occupancy by individuals and families, elderly individuals and handicapped individuals of low and moderate income, and limit the amount of operating income from the apartment complex which may be distributed to the owner annually. The HFAs' direct loan programs frequently include requirements as to operating assurances, escrow, working capital and other deposits which may be greater in amount and extend for a longer period than similar such requirements under USHUD mortgage insurance programs. While certain of these operating assurances may be funded from mortgage loan proceeds, most are to be provided by the developer/ owner either in cash, in the form of letters of credit or through the pledge of certain equity syndication proceeds.

In addition to the limitation on cash flow distributions from apartment complex operations noted above, HFAs' direct mortgage loan programs generally impose limitations on the prepayment of the mortgage loan and on the sale, refinancing or change in use of the apartment complex. They also may require that a restrictive covenant be placed on record prohibiting the use of the apartment complex for any purpose other than rental housing. Further, they may require approval of the sale of certain interests in an owning limited partnership.

HFA direct mortgage loan programs generally do not require an apartment complex to receive additional subsidy assistance if it otherwise can meet the housing needs of low- and moderate-income individuals and families. However, the preponderance of HFA-financed multifamily housing also is assisted (as to at least a portion of the dwelling units in each apartment complex) pursuant to one or more other Government Assistance Programs.

In order to maintain the tax-exempt nature of obligations issued by HFAs, owners must comply with restrictions in the Code. In this respect, the 1986 Tax Act added certain restrictions on the use of tax-exempt financing by state and local housing financing agencies under Section 103(b) of the Code that make this program more restrictive. Before passage of the 1986 Tax Act, 20% of the units were required to be rented to households with incomes at or below 80% of median income, and there was no adjustment for the size of the family. Under the 1986 Tax Act, 20% of the units must be rented to households at 50% of median income, or 40% of the units must be rented to households at 60% of area median income (the same targeting as for the

Federal Housing Tax Credit) and adjustment for family size is required. In addition, the low-income occupancy requirements must be met for at least a 15-year period. The amount of tax-exempt bond authority available to a state or local agency is subject to a strict state bond cap.

The Federal Housing Tax Credit may be utilized with respect to apartment complexes financed by tax-exempt bonds issued by state or local agencies. In such cases, the credit allocation is not subject to the state credit cap, as the bonds are subject to the state bond allocation cap. However, apartment complexes financed through tax-exempt bond financing are considered "federally assisted", and thus are only eligible for the 30% Credit.

I. HOME Program
The HOME Investment Partnership Act ("HOME") is authorized under Title II of the Cranston-Gonzalez National Affordable Housing Act, enacted into law in 1990. HOME is a formula-based federal housing program intended to support a wide variety of state and local affordable housing programs, with an emphasis on rental housing.

HOME funds, which are allocated by USHUD on a formula basis to participating state and local governments, can be used by such governments to expand the supply of affordable housing and increase the number of households who can be served by assisted housing programs. Funds can be used for acquisition, construction, moderate or substantial rehabilitation activities or for tenant-based rental assistance programs.

State and local jurisdictions are statutorily required to meet matching requirements in order to qualify for HOME funding. This match requirement is currently 25 percent.

Participating jurisdictions are allowed to use funds for equity investments, interest-bearing or non-interest-bearing loans, advances, interest subsidies or other forms of assistance that USHUD finds to be consistent with the purpose of law. Any loan to a project with an interest rate below the applicable federal borrowing rate, would be eligible only for the 30 per cent present value Federal Housing Tax Credit because the project would be considered to be federally subsidized. (See "Tax Credit Programs--The Federal Housing Tax Credit.") However, apartment complexes receiving below market interest rate loans pursuant to the HOME program which are newly-constructed or substantially-rehabilitated could be eligible for the 70% Credit. In order to qualify for this treatment, the owner must agree that not less than 40% of the dwelling units must be occupied by individuals whose incomes are 50% or less of the area median gross income for the area in which the property is located; in the case of properties in New York City, 40% is reduced to 25%. Moreover, the increase in Eligible Basis allowed for projects situated in "qualified census tracts" and "difficult development areas" does not apply to properties subject to this provision. This amendment is effective for loans made after August 10, 1993. (See "Tax Credit Programs--The Federal Housing Tax Credit--Summary of the Federal Housing Tax Credit--and--Eligible Basis and Qualified Basis.")

The amount of funds which a participating jurisdiction may invest on a per-unit basis in an apartment complex may not exceed the per-unit limits established by USHUD under Section 221(d)(3) of the National Housing Act. (See "Government Assistance Programs--USHUD Mortgage Loan Insurance

Programs--USHUD Mortgage Loan Insurance Programs--Section 221(d)(3) Mortgage Insurance.")

Generally, 90 percent of the families assisted under the HOME Program must have incomes that do not exceed 60 percent of area median income, with the remaining 10 percent having incomes not exceeding 80 percent of area median income, adjusted for family size. It should be noted that the rents allowed for such remaining units may exceed the amounts permitted for units under the Federal Housing Tax Credit program.

J. USHUD's Administrative Guidelines Limiting USHUD Housing
Assistance with Other Governmental Assistance.
On December 15, 1994, USHUD published in the Federal Register revised administrative guidelines which would limit the amount of USHUD assistance which can be granted after taking into account other forms of governmental assistance, including the Federal Housing Tax Credit. These guidelines, which USHUD has been utilizing, result from the passage of Section 102(d) of the Department of Housing and Urban Development Reform Act of 1989 and Section 911 of the Housing and Community Development Act of 1992, which provides that USHUD or a local HFA must certify, in making USHUD housing program assistance available to an apartment complex, that such assistance is not more than is necessary to produce affordable housing in light of other forms of federal, state or local assistance.

As a result of the implementation of these guidelines, USHUD has closely reviewed applications for USHUD assistance, including applications for mortgage insurance, when the affected apartment complex will also be eligible for Federal Housing Tax Credits. These guidelines strictly limit the amount of fees, costs and expenses that may be incurred with respect to such apartment complexes. The process by which USHUD reviews such applications may add substantial time to the process of securing USHUD assistance for projects. Although the General Partner is unable to predict with certainty what impact these guidelines will have on any particular apartment complex or on the supply of apartment complexes suitable for investment, the result may be that fewer such suitable USHUD assisted apartment complexes will be available for investment by the Fund.

                                  MANAGEMENT

The General Partner
Boston Capital Associates IV L. P. ("BCA"), the General Partner of the Partnership, is a Delaware limited partnership, the general partner of which is Boston Capital Associates, a Massachusetts general partnership, whose only partners are Herbert F. Collins and John P. Manning, the principals of Boston Capital Partners, Inc. ("Boston Capital"). Mr. Collins and Mr. Manning have equal rights and responsibilities with respect to Boston Capital Associates, including equal rights to any compensation and/or distributions therefrom. The limited partner of the General Partner is a general partnership whose partners are certain officers and employees of Boston Capital and its Affiliates. The General Partner has only a nominal net worth but Boston Capital Associates, the general partner of the General Partner, has a net worth of not less than $1,000,000. Boston Capital Associates has contingent liabilities with regard to prior programs and investors are urged to review the audited Balance Sheet of Boston Capital Associates and the notes thereto, which are incorporated herein by reference.

The Investment Committee of Boston Capital will have exclusive responsibility for selecting and approving investments for the Fund. The Investment Committee will initially be comprised of the persons identified below. In addition to selecting and approving Fund investments, the Committee will establish the terms and conditions pursuant to which such investments will be made.

The members of the Investment Committee are:



Herbert F. Collins         Chairman, Boston Capital Partners, Inc.
John P. Manning            President, Boston Capital Partners, Inc.
Richard J. DeAgazio        President, Boston Capital Services, Inc.
Christopher W. Collins          Executive Vice President, Boston
                                  Capital Partners, Inc.


Boston Capital Partners, Inc. and its Affiliates
Boston Capital is the successor in interest through merger of Greater Boston Development, Inc., which was founded in 1974 by Herbert F. Collins and John P. Manning, Boston Capital's Chairman of the Board and President, respectively.

Boston Capital is an investment banking firm specializing in the equity syndication of affordable residential properties through the use of public and private limited partnerships.

Boston Capital Services, Inc., the Dealer-Manager and an Affiliate of Boston Capital, was founded in 1982 by Messrs. Herbert F. Collins and John P. Manning, and Richard J. DeAgazio, who is the President of the Dealer-Manager and an Executive Vice President of Boston Capital. Messrs. Collins, Manning and DeAgazio are the sole shareholders of the Dealer-Manager. The Dealer-Manager is an SEC-registered soliciting dealer and a member of the National Association of Securities Dealers, Inc.

Boston Capital Communications Limited Partnership ("Boston Capital Communications") either manages directly or monitors the management of the portfolio of real estate-based assets which Boston Capital has syndicated.

Boston Capital Communications' management responsibilities include the collection, analysis and distribution of pertinent information to the investors who have invested in the Boston Capital real estate portfolio.

Herbert F. Collins, age 68, is co-founder and Chairman of the Board of Boston Capital Corporation. Nominated by President Clinton and confirmed by the United States Senate, Mr. Collins served as the Republican private sector member of the Thrift Depositor Protection Oversight Board. During 1990 and 1991 he served as Chairman of the Board of Directors for the Federal Home Loan Bank of Boston, a 314-member, $12 billion central bank in New England. Mr. Collins is the co-founder and past President of the Coalition for Rural Housing and Development. In the 1980s he served as Chairman of the Massachusetts Housing Policy Commission to evaluate current programs and recommend future housing policy. Additionally, he served as a member of the Board of Directors of the Metropolitan Boston Housing Partnership and on the Mitchell-Danforth Task Force, which helped structure the 1990 federal Tax Credit legislation. Mr. Collins also is a past Member of the Board of Directors of the National Leased Housing Association and has served as a member of the U.S. Conference of Mayors Task Force on "HUD and the Cities: 1995 and Beyond." Mr. Collins also was a member of the Fannie Mae Housing Impact Advisory Council and the Republican Housing Opportunity Caucus. He is Chairman of the Business Advisory Council, and a member of the National Council of State Housing Agencies Tax Credit Commission. Mr. Collins graduated from Harvard College. President Bush appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. He is a leader in the civic community, serving on the Boards of Youthbuild Boston, the Pine Street Inn and the I Have a Dream Foundation.

John P. Manning, age 50, is co-founder, President and Chief Executive Officer of Boston Capital Corporation, where he is responsible for strategic planning, business development and corporate investor relations. In addition to his responsibilities at Boston Capital, Mr. Manning is a proactive leader in the industry. He served in 1990 as a member of the Mitchell-Danforth Task Force, to review and reform the Low Income Housing Tax Credit. He was the founding President of the Affordable Housing Tax Credit Coalition, is a member of the board of the National Leased Housing Association and sits on the Advisory Board of the publication Housing and Development Reporter. During the 1980s he served as a member of the Massachusetts Housing Policy Committee, as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee, on the critical role of the private sector in the success of the Low Income Housing Tax Credit Program. In 1996, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. Mr. Manning also is a leader in the civic community, serving on the Boards of Youthbuild Boston and the Pine Street Inn. Mr. Manning is a graduate of Boston College.

Richard J. DeAgazio, age 53, is Executive Vice President of Boston Capital Partners, Inc., and is President of Boston Capital Services, Inc., Boston Capital's NASD registered broker/dealer. Mr. DeAgazio formally served on the national Board of Governors of the National Association of Securities Dealers
(NASD), was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee and the Direct Participation Program Committee. He is a founder and past President of the National Real Estate Investment Association, past President of the Real Estate Securities and Syndication Institute (Massachusetts Chapter) and the Real Estate Investment Association. Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresdner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/ Advest. He has been a member of the Boston Stock Exchange since 1967. He is a leader in the community and serves on the Business Leaders Council of the Boston Symphony, Board of Directors of Junior Achievement of Massachusetts, the Board of Advisors for the Ron Burton Training Village and is on the Board of Corporators of Northeastern University. He graduated from Northeastern University.

Christopher W. Collins, age 43, is an Executive Vice President and a principal of Boston Capital Partners, Inc., and is responsible for, among other areas, overseeing the investment portfolio of funds sponsored by Boston Capital and the acquisition of real estate investments on behalf of such funds. Mr. Collins has had extensive experience in real estate development activities, having founded and directed the American Development Group, a comprehensive real estate development firm, and has also had extensive experience in the area of acquiring real estate investments. He is on the Board of Directors of the National Multi-Housing Council and a member of the Massachusetts Housing Finance Agency Multi-Family Advisory Committee. He graduated from the University of New Hampshire.

Kenneth F. Unger, age 38, is Senior Vice President of Marketing and Sales and National Sales Director of Boston Capital Services, Inc. Mr. Unger has had over seventeen years of experience in real estate syndication and investment banking. He is responsible for spearheading the marketing and sales effort of Boston Capital's public and private offerings. Prior to joining Boston Capital in 1989, Mr. Unger was a Vice President of Shearson Lehman Hutton, and prior to that a Vice President of Connecticut Mutual Financial Services, the broker-dealer affiliate of Connecticut Mutual Life Insurance Company. In addition to his sales and marketing expertise Mr. Unger has been extensively involved with the acquisition, financing and evaluation of real estate. He graduated with honors from Cornell University.

Anthony A. Nickas, age 38, is Chief Financial Officer of Boston Capital Partners, Inc. and serves as Chairman of the firm's Operating Committee. He has fifteen years of experience in the accounting and finance field and has supervised the financial aspects of Boston Capital's project development and property management affiliates. Prior to joining Boston Capital in 1987, he was Assistant Director of Accounting and Financial Reporting for the Yankee Companies, Inc., and was an Audit Supervisor for Wolf & Company of Massachusetts, P.C., a regional certified public accounting firm based in Boston. He graduated with honors from Norwich University.

Kevin P. Costello, age 52, is Senior Vice President in charge of corporate investments for Boston Capital Partners, Inc. and serves on the firm's Operating Committee. He is responsible for all corporate investment activity and has spent 19 years in the real estate syndication and investment business. Mr. Costello's prior responsibilities at Boston Capital have involved the management of the Acquisitions Department and the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital in 1987, he held senior management executive positions in companies associated with real estate syndication as well as in the medical electronics industry. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.

Jeffrey H. Goldstein, age 36, is Senior Vice President of Real Estate for Boston Capital Partners, Inc. Mr. Goldstein is a former member of the Board of Directors of the Council for Affordable and Rural Housing and formerly served as Chairman of the Finance Committee. Prior to joining Boston Capital in 1990, Mr. Goldstein was Manager of Finance for A.J. Lane & Co., a real estate development firm, served as Manager for Homeowner Financial Services, a financial consulting firm, and was an analyst responsible for budgeting and forecasting for the New York City Counsel-Finance Division.

He graduated from the University of Colorado and received his MBA from Northeastern University.

A. Guy Hubschman, age 38, is Vice President of Sales of Boston Capital Services, Inc. Prior to joining Boston Capital in 1990, Mr. Hubschman was founder and President of Landmark Mortgage Inc., an independent mortgage origination firm specializing in residential first mortgages and refinancing, and prior to that was an Account Executive with Dean Witter Reynolds. He graduated with honors from Northeastern University.

Marc N. Teal, age 34, is Vice President of Partnership Accounting of Boston Capital Partners, Inc., overseeing the accounting and financial reporting for all of Boston Capital's public, corporate, and private partnerships. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Development Accountant for Cabot, Cabot, & Forbes, a multifaceted real estate company and prior to that was a Senior Partnership Accountant for Liberty Real Estate Corp. He graduated from Bentley College and received a Masters in Finance from Suffolk University.

Eileen P. O'Rourke, age 41, is a Vice President and Director of Asset Management and Tax for Boston Capital Partners, Inc. Prior to joining Boston Capital in 1995, Ms. O'Rourke was the Partnership Tax Controller at First Data Investor Services Group, Inc. Before that, she was a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C. and a Senior Auditor with the Internal Revenue Service. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant. She is a member of the American Institute of Certified Public Accountants and New England Women in Real Estate.

          PRIOR PERFORMANCE OF THE GENERAL PARTNER AND ITS AFFILIATES

During the ten-year period from January 1, 1988 to December 31, 1997, Affiliates of the General Partner and their respective predecessors in interest have served as general partners of six public limited partnerships and 28 private limited partnerships including ten corporate limited partnerships for a total of 34 real estate programs. Of the 28 private limited partnerships, all are organized in a two-tier structure. In a "two-tier structure," investors acquire an interest in a limited partnership (the "upper tier") which in turn acquires a limited partnership interest in a limited partnership which owns the real estate (the "lower tier"). A two-tier structure allows an investor to indirectly own interests in more than one lower-tier limited partnership through their investment in a single upper-tier partnership.

Affiliates of the General Partner and their respective predecessors in interest raised $1,576,152,029 in subscriptions from 60,907 investors during this ten-year period. A total of 1,352 properties(1), with a total development cost of $3,331,183,108 were acquired for the public and private limited partnerships. These properties are geographically located 11% in the Northeast, 12% in the Mid-Atlantic, 34% in the Southeast, 24% in the Midwest, 10% in the Southwest, and 9% in the West.

The foregoing information covering the period from January 1, 1998 to December 31, 1997, can be summarized as follows:


      PROGRAMS                PROPERTIES                 INVESTORS
--------------------- -------------------------- -------------------------
                                     Total                                       Average
                                  Development                                Capital Invested
    Type      Number   Number         Cost        Number       Capital         Per Property
------------ -------- -------- ----------------  -------- ---------------   -----------------
Public .....    6       962    $ 2,213,245,930   60,044   $  913,443,458      $  949,525
Private ....   28       390    $ 1,117,937,178      863   $  662,708,571      $1,699,253
               --       ---    ---------------   ------   --------------      ----------
Total ......   34     1,352    $ 3,331,183,108   60,907   $1,576,152,029      $1,165,793



                                    REGIONS



               Northeast  Mid-Atlantic  Southeast  Midwest   Southwest  West
               ---------  ------------  ---------  -------   ---------  -----
Public .....       13%         10%         33%       24%       10%        10%
Private ....        8%         14%         34%       25%       12%         7%
               ---------  ------------   --------- -------   ---------  -----
Total ......       11%         12%         34%       24%       10%         9%



Of these 34 prior limited partnerships, all have invested in Apartment Complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these Apartment Complexes are located and the number of properties in each state are as follows:(2)




Alabama ........     26
Arizona ........     15
Arkansas .......     16
California .....     67
Colorado .......     13
Connecticut ....      7
Delaware .......      4
Florida ........     69
Georgia ........     77
Illinois .......     11
Indiana ........      9
Iowa ...........     21
Kansas .........     18
Kentucky .......     41
Louisiana ......     75
Maine ..........     31
Maryland .......     24



Massachusetts ..     20
Michigan .......     51
Minnesota ......     26
Mississippi ....     59
Missouri .......     72
Montana ........      4
Nebraska .......      8
Nevada .........      5
New Hampshire ..      7
New Jersey .....      7
New Mexico .....     15
New York .......     67
North Carolina .     53
North Dakota ...     21
Ohio ...........     18
Oklahoma .......     25
Oregon .........      2



Pennsylvania ...     45
Puerto Rico ....      8
Rhode Island ...      5
South Carolina .     36
South Dakota ...      3
Tennessee ......     23
Texas ..........     66
Utah ...........      5
Vermont ........      5
Virginia .......     62
Virgin Islands .      8
Washington .....      2
West Virginia ..      5
Wisconsin ......     16
Wyoming ........      1

----------------
(1) Includes 63 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 78 shared investments.
(2) The total number of properties by state does not reflect the 78 shared investments of 63 operating partnerships. The net number of properties reflected is 1,274.


The 34 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period. Of the 1,352 total properties acquired during this ten-year period, eleven properties were refinanced.

Of the total offerings during the ten-year period, 34 invested in government-assisted properties and had investment objectives which were similar to the investment objectives of the Fund, to the extent that the limited partnerships intended to provide, in order of priority, (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex; and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

Information concerning the public limited partnerships organized between January 1, 1995 and December 31, 1997 is contained in Appendix I-Tabular Information Concerning Prior Limited Partnerships.

Private Placements (with Similar Investment Objectives)

During the ten-year period ending December 31, 1997, interests in 28 of the limited partnerships with similar investment objectives were sold to approximately 863 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $662,708,571 in subscriptions was raised. Interests were acquired in a total of 390 properties, with a total development cost of $1,117,937,178.

The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $589,714,722 in addition to the equity investment of the prior limited partnerships of $662,708,571. The purchased properties equalled 100% of the total development cost of all non-commercial and non-conventional properties invested in by private limited partnerships.

Public Offerings
During the ten-year period ending December 31, 1997, interests in seven limited partnerships with investment objectives similar to those of the Fund, were sold to approximately 60,044 investors in public offerings registered under The Securities Act of 1933. A total of $913,443,458 in subscriptions was raised. A total of 962 properties were purchased at a total development cost of $2,213,245,930.

Information regarding the public offerings is summarized as follows as of December 31, 1997:



                               Investors                    Properties               Type of Properties
                    -------------------------------- ------------------------ ---------------------------------
                                                                   Total
                                                                  Develop-                   Under     Historic
                                                                    ment        Recently      Con-       Tax
      Program        Closed   Number      Capital     Number        Cost       Completed   struction    Credit
------------------- -------- -------- -------------- -------- --------------- ----------- ----------- ---------

American
  Affordable
  Housing II
  Limited
  Partnership ..     1988      2,421   $ 26,501,000      50    $105,307,863        47        N/A           3
American
  Affordable
  Housing III
  Limited
  Partnership ..     1988        448   $  4,425,000       4    $ 11,323,271         4        N/A         N/A
Boston Capital
  Tax Credit
  Fund Limited
  Partnership
  (Series 1
  through 6) ..      1989      7,623   $ 97,746,940     105    $273,896,723        95        N/A          10
Boston Capital Tax
  Credit Fund II
  Limited
  Partnership
  (Series 7
  through 14) ..     1991     12,135   $186,398,018     310    $546,079,186       299        N/A          11
Boston Capital Tax
  Credit Fund III
  L. P. (Series 15
  through 19) ..     1993     14,583   $219,960,000     241    $550,956,681       229        N/A          12



                                Investors                    Properties               Type of Properties
                    --------------------------------- ------------------------ ---------------------------------
                                                                    Total
                                                                   Develop-                   Under     Historic
                                                                     ment        Recently      Con-       Tax
      Program       Closed    Number      Capital     Number         Cost      Completed   struction     Credit
------------------- -------- -------- --------------- -------- --------------- ----------- ----------- ---------
Boston Capital Tax
  Credit Fund IV
  L. P. (Series 20
  through 31) ..             22,834    $378,412,500     252     $725,682,204      195          53          4



During the four-year period ending December 31, 1997, Affiliates of the General Partner sponsored one public investment limited partnership with similar investment objectives. This public limited partnership owns interests in 252 operating partnerships which include 13 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 13 shared investments. The total number of properties by state does not duplicate the 13 shared investments. The net number of properties reflected is 239 located in:


Alabama .........  1       Maryland .......  4       Ohio .............  3
Arizona .........  2       Massachusetts...  3       Oklahoma .........  5
Arkansas ........  6       Michigan .......  3       Pennsylvania .....  6
California ......  6       Minnesota ......  2       Puerto Rico ......  1
Colorado ........  1       Mississippi .... 21       Rhode Island .....  1
Connecticut......  6       Missouri ....... 13       South Carolina ...  4
Florida .........  3       Montana ........  1       South Dakota .....  1
Georgia .........  8       Nebraska .......  1       Tennessee ........  5
Illinois ........  3       Nevada .........  3       Texas ............ 20
Indiana .........  1       New Hampshire ..  2       Utah .............  2
Iowa ............  2       New Jersey .....  5       Vermont ..........  1
Kansas ..........  2       New Mexico .....  1       Virginia ......... 10
Kentucky ........ 11       New York ....... 16       Virgin Islands....  3
Louisiana ....... 19       North Carolina.. 10       Wisconsin ........  4
Maine ...........  5       North Dakota ... 12


All of the operating partnership acquisitions of the public limited partnership involved new construction or renovation of existing Apartment Complexes, financed with government-assisted mortgage indebtedness aggregating approximately $380,937,647 in addition to the equity investment of the invest-ing partnerships of $378,412,500. These properties equalled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 1997.

Upon request, the most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings will be provided to investors at no charge and the exhibits to each such Form 10-K and Form 10-Q will be provided for a reasonable fee.

Table VI, included as an exhibit to the Registration Statement of which this Prospectus forms a part, presents a more detailed description of certain of these properties. The General Partner will provide Table VI to any prospective Investor without fee upon request.

Any investor or prospective investor may obtain a copy of the most recent Form 10-K, Form 10-Q, or Table VI upon written request to Boston Capital Tax Credit Fund IV L.P. c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, MA 02108-4406, Attn: Richard J. DeAgazio.

                                   * * * * *


Since the inception of Boston Capital's predecessor in interest, Affiliates of the General Partner and their respective predecessors in interest have raised approximately $1.6 billion in equity from approximately 60,000 inves tors to acquire interests in approximately 1,800 properties containing approximately 83,000 apartments units in 48 states, Puerto Rico, The Virgin Islands and Washington, D.C., representing over $4.55 billion in total development cost.

SEE "TABULAR INFORMATION CONCERNING CERTAIN PRIOR LIMITED PARTNERSHIPS," APPENDIX I, FOR DETAILED INFORMATION CONCERNING THE ABOVE LIMITED PARTNERSHIPS. THE INFORMATION SUMMARIZED IN SUCH TABLES IS NOT NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE EXPERIENCED BY THE FUND. IT SHOULD NOT BE ASSUMED THAT INVESTORS WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PARTNERSHIPS. THE OPERATING HISTORY OF MANY OF SUCH PRIOR PARTNERSHIPS IS BRIEF, AND TAX RETURNS AND FINANCIAL STATEMENTS FROM ONLY THE INITIAL YEARS OF CERTAIN OF THESE LIMITED PARTNERSHIPS HAVE BEEN FILED.

            DESCRIPTION OF BACs (BENEFICIAL ASSIGNEE CERTIFICATES)

The BACs
The BACs represent assignments of units of the beneficial interest of the Limited Partnership Interest in the Fund issued to BCTC IV Assignor Corp., the Assignor Limited Partner. Upon the termination of the Offering, the Assignor Limited Partner will have issued and assigned units of beneficial interest equal to the number of BACs purchased, up to the maximum of 65,000,000 BACs. Accordingly, each BAC will represent a pro rata assignment of the beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner. The Assignor Limited Partner does not retain any beneficial interest in its Limited Partnership Interest, all of which has been assigned to the BAC Holders. The BACs are non-assessable and will be transferable on the books of the Fund (subject to the limitations described below under "Transfers"). All expenses of BCTC IV Assignor Corp. will be reimbursed by the Fund, subject to the limitations set forth under "Compensation and Fees."

The assignment of BACs to subscribers will occur on each Investment Date. The General Partner anticipates delivering certificates evidencing such assignment to BAC Holders with respect to each series upon request, as soon as practicable after the termination of the offering of BACs with respect to the applicable series. Each certificate representing the BACs of a particular series will be appropriately marked to identify the series of BACs to which the BAC certificate relates.

Under the Fund Agreement, all of the ownership attributes of Limited Partnership Interests held by the Assignor Limited Partner are assigned to BAC Holders, including the right to receive a percentage of the Fund's income, gain, credits, losses, deductions, and distributions, as well as the right to take certain actions without the approval of the General Partner (see "Summary of Certain Provisions of the Fund Agreement--Voting Rights and Meetings") and the right to inspect the books and records of the Fund. (See "Summary of Certain Provisions of the Fund Agreement--Books and Records.") All rights accorded limited partners under the laws of the State of Delaware extend to the BAC Holders under the terms of the Fund Agreement subject to the limitations set forth under "Fiduciary Responsibility of the General

Partner." BAC Holders of different series will participate in different pools of Operating Partnership Interests. The rights and ownership attributes of BAC Holders in all series will be identical in all other respects, except with respect to voting rights and accounting matters applicable to any particular series. (See "The Offering--Issuance of BACs in Series.")

Transfers
The BACs of each series, as and when issued, will be in registered form only and are anticipated to be transferable on the books of the Fund (subject to the restrictions discussed below) 30 days after the issuance of the final BACs with respect to the applicable series. To the extent that transfers are permitted, transferees of BACs will be recognized as BAC Holders on the last business day of the calendar month during which the Fund or its agent receives all necessary documentation with respect to the transfer (unless such documentation is received less than five business days prior to the last business day of a calendar month, in which case the transferee will be recognized as the BAC Holder on the last business day of the next calendar month following such receipt). (See "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals--Allocation of Profits, Credits or Losses and Cash Distributions Upon Transfer of BACs.") Although the BACs are anticipated to be issued in a form facilitating trading, there are currently limitations on the transferability of BACs necessitated by the Federal Housing Tax Credit recapture provisions in the Code. (See "Federal Income Tax Matters--Federal Housing Tax Credit") While it is anticipated that the BACs will be freely transferable (except as set forth below), the BACs of all series may be listed on a national securities exchange or included for quotation on NASDAQ only if deemed by the General Partner to be in the best interest of the Fund and the BAC Holders (which is not currently anticipated). However, if, prior to permitting the free transferability of BACs, interpretations of the Code, as amended by the 1987 Tax Act, would indicate that such free transferability would cause the Fund to be treated as a corporation for federal income tax purposes, transferability of BACs will be restricted. Even if BACs are made freely transferable, in order to avoid recapture of Tax Credits upon the transfer of BACs, no more than 50% of the BACs will be permitted to be transferred in any 12-month period, as discussed in greater detail below. No BACs will be listed for trading until Counsel renders its opinion that it is substantially more likely than not such listing will not cause the Fund to be treated as a corporation for federal income tax purposes. Should listing occur, the General Partner has the authority to make cash and property distributions and adjust Capital Accounts in order to permit BACs to be economically equal for purposes of public trading. Furthermore, there is no assurance that such exchange listing or inclusion on NASDAQ will be accomplished or will be deemed by the General Partner to be in the best interest of the Fund or the BAC Holders. Accordingly, there is no assurance that the BACs will be freely transferable. Furthermore, even if such trading is not restricted, there is no assurance that a public trading market will develop. (See "Risk Factors--Transferability" and "--Certain Federal Income Tax Risks--Tax Treatment of Publicly Traded Partnerships.")

To the extent that transfers of BACs are otherwise permitted, neither a transfer nor an assignment of BACs will be permitted if such transfer or assignment would be in violation of any applicable federal or state securities laws, including investor suitability requirements. (See "Suitability of an Investment in BACs.")

Such suitability requirements are not anticipated to be applicable in the event that the BACs are listed on a national securities exchange. The General Partner will be required to determine that transferees meet the then-applicable investor suitability standards prior to permitting a transfer of BACs.

A transfer or assignment of BACs will be halted or deferred by the General Partner if it could result in the transfer (as defined by the federal income tax laws) of 50% or more of all Limited Partnership Interests in the Fund within a 12-month period, and the General Partner believes that the resulting termination of the Fund for tax purposes would result in recapture of Tax Credits by certain Investors or would otherwise adversely affect the economic interests of the Investors. (See "Federal Income Tax Matters--Sale or Disposition of BACs.") In the event of such suspension, the transferring or assigning Investor will be notified and any deferred transfers or assignments will be effected (in chronological order to the extent practicable), as of the first day of the next succeeding period in which such transfers or assignments can be effected without either premature termination of the Fund for tax purposes or any adverse effects from such premature termination, as the case may be. In the event transfers or assignments are suspended for the foregoing reasons, the General Partner will give notice of such suspension to Investors as soon as practicable.

In addition, in its sole discretion, the General Partner may at any time (1) halt trading in BACs, (2) fail to list and/or cause the delisting of BACs from public trading markets, (3) cause each purchaser of BACs to be admitted to the Fund as a beneficiary, (4) require the BAC Holders to become Limited Partners, (5) restrict the circumstances under which BACs may be transferred, or (6) take such other action as it may deem necessary or appropriate (including making any amendments to the Fund Agreement in connection therewith) in order to preserve the tax status of the Fund as a partnership, prevent the Fund's termination for federal income tax purposes, prevent the recapture of Tax Credits, prevent federal income tax treatment of the Fund as an association taxable as a corporation, insure that BAC Holders will be treated as limited partners of the Fund for federal income tax purposes or qualify the Fund as a pass-through entity. (See "Federal Income Tax Matters--Classification of the Fund for Federal Income Tax Purposes" and "--Fund Income.") Pursuant to the Fund Agreement, the Fund may not redeem or repurchase any BACs.

BAC Holders who wish to exchange their BACs for Limited Partnership Interests may do so after the termination of the applicable Series Offering Period by
(i) delivering such documents as may be required by the General Partner and
(ii) paying the Fund's expenses in accomplishing such exchange, currently estimated to be $500. Such exchange will not be effective until the General Partner consents thereto, which consent cannot be unreasonably withheld or delayed. A holder of Limited Partnership Interests may not reconvert his Limited Partnership Interests into BACs. Limited Partnership Interests will not be transferable except by operation of law or with the consent of the General Partner (which may be withheld in its sole discretion). The Limited Partnership Interests are not liquid and will not be listed on any national securities exchange and it is not anticipated that any trading market will exist for such Limited Partnership Interests. Conversions of BACs into Limited Partnership Interests shall be accomplished at such times as the General Partner shall determine, but not less frequently than semiannually.

  SHARING ARRANGEMENTS: PROFITS, CREDITS, LOSSES, NET CASH FLOW AND RESIDUALS

"Profits" and "Losses" are not the same as cash distributions. Profits and Losses are determined for federal income tax purposes and include certain non-cash deductions allowable for federal income tax purposes such as depreciation. Accordingly, the Fund Agreement provides separately for allocations of Profit and Losses, Net Cash Flow from operations, and Sale or Refinancing Proceeds. Allocations of profits, credits and losses and distributions of cash will be made on two separate levels. First, Operating Partnership allocations and distributions will be made between the applicable Operating General Partners and the Fund. Second, allocations and distributions so made to the Fund will be further allocated and distributed by the Fund between the General Partner and the Investors. The following discussion summarizes the provisions in the Fund Agreement and the expected provisions of the Operating Partnership Agreements for the allocations of Profits, Credits and Losses and for the distribution of Net Cash Flow, and Liquidation, Sale and Refinancing Proceeds. Investors' Capital Accounts will be reduced by all distributions made to them by the Fund. Accordingly, in order to assure proper treatment of the Capital Accounts, the Capital Account of each Investor will be increased by the amount of all profits of the Fund, and will be reduced by the amount of all losses and certain credits of the Fund, in each case to the extent allocated to such Investor. Provisions in the Fund Agreement relating to the allocations of Profits, Credits and Losses also are summarized below.

The following allocations and distributions will be made by the Fund separately for each series of BACs.

From the Fund to the Investors

1. Annual Cash Payments and Distributions from Normal Operations. Payments and distributions are anticipated to be made annually from the Net Cash Flow of the Fund available for distribution as follows. After reimbursement to the General Partner and its Affiliates for expenses of preparing tax returns and for Acquisition Expenses, and payment of the Fund Management Fee to the General Partner or its Affiliate, the balance will be distributed 99% to the Investors and 1% to the General Partner; provided, however, that the General Partner's 1% distribution will be subordinated to the Priority Return. The General Partner will receive certain fees and compensation for services prior to BAC Holders receiving the Priority Return.

It is not anticipated that any significant amount of Net Cash Flow will be distributed to the Investors on an annual basis.

2. Profits, Credits and Losses. The Profits, Credits and Losses from operations of the Fund are to be allocated 99% to the Investors and 1% to the General Partner.

Gains and losses recognized by the Fund upon the sale, exchange or other disposition of all or substantially all of the property owned by an Operating Partnership or the Fund's Interest in an Operating Partnership shall be allocated as follows. First, gains will be allocated to the Partners and BAC Holders and the General Partner in the amount of their negative Capital Accounts. Second, gain will be allocated to the BAC Holders in amounts equal to any unreturned Capital Contributions. Lastly, gain will be allocated

99% to the Investors and 1% to the General Partner. Any losses will be allocated first to reduce any Partners' or BAC Holders' positive Capital Accounts in proportion to their Interest in the Fund, second in the amount of any unreturned Capital Contributions and thirdly, either to any Partners who bear(s) the economic risk of any remaining losses, if any, or all in accordance with Fund Interests.

3. Distributions of Liquidation, Sale or Refinancing Proceeds. Liquidation, Sale or Refinancing Proceeds received by the Fund are anticipated to be applied and/or distributed as follows. All third party debts and liabilities of the Fund will be paid, followed by the setting up of any necessary reserves, and repayment of loans to the General Partner or Affiliates. Then, any unreturned Capital Contributions will be distributed to the Partners and BAC Holders. Finally, the remainder, if any, will be distributed 5% to the General Partner (subordinated to the Priority Return) and 95% to the Investors. The General Partner will receive certain fees and compensation for services prior to BAC Holders receiving the Priority Return.

From the Operating Partnerships to the Fund

1. Annual Cash Payments and Distributions from Operations. Payments and distributions are anticipated to be made annually from the net cash flow of each Operating Partnership as follows, if and to the extent available and subject to the restrictions which may be imposed by the Permanent Mortgage Loan documents and by a Regulatory Agreement. After the payment of the Reporting Fee, repayment of any Subordinated Loans and payment of any Operating Partnership Management Fees, the balance will be distributed to the partners in accordance with their Interests in the Operating Partnership (anticipated to be from 50% to 99% to the Fund).

It is not anticipated that any significant amount of cash distributions will be made to the Fund on an annual basis.

2. Profits, Credits and Losses. The Profits, Credits and Losses from normal operations are anticipated to be allocated 90%-99% to the Fund and 1%-10% to the Operating General Partner(s).

Gains and losses recognized by the Operating Partnership upon the sale, exchange or other disposition of all or substantially all of its property are anticipated to be allocated as follows. First, gains will be allocated to the partners in the amount of their negative Capital Accounts. Second, gain will be allocated to the partners in amounts equal to their unreturned Capital Contributions. Lastly, gain will be allocated in accordance with the provisions of each Operating Partnership Agreement, which is anticipated to result in an allocation to the Fund of between 50% and 95%. Any losses will be allocated first to reduce any partners' positive Capital Accounts in proportion to their Interests in the Operating Partnership, second in the amount of any unreturned Capital Contributions and thirdly, either to any partners who bear the economic risk of such losses, if any, or all in accordance with the partners' Interests in the Operating Partnership.

3. Distributions of Liquidation, Sale or Refinancing Proceeds. Liquidation, Sale or Refinancing Proceeds realized by any Operating Partnership on the sale of the applicable Apartment Complex or the refinancing of the applicable Permanent Mortgage Loan are anticipated to be applied and/or distributed as follows. All third-party debts and liabilities of the Operating Part-nership will be paid, followed by the setting up of any necessary reserves, and payment of any unpaid debts and liabilities owed to the partners of the Operating Partnership of any Affiliates, including payment of any Sales Preparation Fee and repayment of any loans (excluding any working capital loans attributable to Operating Partnerships with RHS financing) then, any unreturned Capital Contributions will be distributed to the partners (with a minimum of 5% of any proceeds going to the Operating General Partner(s) in Operating Partnerships receiving RHS financing). Finally, the remainder, if any, will be distributed in accordance with the terms of the Operating Partnership Agreement (between 50% and 95% anticipated to go to the Fund).

There can be no assurance that there will be any Liquidation, Sale or Refinancing Proceeds with respect to any Apartment Complex available for distribution to the Partnership.

Authority of the General Partner to Vary Allocations to Preserve and Protect Partners' and BAC Holders' Intent

In order to preserve and protect the determinations and allocations provided for in the Fund Agreement, the General Partner is authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in the Fund Agreement to the extent that allocating income, such items in the manner provided for in the Fund Agreement, in the judgment of the tax advisors to the Fund, would cause the determinations and allocations of each Partner's and BAC Holder's distributive share of such items not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. No amendment of the Fund Agreement or approval of any Partner or BAC Holder shall be required in connection with any such new allocation. (See "Federal Income Tax Matters--Fund Allocations and Distributions.")

An Operating General Partner of each Operating Partnership will have authority identical to that described above.

Allocations of Profits, Credits and Losses and Cash Distributions Pending Final Issuance of BACs

In the event that there is more than one date of issuance of BACs (an "Investment Date"), any cash available for distribution, and all Profits, Credits and Losses allocable to the BAC Holders as a class for the period commencing with the first day following the previous Investment Date and ending on the last day preceding the next succeeding Investment Date shall be distributed or allocated solely to those Persons who held BACs as of or prior to the Investment Date occurring within such period, on the basis of an interim closing of the Fund's books on such dates.

Allocation of Profits, Credits and Losses and Cash Distributions Upon Transfer of BACs

Subject to any restrictions on transferability of BACs, as discussed in "Description of the BACs--Transfers," the Fund will recognize the transferee of a BAC as the BAC Holder on the Fund's books and records as of the last business day of the calendar month during which the Fund or its agent receives all necessary documentation with respect to the transfer (unless such documentation is received less than five business days prior to the last business day of a calendar month, in which case, the transferee will be recognized as the BAC Holder on the last business day of the next calendar month following such receipt) subject to the rules described below.

Profits, Credits and Losses will be allocated each month to the holder of record of a BAC as of the last day of such month. Allocation of Profits, Credits and Losses among Investors will be made in proportion to the number of BACs held by each Investor.

Any distributions of Net Cash Flow or Liquidation, Sale or Refinancing Proceeds will be made within 180 days of the end of the annual period to which they relate. Distributions will be made to the holders of record of a BAC as of the last day of each month in the ratio which (i) the BACs held by such Person on the last day of the calendar month bears to (ii) the aggregate number of BACs outstanding on the last day of such month.

For a discussion of how the allocations and distributions discussed above will be applied if the BACs are issued in series, see "The Offering--Issuance of BACs in Series."


                          FEDERAL INCOME TAX MATTERS

General Considerations

The following discussion is solely a discussion of the material federal tax aspects of an investment in BACs by an Investor, and is not a comprehensive treatment of all tax considerations affecting an investment in the Fund. In addition, although this discussion addresses issues with respect to which the Fund has obtained, and expects to obtain in connection with each Investment Date, an opinion of Counsel, it also discusses certain matters for information purposes only and other matters with respect to which Counsel does not or cannot opine. The Fund does not anticipate requesting a ruling from the Internal Revenue Service ("IRS") confirming any opinion of Counsel or with respect to any aspect of this Offering, and Counsel's opinion is not binding on the IRS or on any court.

The following statements, together with the opinions of Counsel referred to below, are based upon the provisions of the Code, existing and proposed regulations thereunder, current administrative rulings, and court decisions. However, no assurance can be given that legislative or administrative changes or future court decisions may not significantly modify the statements or opinions expressed here. Any such changes may or may not be retroactive with respect to transactions prior to the effective date of such changes. In particular, as a result of the 1986 Tax Act, which significantly revised federal income tax law, the Treasury Department has been given broad authority to promulgate regulations implementing the provisions of the Code and subsequent amendments thereof.

Although the Fund will be guided by competent tax advisors, uncertainty exists concerning certain tax aspects of the transactions being undertaken by the Fund. The IRS has announced, and is implementing, policies and procedures for the audit of tax shelter programs pursuant to which there is a significant possibility that partnerships such as the Fund and/or the Operating Partnerships, will be audited. Some of the tax positions being taken by the Fund and/or the Operating Partnerships may be challenged by the IRS, and there is no assurance that any such challenge will not be success-ful. Thus, there can be no assurance that all of the anticipated tax benefits of a purchase of BACs will be realized.

Counsel's overall evaluation regarding the availability to an Investor of the material tax benefits from an investment in the Fund, in the aggregate, appears on page 139.

The tax consequences of an investment in BACs will depend upon an Investor's own personal tax and financial situation; therefore, each Investor is urged to consult his own tax advisor with respect to the federal and state tax consequences arising from the purchase of BACs.

Brief Overview of Federal Income Tax Considerations

This section briefly summarizes certain of the federal income tax considerations associated with an investment in the Fund. Investors should read the sections that follow this "Brief Overview of Federal Income Tax Considerations" for a more detailed discussion of these federal income tax considerations.

Opinions of Counsel. Many tax issues involve rapidly evolving areas of the law and are not free from doubt. In addition, many issues involve factual issues that will depend on the individual circumstances present at the time an event occurs and therefore cannot be opined upon at this time. (See "Opinions of Counsel" below for a more complete discussion of these issues.)

Classification as a Partnership. The ability of the Fund and the Operating Partnerships to pass through all income, credits, losses and deductions to the Investors is dependent upon their being classified as partnerships for tax purposes. The Fund does not plan to apply for a ruling from the IRS as to its status or the status of the Operating Partnerships as partnerships for federal income tax purposes, although the Fund will receive an opinion from Counsel that the Fund will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes. Prior to investing in any Operating Partnership, the Fund will obtain an opinion of Counsel that such Operating Partnership will be classified as a partnership for tax purposes. However, these opinions are based on various assumptions and representations and will not be binding on the IRS or the courts. If the Fund were determined to be a corporation for tax purposes, the Fund would be taxed on its earnings at corporate rates and any distributions to the Investors would be treated as corporate distributions, which would be taxable as dividends to the extent of the earnings and profits of the Fund and most importantly, the Tax Credits could not be passed through at that level. If the Operating Partnerships are treated as corporations for federal income tax purposes, similar consequences would follow on the Operating Partnership level. (See "Classification as a Partnership" below for a more complete discussion of these items.)

Investments in Operating Partnerships. The availability to prospective Investors of the tax benefits that are anticipated to be derived from a purchase of BACs is dependent, in the first instance, on the following general principles of partnership taxation:

 1. Each of the Operating Partnerships must be classified as a partnership for federal income tax purposes.

 2. The allocation of the items of income, gain, Tax Credits, loss and deduction to the Fund by each Operating Partnership must have substantial economic effect or otherwise be in accordance with the Fund's Interest in such Operating Partnership.

 3. The Fund's tax basis in each of the Operating Partnerships must exceed the amount of losses allocated and cash distributed to the Fund from such Operating Partnership.

 4. The Fund's amount "at-risk" in each of the Operating Partnerships must exceed the amount of losses allocated and cash distributed to the Fund from such Operating Partnership.

 5. The Fund's amount "at-risk" with respect to expenditures of each Operating Partnership that qualify for Tax Credits must equal or exceed the amount of such expenditures allocated to the Fund. (See "Classification as a Partnership", "Calculation of Investor's Basis in the BACs", "Allocation of Profits, Credits, Losses and Other Items in Accordance with the Fund Agreements", and "At Risk' Limitation on Credits and Losses" below for a more complete discussion of these issues.)

Tax Treatment of Electing Large Partnerships. The 1997 Taxpayer Relief Act made certain changes in the reporting requirements of partnerships with over 100 partners which elect to be "large partnerships".

For example, limitations have been placed on miscellaneous itemized deductions which may be taken. The 1997 Taxpayer Relief Act provides that 70% of miscellaneous itemized deductions are disallowed at the partnership level, thereby reducing the benefit of such deductions. The Fund does not presently intend to elect to be a "large partnership" subject to these new requirements.

Limitations on Use of Credits and Losses. Several rules exist that may limit the ability of an Investor to deduct his or her share of the Fund's deductions and losses and utilize the Fund's Tax Credits. These limitations are:

 (a) Passive Activity Loss and Credit Limitation. The Code divides income and losses into three categories-active, passive, and portfolio, and divides Tax Credits into two categories-active and passive. Except to the extent of the exception described below, passive losses and credits can be applied to offset a taxpayer's tax liability attributed to passive income, but cannot be used to offset other types of income. These passive loss and credit limitations apply to taxpayers who are individuals, personal service corporations, estates and trusts. Regular "C" corporations which are not personal service corporations are not subject to these rules, although closely-held corporations (defined as a corporation in which 50% or more of the stock is held, directly or indirectly, by five or fewer individuals) may use passive losses and credits to offset active trade or business income and tax liability resulting therefrom, but may not use passive losses and tax credits to offset portfolio income or tax liability resulting therefrom.

  There is an exception to these passive activity rules which provides that Tax Credits will be eligible to offset the amount of tax liability attributable to up to $25,000 of non-passive income if the taxpayer is an individual, subject to certain specific additional limitations (relating to the alternative minimum tax and the rules governing general business credits). For example, this $25,000 allowance permits the use of $9,900, $9,000, or $7,750 of tax credits per year for individuals with at least $25,000 of income in the 39.6%, 36.0% or 31% marginal tax bracket, respectively. Taxpayers with income subject to tax at lower rates, can use lesser amounts of Tax Credits (e.g., an individual taxpayer with a full $25,000 of income in the 28% marginal tax bracket could use $7,000 of Tax Credits per year, and an individual taxpayer with $20,000 of income taxable at the minimum 15% rate would be able to use $3,000 of Tax Credits to offset that tax liability), in each case subject to the specific additional limitations referred to above.

  The Fund is expected to be treated as a passive activity and therefore, the profits and losses (other than the portfolio income) and Tax Credits will be treated as derived from a passive activity. Counsel has rendered no opinion regarding the manner in which the limitations on losses and credits from passive activities will apply to any particular Investor, because these limitations are applied to the particular Investor rather than at the Fund level and will depend on the particular circumstances of each Investor. Each Investor is strongly advised to consult his or her own tax advisor regarding the effect on such Investor of the limitation on the allowance of passive losses and credits. (See "Passive Loss and Tax Credit Limitations" below for a more complete discussion of these issues.)

 (b) Basis Limitation. For each year, an Investor may only take deductions and losses from his or her taxable income to the extent those deductions and losses do not exceed such Investor's basis in his or her BACs at the end of such year. An Investor's tax basis for his or her BACs generally will be equal to the Capital Contribution made plus his or her share of the Fund's nonrecourse liabilities to the extent that they do not exceed the fair market value of the assets subject thereto. Each year, such tax basis will be increased by the amount of profits allocated, and decreased by the amount of losses allocated, to the Investor, and decreased by the amount of cash distributed to him or her. In addition, increases or decreases in an Investor's share of nonrecourse debt will result in corresponding increases or decreases in the Investor's tax basis. An Investor may carry forward any disallowed deductions and losses and deduct them in later years when the Investor's basis has increased (subject to application of the other limitations). It is anticipated that each Investor will have sufficient basis to claim all Fund deductions and losses. (See "Calculation of Investor's Basis in BACs" below for a more complete discussion of these issues.)

 (c) At-Risk Limitation. For each year, an Investor who is an individual or a closely-held corporation may not deduct from taxable income his or her share of the Fund's deductions and losses to the extent they exceed the Investor's at-risk amount at the end of the year. An Investor will generally have an initial at-risk amount equal to the purchase price of the BACs. This initial at-risk amount will increase by (i) such Investor's share of the Fund's income and gains and (ii) increases in such Investor's share of qualified nonrecourse debt and will decrease by (i) such Investor's share of Fund deductions and losses, (ii) the amount of cash and other distributions made to such Investor and (iii) decreases in such Investor's share of qualified nonrecourse debt. The utilization of Tax Credits by an Investor who is an individual or a closely-held corporation will also be subject to


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     at-risk limitations which provide that, in order to fully utilize the Tax
     Credits, the Investor must be at-risk with respect to the Tax Credit property.

Based upon the anticipated investments of the Fund, the at-risk rules should not limit the deductions or Federal Housing Tax Credit available to Investors. (See "'At-Risk' Limitation on Credits and Losses" below for a more complete discussion of these issues.)

Allocation of Fund Income, Gain, Credits and Loss. Allocations of a partnership's income, gain, credits, loss or deduction under a partnership agreement will be given effect for federal income tax purposes if the allocations have "substantial economic effect" or are otherwise in accordance with the partner's interest in the partnership, taking into account all facts and circumstances. It is the opinion of Counsel that all Fund allocations will be respected for tax purposes. The Fund will not invest in an Operating Partnership without obtaining an opinion of Counsel that all allocations under such Operating Partnership agreement will be respected for tax purposes. There can be no assurance, however, that the IRS will not successfully challenge the allocations of profits and losses or Tax Credits under the Fund Agreement or any Operating Partnership Agreement.

Depreciation. In determining profits and losses for tax purposes, a partnership's income for any year is reduced by deductions representing depreciation of the partnership's assets. While deductions will be made on a property-by-property basis, the Fund generally expects to claim straight line depreciation over 27.5 or 40 years with regard to all depreciable real property owned by the Operating Partnerships.

Historic Tax Credit and Its Recapture. In addition to the Federal Housing Tax Credit, a tax credit generally is available for certain rehabilitation expenditures incurred in improving certified historic structures and certain other buildings originally placed in service before 1936 (the "Historic Tax Credit"). If an expenditure is a qualified rehabilitation expenditure on a certified historic structure, the taxpayer is entitled to a credit equal to 20% of the expenditure against his or her income tax liability for that year.

The Fund may invest in Operating Partnerships that incur rehabilitation expenditures that will qualify for such Historic Tax Credit, which would then be available to the Investors to reduce their federal income taxes, but the ability of an Investor to utilize such credits may be restricted by the passive loss and credit limitation rules.

Any Historic Tax Credit taken for qualified rehabilitation expenditures is subject to recapture in the event of early disposition of the property within five years from the date it is placed in service. (See "Historic Tax Credit" and "Recapture of Tax Credits" below for a more complete discussion of these issues.)

Tax Treatment of Certain Partnership Expenses. The Fund and each Operating Partnership may incur costs for which there is a conflict of authority regarding deductibility or the timing of deductibility and there is no assurance that the IRS will not challenge certain claimed deductions. The tax treatment of such items depends, to a significant extent, upon such factual issues as the exact type and description of the services to be provided, whether in fact the payments are made as compensation for such services or whether such payments are actually cash distributions or syndication


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fees, whether the services provided are ordinary and necessary to the business of the partnership in question, and whether the amounts of the payments are reasonable. Since these issues vary on a case by case basis, Counsel cannot render an opinion on these issues. (See "Certain Fees and Expenses", below for a more complete discussion of these issues.)

Sales or Disposition of Operating Partnership Property. Each Operating Partnership's gain on a sale of property will be measured by the difference between the sale proceeds (including the amount of any indebtedness to which the property is subject) and the adjusted basis of the property. Consequently, the amount of tax payable by an Investor on his or her share of the Fund's allocable share of such gain may in some cases exceed his or her share of the cash proceeds therefrom.

Where a taxpayer disposes of his or her entire interest in a passive activity in a transaction in which all of the gain or loss realized on such disposition is recognized, any loss from that activity that was disallowed by the passive loss rules will cease to be treated as a passive loss and any loss on such disposition will not be treated as arising from a passive activity. Depending upon the circumstances, the disposition of a property by an Operating Partnership may be subject to these rules. (See "Sales or Other Disposition of an Apartment Complex and Interest in Operating Partnerships" below for a more detailed discussion of these issues.)

Sales or Disposition of BACs. Any gain realized on a sale of BACs by an Investor who is not a "dealer" in the BACs or other similar securities generally will be a capital gain. In determining the amount received upon the sale or exchange of a BAC, an Investor must include, among other things, his or her allocable share of the Fund's allocable share of each Operating Partnership's nonrecourse indebtedness.

Where a taxpayer disposes of his or her entire interest in a passive activity in a transaction in which all of the gain or loss realized on such disposition is recognized, any loss from that activity that was disallowed by the passive loss rules will cease to be treated as a passive loss and any loss on such disposition will not be treated as arising from a passive activity. Depending upon the circumstances, the disposition by an Investor of his or her BACs may result in the application of this rule. (See "Sale or Disposition of BACs" for a more complete discussion of these issues.)

Transferability--Termination of the Fund. The Code provides that if 50% or more of the capital and profit interests in a partnership are sold or exchanged within a single 12 month period, such partnership generally will terminate for federal income tax purposes. Consequently, under the Fund Agreement, 50% or more of the BACs may not be sold or exchanged within a single 12 month period.

Tax Rates and Capital Gains. The maximum individual tax rate is now 39.6% for ordinary income. The 1997 Taxpayer Relief Act provides that capital gains income is generally subject to a maximum marginal tax rate of 20% for individuals. However, with regard to the sale or exchange of real property, capital gains which represents the recapture of depreciation taken on such property will be taxed at a maximum rate of 25%.

The maximum corporate tax rate is 35%, which commences at a taxable income of over $10 million, income up to $10 million is taxed at 34%; income


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up to $50,000 is taxed at 15% and income between $50,000 and $75,000 is taxed at 25%, with the benefits of these graduated rates phased out beginning at $100,000.

Alternative Minimum Tax. Noncorporate and corporate taxpayers, except for certain qualifying small corporations, are subject to an alternative minimum tax. Tax Credits cannot be used to offset alternative minimum tax liability. (See "Certain Other Tax Considerations--Alternative Minimum Tax" below for a more complete discussion.) Tax Credits which cannot be used because of the alternative minimum tax restrictions, may be carried back 1 year or forward 20 years (with certain restrictions).

Tax Returns and Tax Information. Although partnerships are not subject to federal income taxation, they must file annual partnership income tax returns. For each taxable year, each Investor must report on his or her federal income tax return his or her share of the Fund's income, gains, losses, deductions and credits, regardless of whether he or she has received any cash distributions from the Fund. The IRS is paying increased attention to the proper application of the tax laws to limited partnerships whose interests are sold to a large number of investors. As a consequence, IRS audits of the Fund's tax information returns are likely. Investors should note that a federal income tax audit of the Fund's tax information returns may result in an audit of the returns of some or all of the Investors.

Tax Shelter Registration. The Code includes two special provisions with respect to tax shelters. First, it requires the promoters of tax shelters to maintain lists of investors and to make such lists available to the IRS. Second, it requires that the tax shelter register with and furnish certain information to the IRS. The Fund will be treated as a tax shelter for purposes of these requirements.

Changes in Tax Law. There may be changes to the Code in future years (including amendments having a retroactive effect) which could adversely affect an investment in the Fund.

Opinions of Counsel

Counsel is of the opinion that, to the extent that the summary of federal income tax consequences to the Investors set forth in this "Federal Income Tax Matters" section and under the headings "Risk Factors--Federal Income Tax Risks" and "Government Assistance Programs--Low Income Housing Tax Credit" involves matters of law, such statements are accurate in all material respects under the Code, regulations and existing interpretations thereof and address fairly the principal aspects of each material federal income tax issue relating to an investment in the Fund. Based on the assumptions and representations described herein, Counsel is of the opinion that for federal income tax purposes (i) the Fund will be classified as a partnership and not as an association taxable as a corporation, (ii) the Fund will not be treated as a publicly traded partnership for purposes of Section 7704 or Section 469(k) of the Code, (iii) each BAC Holder will be permitted to include in his or her tax basis his or her share of the non-recourse liabilities of the Fund, including the Fund's share of such liabilities of each Operating Partnership, (iv) it is more likely than not that profits and losses and Tax Credits will be allocated among the BAC Holders substantially in accordance with the Fund Agreement, and (v) the profits and losses (other


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than the portion thereof classified as portfolio income) and Tax Credits of the Fund will be treated as derived from a passive activity.

The Fund has not yet identified any particular investment in an Operating Partnership, however, and the tax benefits available to BAC Holders necessarily will depend in large part upon the characteristics of the particular investments acquired. Prior to investing in any Operating Partnership, the Fund will obtain an opinion of Counsel, which may be based on assumptions and on representations from the General Partner and the general partners of such Operating Partnership, and on certain opinions of counsel to such Operating Partnership, substantially to the effect that for federal income tax purposes (i) the Operating Partnership will be classified as a partnership and not as an association taxable as a corporation, (ii) the Operating Partnership will be the owner of the relevant Apartment Complex,
(iii) it is more likely than not that profits and losses and Tax Credits of the Operating Partnership will be allocated to the Partnership substantially in accordance with the Operating Partnership Agreements, (iv) for purposes of determining its tax basis and amount "at risk" for the Operating Partnership, the Fund will be permitted to take into account its properly allocable share of such Operating Partnership's nonrecourse liabilities, and (v) assuming (a) that the Apartment Complex owned by the Operating Partnership satisfies the income and rent restrictions applicable to Apartment Complexes generating Federal Housing Tax Credits, (b) that the Apartment Complex receives its State Designation and (c) continuing compliance with the income and rent restrictions, it is more likely than not that a BAC Holder will be entitled to his or her share (based on his or her interest in the losses of the Fund) of the Fund's share (based on the Fund's interest in losses of the Operating Partnership) of Federal Housing Tax Credits generated by an Apartment Complex. No investment in any Operating Partnership will be made unless the opinion of Counsel referred to in this paragraph is obtained. (See "Investment Objectives and Acquisition Policies--Acquisition Policies".)

However, no legal opinion has been obtained, and it is not anticipated that an opinion will be obtained in connection with an investment in an Operating Partnership, regarding determinations, the correctness of which depends in significant part on future factual circumstances, as to matters peculiar to certain Investors or as to matters on which opinions are not customarily obtained. Such determinations may include (i) the allocation of basis among various components of a property, particularly as between buildings, the cost of which is depreciable, and the underlying land, the cost of which is not depreciable; (ii) the characterization of various expenses and payments made to or by the Fund or an Operating Partnership (for example, the extent to which such payments represent deductible fees or interest); (iii) the portion of the cost of any Apartment Complex that qualifies for the Tax Credits, including the Federal Housing Tax Credit or the Historic Tax Credit; and (iv) the application to any specific Investor of the limitation on the availability of passive activity losses and credits. There can be no assurance, therefore, that some of the deductions to be claimed by the Fund or the allocation of items of income, gain, credits, loss and deduction among the BAC Holders, will not be challenged by the IRS and that such challenge will not be sustained by the courts. Such challenge, if successful, could have a detrimental effect on the ability of the Fund to realize its investment objectives. (See also "Risk Factors--Tax Risks Associated with the Fund's Investments.")


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Tax Rates

The 1993 Tax Act established a new 36% marginal tax bracket for individual taxpayers. This rate applies to taxable income above approximately $140,000 for a joint return and $115,000 for a single person's return. In addition, the 1993 Tax Act applies a further surtax of 10% by applying a 39.6% rate to income in excess of $250,000 for individuals and married taxpayers filing jointly. The 1997 Taxpayer Relief Act provides that capital gains income is generally subject to a maximum marginal tax rate of 20% for individuals. However, with regard to the sale or exchange of real property, capital gains which represents the recapture of depreciation taken on such property will be taxed at a maximum rate of 25%.

The 1993 Tax Act continued the 15%, 28% and 31% tax rates under prior law, indexed for inflation. The 15% rate applies until income exceeds approximately $36,900 on a joint return and $22,100 on a single return. From that point, taxable income is taxed at a 28% rate up to $89,150 and $53,500 for joint and individual returns. Then the 31% rate applies until the $140,000 and $115,000 thresholds (see above) for the 36% rate are met.

The Code provides for a graduated corporate tax rate. For corporations, taxable income up to $50,000 will be taxed at 15%, taxable income over $50,000 but not over $75,000 will be taxed at 25%, taxable income over $75,000 will be taxed at 34%, and taxable income over $10 million will be taxed at 35%. The benefit of the graduated rates is gradually phased out for corporations with more than $100,000 of taxable income. If for any year a corporation is subject to tax at rates in excess of 35%, any net capital gain recognized by the corporation in that year is taxed at 35%, and the remainder of the income is taxed at the higher rate.

Classification as a Partnership

The availability of any tax benefits to an Investor is dependent upon the classification of the Fund and the Operating Partnerships as partnerships, rather than as associations taxable as corporations, for federal income tax purposes.

The Fund does not intend to request a ruling from the IRS that it will be classified as a partnership for federal income tax purposes. Counsel has rendered, and in connection with each Investment Date, will render its opinion that the Fund will be classified as a partnership for federal income tax purposes. In addition, the Fund will require, in connection with its acquisition of Interests in any Operating Partnership, that Counsel render an opinion to the effect that the Operating Partnership will be classified as a partnership for federal income tax purposes. The General Partner and Counsel are aware that the IRS would not issue an advance ruling to the Fund or the Operating Partnerships with respect to their classification as partnerships for federal income tax purposes because, pursuant to its published procedures, the IRS will not issue such an advance ruling where the general partners of a partnership are not obligated to restore deficits in their capital accounts to the extent of 1% of the capital contributions to such partnership of all limited partners.

The IRS has recently published new regulations that remove some of the uncertainty regarding whether an entitity will be classified as a partnership. These new regulations provide that entities that are not required to be treated as corporations may now elect their tax classification. For domestic


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entities, a newly created entity with at least two members will automatically be treated as a partnership, unless it elects to be treated otherwise.
Neither the Fund nor the Operating Partnerships will make such an election.

If the IRS were to challenge the classification of the Fund or any of the Operating Partnerships as "partnerships," Counsel is of the opinion that such challenge would be unsuccessful. If, however, an IRS challenge were successful, or if there is a material change in the law or the circumstances surrounding the Fund or any of the Operating Partnerships, the Fund or any of the affected Operating Partnership(s), might be treated as associations taxable as corporations. In such event, the income of each such entity would be taxable directly to such entity and any distributions to its partners would be treated as dividends to the extent of current and accumulated earnings and profits of the partnership. Moreover, Tax Credits and partnership losses (which include depreciation) would then be reflected only on the partnership's tax return, rather than being passed through to the Investors. This would eliminate substantially all of the tax benefits of a purchase of BACs. Furthermore, such change in the tax status of the Fund and/or any of the Operating Partnerships could create tax liability for an Investor.

The 1987 Tax Act enacted new Code Section 7704, which provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. A publicly traded partnership is a partnership in which interests are traded on a securities exchange or on a secondary market or the substantial equivalent thereof. The Report of the Senate-House Conference Committee accompanying the 1987 Tax Act indicates that if interests in a partnership are readily tradable, then even in the absence of any established market, if trading in such interests occurs, interests in the partnership may be treated as publicly traded. IRS regulations and a notice from the IRS (Advance Notice 88-75) provide guidance on the types of transfers that will result in a partnership being deemed to be publicly traded. A partnership which is publicly traded will not be treated as a corporation if at least 90% of its gross income consists of qualifying "passive-type" income. This income includes interest, dividends, rents from real property and gain from the sale of real property. The General Partner has represented that at least 90% of the Fund's gross income will consist of qualifying "passive-type" income. It is the opinion of Counsel that, if the foregoing representation is correct, the Fund will not be treated as a corporation pursuant to Section 7704 of the Code for federal income tax purposes. There is limited guidance available for interpreting this provision of the 1987 Tax Act, however, and no assurance can be given that the IRS will concur with this view. In the event this passive income exception were not to apply to the Fund, the Fund could be taxable as a corporation if it did not meet one of the "safe harbors" in the above-referenced IRS regulations and notice. If in the future the Fund becomes taxable as a corporation, under the Fund Agreement the General Partner may take any and all such actions it may deem necessary or appropriate to qualify the Fund (or a successor entity) for taxation as a pass-through entity. Such action may include, but shall not be limited to, amending the Fund Agreement, reorganizing the Fund into some other form of pass-through entity, or imposing restrictions on the transferability of BACs. Some forms of reorganization may cause the Fund (and therefore the Investors) to recognize the appreciation in Fund assets as taxable income. The General Partner is required to effectuate any such qualification, amendment or reor-


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ganization so that, to the extent possible and legally permissible under the circumstances, the respective interests of the Investors and the General Partner in the assets and income of the Fund (or successor entity), immediately following such qualification, amendment or reorganization, are substantially equivalent to such interests immediately prior thereto.

Classification of BAC Holders as Partners for Tax Purposes

The availability of any tax benefits to a BAC Holder is also dependent on the BAC Holder being treated as a limited partner of the Fund for federal income tax purposes. Under Delaware law, BAC Holders will not be partners of the Fund. Rather, BAC Holders will hold an assignment from the Assignor Limited Partner of an interest in the Assignor Limited Partner's Limited Partnership Interest in the Fund. Counsel is of the opinion, however, that BAC Holders will be treated as partners of the Fund for federal income tax purposes, and that their payments for BACs will be treated as direct Capital Contributions to the Fund in exchange for such BACs. If BAC Holders were not considered to be partners of the Fund for federal income tax purposes, ownership of BACs might be treated as the ownership of an equity interest in the Assignor Limited Partner or the ownership of some other contractual right against the Assignor Limited Partner, in which case none of the profits, credits and losses of the Fund would be passed through to them directly from the Fund. Such treatment might cause Fund distributions to be included in the gross income of BAC Holders for federal income tax purposes.

Fund Allocations and Distributions

General. No federal income tax is paid by a partnership. The Fund will file an information return with the IRS, however, and each Investor is required to report on his own federal income tax return his allocable share of the income, gains, credits, losses and deductions of the Fund, whether or not any cash distribution was made to such Investor during such taxable year.

A partner is permitted to offset his allocable share of partnership losses in any taxable year against his income from other sources, but only to the extent of his adjusted basis for his interest in the Fund at the end of the partnership year in which such losses occur. Any excess of such losses over such adjusted basis may be deducted by a partner in subsequent tax years, to the extent that such partner's adjusted tax basis at the end of any such year exceeds zero before reduction by such loss in such year.

The Operating Partnerships are expected to incur certain tax credits and losses. Counsel has advised the Fund that an Investor may report on his federal income tax return his allocable share, as finally determined for federal income tax purposes, of the Fund's share of such credits and losses incurred by each of the Operating Partnerships. However, an opinion of counsel is not binding on the IRS, and the Fund has not requested and will not receive an advance ruling concerning whether such "pass-through" of profits, credits and losses will be recognized for tax purposes. Were such "pass-through" to be denied, the tax benefits of a purchase of BACs would be very substantially reduced.

In general, each Investor must treat Fund items on his return consistently with the treatment of those items on the Fund return.


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The Code imposes restrictions on the ability of individual taxpayers, personal service corporations, estates and trusts to use credits and losses from interests in activities in which the taxpayer does not materially participate ("passive activities"), such as limited partnership interests; such restrictions will apply to BACs. With exceptions for special provisions applicable to Tax Credits, such taxpayers can only use such credits and losses from such passive activities to offset income or tax liability from passive activities, and may not use such losses to offset active income or portfolio income (e.g. interest, dividends, royalties).

These rules do not apply to most C corporations. Such corporations may use losses from passive activities to offset any form of income. C corporations that are closely held (5 or fewer shareholders owning more than 50% of corporate stock) are subject to limited passive loss restrictions. Such corporations may use passive losses to offset active income or tax liability, but not portfolio income or tax liability. (See "Passive Loss and Credit Limitations" below in this section.)

Calculation of Investor's Basis in his BACs. Subject to the "at risk" rules discussed below, a partner's tax basis for his interest in a limited partnership includes principally the amount of money he contributes to such partnership, his allocable share of the partnership's recourse liabilities to the extent that he bears the economic risk of loss for such liability, and his allocable share of liabilities as to which neither the partnership nor any partner nor any person related to any partner is personally liable ("Nonrecourse Liabilities"), to the extent such liabilities (including interest that accrues with respect thereto and effectively is added to principal) do not exceed the fair market value of the property securing such liabilities. A partner's tax basis is increased by his allocable share of any partnership income, and it is decreased (but not below zero) by: (i) distributions received by him from the partnership (including for this purpose his allocable share of a decrease in Nonrecourse Liabilities), (ii) his allocable share of partnership losses, and (iii) his allocable share of the partnership's share of any reduction in the basis of an apartment complex attributable to Historic Tax Credits. However, no reduction in a partner's tax basis is required as a result of the allocation of Federal Housing Tax Credits.

The Fund will not itself directly own the Apartment Complexes but is to be a limited partner in the Operating Partnerships which own the Apartment Complexes. Counsel will render its opinion to the Fund that the tax basis of each Investor will include his allocable share of the Fund's share of any mortgage and other indebtedness incurred by the Operating Partnerships, provided that neither the Operating Partnerships nor any partner therein has personal liability with respect to such indebtedness. In giving its opinion, Counsel will be relying, in part, on a published Revenue Ruling of the IRS. However, the Fund does not intend to request an IRS advance ruling with respect to this issue, and such opinion of Counsel is not binding on the IRS.

In certain circumstances, all or a portion of the debt incurred by an Operating Partnership may be guaranteed by an Operating General Partner or a person related to an Operating General Partner. This would result in all or portion of such debt being treated as recourse debt. The Fund, and thus the Investors, would not be able to include any such guaranteed portion of such debt in basis. (See "Allocation of Profits, Credits, Losses and Other Items in Accordance With the Fund Agreements.")


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The Fund will require, in connection with its acquisition of an Interest in any Operating Partnership, that Counsel render an opinion to the effect that any mortgage indebtedness incurred by the Operating Partnership constitutes a nonrecourse liability (except to the extent of any guaranteed portion in the circumstances described above) for federal income tax purposes. Such opinion of Counsel will be based, and rely, upon an opinion of counsel to the Operating Partnership that, under local law, no partner of the Operating Partnership has or will have personal liability with respect to such mortgage indebtedness.

A partner's pro rata share of the Nonrecourse Liabilities includable in basis is calculated in accordance with (1) such partner's share of the minimum gain of the partnership and (2) such partner's proportionate share of the profits of the partnership. If an Investor's share of the profits of the Fund were to be challenged and successfully reallocated by the IRS (See "Allocation of Profits, Credits, Losses and Other Items in Accordance with the Fund Agreements," below), it could result in a reduction of such Investor's basis in the Fund. Since an Investor cannot deduct losses in an amount greater than his adjusted tax basis at the end of the Fund's tax year, any reduction in basis could have the effect of limiting the ability of an Investor to deduct losses currently and could consequently trigger gain. Unused losses may be carried forward and may be deductible in subsequent years to the extent that such Investor has available tax basis in such years.

Allocation of Profits, Credits, Losses and Other Items In Accordance With the Fund Agreements. Section 704(b) of the Code provides that tax credits be allocated in accordance with the respective partners' shares of losses or deductions attributable to the expenditures that give rise to such credits. Accordingly, Tax Credits will be allocated to the Fund by each Operating Partnership, and to the Investors by the Fund, respectively, in accordance with their respective shares of the losses of each Operating Partnership, and of the Fund, respectively.

Regulations under Section 704(b) of the Code governing allocations of losses attributable to guarantees of nonrecourse debt by affiliates of partners treat any nonrecourse indebtedness of a partnership which is guaranteed or held in whole or in part by a partner or "a person related to a partner" (as that term is defined in the Code), as recourse indebtedness for purposes of allocating profit and loss. This means that losses attributable to the deemed recourse indebtedness, and associated credits, would be allocated to those partners who bore the economic risks associated with the guarantee.

It is possible that, in certain circumstances, all or a portion of the debt incurred by an Operating Partnership will be guaranteed by an Operating General Partner or a person related to an Operating General Partner. This would result in the guaranteed portion of the debt being treated as recourse debt. Accordingly (except as described in the next sentence), losses attributable to such debt would be allocated to such Operating General Partner, and Federal Housing Tax Credits attributable to such losses would also be allocated to such Operating General Partner, rather than to the Fund and the Investors. However, the allocation of such credits and losses to any such Operating General Partner would be required only to the extent that Capital Contributions of the Fund to the applicable Operating Partnership were insufficient to offset fully the losses allocable to it pursuant to the applicable Operating Partnership Agreement. The General


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Partner anticipates that the Fund will only make acquisitions of Interests in
Operating Partnerships which will permit the substantially full allocation
(to the extent of the share of credits allocable pursuant to the applicable Operating Partnership Agreement) of Federal Housing Tax Credits to the Fund and, through it, to the Investors.

Section 704(b) of the Code provides that each partner's distributive share of the profits, losses and other items of a partnership is determined in accordance with the partnership agreement unless (a) the partnership agreement does not provide for the allocation of each partner's distributive share of profits or loss (or other item) or (b) the allocation to the partners under the partnership agreement does not have "substantial economic effect," in which case allocations will be made in accordance with such partners' interest in the partnership (taking into account all facts and circumstances). Substantial economic effect is generally recognized to exist where the allocation of taxable profits and losses actually affects the partners' shares of economic income or loss independent of tax consequences.

Regulations with respect to the determination of partners' distributive shares of partnership items provide clarification of the two part test for substantial economic effect: (i) that all allocations have economic effect and (ii) that such effect must be substantial. With respect to the requirement of economic effect, the Regulations provide, in general, that allocations have economic effect if (a) the partners' capital accounts are maintained properly and allocations of items are reflected in adjustments to capital accounts, (b) liquidation proceeds are required to be distributed in accordance with the partners' capital account balances, and (c) following the distribution of such proceeds, partners are required to restore any deficits in their capital accounts to the partnership. The determination of whether an allocation has economic effect is made as of the end of the partnership's taxable year to which the allocation relates. An allocation that does not satisfy requirement (c) may nevertheless be deemed to have substantial economic effect if the partnership agreement contains a "qualified income offset."

The Regulations state that a partnership agreement contains a "qualified income offset" if and only if it provides that a partner who unexpectedly receives certain types of adjustments, allocations, or distributions in connection with transfers of partnership interests and distributions of partnership property which cause or increase a deficit balance in his capital account will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

If an agreement satisfies the first two requirements above and has a "qualified income offset" provision, then an allocation to a partner will have economic effect to the extent such allocation (other than an allocation attributable to nonrecourse debt) does not cause or increase a deficit in such partner's capital account which is greater than such partner's obligation to contribute additional capital to the partnership. In making this determination, the partner's capital account must first be reduced to take into account certain allocations of loss or deduction and/or distributions which have not yet occurred but which are reasonably expected to occur in the future.

With respect to the substantiality requirement, the Regulations generally state that an allocation must have a reasonable possibility of affecting the dollar amounts to be received by the partners independent of tax conse-


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quences in order to be substantial. An allocation is insubstantial if, as a result of the allocation, the after-tax economic consequences of at least one partner may be enhanced while there is a strong likelihood that the after-tax economic consequences of no partner will be diminished. Furthermore, the Regulations provide that allocations are insubstantial if they merely shift tax consequences within a partnership taxable year or are likely to be offset by other allocations in subsequent taxable years.

Regulations with respect to allocations of loss and deductions attributable to nonrecourse debt provide that allocations cannot have economic effect because it is the creditor (rather than any partner) who bears the economic risk of loss with respect to such indebtedness, but the Regulations provide that allocations of loss and deductions attributable to such debt will be deemed to be made in accordance with the partners' interests in the partnership if the following four requirements are met: (a) partnership capital accounts are properly maintained and liquidation distributions are made in accordance with capital account balances; (b) the allocations of loss and deduction attributable to nonrecourse debt are made in a manner that is reasonably consistent with some other significant partnership item attributable to partnership property securing the nonrecourse debt that has substantial economic effect; (c) the partnership agreement must contain an obligation to restore deficit capital account balances upon liquidation or a minimum gain chargeback; and (d) all other material partnership allocations and capital account adjustments must have substantial economic effect.

A minimum gain chargeback is a provision in a partnership agreement which requires that, if there is a net decrease in partnership minimum gain during a partnership taxable year, all partners with deficit capital account balances at the end of such year (in excess of any amount which such partner is obligated to restore upon liquidation and such partner's share of partnership minimum gain) will be allocated, before any other allocations for such taxable year, items of income and gain for such year (and, if necessary, for subsequent years) in the amount and in the proportions needed to eliminate such deficits as quickly as possible.

The amount of partnership minimum gain is computed with respect to each nonrecourse liability of the partnership by determining the amount of gain which would be realized by the partnership if it disposed of the partnership property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed. Special rules are provided for cases where property is subject to more than one liability, and where property is subject to a debt that is partially recourse and partially nonrecourse.

Regulations under Section 704(b) of the Code also utilize a concept of partner nonrecourse debt which includes indebtedness which is nonrecourse to the partnership but with respect to which a partner or a related person is deemed to bear the economic risk of loss. Such indebtedness is includable solely in the tax basis of the partner or partners who bear the economic risk of loss, and any allocations attributable to such indebtedness must be made to those partner(s) who bear the economic risk of loss.

The Regulations under Section 704(b) also require that to the extent the minimum gain attributable to partnership nonrecourse debt or partner nonrecourse debt is reduced, there must be a minimum gain chargeback (of income) to those partners that had previously received allocations of losses or deductions attributable to the minimum gain with respect to such debt.


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In the case of the Fund, all allocations will result in adjustments in
Capital Accounts which will be maintained in accordance with the requirements of the Regulations. Additionally, the Fund Agreement will contain a qualified income offset provision, minimum gain chargeback provisions, and a provision stating that liquidation proceeds will be distributed in accordance with each Partner's Capital Account. Consequently, it is anticipated that the allocations provisions of the Fund Agreement will meet the requirements of the Regulations.

Regulations issued under Section 704 of the Code provide that tax credits, other than tax credits specifically subject to the Regulations under Section 46 of the Code, are to be allocated in accordance with the allocation of the deductions attributable to the expenditures relating to such credits. In the case of the Federal Housing Tax Credits, the allocation would follow the allocation of depreciation deductions of the Apartment Complex. Since expenditures relating to the Federal Housing Tax Credits are expected to be funded with Investor Capital Contributions and nonrecourse indebtedness, the allocation of Federal Housing Tax Credits to BAC Holders should be permitted in the same ratio as the deductions for depreciation, which should permit substantially all Federal Housing Tax Credits to be allocated to the BAC Holders of the Fund. However, if the Fund (as the limited partner of the Operating Partnership) Capital Account has been reduced to zero at any time during which the Operating General Partner has a positive Capital Account or has personal liability with respect to Operating Partnership debt, then deductions (and hence Federal Housing Tax Credits if during the credit period) would be allocated to the Operating General Partner. It is possible that the Service may contend that an Operating General Partner's obligation to fund operating deficits results in such Operating General Partner having personal liability on an otherwise nonrecourse loan.

With respect to the allocation of Historic Tax Credits, Regulation Section 1.46-3(f) provides that, in the case of a partnership, each partner takes into account his share of the credit basis as if he were the direct purchaser of that share of the property. A partner's share of the credit basis is determined in accordance with his share of partnership profits on the date on which the property involved is placed in service by the partnership.

Finally, because of certain fees payable to the Operating General Partners or their Affiliates by the Operating Partnerships, it is unlikely that the Fund will receive any Cash Flow distributions from the Operating Partnerships for a substantial period of time. On this basis, the Service could contend that the Fund has no economic interest in the Operating Partnerships and therefore should not be treated as a partner of such Operating Partnerships, and thus is not entitled to allocations of profits, losses or Tax Credits of the Operating Partnerships. However, the Fund is legally entitled to cash earnings of the Operating Partnerships if cash earnings are available in excess of amounts required to pay fees, and to cash benefits if an Apartment Complex is sold or refinanced, and the Service has recognized the limited value of cash distributions in low-income housing investments in Revenue Ruling 79-300. Accordingly, even though no Cash Flow is expected for a substantial period of time, the Fund should still be treated as a partner in each of the Operating Partnerships.

Upon review of the Fund Agreement and assuming the Fund Agreement will be executed in substantially this form, it is the opinion of Peabody & Brown


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that the allocations set forth in the Fund Agreement have "substantial economic effect" and/or are in accordance with the interests of the Partners (and BAC Holders) in the Fund and that, while the outcome of litigation cannot be predicted with certainty, it is more likely than not that, if the issue were litigated, a court would so hold. The Fund will obtain an opinion of Peabody & Brown prior to making any investment in any Operating Partnership to the effect that the allocations set forth in the Operating Partnership Agreement have "substantial economic effect" and/or are in accordance with the interests of the Partners in the Operating Partnership and that, while the outcome of litigation cannot be predicted with certainty, it is more likely than not that, if the issue were litigated, a court would so hold.

It is possible that in certain circumstances all or a portion of the debt incurred by an Operating Partnership will be guaranteed by an Operating General Partner or a person related to an Operating General Partner. This would result in the guaranteed portion of the debt being treated as recourse debt. Accordingly, losses attributable to such debt would be allocated to the Operating General Partner and Federal Housing Tax Credits attributable to such losses would also be allocated to the Operating General Partner, rather than to the Fund and BAC Holders. However, the allocation of such losses and credits to the Operating General Partner would be required only to the extent that Capital Contributions of the Fund to the Operating Partnership were insufficient to offset fully the losses allocable to it pursuant to the Operating Partnership Agreement. The General Partner anticipates that the Fund will only make acquisitions of Interests in Operating Partnerships which will permit the substantially full allocation of Federal Housing Tax Credits to the Fund and the Investors.

Counsel's opinion assumes that the Capital Account balances (as that term is defined in the Fund Agreement and the Operating Partnership Agreements) of the partners of the Fund, or the partners of an affected Operating Partnership, as applicable, are not significantly adjusted by reason of a termination of the Fund or an Operating Partnership, or by reason of capital contributions (such as, for example, unanticipated advances of capital from general partners which may be deemed for federal income tax purposes to be capital contributions), other than the Capital Contributions provided for in the Fund Agreement and the Operating Partnership Agreements. Counsel's opinion also assumes, in those instances where there are guarantees of Operating Partnership debt by an Operating General Partner or a person related to an Operating General Partner, that the Capital Account balances of the Fund in such Operating Partnerships are sufficient to permit the allocation of credits and losses to the Fund. If such Capital Accounts are insufficient, Counsel would be unable to render such opinion.

Because unanticipated circumstances may occur with respect to the Fund which would affect the allocations of Profits, Credits and Losses, the Fund Agreement provides, and the Operating Partnership Agreements will provide, authority to the appropriate general partner, upon the advice of the tax advisors to the applicable partnership, to vary the allocations of profits, losses and credits, or any item thereof, from that contained in the partnership agreements in any year in order to preserve and protect the allocations of profits and losses to all partners (and BAC Holders) of the Fund and all partners (including the Fund) of the Operating Partnerships. (See "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals--


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Authority of General Partner to Vary Allocations to Preserve and Protect
Partners' and BAC Holders' Intent.")

If a court were to conclude that any of such allocations lack substantial economic effect and are not in accordance with the partners' (and BAC Holders') interests in the Fund or the applicable partners' interests in an Operating Partnership, partnership income, gain, credit, loss or deduction (or items thereof) could be reallocated to the Fund and/or its partners and BAC Holders in a manner substantially less favorable than that set forth in the applicable Operating Partnership Agreement and/or the Fund Agreement.

Advances Treated as Debt for Federal Income Tax Purposes. If a partnership borrows funds and the terms of the loan, as well as other facts and circumstances surrounding the loan, indicate that the funds may be in the nature of an equity contribution rather than a loan, the IRS could contend that the advance should not be treated as debt for federal income tax purposes. Advances by partners or affiliates in the form of nonrecourse loans are particularly susceptible to such a challenge. If such a challenge were successful, (a) no interest deductions would be permitted with respect to the advance, (b) the "lender" may be treated as a partner in the partnership entitled to a distributive share of partnership items of income, gain, credit, loss or deduction, and (c) the other partners would not be permitted to include the loan as a partnership liability for purposes of computing their tax basis in their partnership interests. If the lender is already a partner, and the funds were to be treated as an additional equity contribution, the IRS might contend that such partner is entitled to a greater share of the losses and credits of the partnership than those allocated to the partner in the partnership agreement.

It is uncertain how the law in this area may be applied to particular facts. Because of such uncertainty and because the terms and conditions of future advances, if any, by either the applicable general partner(s) of an Operating Partnership or of the Fund cannot be foreseen, Counsel is unable to predict at this time the outcome of any challenge by the IRS to the Fund's or an Operating Partnership's treatment of any such loans.

Allocation of Profits, Credits and Losses To BAC Holders in Year of Purchase of BACs. Subject to the rules governing basis limitations and passive losses, a BAC Holder will be entitled to deduct his pro rata share of the Fund's losses in the year he purchases BACs, based upon the length of time that he is a BAC Holder during the year. Although the Code does not specifically provide for any method other than a daily allocation method, the legislative history of the 1984 Tax Act indicates that until regulations are issued by the Treasury Department providing for the appropriate method, a partner admitted to a partnership may be permitted to receive his share of the partnership's profits and losses for the entire month he is admitted to the Fund, regardless of what day in the month the admission occurs. The Treasury Department has the authority to issue regulations which are more restrictive than this monthly convention.

The legislative history of the 1986 Tax Act indicates that allocations of Federal Housing Tax Credits to partners of partnerships should be determined in accordance with the same rules as the general partnership profit and loss allocation rules. The Fund intends to allocate such tax credits on the basis


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of the interest in losses of a BAC Holder, or of the Fund in an Operating
Partnership, as applicable, beginning with the month in which such BAC Holder purchases BACs, or the Fund acquires an Interest in an Operating Partnership, as applicable.

The rules for allocating Historic Tax Credits are different than those rules for Federal Housing Tax Credits discussed above, however, and provide that only Investors who are admitted to the Fund on or prior to the date the building as to which such tax credits are claimed is placed in service will be allocated their share of the Historic Tax Credits; correspondingly, the Fund must have acquired its Interest in the applicable Operating Partnership on or prior to the date the applicable building is placed in service in order to receive any allocation of the Historic Tax Credits.

With respect to Federal Housing Tax Credits, special rules for determining the amount of credit that is available apply for the first year that a building is occupied by low-income tenants. (See "Tax Credit Programs-The Federal Housing Tax Credit-Utilization of the Federal Housing Tax Credit.")

Allocation of Profits, Credits and Losses Upon Sale of BACs. The Fund Agreement provides that on the sale of BACs, the Fund's profits, credits and losses and cash distributions during the year of the sale will be allocated and distributed to the purchaser from and after the first day of the month following the transfer, or by any other agreed upon method approved by the Fund's tax advisors. There can be no assurance that the IRS would not challenge the use of any such allocation other than a daily allocation method. (See "Sale or Disposition of BACs" below in this section.)

Federal Housing Tax Credit
The Code provides for a tax credit for investments in low income housing constructed, acquired or rehabilitated after 1986, as described under "Tax Credit Programs--The Federal Housing Tax Credit."

The Fund will not acquire Interests in an Operating Partnership unless it receives an opinion from Counsel that, assuming (a) that the Apartment Complex owned by the Operating Partnership satisfies the income and rent restrictions applicable to Apartment Complexes generating Federal Housing Tax Credits, (b) that the Apartment Complex receives its State Designation and
(c) continuing compliance with the income and rent restrictions, it is more likely than not that a BAC Holder will be entitled to his share (based on his interest in the losses of the Fund) of the Fund's share (based on the Fund's interest in losses of the Operating Partnership) of Federal Housing Tax Credits generated by an Apartment Complex. However, because of the many factual issues, no opinion will be rendered as to whether any particular Apartment Complex qualifies for the Federal Housing Tax Credit. (See "Tax Credit Programs--The Federal Housing Tax Credit.")

State Designation of Apartment Complexes. All Apartment Complexes, except those financed through the proceeds of tax-exempt bonds subject to the tax-exempt bond limitation included in the Code, must be allocated Federal Housing Tax Credit authority by the applicable state or local credit agency. Failure of an Apartment Complex to receive State Designation or to meet initially the applicable income and rent restrictions would result in the denial of all Federal Housing Tax Credits with respect to an Apartment Complex. This would materially reduce the tax benefits to an Investor of a


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purchase of BACs. At the time the Fund is admitted to an Operating
Partnership, it is possible that the Operating Partnership will not yet have received its State Designation, or will not have rented a sufficient number of units in the Apartment Complex to know whether the income level and the rent restriction tests can be met. The Operating Partnership Agreements are anticipated to provide for a repurchase of the Fund's Interest by the Operating General Partners if, among other things, an Apartment Complex does not receive its State Designation in the year in which the Apartment Complex is placed in service or has not met both the income level and rent restriction tests within 12 months after an Apartment Complex is placed in service. (See "Investment Objectives and Acquisition Policies--Acquisition Policies.") Although the General Partner will use its best efforts to reinvest promptly any funds received on such a repurchase in Operating Partnerships owning Apartment Complexes eligible for Federal Housing Tax Credits (subject to the limitations set forth in "Investment Objectives and Acquisition Policies--Acquisition Policies"), there is no assurance that the General Partner will be able to reinvest the proceeds of such a repurchase in new Operating Partnerships. Any reinvestment is likely to cause a delay in obtaining Tax Credits. In addition, it is possible that the proceeds may be reinvested in Operating Partnerships that have already begun the 10-year Federal Housing Tax Credit period, which would result in a reduced amount of Federal Housing Tax Credits. (See "Investment Objectives and Acquisition Policies--Unused or Returned Funds.")

Historic Tax Credit
As described in "Tax Credit Programs--Historic Historic Tax Credit," the Code provides for a separate tax credit equal to 20% of qualified rehabilitation expenditures for certified historic structures. It is anticipated that a portion of the net proceeds of the Offering may be used to invest in Operating Partnerships owning Apartment Complexes eligible for Historic Tax Credits.

With respect to any Non-Profit Operating Partnership, an amount of otherwise qualified rehabilitation expenditures equal to the tax-exempt entity's highest proportionate share of any interest in an Apartment Complex will not be eligible for Historic Tax Credits.

The entire Historic Tax Credit can be claimed only in the year in which the property generating the credit is placed in service. Each BAC Holder would be entitled to take into account separately his allocable share of the Historic Tax Credit attributable to any qualified investment on the date the property is placed in service. BAC Holders acquiring BACs after such date will not be entitled to any portion of the Historic Tax Credit.

The use of the Historic Tax Credit is limited by the amount that the taxpayer has "at-risk" with respect to the investment that generates the Historic Tax Credit. In addition to the "at risk" requirements described in "Federal Income Tax Matters--"At Risk" Limitations", a taxpayer must be "at risk" for a minimum of 20% of the credit base of the property. To the extent that a taxpayer is protected against loss through guarantees, stop-loss agreements, or other similar arrangement, a taxpayer may not be considered "at risk" with respect to his investment. Capital Contributions made by the Fund to an Operating Partnership may be subject to an adjuster, repurchase or other "stop loss" provision. It is possible that the IRS will argue that BAC Holders will not be deemed to be "at risk" with respect to their Capital Con-


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tributions until such provision terminates, thus deferring their ability to utilize Tax Credits for expenditures funded with their Capital Contributions. Based on the Proposed Regulations under Section 465 of the Code, the determination of this issue would likely depend upon whether any adjuster or repurchase provision would effectively protect Investors against loss in all likely situations. It is possible that the IRS will argue that an obligation given to the Fund by an Operating Partnership to repurchase its Operating Partnership Interest or to return its Capital Contributions will be treated as a guarantee or stop-loss agreement. Given the lack of direct authority on this issue, Counsel is unable to predict the outcome of any such challenge. If a court were to conclude that a repurchase obligation provides protection against loss in a similar manner as a guarantee or stop loss agreement, then the credit base for purposes of determining Historic Tax Credits may be reduced in an amount equal to the Fund's equity investment in the applicable Operating Partnership, resulting in a denial of Historic Tax Credits.

Certain Operating Partnership Agreements could, but are not currently anticipated to, provide for a repurchase of the Fund's Operating Partnership Interest (or in certain circumstances a reduction in the Capital Contributions of the Fund to the applicable Operating Partnership) in the event the Apartment Complex does not receive certification from the United States Secretary of the Interior within certain time limits, but only if the Fund receives an opinion of Counsel that it is more likely than not that such repurchase and reduction obligations would not be treated as a guarantee or stop-loss agreement. As of the date of this Prospectus and based on current law, Counsel anticipates that it will be unable to render a favorable opinion in such a situation. In the event that such repurchase and reduction obligations are included in an Operating Partnership Agreement and either of such events occurs, there is no assurance that the General Partner will be able to reinvest the proceeds in Operating Partnership Interests meeting the investment objectives of the Fund, and any reinvestment would probably cause a delay in obtaining any Tax Credits, and any such Tax Credits might or might not include Historic Tax Credits. (See "Investment Objectives and Acquisition Policies.")

The Fund will not acquire Interests in an Operating Partnership owning an Apartment Complex eligible for Historic Tax Credits unless it receives an opinion of Counsel that assuming that (a) an Apartment Complex meets the requirements for the Historic Tax Credit, and (b) the Fund has acquired its Interest in the Operating Partnership at or prior to the time the Apartment Complex owned by the Operating Partnership is placed in service, each BAC Holder who acquired his BACs at or prior to the time the Apartment Complex is placed in service will be entitled to his share (based on his interest in the profits of the Fund) of the Fund's share (based on the Fund's share of profits in the applicable Operating Partnership) of Historic Tax Credits generated by such Apartment Complex. However, because of the many factual issues, no opinion will be rendered as to whether any particular Apartment Complex qualifies for the Historic Tax Credit.

Passive Loss and Tax Credit Limitations
Code Section 469 imposes limits on the ability of certain taxpayers as described below to use losses and credits from so-called "passive activities" to offset taxable income and tax liability arising from non-passive


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sources. A passive activity includes (a) one which involves the conduct of a trade or business in which the taxpayer does not materially participate, or
(b) any rental activity. With certain limited exceptions, a limited partner will not be treated as materially participating in a limited partnership's activities. With the exception of the portion of the partnership's income that is portfolio income, based on the anticipated activities of the Fund, Counsel is of the opinion that the profits, credits and losses of the Fund will be treated as derived from a passive activity.

Portfolio income generally includes net income from the activity that is derived from interest, dividends, annuities or royalties, unless such income is derived in the ordinary course of a trade or business, and any gain or loss from the disposition of property that produces portfolio income or that is held for investment. Any income, gain or loss that is attributable to an investment of working capital also will be treated as portfolio income. Although the matter is not free from doubt due to the factual nature of the issue, it is anticipated that the activities of the Fund will constitute the conduct of a trade or business. Consequently the portfolio income of the Fund will primarily consist of interest earned on its invested reserves, which could amount to a substantial allocation of portfolio income. Prospective Investors should be aware that the Department of Treasury has reserved the right to recharacterize other types of income from passive activities as portfolio income, and that proposed regulations have been issued which would recharacterize certain types of "self-charged" interest income as passive activity income. Foreign tax credits are not subject to the passive loss rules.

Individuals. Individual taxpayers may use Tax Credits from passive activities to offset certain amounts of tax liability from non-passive sources. Individuals can utilize Tax Credits to offset taxes on up to $25,000 of active or portfolio income. Thus, an individual taxed at the 31% tax rate could use Tax Credits to offset $7,750 (31% x $25,000) in taxes on such income, and an individual taxed at a 36% or 39.6% tax rate could use Tax Credits to offset $9,000 and $9,900, respectively, in taxes on such income. Married individuals filing separately may each use Tax Credits to offset taxes on up to $12,500 of non-passive income, but only if they have lived apart for the entire year. Otherwise, married individuals filing separately may not utilize Tax Credits to offset taxes on non-passive income.

Tax Credits in excess of the $25,000 limit are subject to the general rules governing passive activities. Under these general rules in Code Section 469, individual taxpayers generally are allowed to use credits or deduct losses generated by passive activities only to the extent of income or tax liability generated by passive activities. If an individual investor has no passive income for a taxable year against which losses can be offset, or no passive income tax liability against which passive credits may be used, any losses and credits allocated to him will be carried forward to the succeeding taxable year. Thus, Tax Credits in excess of the $25,000 limit can be used by such taxpayers only against tax liability arising from passive activities or carried forward pursuant to the passive activity loss limitation rules.

Losses of limited partners from limited partnerships owning apartment complexes are not eligible for the $25,000 allowance. Thus, they are subject to the general rules under Section 469 and can only be used against passive income or be carried forward. Upon disposition of an Interest, any unused


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passive losses that were carried forward by an Investor may be used without limitation, first to offset any capital gain realized upon disposition and any remaining losses may be used to offset any active income as directed by
Section 469. Notwithstanding the foregoing, Investors subject to the alternative minimum tax would still have to take into account the alternative minimum tax passive loss limitations.

For taxpayers with adjusted gross income of less than $150,000, and who actively manage rental real estate properties, there is an exception to the general rule which allows their losses from these properties to be eligible for up to a $25,000 allowance each year. For taxpayers with adjusted gross income of between $100,000 and $150,000 there is a gradual phaseout of the $25,000 yearly allowance. However, the $25,000 amount each year is an aggregate allowance for both credits and losses of the same taxpayer. Accordingly, if a taxpayer has both eligible credits and losses, the losses from the active rental activities must be used before the credits. In addition, credits other than Federal Housing Tax Credits (such as Historic Tax Credits) must be used before Federal Housing Tax Credits.

With respect to Historic Tax Credits only (and not with respect to Federal Housing Tax Credits), individual taxpayers will have this special $25,000 exception phased out if their adjusted gross income is in excess of $200,000.

With respect to Federal Housing Tax Credits, pursuant to the Omnibus Budget Reconciliation Act of 1989, the previously-existing $200,000-$250,000 adjusted gross income limitation was repealed with respect to Federal Housing Tax Credits generated by apartment complexes which are placed in service after 1989 and as to which an interest is acquired after 1989.

Under the 1987 Tax Act, income, credits and losses of a partnership classified as a publicly-traded partnership are also characterized as passive income, credits and losses from a separate activity. Credits and losses from an investment in a publicly-traded partnership can only be used as an offset against income subsequently generated by the publicly-traded partnership, and income from a publicly-traded partnership cannot be sheltered by losses from other passive activities. Federal Housing Tax Credits or Historic Tax Credits generated by a publicly-traded partnership must first be used to reduce the income of the publicly-traded partnership before it may reduce income from other sources. However, it is not anticipated that the Fund will be classified as a publicly-traded partnership. (See "Classification as a Partnership" above in this section.)

Corporations. Except as described below, corporations are generally not subject to limitations on their use of passive credits and losses and can utilize such credits and losses against any type of income or the tax liability attributable to any type of income, except as provided below. Two types of corporations, however, are subject to limitations: closely-held C corporations and personal service corporations. Closely-held C corporations are those C corporations that at any time during the last half of the taxable year were more than 50% owned, by value, directly or indirectly by five or fewer individuals. For the purposes of such a determination, stock held by related parties is taken into account pursuant to special stock attribution rules. Members of a family who are a spouse, a brother or sister, or an ancestor or lineal descendant of a shareholder are counted together with that shareholder as a single shareholder. Unlike regular C corporations, closely-held


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C corporations may not use passive losses and credits to offset tax liability attributable to portfolio income. Closely-held corporations which are not personal service corporations (as discussed below) are allowed to utilize their passive activity losses and their passive activity credits to offset their tax liabilities arising from net active income. Generally this special exemption would allow such closely-held corporations to shelter their taxable income from other sources, other than portfolio income, with credits and losses from passive activities; however, because of the "at risk" limitations discussed below, closely-held C corporations could receive a lower yield on their investment than other Investors if an Apartment Complex receives financing which is not qualified nonrecourse financing for purposes of the "at risk" rules in sections 465 and 46 of the Code.

Personal service corporations are only allowed to use passive credits and losses, including Tax Credits, to shelter passive income or tax liability attributable to passive income. For this purpose, the term "personal service corporation" is defined to mean a corporation the principal purpose of which is the performance of personal services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts, or consulting, and such services are substantially performed by any employee who owns, on any day during the year, any of the outstanding shares of such corporation. For this purpose, stock held by related parties is taken into account pursuant to special stock attribution rules generally similar to those described in the previous paragraph for closely-held corporations. In general, if the compensation paid in any manner to the shareholders of the corporation who perform such services is more than 20% of the total compensation paid to all employees, the corporation will be classified as a personal service corporation. Corporations, the principal purpose of which is the performance of personal services, are strongly advised to consult their professional advisors regarding their classification as personal service corporations for this purpose.

Since a corporation subject to Subchapter S of the Code is treated as a pass-through entity for federal tax purposes, each shareholder is generally subject to the limitations on the use of Tax Credits and passive losses which apply to individuals.

All Taxpayers. Notwithstanding the exemption from the passive activity limitations for most C corporations, two other restrictions may prevent current use of Tax Credits by all taxpayers. First, Tax Credits cannot be used to offset tax attributable to the alternative minimum tax. Second, Tax Credits are subject to the rules governing general business credits which limit the amount of tax liability which may be offset by business credits in any one year. Under this rule, the amount of tax credits which may be used is equal to $25,000 of regular tax liability plus 75% of any remaining regular tax liability, subject to the limits of the tentative minimum tax. Once Tax Credits have been made available under the $25,000 limitation, those Tax Credits are treated as credits arising from an active, rather than a passive, activity. Tax Credits which cannot be used because of the foregoing restrictions of the alternative minimum tax and general business credit rules may be carried back 1 year or forward 20 years. For taxpayers subject to the passive loss rules, those taxpayers with tax liabilities attributable to net passive income may use Tax Credits to offset that tax, subject to the limitation on business credits described above and the alternative minimum tax. Any excess passive Tax


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Credits may be carried forward and used indefinitely, but not back, against tax liability attributable to net passive income in future years, subject to the above limitations in those years.

"At Risk" Limitation on Credits and Losses
Sections 465 and 46 of the Code place limits on the amount of credits, and of losses, that may be used by individuals and closely-held corporations, which limits relate to the amount which any such taxpayer has "at risk". Generally, partners will be deemed to be at risk for purposes of calculating credit base, and of deducting losses, with respect to nonrecourse financing if it is qualified nonrecourse financing.

Under Section 465 of the Code, the deduction of losses from an activity, including real estate activities, is limited to the amount such a taxpayer has at risk with respect to the activity. However, the Code provides an exemption from the at risk rule for real property, if it is financed with certain third-party nonrecourse debt.

Under Section 46 of the Code, the credit base for purposes of determining the amount of available Tax Credits is limited to the basis of the property less any nonqualified nonrecourse financing. In addition, with respect to Historic Tax Credits, no more than 80% of the credit base for purposes of computing the Historic Tax Credit may consist of nonrecourse financing, nor may the financing be obtained from a related party. (See "Historic Tax Credit" above in this section.)

It is anticipated that, in most instances, the Permanent Mortgage Loan obtained by an Operating Partnership will be nonrecourse financing from third parties unaffiliated with the Fund, the Operating Partnership or any partners, and that such financing will qualify as qualified nonrecourse financing for purposes of Section 465 and Section 46 of the Code.

In certain instances, however, all or a portion of otherwise nonrecourse debt may be guaranteed by an Operating General Partner or a person related to an Operating General Partner. This would result in the Fund and the Investors being unable to include such financing in the basis for purposes of the at risk rules, and could delay or prevent the allocation of losses, and credits attributable to depreciation losses, to the Fund and the Investors, but would not adversely affect the at risk basis for purposes of generating credits. Nonetheless, the General Partner anticipates making acquisitions only in those Operating Partnerships which will not limit the availability of credits. Assuming that the Permanent Mortgage Loans are qualified nonrecourse financing, in the opinion of Counsel it is more probable than not that the at risk rule will not limit the availability to an Investor of credits, nor limit the deduction by an Investor of losses, resulting from inclusion in basis of such Permanent Mortgage Loans.

It is anticipated that the Operating Partnerships will pay Development Fees to the Operating General Partner or its Affiliates and, in certain cases, to Boston Capital. It is likely that such Development Fees will accrue in one taxable year but be paid over a two to three year period. The Operating Partnerships intend to include the full amount of such accrued Development Fees in Eligible Basis for purposes of Federal Housing Tax Credits, and, where applicable, in basis for purposes of computing Historic Tax Credits. The IRS may contend that any portion of the Development Fee which will


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not be paid currently is not properly includable in basis. If the IRS were successful, the amount of the Tax Credits would be delayed or reduced. Because of the lack of judicial or regulatory guidance with respect to this issue, Counsel is unable to predict the outcome of such a challenge.

Purchase of Existing Apartment Complexes From Tax-Exempt or
Governmental Entities
For purposes of the at-risk rules, qualified nonrecourse financing includes any loan from a federal, state or local government and certain financing from a "qualified person." The definition of qualified person generally excludes the person from whom the taxpayer acquired the property. Therefore, purchase money indebtedness is generally excluded from the at-risk basis for purposes of the Federal Housing Tax Credits. However, Section 42 of the Code provides an exception to this rule for purchase money indebtedness from a qualified nonprofit organization, which is generally defined to include tax-exempt organizations, including governmental entities, engaged in fostering low-income housing. If (a) no more than 60% of the tax credit basis represents such purchase money indebtedness, (b) the interest rate on the indebtedness is not lower than 1% less than the applicable federal rate, (c) the financing is secured by the qualified low-income building (which in certain instances would require prior approval of any government agency providing Government Assistance), and (d) the financing will be repaid on or before the earlier of maturity or the end of the initial 15-year Compliance Period, then the full amount of such financing may be included in the Federal Housing Tax Credit basis.

The Fund may acquire interests in Operating Partnerships which will use the above described form of financing to purchase existing Apartment Complexes from tax-exempt entities. It is anticipated that the sale by a tax-exempt entity of an Apartment Complex to an Operating Partnership would be for a combination of cash, assumption of any mortgage indebtedness and a purchase money note. It is likely that in any such transaction, the tax-exempt entity will have recently acquired the Apartment Complex from an unrelated taxable entity. Under such circumstances, it is likely that the taxable entity sold the Apartment Complex to the tax-exempt entity for a price below its fair market value, with the difference between the sale price and fair market value being treated as a charitable contribution. Such a transaction is known as a bargain sale.

If an Operating Partnership acquires an Apartment Complex from a tax-exempt entity under such circumstances, the IRS may attempt to recharacterize the transaction. The IRS may argue that the bargain sale to the tax-exempt entity by the taxable entity and the subsequent resale to an Operating Partnership should be ignored for tax purposes, and may seek to treat the transaction as a direct purchase by the Operating Partnership from the taxable entity. If the IRS were successful, any purchase money indebtedness would be excluded from the tax credit basis for the Apartment Complex, thus materially reducing the tax benefits to Investors. Counsel is unable to predict the outcome of any such challenge.

As a separate matter, even if the IRS were to respect the form of the transaction, the IRS could challenge the value of an Apartment Complex acquired with purchase money indebtedness notwithstanding the proper inclusion of such indebtedness for "at risk" purposes. An owner of property may not


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include in basis indebtedness deemed not to be bona fide indebtedness for federal income tax purposes. Cases and rulings by the IRS have held that a nonrecourse purchase money note may not be included in basis for federal income tax purposes unless the fair market value of the property at least approximately equals the sum of all indebtedness incurred in connection with the property.

If an Operating Partnership were to acquire an Apartment Complex using purchase money indebtedness, an appraisal will be obtained from an independent qualified appraiser supporting the purchase price of the Apartment Complex (and any anticipated accrued but unpaid interest on indebtedness in connection with the financing thereof). However, because the issue of fair market value is essentially factual, and because such value is not presently ascertainable, Counsel cannot predict the outcome if the value of such an Apartment Complex were challenged by the IRS.

In any event, not more than 20% of the Fund's investment in Operating Partnership Interests with respect to any series of BACs will be comprised of acquisitions of Interests in Operating Partnerships using the form of acquisition financing described above.

Investment by Tax-Exempt Entities
Investments in the BACs may be offered to tax-exempt entities which have and expect to continue to have income subject to federal income taxation sufficient to use the Tax Credits expected to be derived from an investment in the Fund.

Tax-exempt entities, such as pension funds and non-profit corporations, generally are exempt from taxation except to the extent that "unrelated business taxable income" ("UBTI") (determined in accordance with Sections 511-514 of the Code) exceeds $1,000 during any fiscal year. A tax-exempt entity may have UBTI from other businesses in which it owns an interest. In addition, it will have UBTI if a partnership in which it has an interest either (i) is determined to be a publicly traded partnership (see discussion under "Classification as a Partnership" above in this section), or (ii) owns "debt-financed property", that is, property in which there is "acquisition indebtedness" (in accordance with Section 514(d) of the Code), and the partnership earns interest income from the debt-financed property or realizes gains or losses from the sale, exchange or other disposition of the debt-financed property.

The Code does not impose restrictions on the acquisition of interests in partnerships such as the Fund by pension plans and non-profit corporations. However, the application of the rules governing Federal Housing Tax Credits as applied to tax-exempt entities is unclear. This is a complicated area and those entities should consult their own tax advisors with regard to the tax aspects of such investments.

Persons maintaining pension plans should bear in mind that the tax attributes of an investment in the Fund by such plans do not flow through to the individual maintaining the accounts. Thus, for example, an individual beneficiary of a pension plan that purchases BACs will not receive the tax benefit of credits or deductions from the Fund because he cannot claim such credits or deductions on his own individual income tax return and they are of no benefit to the tax-exempt entity as long as it is exempt from tax.


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The trustee or custodian of a pension plan which purchases BACs may be required to file Form 990-T (Exempt Organization Business Income Tax Return) with the IRS to report UBTI, if any, and to pay from the employee pension benefit plan the tax on any such income in excess of $1,000.

Recapture of Tax Credits
An Investor who has received Federal Housing Tax Credits will be subject to the recapture of a portion of such credits taken in prior years, plus interest, if either (1) an Apartment Complex fails to remain in compliance with the income and rent restrictions, or (2) the Fund disposes of its Interest in an Operating Partnership, or (3) an Operating Partnership sells an Apartment Complex.

Generally, any change in ownership of a building during the Federal Housing Tax Credit compliance period is an event of recapture, unless a bond is posted by the seller with the Secretary of the Treasury in an amount satisfactory to the Treasury, and it can be reasonably expected that the building will continue to be operated as a qualified low-income building for the remainder of such compliance period. Similarly, a disposition by the Fund of its Interest in an Operating Partnership will result in recapture of the accelerated portion of the Federal Housing Tax Credits taken with respect to the applicable Apartment Complex unless the Fund posts a bond as described above. In either event-the disposition of a building or the disposition of the Fund's Interest in an Operating Partnership-the posting of the bond allows the Fund to avoid recapture of any Federal Housing Tax Credits previously taken with respect to the applicable Operating Partnership.

An Apartment Complex eligible initially to receive Federal Housing Tax Credits must remain in compliance with the income and rent restrictions for a period of 15 years beginning with the first day of the first taxable year in which the credit is claimed. Failure of an Apartment Complex to meet the income and rent restrictions will result in a recapture of a portion of all of such credits taken in prior years, plus interest, and will result in a disallowance of the credit for the year of the recapture event. During the first 11 years of the compliance period, if requirements are not met, one-third of the credits earned up to that point are recaptured, plus interest; between years 11 and 15, the recapture is phased out ratably so that in year 15 only 1/15 of previously taken credits attributable to the non-complying dwelling units in the applicable Apartment Complex would be recaptured, plus interest.

If there is a decrease in the Qualified Basis of an Apartment Complex, but the Minimum Set-Aside Test and Rent Restriction Test are still being met with respect to other units in the Apartment Complex, there would be a recapture with respect to the decrease in Qualified Basis under the same formula as described in the immediately preceding sentence. (See "Tax Credit Programs--The Federal Housing Tax Credit-Eligible Basis and Qualified Basis.")

In addition to the recapture of previously taken Federal Housing Tax Credits, failure to maintain the income and rent restrictions throughout the compliance period would also result in loss of credits for future years. However, correction of the noncompliance within a "reasonable" time period would prevent the occurrence of a recapture event.


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Recapture of prior years' credits and loss of future years' credits would materially reduce the tax benefits to a BAC Holder and the recapture could have significantly adverse tax consequences to a BAC Holder. No apartment complex invested in by the Fund and its Affiliates has ever failed to meet the Federal Housing Tax Credit Requirements.

Pursuant to Section 42(j)(5) of the Code, certain partnerships are deemed to be "treated as the taxpayer" for purposes of the recapture, which means that partners in such partnerships may transfer their interests without recapture and without posting a bond. Such partnerships are those which have at least 35 partners. Because the Fund has at least that many BAC Holders, and because the Fund does not intend to elect not to have Section 42(j)(5) apply, the Fund will be treated as the taxpayer. Thus, no recapture will result to the transferor BAC Holder on the disposition of BACs (as long as within a 12-month period at least 50% (in value) of the ownership is unchanged). However, if a recapture event occurs during the period the transferee BAC Holder owns BACs, the transferee BAC Holder will be required to recapture a portion of the Federal Housing Tax Credits previously taken by the transferor BAC Holder. (See "Tax Credit Programs--The Federal Housing Tax Credit.")

With respect to any Historic Tax Credits claimed, such credits will be recaptured if a qualifying Apartment Complex is disposed of by an Operating Partnership, or the Fund disposes of its Interest in an Operating Partnership, prior to the expiration of five years from the date the rehabilitated Apartment Complex was placed in service. For purposes of determining the recapture of Historic Tax Credits, a disposition is deemed to occur upon any sale, exchange, transfer, distribution, involuntary conversion, gift or lease of the property, or the occurrence of any other event which causes the property to cease to qualify for the Historic Tax Credit. The recapture amount would be equal to 100% of the Historic Tax Credit if disposition occurs within the first year, phasing down ratably to 20% of the credit in year five. In addition, even if the Apartment Complex is not sold, or the Fund does not dispose of its Interest in the Operating Partnership, recapture will be triggered if a Partner's or BAC Holder's interest in profits is reduced to two-thirds or less of the interest in profits that such partner held when the Apartment Complex was placed in service. Once this threshold is met, the recapture amount is equal to the extent of the reduction of the Partner's or BAC Holder's interest in profits. There is no recapture after the Apartment Complex has been in service for 5 years.

If a taxpayer is subject to recapture, and is liable for any additional tax, no unused credits may be used to offset that liability.

Depreciation
General. The Code permits owners of depreciable real and personal property to take an annual deduction for depreciation based on the entire cost of such property (without regard to salvage value) over a statutorily determined recovery period. Deductions for depreciation commence when depreciable property is placed in service.

Depreciation of Real and Personal Property. The recovery period over which depreciation deductions will be taken with respect to the real property of the Apartment Complexes is 271/2 years using the straight line method, pur-


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suant to the provisions of the Code. However, with respect to any Non-Profit
Operating Partnership, an amount equal to the tax-exempt entity's highest proportionate share of any interest in an Apartment Complex will be depreciated over 40 years using the straight line method.

The Operating Partnerships also will use shorter recovery periods and the accelerated depreciation methods prescribed by the Code for personal property used in the Apartment Complexes. As a result of such election, most personal property used in the Apartment Complexes, such as appliances, will be depreciated over a 7-year period based on the 200% declining balance method, switching to the straight line method at a time that will maximize the allowable deductions.

Although the Code prescribes the recovery period which a taxpayer may use for its depreciable assets, there are, however, still some issues relating to the computation of depreciation with respect to which there may be uncertainty. These include, for example, the allocation of costs among depreciable and nondepreciable property and among different classes of depreciable property, the inclusion of certain capitalized fees in the depreciable basis of the property,and the proper time for commencing depreciation, that is, when the improvements are first placed in service. Such issues are factual, and, for that reason, Counsel cannot predict the outcome of a challenge with regard to them.

Construction Period Expenditures
Construction Period Interest and Taxes. Pursuant to the Code, construction period interest and taxes must be capitalized. Accordingly, all construction period interest and taxes attributable to the Apartment Complexes will be added to the depreciable basis of the Apartment Complexes.

In addition, in the case of partnerships, except to the extent provided in yet to be released regulations, this provision applies at the partner level to the extent that any partnership debt is less than the total capitalized cost of constructing an Apartment Complex. Although it is not yet entirely clear, to the extent that a partner has interest expense attributable to a trade or business unrelated to his interest in a partnership, it is possible that such interest expense may be required to be capitalized.

For purposes of the Code, the relevant "construction period" is determined on a building-by-building basis for each of the buildings in an apartment complex. The construction period begins when the construction of each building commences and ends when the building is ready to be placed in service. "Construction period interest" includes interest accrued during the construction period on any construction loan and interest on any deferred development fees payable to general partners during this period.

Other Expenses Incurred During the Construction Period. Section 195 of the Code classifies certain expenditures as start-up expenditures that must then be permanently capitalized or, at the election of the taxpayer, amortized over a period of 60 months beginning with the month in which the active trade or business begins. A start-up expenditure is defined to include an amount paid or incurred in connection with "any activity engaged in for profit and for the production of income before the day on which the active trade or business begins in anticipation of such activity becoming an active trade or business," and which would be otherwise allowable as a deduction if paid


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or incurred in connection with an existing active trade or business. Under
Code Section 195, the Treasury Department is authorized to prescribe regulations which will determine when an active trade or business begins. In light of its position in certain litigation before the enactment of Code
Section 195 in its current form, the IRS is expected to take the position that a real estate partnership has not begun carrying on an "active trade or business" until the dwelling units it is constructing are ready for occupancy. Accordingly, each Operating Partnership will treat that portion of the Operating Partnership's management fees, if any, and other ordinary and necessary expenses incurred before its first dwelling units are ready for occupancy as start-up expenses, to be amortized over a period of 60 months.

Certain Fees and Expenses
Fees Paid from Capital Contributions or Fund or Operating Partnership Cash Flow. The Fund intends to pay various fees to the General Partner and/or its Affiliates, and the Operating Partnerships intend to pay the Operating General Partner(s) and/or their Affiliates certain fees. The Fund will pay an Acquisition Fee to Boston Capital, and certain other offering and syndication fees to Affiliates of the General Partner, from the Capital Contributions of the Investors, for services rendered to the Fund in acquiring and managing the business and assets of the Fund. It is anticipated that the Operating Partnerships will pay Development Fees to the Operating General Partners or their Affiliates, from the Capital Contributions of the Fund to the applicable Operating Partnership, for services rendered to the applicable Operating Partnership in the development of the applicable Apartment Complex; in certain circumstances an Operating Partnership may pay an Acquisition Fee and/or a Development Fee (or a portion thereof) to Boston Capital. In addition, the Fund will pay an annual Fund Management Fee to the General Partner or its Affiliates from the cash flow of the Fund, and it is anticipated that the Operating Partnerships will pay annual Reporting Fees to an Affiliate of the General Partner, and annual partnership management fees and property management fees to the Operating General Partners or Affiliates thereof, in each case from cash flow of the applicable Operating Partnership.

The Fund and the Operating Partnerships will not deduct or amortize any amounts relating to the above fees which are deferred until such amounts are paid, unless specifically provided by the Code. Further, any portion of such fees related to services performed in the acquisition of property used in an Apartment Complex owned by an Operating Partnership will be amortized over 271/2 years. The Acquisition Fee will be amortized over a period roughly corresponding to the depreciable life of the Apartment Complex (and a portion over 40 years with respect to a Non-Profit Operating Partnership).

Offering expenses will be capitalized by the Fund and not deducted or amortized. Fund organization expenses will be amortized over 60 months.

Under Section 267 of the Code, a partnership may not deduct unpaid amounts of deductible business expenses accrued and owing to a cash basis partner (or any person related to that partner) until those amounts are paid or taken into income. The Fund and the Operating Partnerships intend to deduct all expenses in accordance with these provisions.

All fees attributable to the construction of the Apartment Complexes will be capitalized in accordance with Section 263A of the Code.


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All expenditures of the Fund and the Operating Partnerships must constitute ordinary and necessary business expenses in order to be deducted when incurred, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., interest and certain taxes). In addition, the expenditures must be reasonable in amount and be for services which do not represent an expense required to be capitalized and which are performed during the taxable years in which paid or accrued, rather than for future years. Any compensation paid to a partner for services must be for services rendered other than in his capacity as a partner or must be determined without regard to partnership income.

The payment of the various fees for services from Capital Contributions is not determined by arm's length negotiations. Instead, the amounts of the payments are determined on the basis of the experience of the General Partner and its Affiliates in this area and on the basis of their (and in connection with the Operating Partnerships, the Operating General Partners') judgment of the value of the services provided. The General Partner believes that the fees described above represent compensation for services rendered, and that such fees are reasonable and comparable to the compensation that would be paid to unrelated parties for similar services.

It is possible, however, that the IRS will challenge one or more of these payments and contend that the amount paid for the services exceeds the reasonable value of those services, in which case the IRS would seek to disallow as a deduction that portion of the amount paid which is determined to be in excess of the reasonable value of the services. (It is probable that an amount disallowed as a deduction would be capitalized and amortized over some period of years.) In addition, the IRS might accept the reasonableness of a fee, but contend that the fee should be deducted in a later year, or be capitalized rather than deducted, or be amortized over a period longer than the period chosen by the Fund or an Operating Partnership. Because the issues of the reasonableness of such fees, or the period to which such fees relate, are factual, Counsel cannot predict the outcome in the courts of a challenge by the IRS with respect to such issues. However, if in fact the payments are made as compensation for services, if the services provided are ordinary and necessary to the business of the Fund or an Operating Partnership, and if the amount of any fee is determined to be reasonable, Counsel believes that it is more probable than not that, if litigated, the treatment of such fee described above would be upheld.

Sale or Disposition of BACs
Pursuant to the 1997 Taxpayer Relief Tax Act, gain or loss recognized by a BAC Holder on the sale of BACs will generally be taxed at the same rate as the BAC Holder's other ordinary income, except that for capital gains a ceiling on the tax for individuals is set at 20% (except with regard to the sale or exchange of real property, in which case the capital gains which represent the recapture of depreciation taken on such property are taxed at a maximum rate of 25%) and for corporations at 35%. In computing such gain or loss, the selling BAC Holder's allocable share of the Fund's share of any existing nonrecourse liabilities of the Apartment Complexes is included in the amount realized, and a BAC Holder may offset against any gain by the amount of any suspended passive losses. A BAC Holder who does not have suspended passive credits or losses to offset any gain may realize taxable


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gain and the sale may not result in cash proceeds sufficient to pay the tax obligations arising from such sale. BAC Holders may also be subject to recapture of a portion of prior Tax Credits claimed if they sell or dispose of all or a portion of their BACs, if such disposition, in connection with other dispositions of their Interests by other BAC Holders, results in 50% or more of all Interests in the Fund being disposed of within a twelve-month period. (See "Calculation of Investor's Basis in his BACs," "Passive Loss and Tax Credit Limitations" and "Recapture of Tax Credits" above.)

A gift of BACs may also have federal income and/or gift tax consequences. (See "Certain Other Tax Considerations--Consequences of Gift or Death" below in this section.)

Although it is unlikely that a market will develop, and therefore BAC Holders may not be able to dispose of their BACs, the Fund anticipates issuing BACs in a form permitting trading. (See "Description of BACs (Beneficial Assignee Certificates)--Transfers.") If 50% or more of the total Interests in Fund profits and capital (including BACs) are sold or exchanged within a 12-month period, the Fund will terminate for federal income tax purposes. If a termination occurs, the assets of the Fund will be deemed to be constructively distributed to the Partners and then recontributed by them to the Fund. The General Partner has the authority under the Fund Agreement to
(1) halt trading of the BACs, (2) fail to list and/or cause the delisting of BACs from public trading markets, (3) cause each purchaser of BACs to be admitted to the Fund as a Limited Partner, (4) require BAC Holders to become Limited Partners, or (5) take such other action as may be necessary or appropriate in order to preserve the status of the Fund as a partnership or to prevent certain other adverse federal income tax consequences, however, no assurance can be given that such action(s) could be taken prior to a deemed termination. A BAC Holder would not realize gain upon the deemed distribution of the Fund's assets unless the portion of the Fund cash constructively distributed to a BAC Holder exceeds his adjusted basis in his BACs. The General Partner does not anticipate that available cash would exceed the aggregate basis of the Investors' interests; therefore, it is anticipated that no gain will be realized upon a termination.

Section 754 of the Code permits a partnership to elect to adjust the transferee's share of basis of partnership property upon the transfer of an interest in the partnership by the partner; this provision is equally applicable to a transfer of BACs. The Fund does not currently intend to make such an election.

Sale or Other Disposition of an Apartment Complex and Interests in Operating Partnerships
In determining the amount received upon the sale, exchange or other disposition of an Apartment Complex, an Operating Partnership must include, among other things, the amount of any liability to which such Apartment Complex is subject if the purchaser assumes, or takes the Apartment Complex subject to, such liability. For these purposes, a foreclosure of a mortgage on an Apartment Complex is deemed to be a disposition of the property. The amount of any outstanding nonrecourse mortgage indebtedness to which transferred property is subject will be treated as money received by the seller, even when the fair market value of the property in question is less than the outstanding balance of the mortgage indebtedness secured by the property. Accordingly, the unpaid principal balance of any mortgage loan indebtedness discharged by foreclosure will reduce any loss which might


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otherwise result upon foreclosure or could produce a taxable gain even though the Operating Partnership receives no cash from the foreclosure.

To the extent that Fund assets sold constitute Section 1231 property, (i.e., real property used in a trade or business and held for more than one year and depreciable personal property used in a trade or business and held for more than one year), an Investor's share of the gains and losses would be combined with any other Section 1231 gains or losses incurred by the Investor in that year and the net Section 1231 gain or loss would be treated as long-term capital gain (subject to depreciation recapture, if any) or ordinary loss, as the case may be. See "Tax Rates" for a discussion of tax rates applicable to capital gains.

In the event that the Fund or an Operating Partnership sells any personal property at a gain, 100% of all cost recovery allowances previously deducted are subject to recapture as ordinary income.

An Apartment Complex may be sold under an installment plan. Gain from installment sales by non-dealers of real property used in a taxpayer's trade or business or held for the production of rental income can be reported in the year payments are received from the purchaser in the profit ratio represented by each payment. However, interest is required to be paid with respect to the deferred tax liability attributable to an installment obligation that arises out of such a sale during a year and is outstanding as of the close of the year if the face amount of all such obligations that arise during a year and which are outstanding at the close of the year for such taxpayer and certain related taxpayers exceed $5 million. If interest is required to be paid with respect to an obligation during the year in which the obligation arises, interest must be paid for any remaining deferred tax liability in any subsequent taxable year if any portion of the obligation is outstanding at the end of that year.

Section 42 of the Code permits, but does not require, the owner of an Apartment Complex to grant to the tenants, a qualified nonprofit organization or a governmental agency a right of first refusal to purchase the Apartment Complex for an amount equal, at least, to the amount of the indebtedness secured by the building and all taxes attributable to the sale. It is possible that some of the Operating Partnerships may enter into such agreements. The Investors would be taxed on the purchase price, including the amount attributable to the taxes on the sale.

Excess Investment Interest Limitation
The deductibility of investment interest by a non-corporate taxpayer is subject to substantial limitation by Section 163(d) of the Code. In the case of the Fund, such limitation would be applied to each Investor individually rather than to the Fund. Investment interest is interest incurred on funds borrowed to acquire or carry property held for investment. Pursuant to the 1986 Tax Act and subject to certain phase-in rules, excess investment interest is investment interest incurred in a year in excess of net investment income. The excess is not deductible in the current year but the amount not deductible in the current year may be deductible in subsequent years, subject to the same limitation.

The 1986 Tax Act expanded the definition of investment interest to include all interest expense of a limited partnership allocable to a limited partner.


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However, interest incurred in connection with a "passive activity" that is subject to the passive activity loss restriction is not subject to the investment interest limitation. Since the Fund will be subject to the passive activity loss restriction, most interest expense incurred by the Fund will not be subject to the investment interest limitation. Interest expense, if any, attributable to the production of portfolio income would be subject to the investment interest limitation.

Certain Tax Elections
The Fund may make various elections for federal income tax reporting purposes which could result in various items of Fund income, gain, credit, loss and deduction being treated differently for tax and partnership purposes than for accounting purposes. The Code provides for optional adjustments to the basis of Fund property for measuring both depreciation and gain upon distributions of Fund property (Section 734) and transfers of Fund interests (including BACs) (Section 743), provided that a Fund election has been made pursuant to Section
754. The general effect of such an election is that transferees of Fund Interests (including BACs) are treated, for purposes of computing depreciation and gain, as though they had acquired a direct interest in the Fund's assets, and the Fund is treated for such purposes, upon certain distributions to Partners (including BAC Holders), as though it had newly acquired an interest in the Fund assets and therefore acquired a new cost basis for such assets. A
Section 754 election will not affect the amount of Tax Credits available to any Partner (or BAC Holder) or his transferee. Any such election, once made, is irrevocable without the consent of the IRS. If the General Partner does not agree to make such an election, any benefits which might be available to the BAC Holders, by reason of such an adjustment to basis will be foreclosed. In addition, if the election is not made, a BAC Holder may have greater difficulty in selling his BACs, since a purchaser will obtain no current tax benefits from his investment to the extent that such investment exceeds his allocable share of the Fund's basis in its assets and since, upon a subsequent disposition of the property by the Fund, such purchaser may be required to recognize taxable income to the extent of such excess even though he does not realize any economic profit.

IRS Audit Considerations
Fund Tax Returns and Audits. The IRS may audit the information returns filed by the Fund. Such an audit could result, among other things, in the disallowance of certain deductions. In addition, it could possibly lead to an audit of a BAC Holder's tax return with respect to non-Fund items.


The IRS has audited 27 limited partnerships with which Affiliates of the General Partner are associated. Twenty-six of these audits have now been settled with the IRS without material change and one is still pending.

Audit Procedures for Fund and Operating Partnership Tax Returns. The IRS is paying increased attention to the proper application of the tax laws to limited partnerships. As a consequence, audits by the IRS of the Fund's or Operating Partnerships' information returns have become more likely. Investors should note that a federal income tax audit of the Fund's or an Operating Partnership's tax information return may result in an audit of the return of the Investor, and that such an examination could result in adjustments both to items that are related to the Fund and unrelated items. An audit of the


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Fund's return will be a single proceeding at the Fund level. The General
Partner, as to the Fund, and an Operating General Partner, as to each Operating Partnership, will be designated as the "tax matters partner" and will have considerable authority to make decisions both during the audit and in subsequent administrative and judicial proceedings that could affect all Investors. Moreover, the General Partner, or the Operating General Partner, as applicable, has the right to extend the statute of limitations for all partners with respect to the assessment of tax involving Fund or Operating Partnership items, as applicable.

Penalties Due to Substantial Understatement of Tax Liability. Section 6662 of the Code imposes a penalty on a taxpayer when there is a "substantial understatement of income tax" liability on the income tax return of such taxpayer. For this purpose, an understatement is the excess of the amount of tax required to be shown in the return over the amount of tax in fact reported on the return. There is "substantial understatement of income tax" if the amount of the total understatement on the income tax return for the taxable year attributable to income, gain, loss, deduction or credit from all sources exceeds the greater of (a) $5,000 ($10,000 for corporations) or (b) 10% of the tax liability required to be shown on the return. The penalty does not apply to the extent that the understatement is attributable to (i) an item if there is or was "substantial authority" for the tax treatment of such item or (ii) an item with respect to which the relevant facts concerning the treatment of the item are disclosed on the taxpayer's return.

Special rules apply, however, to items on the taxpayer's return that are attributable to an investment in a "tax shelter" as that term is defined in
Section 6662 of the Code ("Section 6662 Tax Shelter"). Section 6662 of the Code defines a tax shelter to mean a partnership or other entity (such as a corporation or trust), an investment plan or arrangement, or any other plan or arrangement if the principal purpose of the entity, plan, or arrangement, based on objective evidence, is the avoidance or evasion of federal income tax. The Regulations under Section 6662 state that the principal purpose of an entity, plan, or arrangement is not the avoidance or evasion of federal income tax if the entity, plan, or arrangement has as its purpose the claiming of exclusions from income, accelerated deductions, or other tax benefits in a manner consistent with Congressional purpose. Because it is anticipated that the principal items of tax benefit resulting from an investment in the Fund will include Tax Credits, depreciation deductions and interest on the mortgage indebtedness of the Apartment Complexes, which are specifically provided for by Congress, it is reasonable to anticipate that the Fund will not be considered to be a Section 6662 Tax Shelter. However, because such Regulations are relatively recent and because the definition of a Section 6662 Tax Shelter ultimately must be determined by judicial decisions, there still remains considerable uncertainty concerning the meaning of the term. Thus, Counsel is unable to predict the outcome if the question of whether the Fund is a Section 6662 Tax Shelter were to be litigated.

If the Fund is determined to be a Section 6662 Tax Shelter, the penalty under
Section 6662 for a substantial understatement will not apply to the extent that the understatement is attributable to an item if (a) there is or was "substantial authority" for the treatment of the item and (b) the taxpayer reasonably believed that the tax treatment of such item was more likely than not the proper treatment.


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The Secretary of the Treasury has promulgated regulations under Section 6662 that set forth his interpretation of the phrase "substantial authority," but both because such regulations are relatively recent and because "substantial authority" ultimately must be determined by judicial decisions, there still remains considerable uncertainty concerning the meaning of that phrase. Thus, as stated above, Counsel is unable to predict the outcome if the question of whether there were substantial authority for certain material tax issues were to be litigated, if the Fund or an Operating Partnership were determined to be a Section 6662 Tax Shelter.

The penalty imposed by Section 6662 is equal to 20% of the amount of any underpayment attributable to the understatement of tax (as reduced for items described above), and it applies without regard to whether the taxpayer was negligent or otherwise improperly prepared his return. The penalty is in addition to any other penalties and any interest payable with respect to the underpayment.

The IRS has the authority to waive all or any part of the penalty if there was reasonable cause for the understatement and the taxpayer acted in good faith.

Penalties Due to Overstatement of Value
Under Section 6662 of the Code, a penalty is imposed where the value of property, or the adjusted basis of property, claimed on a return exceeds 200% of the amount determined to be the correct value or adjusted basis, or if the price for services or property in connection with transactions between certain affiliated entities is 200% or more of the correct price. The General Partner does not anticipate that the determination of the value or adjusted basis of Apartment Complexes, or payment for services, would give rise to such a penalty. However, there can be no assurance that, for example, in the case of uncertainty in the allocation of basis among personal property, depreciable real property improvements and nondepreciable land, the IRS would not challenge the determination of the value or adjusted basis of Apartment Complexes.

Interest on Underpayment of Tax. If it is finally determined that a taxpayer has underpaid tax for any taxable year, the taxpayer must pay the amount of underpayment, plus interest on the underpayment from the date the tax was originally due. The interest rate is the federal short-term rate plus three percentage points in the case of underpayments of tax, and the federal short-term rate plus two percentage points in the case of overpayments.

Limitations for Deductions Attributable to Activities Not Engaged in for Profit

Section 183 of the Code provides limitations for deductions by individuals and S corporations attributable to "activities not engaged in for profit." The term "activities not engaged in for profit" means any activity other than one that (a) constitutes a trade or business or (b) is engaged in for the production or collection of income, or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all the facts and circumstances. Where income for an activity exceeds the deductions from the activity for at least three out of five consecutive years, there is a presumption that the activity is engaged in for profit.


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


The test for whether an activity is engaged in for profit is normally determined at the partnership level. However, it is possible that each Investor may have to independently meet this test as well. Generally, an activity is engaged in for profit if there is a bona fide objective of obtaining economic profit from the activity. In determining whether this profit objective exists, the Regulations under Section 183 list certain factors which, along with others, should normally be taken into account, although the Regulations state that no one factor is determinative. These factors include the manner in which the taxpayer carries on the activity, the expertise of the taxpayer or his advisors, the time and effort expended by the taxpayer in carrying on the activity, the expectation that assets used in the activity may appreciate in value, success of the taxpayer in carrying on other similar or dissimilar activities, the taxpayer's history of income or losses with respect to the activity, the amount of profits, if any, which are earned, the financial status of the taxpayer, and any elements of personal pleasure or recreation.

The IRS has published a Revenue Ruling holding that the construction and operation of an apartment complex for low- and moderate-income housing under
Section 236 of the National Housing Act is not an activity to which Section 183 of the Code applies. Consequently, the IRS has announced that it will not assert the "not for profit" argument to any otherwise appropriate deductions. Although few, if any, of the Apartment Complexes may be constructed or operated under Section 236 of the National Housing Act, all of the Apartment Complexes will constitute low or moderate income housing and will possess certain of the other attributes which the Revenue Ruling recites as factors in the Services' decisions. To the extent that the IRS relied in its Revenue Ruling on Congress' intention that availability of tax benefits be allowed to encourage investment in Apartment Complexes providing decent housing for low- or moderate-income families, similar considerations are involved here. The Federal Housing Tax Credits were specifically enacted in the 1986 Tax Act. In addition, the IRS has recently issued regulations which state that Section 183 will not be applied to Section 42. Accordingly, Counsel is of the opinion that it is more probable than not that Section 183 would not be applied to disallow deductions arising from the ownership of the Apartment Complexes.

Overall Evaluation of Tax Benefits
Assuming that the investment objectives and acquisition policies of the Fund are substantially realized as set forth in this Prospectus, including, but not limited to the qualification for, and continuing compliance of the Apartment Complexes with the requirements for, Tax Credits, Counsel is of the opinion that it is more likely than not that the material tax benefits in the aggregate (a significant majority) of a purchase of BACs will be realized by qualified BAC Holders (i.e., individual BAC Holders whose adjusted gross income does not exceed the limits for Historic Tax Credits or who are not subject to the alternative minimum tax).

Counsel's opinion with respect to the aggregate of the tax benefits to be realized by a qualified BAC Holder is based upon, and assumes the continuing applicability to an investment in the Fund of, existing federal income tax law. Counsel's opinion assumes that the Capital Account balances (as that term is defined in the Fund Agreement and the Operating Partnership Agreements) of the partners are not significantly adjusted by reason of a termi-


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

nation of the Fund or the Operating Partnerships or by reason of capital contributions (such as, for example, unanticipated advances of capital from the General Partner, or working capital loans or operating deficit loans from the applicable Operating General Partner(s), which may be deemed for federal income tax purposes to be capital contributions), other than the Capital Contributions provided for in Article V of the Fund Agreement and the corresponding section of the Operating Partnership Agreements, and that in those instances where a portion of the debt incurred by an Operating Partnership is recourse, that the Capital Accounts are sufficient to allocate the losses to the Fund as provided for in the applicable Operating Partnership Agreement. (See "Federal Income Tax Matters--Fund Allocations and Distributions," "--Federal Housing Tax Credit" and "--Certain Other Tax Considerations-Alternative Minimum Tax.")

Certain Other Tax Considerations
Certain other provisions of the Code should be considered by Investors in determining whether to purchase BACs.

Alternative Minimum Tax. Individuals and corporations, except for certain qualifying small corporations, are subject to an alternative minimum tax ("AMT"). The AMT tax base is (a) regular taxable income, (b) increased by certain preference items, including the amount by which a corporate taxpayer's income for financial reporting purposes exceeds its AMT income, (c) adjusted for items requiring a substitute AMT method, such as depreciation on real and personal property, and (d) reduced by an exemption amount of $45,000 for the married filing jointly category, $33,750 for a single return and $22,500 for the married filing separately category (phased out at the rate of $.25 cents for each $1.00 that AMT income exceeds $150,000, $112,500 and $75,000, respectively). Once AMT income is computed, a flat tax rate of 20% for corporations and 26% for individuals with AMT income up to $175,000 and 28% on amounts in excess of $175,000 is imposed that is payable to the extent it exceeds the taxpayer's regular income tax liability.

Neither Federal Housing Tax Credits nor Historic Tax Credits can be used to offset alternative minimum tax. Taxpayers subject to the alternative minimum tax may be limited in the amount of Tax Credits that can be used in a tax year. In addition, taxpayers not otherwise subject to the alternative minimum tax nonetheless may be limited as to the amount of Tax Credits which can be used in a tax year. The maximum amount of Tax Credits which a BAC Holder can use in a tax year may not exceed the difference between regular income tax liability and tentative minimum tax. Tax Credits which could not be utilized for the applicable year, may be carried back 1 year or forward 20 years (subject to limitations on carry-backs for certain taxpayers).

For taxpayers subject to the alternative minimum tax, the primary adjustments and preferences applicable to a BAC Holder are likely to be (i) the adjustment to taxable income for depreciation on real property, using a 40-year life and the straight-line method, and personal property, using the 150% declining balance method, and (ii) for corporations, the addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

Interest on Debt Related to Purchasing or Carrying Tax Exempt Obligations.
Section 265(a)(2) of the Code disallows any deduction for interest paid by


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

a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax-exempt obligations. The Fund will not purchase or carry any such obligations. However, such provision could apply to any BAC Holder who might own or acquire tax-exempt obligations. The IRS has announced in a published Revenue Procedure that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment." The Revenue Procedure further states that, although a partnership's purpose in incurring indebtedness will be attributed to its general partners, a limited partnership interest will be regarded as a "portfolio investment." Therefore, in the case of a BAC Holder owning tax-exempt obligations, the IRS might take the position that his allocable portion of the interest paid by the Fund on its borrowings or any interest paid by a BAC Holder in connection with the purchase of BACs should be viewed as incurred to enable him to continue carrying tax-exempt obligations, and that such BAC Holder should not be allowed to deduct his full allocable share of such interest. The outcome of these issues would depend upon facts concerning each BAC Holder, and Counsel will not render an opinion on this issue. A BAC Holder who owns, or anticipates acquiring, tax-exempt obligations should consult with his tax advisor as to the possible impact of Section 265(a)(2) of the Code.

Consequences of Gift or Death. Generally, no gain or loss is recognized for income tax purposes as a result of a gift of property. Gifts of BACs may be subject to a federal gift tax imposed pursuant to the rules generally applicable to all gifts of property. A gift of BACs does not trigger suspended passive losses or credits, and does not result in any recapture of credits previously taken.

A gift of BACs may be treated as a sale of the BACs. For purposes of computing gain or loss realized upon the gift, the amount realized would include the donating BAC Holder's share of the nonrecourse liabilities from which the BAC Holder is relieved. Consequently, a BAC Holder could recognize taxable income as a result of making a gift of his interest.

In the event of the death of the owner of BACs, the fair market value of the BACs as of the date of death (or as of the alternative valuation date provided for in the federal estate tax law) will be included in the estate of the owner for federal estate tax purposes. Generally, the owner's heirs will, for federal income tax purposes, then take as their basis for the BACs the same fair market values determined for federal estate tax purposes. If the BACs have appreciated in value during the lifetime of the owner, his heirs will have the benefit of this "stepped-up" basis when they sell or otherwise dispose of the BACs.


Suitability of an Investment in BACs
Tax-Exempt Entities. It is not likely that a tax-exempt entity would be able to utilize Tax Credits, therefore an investment in BACs is not likely to be suitable for a tax-exempt entity. However, if a tax-exempt entity has, and expects to continue to have, unrelated business taxable income ("UBTI"), Tax Credits could be used to offset the federal tax on such income. (See "Federal Income Tax Matters--Investment by Tax--Exempt Entities.")

Minor Children. Under the Code, unearned income of a child under 14 years of age is taxed to the child at the parent's highest marginal tax rate. The child is treated as a separate taxpayer from his parents and thus the limi-


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

tation on the use of Tax Credits to offset tax under the passive activity rules of Code Section 469 is determined with regard to the child's adjusted gross income rather than the parent's adjusted gross income. Thus, if the child's adjusted gross income does not exceed $200,000 (with respect to Historic Tax Credits only), Tax Credits generated by the ownership of BACs may be used to reduce the child's taxes on up to $25,000 of income regardless of the parent's annual adjusted gross income. However, the child will be subject to an alternative minimum tax on his unearned income equal to the amount of alternative minimum tax that would have been imposed on his parents had the child's unearned income been included in the parent's alternative minimum taxable income.

Foreign Investors. The tax consequences of the purchase of BACs by a foreign citizen or resident might differ significantly from those described in this Prospectus. (See "Suitability of an Investment in BACs--Availability and Applicability to Investors of Federal Income Tax Credits.")

"Tax Shelter" Registration
Section 6111 of the Code requires persons who organize offerings classified as "tax shelters" (a "Registration Tax Shelter") (as defined therein for purposes of this requirement) to register them with the IRS. When the Fund registered as a Registration Tax Shelter with the IRS, it was given Registration Tax Shelter identification number 93355000022, which BAC Holders must include on their tax returns for the period of time in which they are BAC Holders. In addition, the Fund will be required to keep a list of BAC Holders' names and addresses and must furnish such list to the IRS upon request. The IRS Temporary and Proposed Regulations provide that the following disclosure should be made:

 ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR
   THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

Upon the sale or transfer of BACs, selling BAC Holders must provide the purchaser with the tax shelter registration number (as well as the name, address and taxpayer identification number) of the Fund, and inform the purchaser that he must attach a Form 8271 to his tax return.

In addition, BAC Holders who transfer their BACs are required to maintain a list of specific data concerning the purchaser (regarding his name, address, date of purchase, and taxpayer identification number) and inform the purchaser of his similar obligation.

Future Federal Income Tax Legislation and Regulations
Congress enacted comprehensive tax reform legislation in the 1986 Tax Act. No assurance can be given that the current Congress or any future Congress will not enact other federal income tax legislation that could adversely affect the tax consequences of ownership of BACs, or that the Treasury Department will not promulgate new regulations with similar adverse effects.

ANY SUCH FUTURE LEGISLATION OR REGULATIONS ENACTED OR PROMULGATED PRIOR TO THE ISSUANCE OF THE LEGAL OPINIONS ANTICIPATED TO BE RENDERED IN CONNECTION WITH THE ASSIGNMENT OF BACs TO


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


BAC HOLDERS MAY AFFECT THE ABILITY OF COUNSEL TO RENDER SUCH OPINIONS.


State and Local Taxes
In addition to the federal income tax consequences described above, Investors should also consider other potential state and local tax consequences of the purchase of BACs, and should consult their tax advisor regarding state and local tax consequences. Depending upon such factors as the state and local residence or domicile of the Investor and applicable state and local laws, tax benefits that are available for federal income tax purposes may not be available to Investors for state or local income tax purposes and additional state and local tax liabilities may be incurred. It is the responsibility of each Investor to satisfy himself as to the consequences of any state or local income tax or other tax to which he is subject by reason of his participation in the Fund.

Depending upon the state in which an Investor resides and the location and eligibility therefor of one or more Apartment Complexes, a State Housing Tax Credit may be available against the income tax payable in that state.


                                 THE OFFERING

The Fund hereby is offering 65,000,000 BACs, in one or more series. Each series will consist of at least 250,000 BACs and may consist of all BACs not theretofore purchased by Investors. The minimum purchase for each Investor is 500 BACs ($5,000), except that employees of the General Partner or its Affiliates, and/or previous investors in public limited partnerships sponsored by Boston Capital, may purchase a minimum of 200 BACs ($2,000). Additional investments must be made in multiples of 100 BACs ($1,000).

This offering is expected to continue until December 31, 1999, but the offering could be concluded earlier or extended by the General Partner for an indefinite period of time, and is subject to the condition that subscriptions for at least 250,000 BACs be accepted by the General Partner no later than 12 months from the commencement of each series.

The offering of each series will not exceed 12 months, or such lesser period as may be determined by the General Partner, in its sole discretion (a "Series offering Period"). Only upon the expiration or termination of a Series Offering Period may the Fund offer BACs of a new series, except that any series that will be sold only to Investors in one specific state and which will invest at least 80% of its Net Offering Proceeds, through Operating Partnerships, in Apartment Complexes which qualify for both Federal Housing Tax Credits and State Housing Tax Credits provided for under the laws of such specified state may be offered simultaneously with a series of BACs which will not invest in Apartment Complexes generating any State Housing Tax Credits and/or with a series of BACs which will invest exclusively in Apartment Complexes generating State Housing Tax Credits from a different state(s).

Subscription proceeds will be placed in an interest-bearing escrow account with the Escrow Agent, and released to the Fund only on a Closing Date, as described and defined below. Within 75 days after the end of the fiscal quarter following a Closing Date, subscribers who were admitted as BAC Holders will be paid interest accrued on their escrowed funds until the applicable Closing Date (less any escrow fees and expenses). Subscriptions for

BACs will be accepted or rejected by the General Partner, in its sole discretion, within 30 days of receipt, but the issuance of BACs to an Investor shall be subject to acceptance of subscriptions for a sufficient number of BACs to effectuate a closing. If not accepted or rejected within 30 days of receipt by the Fund, any subscriptions shall be deemed to be accepted. The Fund will refund all monies paid on rejected subscriptions within 10 days of such rejection without interest. Until subscriptions for at least 250,000 BACs in any series are received, no subscriber will be recognized as a BAC Holder and funds paid by the subscribers will be deposited with the Escrow Agent. (See "Escrow Agreements" below.) No BACs in any series will be sold unless subscriptions for at least 250,000 BACs of such series are received and accepted by the General Partner prior to the expiration or termination of the applicable Series Offering Period and, if subscriptions for fewer than 250,000 BACs have been received and accepted from qualified Investors by the expiration or termination of the applicable Series Offering Period, no BACs of such series will be sold and all funds received from subscribers will be refunded promptly, together with accrued interest thereon in the case of subscribers whose subscriptions have been accepted. If, prior to the expiration or termination of the applicable Series Offering Period, subscriptions for at least 250,000 BACs have been received and accepted by the General Partner, in its sole discretion, the subscription proceeds may be released from escrow and the subscribers will be admitted as BAC Holders (the "Initial Closing"). The date on which the Initial Closing takes place with respect to any series pursuant to the foregoing provisions is referred to herein as an "Initial Closing Date." After the Initial Closing and prior to the expiration or termination of the applicable Series Offering Period, the General Partner may, but is not required to, accept additional subscriptions for such series in excess of 250,000 BACs (up to the total of authorized BACs not theretofore purchased by Investors) and admit such subscribers as BAC Holders with subscription proceeds being released from escrow (each an "Additional Closing") and subscribers admitted as BAC Holders not later than the last day of the calendar month following the date upon which their subscriptions were accepted by the General Partner. The date on which an additional closing occurs with respect to any series is referred to herein as an "Additional Closing Date" and the Initial Closing Date and each Additional Closing Date is referred to herein as a "Closing Date."


The General Partner and its Affiliates and employees of its Affiliates may purchase BACs aggregating not more than 15% of the BACs authorized for sale in any series, excluding BACs which comprise any part of the minimum offering of 250,000 BACs with respect to a particular series, but any BACs purchased by such persons must be held by them for investment purposes only, and not for immediate resale. Such persons will acquire BACs on the same terms and conditions as other BAC Holders, except they will not pay Selling Commissions, the Dealer-Manager Fee, the non-accountable expense allowance, nor the accountable due diligence expense reimbursement otherwise payable to the Dealer-Manager from the Fund. The Net Offering Proceeds to the Fund with respect to such purchases will be the same as for BACs sold to nonaffiliated Investors.


BACs will only be sold to non-corporate Investors who meet the following requirements: with respect to Investors who are natural persons, (a) a minimum annual gross income of $45,000 and a net worth (excluding home, home furnishings and personal automobiles) of not less than $45,000, or (b) a net worth (as computed above) of not less than $150,000. Various states, however, have established suitability standards for Investors which are different from those established by the Fund and which must be met by Investors residing in any such state.

Issuance of BACs in Series
Subject to the foregoing, the Fund will issue BACs in series. Prior to the offering of BACs in any series, or prior to the offering of additional BACs in an expanded series, this Prospectus will be supplemented to designate the number of BACs being offered in such series and describe specific Operating Partnership Interests and corresponding specific Apartment Complexes, if any, in which the General Partner believes at such time that there is a reasonable probability of investment with respect to such series. The rights and liabilities of BAC Holders will be the same with respect to each series of BACs.

The offering amount of each series may be increased, in the sole discretion of the General Partner, up to the total amount of authorized but unissued BACs at any time prior to the expiration or termination of the applicable Series offering Period.

The Fund will account for, and issue information with respect to, each series of BACs separately. Organization and Offering Expenses, the Fund's Working Capital Reserve and other general expenses of the Fund may be allocated pro rata among the series based on the number of BACs in each series. It is expected that a major portion of the Organization and Offering Expenses (except Selling Commissions, the accountable due diligence expense reimbursement, the non-accountable expense allowance and the Dealer-Manager Fee, otherwise payable to the Dealer-Manager with respect to BACs sold in subsequent series) initially will be paid from the proceeds of the sale of the first series of BACs. To the extent that additional BACs are sold in additional series, each such series may be required to reimburse the first series for its pro rata portion of Organization and Offering Expenses. All operating expenses of the Fund attributable to Operating Partnership Interests allocated to a particular series of BACs will be charged to such series. The General Partner will apportion operating expenses and other costs which are not specifically allocable to a particular series among the appropriate series upon the advice of its accountants. The allocations and distributions of Profits, Credits and Losses, Net Cash Flow and Sale, Refinancing and Liquidation Proceeds, and all other priorities and allocations set forth under "Sharing Arrangements:
Profits, Credits, Losses, Net Cash Flow and Residuals" will be separately determined for each series of BACs. Voting rights with respect to matters that are only applicable to a particular series of BACs will be exercisable only by BAC Holders as to such series.

Each certificate representing the BACs of a particular series will be appropriately marked to identify the series of BACs to which the BAC certificate relates.

All series of BACs will (i) have substantially identical investment objectives in generating Tax Credits, and possibly State Housing Tax Credits, (ii) provide for no duplication of property management or other fees, (iii) provide for substantially identical compensation to the General Partner and its Affiliates, and (iv) provide for investment in Operating Partnership Interests under substantially the same terms and conditions. Additionally, Operating Partnership Interests may be invested in jointly by series of BACs, or may be invested in jointly by a series of BACs with another similar offering (series of BACs, or offerings hereinafter referred to as a "Program"), provided that
(1) the two Programs have similar investment objectives, (2) there are no duplicate property management or other fees, (3) the compensation to the sponsors of each Program is substantially similar, (4) each Program will have a right of first refusal if the other Program wishes to sell its Operating Partnership Interest (although there is a risk that a Program may not have sufficient resources to accomplish such purchase), and (5) the investment of each Program is on substantially the same terms and conditions.

Investors are advised that there is a potential risk that investors in a series of BACs may not acquire a controlling interest in a joint investment or, that if an equal interest is acquired by each Program, there may be a potential risk of impasse on decisions.

THE BACs OF DIFFERENT SERIES WILL SHARE IN DIFFERENT POOLS OF OPERATING PARTNERSHIP INTERESTS AND, THEREFORE, BAC HOLDERS IN DIFFERENT SERIES MIGHT RECEIVE DIFFERENT RETURNS ON THEIR INVESTMENTS.

Since each series of the Fund will be treated as though it was a separate partnership sharing in a separate and distinct pool of Operating Partnership Interests and since the purchase of BACs in any one series will not entitle an investor to any interest in any other series of the Fund, historical financial information regarding the Fund, which is comprised of prior series, are not provided in this Prospectus. However, information regarding the prior performance of each series within the Fund and their Affiliates is provided under the section of this Prospectus entitled "Prior Performance of the General Partner and its Affiliates" and "Appendix I--Tabular Information Concerning Prior Limited Partnerships." In addition, audited financial information regarding the General Partner and the Assignor Limited Partner is provided in Appendix I. Any investor may obtain a copy of the Fund's most recent Form 10-K and/or Form 10-Q at no charge upon written request to Boston Capital Tax Credit Fund IV L.P., One Boston Place, Suite 2100, Boston, Massachusetts 02108,
Attention: Anthony Nickas.

Selling Arrangements
The BACs are being offered on a "best efforts" basis through Boston Capital Services, Inc. (the "Dealer-Manager"). The Dealer-Manager is an Affiliate of the General Partner. (See "Conflicts of Interest-Absence of Independent Dealer-Manager.") The Dealer-Manager will receive as compensation Selling Commissions of 7% of the public offering price of the BACs sold hereby ($.70 per BAC) except that for purchases of more than 10,000 BACs ($100,000) the Selling Commissions will be reduced as set forth in the table below. The incremental reduction in Selling Commissions on purchases of more than 10,000 BACs will not change the Net Proceeds to the Fund, but will be reflected by a reduction in the price per BAC on such purchases as set forth in the table below.

        Number of BACs                            Selling           Price
           Purchased                             Commission        Per BAC
------------------------------               -----------------   -----------
First 10,000 BACs ............   7.0%        ($0.70 per BAC)     $ 10.00
Next 10,000 BACs .............   6.5%        ($0.65 per BAC)     $  9.95
Next 10,000 BACs .............   5.5%        ($0.55 per BAC)     $  9.85
Next 10,000 BACs .............   4.5%        ($0.45 per BAC)     $  9.75
Next 10,000 BACs .............   3.5%        ($0.35 per BAC)     $  9.65
Next 10,000 BACs and over ....   2.5%        ($0.25 per BAC)     $  9.55

Investors should note that reductions apply in a graduated manner, i.e., for purchases above 10,000 BACs, Selling Commissions of $0.70 per BAC will nonetheless be payable on the first 10,000 BACs purchased and, thereafter, $0.65 per BAC will be payable on each BAC purchased from 10,100 to 20,000 BACs; $0.55 per BAC will be payable on each BAC purchased from 20,100 to 30,000; $0.45 per BAC will be payable on each BAC purchased from 30,100 to 40,000; $0.35 per BAC will be payable on each BAC purchased from 40,100 to 50,000; and $0.25 per BAC will be payable on each BAC purchased in excess of 50,100.

In order to purchase BACs, the subscriber must complete and properly execute, or, to the extent permitted by applicable state law, have completed and executed on his behalf by the Dealer-Manager or Soliciting Dealer, the Investor Form attached hereto. Each subscription for BACs must be accompanied by tender of the sum of $10 (less any applicable quantity discount) per BAC ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates). By executing the Investor Form, or agreeing to have the Investor Form executed on his behalf, the subscriber agrees to be bound by all the terms of the Fund Agreement, which is set forth in full as Exhibit A hereto. Certain provisions thereof are summarized under the caption "Summary of Certain Provisions of the Fund Agreement."

The Dealer-Manager will also receive (i) an accountable due diligence expense reimbursement in an amount up to 0.5% of the public offering price of the BACs sold, (ii) a non-accountable expense allowance in an amount up to 1% of the public offering price of the BACs sold, and (iii) a Dealer-Manager Fee in an amount equal to 2% of the public offering price of the BACs sold, the aggregate of which will be utilized for wholesaling expenses including reallowances. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the NASD and approval by the Dealer-Manager, the Dealer-Manager may establish sales incentive programs for registered representatives of Soliciting Dealers or may reimburse the Soliciting Dealers for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. The aggregate value of incentives paid directly to individual registered representatives will not exceed $100.00. The Soliciting Dealers will have sole discretion as to how they will distribute sales incentives to their respective registered representatives. The value of any sales incentives will be included in total underwriting compensation subject to the limitations set forth herein. The Dealer-Manager may also pay cash compensation directly to the Soliciting Dealers with such payments to be reflected on the books of those Soliciting Dealers as compensation in connection with the Offering.


Investors who have engaged the services of a registered investment advisor may agree with the participating Soliciting Dealer selling the BACs and the

Dealer-Manager to reduce the amount of selling commissions payable with respect to such sale to as low as zero. The Net Offering Proceeds to the Fund will not be affected by such reduction and all such sales must still be made through Soliciting Dealers. Neither the General Partner, the Dealer-Manager or its Affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to recommend an investment in the Fund.

At the sole discretion of each Soliciting Dealer, the Soliciting Dealers and their employees may purchase BACs aggregating not more than 10% of the BACs authorized for sale in any series on the same terms and conditions as other BAC Holders, except they will not pay that portion of any Selling Commissions which may otherwise be reallowed to the Soliciting Dealer by the Dealer-Manager. The Net Offering Proceeds to the Fund of each such sale, however, will be the same as for the BACs sold to the public. Any purchases of BACs by Soliciting Dealers and their employees will not be considered in order to meet the minimum offering of a particular series.

The General Partner has agreed to indemnify the Dealer-Manager and may indemnify Soliciting Dealers against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. (See "Fiduciary Responsibility of the General Partner.")

Each subscriber will be required to comply with the minimum purchase requirement and the more stringent of either (i) the investor suitability standards of his state of residence or (ii) the investor suitability standards imposed by the Fund. (See "Suitability of an Investment in BACs.")

The Dealer-Manager may reallow all or any portion of the 7% Selling Commissions, 2% Dealer-Manager Fee, 1% non-accountable expense allowance, and 0.5% accountable due diligence expense reimbursement to Soliciting Dealers in respect of any BACs sold through such Soliciting Dealer's efforts. Soliciting Dealers may elect to pay their registered representatives any reallowed Selling Commissions over a period of up to seven years. The aggregate compensation to be paid to the Dealer-Manager and Soliciting Dealers from whatever source and at all levels of sales will not exceed 10% of the offering proceeds plus a maximum of one-half of one per cent for bona fide due diligence expenses.

The agreement to be entered into by the Fund and the General Partner with the Dealer-Manager and the selling agreements between the Dealer-Manager and Soliciting Dealers will contain cross-indemnity clauses for the benefit of the Soliciting Dealers with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Dealer-Manager and the Soliciting Dealers may be deemed "underwriters" as that term is defined in the Securities Act of 1933, as amended.

Escrow Arrangements
All proceeds of the offering will be deposited and held in trust for the benefit of the purchasers of BACs in an escrow account or accounts with the Escrow Agent to be used only for the specific purposes set forth under "Estimated Use of Proceeds." Such proceeds may be temporarily invested in bank time deposits, certificates of deposit, bank money market accounts and government securities. Subscription proceeds deposited may not be withdrawn by subscribers. An investor should make the subscription check payable to "Wainwright Bank & Trust/BCTC IV Escrow Account."

Upon recognition as a BAC Holder, a subscriber for BACs will be entitled to receive an amount equal to the amount of the interest earned on his subscription proceeds held in the escrow account from the day after such proceeds were received in the escrow account until but not including the Closing Date. Such distribution will be made within 75 days of the end of the fiscal quarter following the Closing Date, and will be made prior to, and without regard to, any distributions from the Fund to which the BAC Holders are entitled as described under "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals."

              SUMMARY OF CERTAIN PROVISIONS OF THE FUND AGREEMENT

BY TENDERING PAYMENT FOR BACS AND BY ACCEPTANCE OF THE CONFIRMATION OF PURCHASE OR DELIVERY OF THE BENEFICIAL ASSIGNMENT CERTIFICATE, A BAC HOLDER SHALL BE DEEMED TO HAVE ASSENTED TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THE FUND AGREEMENT, THE FORM OF WHICH IS SET OUT IN ITS ENTIRETY AT THE END OF THIS PROSPECTUS AS EXHIBIT A. THE BAC HOLDERS WILL BECOME ASSIGNEES OF THE ASSIGNOR LIMITED PARTNER OF THE FUND AND AS SUCH, THEIR RIGHTS WILL ALSO BE GOVERNED BY THE TERMS OF THE FUND AGREEMENT. AN INVESTOR EXECUTING AN INVESTOR FORM SHALL HAVE ASSENTED TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THE FUND AGREEMENT. Prospective Investors should study the form of Fund Agreement carefully before subscribing for BACs. The following statements and the statements in this Prospectus concerning the Fund Agreement and related matters are merely a summary, do not purport to be complete and in no way modify or amend, and are qualified in their entirety by reference to, the Fund Agreement.

Many of the principal provisions of the Fund Agreement have been summarized elsewhere in this Prospectus under various headings. Certain other provisions of the Fund Agreement are summarized below, but for complete information reference is made to the Fund Agreement, which is a part of this Prospectus.

Withdrawal of the General Partner
Subject to the consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner, voting as instructed by a majority in interest of the BAC Holders) the General Partner may withdraw or sell, transfer or assign its Interest upon giving 60 days notice to the Limited Partners of its intention to withdraw upon admission of a substitute General Partner, who has satisfied certain conditions, including, among other things, that such Person agrees to and executes the Fund Agreement, Counsel or counsel for the Investors renders an opinion that such Person's selection and admission is in accordance with the Delaware Revised Uniform Limited Partnership Act, and that such Person has sufficient net worth and meets all other requirements of the IRS necessary for the Fund to continue to be classified as a partnership for federal income tax purposes; and provided that the interests of the Investors are not adversely affected thereby.

Subject to Section 6.02 of the Fund Agreement, the General Partner may designate additional Persons to be General Partners, whose Interests shall be such as shall be agreed upon by the General Partner and such additional General Partners, provided that the Interests of the Investors shall not be adversely affected thereby.

Removal of the General Partner
A majority in Interest of the Limited Partners, including the Assignor Limited Partner, voting as instructed by the BAC Holders, is entitled to remove the General Partner from the Fund and elect a new General Partner.

Upon the removal of the General Partner, any rights (including, but not by way of limitation, rights to its Fund Interest and fees) or liabilities of the removed General Partner which matured prior to such removal will not be affected. (See "Voting Rights and Meetings.")

Liability of Partners and Investors to Third Parties
The General Partner will be liable for all general obligations of the Fund to the extent not paid by the Fund. The General Partner will not be liable for any nonrecourse obligations of the Fund contracted for with third parties.

No Limited Partner or BAC Holder is personally liable for the debts, liabilities, contracts or any other obligations of the Fund and a Limited Partner and BAC Holder shall only be liable to pay his capital contribution as and when due, unless, in addition to the exercise of his rights and powers as a Limited Partner or BAC Holder, he takes part in the control of the business of the Fund. However, the Act provides that if a Limited Partner receives a distribution from the Fund at the time of such distribution that such distribution was in violation of Section 17-607(a) of the Act or the Fund Agreement, then such Limited Partner shall be liable to the Fund for the amount of such distribution for a period of three years from the date of such distribution. A distribution in violation of Section 17-607(a) of the Act is a distribution where, after giving effect to the distribution, all liabilities of the Fund (other than liabilities to Limited Partners on account of their Fund interests, and nonrecourse liabilities) exceed the fair value of the assets of the Fund (excluding that portion of the fair value subject to nonrecourse liability). It is expected that similar liabilities would be applicable to BAC Holders.

Withdrawal of Capital and Redemption of Investors' Interest
Each Investor may look solely to the assets of the Fund (or the assets of the Fund attributable to his series of BACs, as the case may be) for any distributions with respect to the Fund, and will have no recourse against any other Investor or any Limited Partner of the Fund. No Limited Partner or BAC Holder has the right to request withdrawal of his capital from the Fund, and as set forth in Section 3.04(b) of the Fund Agreement, the General Partner has no personal liability for the repayment of such capital. No Partner or Investor is entitled to demand or receive any return of his Capital Contribution other than from Liquidation, Sale or Refinancing Proceeds, to the extent available therefor, as provided in the Fund Agreement, nor is any Limited Partner or BAC Holder entitled to receive property other than cash upon dissolution and termination of the Fund. (See "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.") The Fund does not intend to purchase or redeem the Interests of Limited Partners or BAC Holders. Nothing described above alters the limitation on liability of the General Partner or its Affiliates pursuant to Section 5.08(a) of the Fund Agreement.

Management of the Fund
The General Partner has the sole right to manage the business of the Fund.

Mergers and Rollups
Section 10.02(h) of the Fund Agreement prohibits the merger or combination of the Fund with any other entity.

Voting Rights and Meetings
BAC Holders have no right to participate in the management or control of the Fund's business. The Fund Agreement provides, however, that the Assignor Limited Partner will vote its limited partnership interest as directed by the BAC Holders. Accordingly, the Limited Partners (including the Assignor Limited Partner voting on behalf of and as instructed by the BAC Holders) owning a majority in Interest of the Fund Interests will have the right to vote to:

(i) approve or disapprove the sale of all or substantially all of the assets of the Fund at any one time by the General Partner, provided, however, only Investors in a particular series will have the right to vote on the sale of Operating Partnership Interests attributable to that series;

(ii) amend the Fund Agreement, except that, without the approval of any Limited Partner affected thereby, no such amendment may alter the rights and obligations of such Limited Partner under the Fund Agreement, modify the order of distributions of cash or allocations of Profits, Credits and Losses to such Limited Partner, or modify the method of determining distributions of cash and allocations of Profits, Credits and Losses to such Limited Partner, and, (A) without the consent of all Limited Partners and Investors, no such amendment may allow the Investors to take part in the management or control of the Fund's business or otherwise modify their limited liability;

(iii) remove a General Partner and elect a replacement therefor; or

(iv)  dissolve the Fund.

Notwithstanding the foregoing, the General Partner may amend the Fund Agreement without the consent of the Limited Partners with respect to certain matters which are not adverse to the interests of the Investors. (See Section 12.02 of the Fund Agreement.) The General Partner may at any time call a meeting of Investors or call for a vote without a meeting of the Investors.

Under the Delaware Revised Uniform Limited Partnership Act, limited partners may not take part in the control of the business of a partnership. Under Delaware law presently applicable, a limited partner will not be deemed to be taking part in the control of the business by voting on one or more of the following matters: (a) sale of all or substantially all of the assets of the Fund, (b) amendment to the partnership agreement, (c) change in the nature of its business, (d) removal of a general partner, (e) dissolution of the partnership and (f) admission of a general or a limited partner.

There will be no annual or other periodic meetings of the Investors. However, meetings of the Investors for any purpose are required to be called by the General Partner upon written request of Limited Partners (including the Assignor Limited Partner voting on behalf of and as instructed by the BAC Holders) owning in the aggregate 10% or more in Interests. In addition, the General Partner shall, upon written request of Limited Partners owning in the aggregate 10% or more in Interests, submit any matter (upon which they are entitled to vote) to the Limited Partners and BAC Holders for a vote without a meeting. The Assignor Limited Partner will call for a meeting or a vote if so instructed by the BAC Holders holding the requisite percentage of Fund Interests. With respect to matters applicable to any particular series of BACs, the above-described provisions will be applicable only to BAC Holders in such series.

Unlike shareholders of a corporation, Limited Partners (including the Assignor Limited Partner acting on behalf of the Investors) will not have any appraisal or dissenters' rights in the event that the Fund Agreement is amended against their wishes.

Amendments to Fund Agreement
In addition to amendments to the Fund Agreement approved by a majority in interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of the Investors) described above, the General Partner may amend the Fund Agreement without the consent of the Limited Partners or BAC Holders to add or substitute General Partners and Limited Partners if such addition or substitution is in compliance with the provisions of the Fund Agreement, to add to the General Partners' representations, duties or obligations or to surrender any right or power granted to them, to cure any ambiguity in or correct or supplement any provision that may be inconsistent with the manifest intent of the Fund Agreement or the administrative efficiency of the Fund, or to comply with the requirements of the staff of the Securities and Exchange Commission, any state securities commission, any national securities exchange or NASDAQ. None of the foregoing amendments may be adverse to the interests of the Limited Partners or BAC Holders.

Dissolution and Liquidation
The Fund shall continue in full force and effect until December 31, 2043, or until dissolution or adjudication of incompetence of a sole General Partner; the passing of ninety (90) days after the sale of all of the Apartment Complexes or Operating Partnership Interests, as applicable, or until such time as is reasonably needed to wind up the Fund's affairs; the election by a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting on behalf of and as instructed by the BAC Holders) to dissolve the Fund; or the occurrence of any other event causing dissolution of the Fund under the laws of the State of Delaware. The Fund would also be dissolved upon the removal or withdrawal of the General Partner, unless the General Partner has been or is to be replaced by a substitute General Partner designated by a vote of the Beneficiaries (including the Assignor Limited Partner voting as instructed by the BAC Holders).

In the event of the occurrence of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of the General Partner, and unless it is decided by vote of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the BAC Holders) to continue the Fund and designate a successor General Partner, the liquidator shall liquidate the Fund assets and distribute the proceeds thereof in accordance with the priorities set forth in the Fund Agreement.

Tax Election
Upon a transfer of one or more BACs or Limited Partnership Interests by the Investors, the Fund is authorized, but does not intend, to make the elec-tion provided for under Section 754 of the Internal Revenue Code to adjust the basis of the Fund property.

Tax Matters Partner Designation
Pursuant to Section 6231 of the Internal Revenue Code and the regulations thereunder and Section 9.06 of the Fund Agreement, the General Partner shall designate itself as the "tax matters partner" for purposes of federal income tax audits of Fund income, gain, loss, deduction or credit. (See "Federal Income Tax Matters--Fund Tax Returns and Audits.")

Books and Records
The fiscal year of the Fund will begin April 1st of each year.

The Fund will use the accrual method of accounting.

The books and records of the Fund shall include information relating to the status of each Apartment Complex, information with respect to any sales of goods or services by the General Partner or its Affiliates to the Fund, and a list of the names and addresses of all Limited Partners and BAC Holders. The books and records of the Fund shall be maintained at the office of the Fund located at One Boston Place, Suite 2100, Boston, Massachusetts 02108. Such books and records shall be available there for examination by any Limited Partner or Investor, or his duly authorized representative, at any and all reasonable times. Any Limited Partner or Investor, or his duly authorized representative, shall, upon paying the costs of duplication and mailing, be entitled to a copy of audited financial statements of Operating Partnership(s) as soon as practicable after receipt thereof from the Operating Partnership(s) and of the most recently available list of the names and addresses of the Limited Partners and Investors.

Successor in Interest
The provisions of the Fund Agreement are binding upon the Limited Partners and BAC Holders, and are binding upon and inure to the benefit of their heirs, executors, administrators, successors and assigns.

Power of Attorney
Each BAC Holder, by acquiring BACs, irrevocably appoints and empowers the General Partner as his attorney-in-fact to execute, acknowledge and swear to all instruments and file all documents requisite to carrying out the intention and purpose of the Fund Agreement.

Applicable Law
The Fund Agreement shall be construed and enforced in accordance with the laws of the State of Delaware provided, however, that causes of action for violations of federal or state securities laws shall be governed by federal securities laws or the laws of the appropriate state, as applicable.


                               SALES LITERATURE

In connection with the Offering made hereby, the Dealer-Manager and Soliciting Dealers may make use of a brochure entitled "Boston Capital Tax Credit Fund IV" and prepared by the Fund, which describes certain aspects of the Fund, the General Partner and its Affiliates. In certain jurisdictions such supplemental material may not be available. The offering of BACs will be made only by means of this Prospectus. Although the information con-tained in the sales material will be consistent with the information contained in this Prospectus, such information will not purport to be complete. Any such sales material will not be part of this Prospectus and it should be read only in conjunction with the Prospectus.


                                    EXPERTS

The financial statements of the Fund, the Assignor Limited Partner, and the General Partner included in this Prospectus have been so included in reliance on the reports of Reznick Fedder & Silverman, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Boston Capital Associates included in this Prospectus has been so included in reliance on the report of Kevin P. Martin & Associates, P.C., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

The statements under the heading "Federal Income Tax Matters" have been reviewed by Peabody & Brown in Washington, D.C., and have been included herein, to the extent such statements constitute matters of law, in reliance upon the authority of said firm as an expert thereon.


                               INVESTOR REPORTS

Financial information contained in all reports to Investors will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles and will include, where applicable, a reconciliation to information furnished to Investors for income tax purposes (such income tax information will be on the cash basis). The balance sheet, income statement and certain other financial information in the annual report of the Fund will contain an opinion of independent certified public accountants and will be furnished to Investors within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid by the Fund to the General Partner and its Affiliates, together with a description of any new agreements with Affiliates. The annual report will also summarize the Fund's activities during the year.

The Fund's fiscal year will terminate on March 31, in each year. Tax information will be provided to the Investors within 75 days following the close of each calendar year. The Fund will distribute to the Investors, (i) within 45 days after the end of each of the first three fiscal quarters of each year, certain unaudited quarterly financial information with respect to the Fund, together with a summary report of the Fund's quarterly operations, and
(ii) within 120 days after the end of the fourth fiscal quarter of each year, audited financial information with respect to the Fund and a statement of the services rendered to the Fund by the General Partner and its Affiliates and the payments by the Fund to them of fees and other compensation, reimbursed expenses and other cash distributions during such fiscal period, and until all Operating Partnership Interests have been acquired, a description of any new Operating Partnership Interests and the related Apartment Complexes (other than those, if any, described in this Prospectus) acquired during the fiscal period.

All reports will set forth required information for each series separately to the extent applicable.

LEGAL MATTERS
Certain legal matters in connection with the Offering of the BACs will be passed upon by Peabody & Brown, 1255 23rd Street, N.W. Suite 800, Washington, D.C., as counsel to the Fund. In addition, the description of federal income tax consequences under the caption "Federal Income Tax Matters" was prepared by Peabody & Brown in Washington, D.C.

REGISTRATION STATEMENT
A Registration Statement under the Securities Act of 1933 has been filed with the Securities and Exchange Commission, Washington, D.C. with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

This Prospectus contains a fair summary of the material terms of all of the exhibits to the Registration Statement and the documents referred to herein. The Fund has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statements therein not misleading.

GLOSSARY
The meanings of most of the capitalized terms used in this Prospectus are set forth below. Additional definitions of capitalized terms can be found in
Article II of the Fund Agreement. Untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statements therein not misleading.

"Accountants" means Reznick Fedder & Silverman, of Bethesda, Maryland, or such other firm of independent certified public accountants as may be engaged by the General Partner on behalf of the Fund.

"Accounting Fee" means the fee paid to the Accountants for the preparation of the Fund tax returns and the annual financial reports to the Limited Partners and the Investors.

"Accounting Fee Advances" means any advances made by the General Partner to the Fund for payment of all or part of any Accounting Fee pursuant to Section 5.14 of the Fund Agreement.

"Acquisition Fee" means the total of all fees and commissions paid by any party in connection with the Fund's acquisition of Operating Partnership Interests (including the Asset Acquisition Fee) and in connection with the Operating Partnerships' acquisition of Apartment Complexes, but excluding a development fee paid to a Person who is not an Affiliate of the General Partner in connection with the actual development of an Apartment Complex by an Operating Partnership. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, development fee, nonrecurring management fee or any fee of a similar nature, however designated. For the purposes of this definition, development fee shall mean a fee for packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and neces-sary variances and necessary financing for a specific Apartment Complex, either initially or at a later date.

"Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time during the term of the Fund.

"Actual Credit" means as of any point in time, the total amount of Tax Credits, and State Housing Tax Credits if applicable, actually received by the Fund from its investment in an Operating Partnership.

"Additional Right" means the right, exercisable by the General Partner and the Dealer-Manager, to increase the maximum number of BACs offered pursuant to this Offering from 2,500,000 BACs (the amount initially offered with respect to the first series of BACs) to 65,000,000 BACs.

"Adjusted Capital Contribution" means the Capital Contribution of a Limited Partner or BAC Holder, as the context may require, which for purposes of this definition shall be deemed to be $10 per BAC reduced (but not below zero) by any return of such Capital Contributions under Section 3.04(c) of the Fund Agreement and by any Liquidation, Sale or Refinancing Proceeds which represent a return of such Capital Contribution.

"Affiliate" means, when used with respect to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, (iv) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing or (v) any Person treated as a controlling person for purposes of
Section V.E.1(a) of the NASAA Guidelines. For purposes of this definition, the term "Affiliate" shall not be deemed to include any law firm (or member or associate thereof) providing legal services to the Fund, the General Partner or any Affiliate of any of them.

"Aggregate Cost" means the sum(s) of (i) any capital contributions anticipated to be made by the Fund to the Operating Partnerships plus (ii) the proportionate amount of the mortgage loans on, and other debts related to, the Apartment Complexes which proportionate amount is equal to the Fund's initial, pro rata interest in the profits, losses and credit of the Operating Partnerships. The amount of the "Aggregate Cost" will be determined after the completion of investment of Net Proceeds in the Operating Partnerships in accordance with Section 5.04(q) of the Fund Agreement.

"Apartment Complex" means the land and buildings comprising each of the multifamily housing developments owned by the Operating Partnerships.

"Assignor Limited Partner" means BCTC IV Assignor Corp., a Delaware corporation which is an Affiliate of the General Partner.

"BAC" or "BACs" means a Beneficial Assignee Certificate(s) representing an assigned beneficial interest in the beneficial interest in the Fund of the Assignor Limited Partner.

"BAC Holder" means any Person who has been assigned one or more units of beneficial interest in the Limited Partnership Interest by the Assignor Limited Partner, which assignment is represented by a BAC, but who is not a Limited Partner.

"Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been dismissed within 60 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 60 days.

"BCS" means Boston Capital Services, Inc., a Massachusetts corporation which is the Dealer-Manager and an Affiliate of the General Partner.

"BCSG" means BCS Group, Inc., a Massachusetts corporation which is an Affiliate of the General Partner.

"Boston Capital" means Boston Capital Partners, Inc., a Massachusetts corporation and an Affiliate of the General Partner.

"Capital Account" means a separate account maintained and adjusted (i) for each Limited Partner and the separate subaccount of the Capital Account of the Assignor Limited Partner maintained and adjusted for each BAC Holder in accordance with the terms of the Fund Agreement, and (ii) for each partner of an Operating Partnership in accordance with the terms of the applicable Operating Partnership Agreement.

"Capital Contribution(s)" means the total amount of money contributed to the Fund (prior to the deduction of any Selling Commissions or Organization and Offering Expenses) by all the Limited Partners or any class of Limited Partners or by any one Limited Partner, as the context may require (or by the predecessor holders of the Fund Interests of such Persons) and with respect to a BAC Holder, the Capital Contribution of the Assignor Limited Partner made on behalf of such BAC Holder, reduced, in the case of the Investors, by the amount of any funds returned to them pursuant to Section 3.04(c) of the Fund Agreement. As the context requires, "Capital Contribution" also means the total amount of capital contributed or agreed to be contributed to an Operating Partnership by the Fund.

"Capital Transaction" means: (i) with respect to the Fund, the sale by the Fund of all or part of its Interest in an Operating Partnership, or any other transaction affecting the Fund, including the receipt by the Fund of its share of the proceeds of a Capital Transaction as to an Operating Partnership, which is not in the ordinary course of its business; and (ii) with respect to an Operating Partnership, any transaction the proceeds of which are not includable in determining net cash flow of the Operating Partnership, including, without limitation, the sale or other disposition of all or substantially all the assets of such Operating Partnership and any refinancing of the applicable Permanent Mortgage Loan, but excluding the payment to such Operating Partnership of Capital Contributions.

"Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

"Construction Loan" means with respect to an Operating Partnership, the construction loan made or to be made to the Operating Partnership by a construction lender for the financing of construction or renovation of an Apartment Complex through completion thereof, and which will be secured by a mortgage or deed of trust and other related security documents and financing statements.

"Counsel" means Peabody & Brown in Washington, D.C. or such other counsel to the Fund as may be engaged by the General Partner on behalf of the Fund.

"Credit Agency" means the state or local governmental agency authorized to allocate Federal Housing Tax Credits for Apartment Complexes in any particular jurisdiction.

"Credit Election" means the election pursuant to Section 42(j)(5) of the Code to treat the Fund as the "taxpayer" for purposes of the Federal Housing Tax Credit recapture rules.

"Dealer-Manager" means Boston Capital Services, Inc. ("BCS"), a Massachusetts corporation which is an Affiliate of the General Partner.

"Dealer-Manager Fee" means the fee payable by the Fund to BCS for its services as Dealer-Manager with respect to the Offering.

"Development Fee" means the fee to be paid by an Operating Partnership to the respective Operating General Partners or their Affiliates in connection with the development of the applicable Apartment Complex.

"Escrow Agent" means Wainwright Bank & Trust Company, Boston, Massachusetts, in its capacity as such.

"Federal Housing Tax Credit" means the federal income tax credit allowed with respect to low-income housing developments pursuant to Section 42 of the Code.

"Front End Fees" means fees and expenses paid by any party for any services rendered during and in connection with the Fund's organizational or acquisition phase, including other Acquisition Fees, Organization and Offering Expenses, plus Selling Commissions and any other similar fees, although none are anticipated, however, designated by the General Partner. For purposes of this definition "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the Fund's acquisition of Operating Partnership Interests (including the Asset Acquisition Fee, payable by the Fund from Gross Proceeds to the General Partner or its Affiliate(s) pursuant to Section 5.15 of the Fund Agreement) and in connection with the Operating Partnerships' acquisition of Apartment Complexes, but excluding development fees paid to Persons who are not Affiliates of the General Partner in connection with the actual development of Apartment Complexes by Operating Partnerships. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, nonrecurring management fee or any fee of a similar nature, however designated. For purposes of this definition, "Acquisition Expenses" means the total of all legal fees and expenses, travel and communication expenses in connection with the negotiations, costs of real estate consultants and appraisals, engineering and market studies, accountants' fees, title and recording fees and miscellaneous expenses, associated with the Fund's acquisition of Operating Partnership Interests and the Operating Partnerships' acquisition of Apartment Complexes, whether or not acquired, including any expenses that may have been paid by an Operating General Partner that will be reimbursed by the Fund or included in the purchase price of the Apartment Complexes or Operating Partnership Interests, to the extent such expenses are not includable in the Fund's tax credit basis with respect to such Apartment Complex.

"Fund" means the limited partnership formed as of October 5, 1993, under the Delaware Revised Uniform Limited Partnership Act and known as Boston Capital Tax Credit Fund IV L.P., as said limited partnership may from time to time be constituted.

"Fund Agreement" means the Agreement of Limited Partnership of the Fund, as amended and restated from time to time.

"Fund Management Fee" means the annual fee payable to the General Partner or its Affiliate for managing and coordinating the activities of the Operating Partnership as they relate to the Fund; the Fund Management Fee is defined in the Fund Agreement as the "Partnership Management Fee".

"General Partner" means Boston Capital Associates IV L.P., a Delaware limited partnership, in its capacity as the General Partner of the Fund, and/or any other Person who becomes a general partner of the Fund.

"Government Assistance" means any form of local, state or federal assistance, including without limitation mortgage insurance, rental assistance payments, permanent mortgage financing, interest reduction payments, bond financing, Tax Credits, State Housing Tax Credits or any other form of loan, grant, insurance or guarantee.

"Gross Offering Proceeds" means the total amount of money contributed to the Fund by the Assignor Limited Partner, which amount is equal to (i) $10 times the aggregate number of BACs sold to BAC Holders other than (to the extent applicable) the General Partner, its Affiliates and employees of its Affiliates pursuant to the Offering, plus (ii) $8.95 times the aggregate number of BACs sold to the General Partner, its Affiliates and employees of its Affiliates, pursuant to the Offering.

"HAP Contract" means a Housing Assistance Payments Contract executed by an Operating Partnership and USHUD or by a housing authority, setting forth the terms of the Section 8 Payments for an Apartment Complex.

"Historic Tax Credit" means the historic rehabilitation tax credit allowed for the rehabilitation of certified historic structures pursuant to Section 47 of the Code.

"Installment" means, with respect to an Operating Partnership, an installment of the Capital Contribution of the Fund to an Operating Partnership paid or payable pursuant to an Operating Partnership Agreement.

"Interest" or "Fund Interest" means the entire ownership interest of a Limited Partner in the Fund at any particular time, including the right of such

Limited Partner to any and all benefits to which a Limited Partner may be entitled under the Fund Agreement and the Act, together with the obligations of such Limited Partner to comply with all the terms and provisions of the Fund Agreement. Reference to a majority, or specified percentage, in interest of the Limited Partners means (subject to the provisions of Section 12.11 of the Fund Agreement with respect to matters applicable to any particular series of BACs) Limited Partners whose combined Capital Contributions represent over 50%, or such specified percentage, respectively, of the Capital Contributions of all Limited Partners (the Assignor Limited Partner will vote Fund Interests on behalf of and in accordance with the written directions of the BAC Holders). The term "Interest" may also mean the beneficial interest of a BAC Holder in the Fund Interest of the Assignor Limited Partner, if the context so requires. As the context may require, the term "Interest" may also mean the limited partnership interest of the Fund in an Operating Partnership.

"Investment Date" means any of the dates upon which BACs are issued to BAC Holders.

"Investment in Properties" means the amount of Capital Contributions actually paid or allocated to Operating Partnership Interests acquired by the Fund (including the purchase of such properties), Working Capital Reserves allocable thereto (except that Working Capital Reserves in excess of 5% shall not be included), and other cash payments such as interest and taxes, but excluding Front End Fees).

"Investor" means any BAC Holder. An Investor shall also mean, as the context requires, any Person who has subscribed for BACs pursuant to this Prospectus, and his successors and assigns, as well as any BAC Holder who has become a Limited Partner of the Fund.

"Limited Partner" means any Person who is a limited partner of the Fund, including the Assignor Limited Partner, in such Person's capacity as a Limited Partner of the Fund or, as the context may require, any former General Partner whose Fund Interest has been converted into a Limited Partnership Interest pursuant to the Fund Agreement, as well as any BAC Holder who has become a Limited Partner of the Fund, all as shown as such on the books and records of the Fund.

"Limited Partnership Interest" means the Fund Interest held by a Limited Partner, including the Fund Interests held by the Assignor Limited Partner and assigned to BAC Holders.

"Liquidation, Sale or Refinancing Proceeds" means (a) as to an Operating
Partnership: (i) the gross proceeds resulting from (A) the liquidation of Operating Partnership assets, (B) the gross proceeds resulting from any sale of the applicable Apartment Complex or refinancing of the applicable Permanent Mortgage Loan, and/or (C) any other Capital Transaction, less (ii) the expenses of the Operating Partnership incident to such Capital Transaction (including in the case of a refinancing the cost of retiring any existing mortgage or other secured indebtedness), before any application or distribution of such proceeds pursuant to the Operating Partnership Agreement; and (b) as to the Fund: (i) the gross proceeds (A) resulting from the liquidation of Fund assets, (B) received by the Fund from an Operating Partnership as a result of the occurrence of a Capital Transaction as to such Operating Part-nership, (C) resulting from any sale of the Interest of the Fund in any Operating Partnership, and/or (D) resulting from any other Capital Transaction, less (ii), in the case of (A), (C) and (D) immediately above, the expenses of the Fund incident to such Capital Transaction, before any application or distribution of such proceeds pursuant to the Fund Agreement.

"Management Agent" means an entity providing property management services to an Operating Partnership with respect to an Apartment Complex and receiving a management fee for such services pursuant to a management agreement with an Operating Partnership.

"Minimum Set-Aside Test" means the set-aside test selected by an Operating Partnership pursuant to Section 42(g) of the Code with respect to the percentage of units in its Apartment Complex to be occupied by tenants with incomes equal to no more than a certain percentage of area median income.

"NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

"NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

"Net Cash Flow" means, with respect to any year or other applicable period, (a) all revenues received by the Fund during such period, plus (b) any amounts which the General Partner releases from the Working Capital Reserve (other than amounts placed in the Working Capital Reserve from Net Offering Proceeds) as being no longer necessary to hold as part of the Working Capital Reserve, less
(i) operating expenses of the Fund paid from Revenues during the period, including any expenses paid to the General Partner, but not including such amounts paid from the Working Capital Reserve, (ii) all cash payments made from revenues of the Fund during such period to discharge Fund indebtedness, and
(iii) all amounts from revenues, if any, added to the Working Capital Reserve during such period.

"Net Offering Proceeds" means the total amount of funds received by the Fund on behalf of the Assignor Limited Partner from the BAC Holders in connection with the Offering, exclusive of Selling Commissions, as described in "The Offering-Selling Arrangements."

"Non-Profit Operating Partnership" means an Operating Partnership which has a non-profit sponsor as its Operating General Partner, and as to which certain limitations or restrictions on the distribution of cash flow and/or Liquidation, Sale or Refinancing Proceeds may apply. (See "Investment Objectives and Acquisition Policies.")

"Notice" means a writing containing the information required to be communicated to a Person and sent to such Person at the last known address of such Person, as required by the Fund Agreement or an Operating Partnership Agreement, as the context requires. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of receipt of such Notice.

"Offering" means the offering of BACs pursuant to the terms and conditions described in this Prospectus.

"Operating General Partner" means each of the general partners of an Operating Partnership under the applicable Operating Partnership Agreement, and their respective successors and assigns.

"Operating Partnership" means each of the limited partnerships or limited liability companies owning an Apartment Complex and/or an interest in an Apartment Complex in which the Fund invests as a limited partner or member, as applicable, which Apartment Complexes are expected to be qualified pursuant to
Section 42(g) of the Internal Revenue Code of 1986, as amended.

"Operating Partnership Agreement" means the limited partnership agreement or operating agreement, as applicable, of each of the Operating Partnerships, as may be amended from time to time.

"Operating Partnership Interest" means the ownership interest of the Fund in an Operating Partnership at any particular time, including the right of the Fund to any and all benefits to which the Fund may be entitled as provided in the applicable Operating Partnership Agreement.

"Operating Partnership Management Fee" means the fee paid to an entity providing partnership management services to an Operating Partnership.

"Organization and Offering Expenses" means (a) an accountable due diligence expense reimbursement to the Dealer-Manager in an amount up to $.05 per BAC sold; (b) the Dealer-Manager Fee to the Dealer-Manager; (c) a non accountable expense allowance to the Dealer-Manager in an amount up to $.10 per BAC sold;
(d) an accountable expense reimbursement to the General Partner and its Affiliates; and (e) accountable expenses paid by the Fund directly or by the General Partner and Affiliates in connection with the organization of the Fund, the structuring of the Fund's investments and the offering of BACs, as more specifically described under the caption "Compensation and Fees-Organization, Offering and Acquisition Phase."

"Permanent Mortgage Loan" means with respect to an Operating Partnership, the nonrecourse permanent mortgage loan to be made to the Operating Partnership by a permanent mortgage lender, and which will be secured by a mortgage or deed of trust and other related security documents and financing statements.

"Permitted Temporary Investments" means investments in short-term, highly liquid investments, including without limitation money market funds which invest in investment grade debt securities.

"Person" means any individual, partnership, corporation, joint venture, trust or other legal entity.

"Priority Return" means an amount equal to the amount, if any, by which (i) the Priority Return Base as to a particular series, exceeds (ii) the aggregate amount of cash, Tax Credits and State Housing Tax Credits, where applicable, actually distributed or allocated by the Fund to the BAC Holders and Limited Partners as to such series, for each BAC assigned to the BAC Holders and Limited Partners as to such series, in each case on a cumulative basis to the date of a Capital Transaction as to such series of the Fund.


"Priority Return Base" means an aggregate amount of cash, Tax Credits and State Housing Tax Credits, where applicable, to be distributed and allocated by the Fund to the BAC Holders and Limited Partners as to a particular series, per year during the holding period(s) of the investments of such series, for each BAC assigned to the BAC Holders and Limited Partners as to such series, expressed as a percentage of the Capital Contributions of such BAC Holders and Limited Partners as set forth in a supplement to this Prospectus at the time of the applicable Series offering Period.

"Profits, Credits and Losses" means the income or loss of the Fund for federal income tax purposes, including related tax items such as capital gains and losses, Tax Credits, tax preferences and recapture, but excluding any gains or losses arising from a Capital Transaction as to an Operating Partnership for the Fund.

"Projected Credit" means the amount of Tax Credits, and State Housing Tax Credits if applicable, which the Operating General Partner(s) of a particular Operating Partnership have estimated, at the time of the acquisition of an Operating Partnership Interest by the Fund in such Operating Partnership, to be available to the Fund.

"Prospectus" means this prospectus, as is contained in the registration statement filed with the Securities and Exchange Commission, File No. 333-38189, for the registration of the offering of BACs under the Securities Act of 1933, in the final form in which this prospectus is filed with said Commission and as thereafter supplemented or amended pursuant to Rule 424 under said Act.

"Regulatory Agreement" means an agreement entered into between an Operating Partnership and a federal, state or local agency or unit of general local government, which agreement sets forth certain terms under which the applicable Apartment Complex is to be developed and/or operated.

"Rent Restriction Test" means the test pursuant to Section 42 of the Code whereby the gross rent charged to tenants of the low-income units in an Apartment Complex must not exceed 30% of the applicable income standards.

"Reporting Fee" means a fee anticipated to be paid to an Affiliate of the General Partner by each Operating Partnership for services in preparing reports for such Operating Partnership.

"Repurchase Event" means an event pursuant to which an Operating General Partner will be required, at the direction of the General Partner on behalf of the Fund, to repurchase the Interest of the Fund in the applicable Operating Partnership.

"RHS" means the Rural Housing Service of the U.S. Department of Agriculture, acting through any authorized representative.

"Sales Preparation Fee" means the fee payable by an Operating Partnership to an Operating General Partner for its services in preparing an Apartment Complex for sale, in an amount anticipated to be three per cent (3%) of the gross sales price of the Apartment Complex.

"Secretary" means the Secretary of the U.S. Department of Housing and Urban Development, acting through any authorized representative.

"Selling Commissions" means the selling commissions payable to the Dealer-Manager, in connection with the Offering, all or a portion of which may be reallowed to the Soliciting Dealers effecting sales of BACs.

"Series Offering Period" means such period of time, not in excess of twelve months, as shall be determined by the General Partner in its sole discretion for the offering of a series of BACs.

"Service" means the Internal Revenue Service, acting through any authorized re presentative.

"Soliciting Dealer" means any of the participating soliciting dealers assisting the Dealer-Manager in the sale of BACs.

"State Designation" means, with respect to an Apartment Complex, allocation by the Credit Agency of Federal Housing Tax Credits.

"State Housing Tax Credit" means a housing tax credit allowed against state income tax liability pursuant to the applicable laws of a state.

"Subordinated Loan" means any loan made by an Operating General Partner to an Operating Partnership, under terms and conditions as shall be set forth in the applicable Operating Partnership Agreement.

"Tax Credits" means, collectively, the Federal Housing Tax Credit and, as applicable, the Historic Tax Credit.

"Tax Matters Partner" means the General Partner or such other Persons as are designated pursuant to the Code.

"USHUD" means the U.S. Department of Housing and Urban Development, acting through any authorized representative.

"Working Capital Reserve" means funds of the Fund held in reserve, anticipated to be initially established in an amount of four per cent (4%) of Gross offering Proceeds, to be available for contingencies relating to the operation, management and administration of the Apartment Complexes, the Operating Partnerships, and the Fund, including the payment of the annual Fund Management Fee. In addition, funds held in the Working Capital Reserve will also be available for option and/or other payments which may be necessary to secure the acquisition of Operating Partnership Interests. Amounts held in the Working Capital Reserve may at any time, in the discretion of the General Partner, be added to Net Cash Flow or Liquidation, Sale or Refinancing Proceeds.

                        BOSTON CAPITAL ASSOCIATES IV L.P.
                          INDEPENDENT AUDITORS' REPORT


                               December 31, 1997


To the Partners of
Boston Capital Associates IV L.P.


We have audited the accompanying balance sheet of Boston Capital Associates IV L.P. as of December 31, 1997. This balance sheet is the responsibility of the partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Boston Capital Associates IV L.P. as of December 31, 1997, in conformity with generally accepted accounting principles.


                     REZNICK FEDDER & SILVERMAN

Bethesda, Maryland

March 16, 1998

                        BOSTON CAPITAL ASSOCIATES IV L.P.
                                  BALANCE SHEET


                                December 31, 1997



                 ASSETS
Investment in partnership (Note C) ....    $    500
                                           ========
              LIABILITIES
Subscription payable ..................    $    500
                                           --------
Partner's equity (Note B)
 General partner ......................         100
 Limited partner ......................       1,400
                                           --------
                                              1,500
                                           --------
 Less: subscriptions receivable .......      (1,500)
                                           --------
                                                 --
                                           --------
                                           $    500
                                           ========

                          See notes to balance sheet


Note A--Organization

Boston Capital Associates IV L.P. (the "Partnership") was organized under the laws of Delaware as of October 5, 1993, to act as the General Partner of, and to acquire and hold a general partnership interest in, Boston Capital Tax Credit Fund IV L.P.

Note B--Partners' Capital Contributions

The Partnership has one general partner--C&M Associates d/b/a Boston Capital Associates and one limited partner--Capital Investment Holdings IV. As of October 5, 1993, the general partner and the limited partner are obligated to make capital contributions of $100 and $1,400, respectively. Under the terms of the partnership agreement, the general partner has no obligation to make additional capital contributions to the Partnership, except possibly upon liquidation. There are no additional capital contributions due from the limited partner.

Note C--Investment in Partnership

On October 5, 1993, the Partnership was admitted as the General Partner in Boston Capital Tax Credit Fund IV L.P. The Fund was formed to invest in real estate by acquiring, holding, and disposing of limited partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes.

                             BCTC IV ASSIGNOR CORP.
                          INDEPENDENT AUDITORS' REPORT


                               December 31, 1997



To the Stockholder
BCTC IV Assignor Corp.


We have audited the accompanying balance sheet of BCTC IV Assignor Corp. as of December 31, 1997. This balance sheet is the responsibility of the corporation's management. Our responsibility is to express an opinion on this balance sheet based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of BCTC IV Assignor Corp. as of December 31, 1997, in conformity with generally accepted accounting principles.



                     REZNICK, FEDDER & SILVERMAN

Bethesda, Maryland

March 16, 1998

                     BCTC IV ASSIGNOR CORP. BALANCE SHEET


                               December 31, 1997


                                 ASSETS
Investment in partnership (Note B) ....................................     $    100
                                                                            ========
                               LIABILITIES
Subscriptions payable .................................................     $    100
Stockholder's equity
  Common stock--1,000 shares authorized, issued and outstanding, $1 par
   value per share ....................................................        1,000
Less: subscription receivable .........................................       (1,000)
                                                                            --------
                                                                            $    100
                                                                            ========

                          See notes to balance sheet


Note A--Organization

BCTC IV Assignor Corp. (the "Corporation") was organized on October 12, 1993, under the laws of Delaware to act as the assignor limited partner of, and to acquire and hold a limited partnership interest in, Boston Capital Tax Credit Fund IV L.P. (the "Fund"). The Corporation will assign units of beneficial interest in its limited partnership interest to persons who purchase Beneficial Assignee Certificates (BACs), on the basis of one unit of beneficial interest for each BAC. The Corporation will not have any interest in profits, losses or distributions on its own behalf.

Note B--Investment in Partnership

On October 12, 1993, the Corporation was admitted as the assignor limited partner in Boston Capital Tax Credit Fund IV L.P. The Fund was formed to invest in real estate by acquiring, holding, and disposing of limited partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes.

                       KEVIN P. MARTIN & ASSOCIATES, P.C.

                          Certified Public Accountants
                              Business Consultants

KEVIN P. MARTIN, CPA                                SOUTH SHORE EXECUTIVE PARK
KEVIN P. MARTIN, JR., CPA, MST                           TEN FORBES WEST
  -------------------                                BRAINTREE, MA 02184-2696
                                                       -------------------

KENNETH J. DAVIN, CPA
GARRETT H. DALTON, III, CPA, MBA                    TELEPHONE (617) 380-3520
LISA A. MARTIN, CPA, MST                            FACSIMILE (617) 380-7836
                                                EMAIL 102173.2065@COMPUSERVE.COM



To The Partners
C & M Associates
d/b/a Boston Capital Associates
One Boston Place
Boston, MA 02108-4406



                         Independent Auditors' Report


We have audited the accompanying balance sheet of C & M Associates d/b/a Boston Capital Associates (A Massachusetts General Partnership) as of December 31, 1997 and the related statements of income and expenses, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & M Associates d/b/a Boston Capital Associates as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Braintree, Massachusetts

February 8, 1998

                                C & M ASSOCIATES
                      d/b/a/ BOSTON CAPITAL ASSOCIATES


                    (A MASSACHUSETTS GENERAL PARTNERSHIP)


                                 BALANCE SHEET



                               December 31, 1997





                    ASSETS
CURRENT ASSETS:
 Cash .....................................     $1,007,128
 Service fees receivable (Notes 3 and 4) ..         11,834
                                                ----------
  Total current assets ....................      1,018,962
                                                ----------
OTHER ASSETS:
 Investments (Note 2) .....................         74,636
                                                ----------
                                                $1,093,598
                                                ==========
        LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable--affiliates (note 4) ....     $      436
                                                ----------
  Total current liabilities ...............            436
                                                ----------
PARTNERS' EQUITY ..........................      1,093,162
                                                ----------
                                                $1,093,598
                                                ==========


                            See accompanying notes.

                                C & M ASSOCIATES
                       d/b/a BOSTON CAPITAL ASSOCIATES


                     (A MASSACHUSETTS GENERAL PARTNERSHIP)


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997


The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The following is a summary of significant accounting policies:

Note 1--Summary of Significant Accounting Policies:

Nature of Business--C & M Associates was formed as a Massachusetts general partnership pursuant to an agreement dated July 1, 1982 to derive acquisition, consulting and management fees from various investment limited partnerships.

C & M Associates owns partnership interests in entities which own multiple apartment complexes located in various states. The partnerships are subject to long-term subsidy contracts, mortgage restrictions as to prepayments and priority distributions to limited partners.

The Partnership derives various acquisition and consulting fees from investment limited partnerships in connection with the negotiating and acquiring of operating partnership interests, substantially all of which are in the real estate sector and located throughout the United States. All accounts receivable are due from such partnership interests.

Method of Accounting--The financial statements of the Partnership are prepared on the accrual basis of accounting, and include only those assets, liabilities and results of operations of the Partnership which relate to the business of C & M Associates.

Revenue Recognition--The Partnership recognizes service fee income based upon the specific performance method at the time of syndication and closing of limited partnership investments. These fees usually are payable over a period of more than one year.

No individual private limited partnerships were syndicated through C & M Associates during 1997. However, C & M Associates continues to act as general partner in various public individual and corporate private limited partnerships which are syndicated through an affiliate.

Income Taxes--No provision for income taxes is made in the financial statements of the Partnership since the individual partners, not the entity, are allocated the tax effect of items of income, deduction and credits to be reported.

Bad Debts--No allowance for doubtful accounts has been provided as management believes all accounts receivable as of December 31, 1997 are fully collectible.

Financial Instruments--All financial instruments in the financial statements are nonderivative and unless otherwise noted, the fair value of financial instruments is the carrying value.

Cash and Cash Equivalents--The Partnership considers all highly liquid investments with a maturity of three months or less, when purchased, to be "cash equivalents."

In addition, the Partnership maintains its cash balances in one financial institution located in Boston, Massachusetts. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2--Investments--Investments consist of interests in limited partnerships and are recorded at cost. Due to uncertainties in the market for investments in limited partnerships, it is not practical to determine the fair value of the investments.

C & M Associates holds a general partner interest in each limited partnership. As a general partner, C & M Associates is responsible to meet all limited partnership liabilities and obligations. These interests involve credit risk in excess of the amount recognized on the balance sheet. Unless noted otherwise, C & M Associates does not require collateral or other security to support financial instruments with credit risk.

Note 3--Line of Credit--The Partnership is a guarantor on a $20 million revolving bank line of credit of another partnership, in which C & M Associates is affiliated as sponsor and through common control. Under the terms of the loan agreement dated August 22, 1996, the loan bears interest at the prime rate in effect from time to time. The Partnership has guaranteed 25% of the principal and 100% of the interest outstanding. As of December 31, 1997, there is no outstanding liability of C & M Associates under the line of credit. There is, however, $13,803,409 outstanding to the affiliate.

Note 4--Transactions with Related Parties--Substantially all revenues are earned from the providing of financial consulting advice regarding development and syndication of partnership interests to partnerships in which C & M Associates is the general partner. All service fees receivables at December 31, 1997 are due from related parties.

Substantially all expenses of C & M Associates are paid to an affiliate, whose shareholders are partners in C & M Associates, which is contracted to provide consulting services. All accounts payable at December 31, 1997 are payable to the related party.

           TABULAR INFORMATION CONCERNING PRIOR LIMITED PARTNERSHIPS

The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this Prospectus under "Prior Performance of the General Partner and its Affiliates" and is qualified in its entirety by the information contained in such narrative summary.

These Tables include information for the three-year period beginning January 1, 1995, and ending December 31, 1997 (five-year period ending March 31, 1997 for Table III) relating to public programs in the aggregate sponsored by the General Partner and its Affiliates which had similar investment objectives to those of the Fund. Programs deemed to have "similar investment objectives" are programs receiving Government Assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations. Additionally, the programs which had similar investment objectives to those of the Fund also involve material risks similar to those inherent in an investment in the Fund. (See the section of the Prospectus entitled "Risk Factors.")

The programs listed in these Tables were organized by the General Partner and its Affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives Government Assistance. In the three-year period ending December 31, 1997, the General Partner and its Affiliates, sponsored one public partnership. The following table identifies the number of operating partnership interests acquired in programs sponsored by the General Partner and its Affiliates as of December 31, 1997, and emphasizes Boston Capital's philosophy of broad diversification:


                       % Equity    # of Operating                 Average Equity
                      Committed     Partnerships                  Per Operating
      Program        at 12/31/97      Acquired      # of States    Partnership
------------------- ------------- ---------------- ------------- ---------------
Boston Capital Tax
 Credit Fund IV
 L.P.:
  Series 23 ..      100.0%               22             15          $1,516,331
  Series 24 ..       99.2%               24             17          $  896,601
  Series 25 ..       99.4%               22             16          $1,366,377
  Series 26 ..       88.8%               41             19          $  865,939
  Series 27 ..       90.7%               12             11          $1,858,863
  Series 28 ..       62.4%               22             11          $1,134,785
  Series 29 ..       59.0%               15              6          $1,569,601
  Series 30 ..       33.8%                7              5          $1,280,616
  Series 31 ..       75.8%               20              8          $1,516,284

Although the percent of Equity Committed as of December 31, 1997 for Series 24, Series 25, Series 26, Series 27, Series 28, Series 29, Series 30 and Series 31 is 99.2%, 99.4%, 88.8%, 90.7%, 62.4%, 59.0%, 33.8% and and 75.8% respectively, properties have been identified for acquisition to fully commit the equity raised for all of these Series.

In 1993, Affiliates of the General Partner formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of Tax Credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of RHS and other government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

Investors in the Fund will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

It should not be assumed that Investors in the Fund will experience results comparable to those experienced by investors in the programs incorporated in the following Tables.

The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Tax Credit Fund IV L.P.
c/o  Boston Capital Partners, Inc.
     One Boston Place, Suite 2100
     Boston, Massachusetts 02108-4406
     Attn: Richard DeAgazio

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)


Table I includes information concerning the experience of the General Partner and its Affiliates in raising and investing funds for public limited partnerships having similar investment objectives to the Fund. Information is included for the sole public offering organized between January 1, 1995 and December 31, 1997, which invested in 185 operating partnerships. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

Table I is presented as if all capital contributions were received and all expenses and payments of capital were paid in the year in which the offering closed, although such transactions occur over several years.

The Table should be read in conjunction with the introduction and accompanying Notes.

                   January 1, 1995 Through December 31, 1997



                                                                Public Offerings
                                                ------------------------------------------
                                                   BCTC IV        BCTC IV       BCTC IV
                                                     L.P            L.P.          L.P.
                                                 (Series 23)     (Series 24)   (Series 25)
                                                     1995            1995         1995
                                                ------------    ------------  ------------
Dollar amount offered (1) ....................  $33,366,000    $21,697,000    $30,137,100
Dollar amount raised (100%) ..................          100%           100%           100%
Less: Offering expenses
Selling commissions and reimbursements
  retained by affiliates .....................         2.00%          2.00%          2.00%
 Other selling commissions ...................         8.00%          8.00%          8.00%
 Legal and organizational ....................         2.50%          2.50%          2.50%
                                                -----------    -----------    -----------
Total offering expenses ......................        12.50%         12.50%         12.50%
                                                ===========    ===========    ===========
Amount available for investment
  from limited partners ......................        87.50%         87.50%         87.50%
Acquisition fees (2) .........................         8.50%          8.50%          8.50%
Acquisition expenses (3) .....................         2.00%          2.00%          2.00%
Working capital reserves .....................         4.00%          4.00%          4.00%
Cash payments to operating
  partnerships (4) ...........................        73.00%         73.00%         73.00%
                                                -----------    -----------    -----------
Total acquisition costs ......................        87.50%         87.50%         87.50%
                                                ===========    ===========    ===========
Mortgage financing ...........................  $30,684,244    $29,842,295    $32,892,574
Additional capital (5) .......................  $   488,129    $ 1,146,023    $ 2,351,210
                                                -----------    -----------    -----------
Total other sources ..........................  $31,172,373    $30,988,318    $35,243,784
Amount available for investment
  from offering proceeds .....................  $29,195,250    $18,984,875    $26,467,000
                                                -----------    -----------    -----------
Total development costs ......................  $60,367,623    $49,973,193    $61,710,784
                                                ===========    ===========    ===========
Percentage leverage (6) ......................        50.83%         59.72%         53.30%
Average length of offering (days) ............          165             76             91
Months to invest 90% of amount available .....            4             13             12

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)


                   January 1, 1995 Through December 31, 1997




                                                              Public Offerings
                                              ---------------------------------------------
                                                  BCTC IV          BCTC IV       BCTC IV
                                                    L.P.             L.P.          L.P.
                                                (Series 26)      (Series 27)   (Series 28)
                                                   1996             1996          1996
                                              --------------   ------------   -------------
Dollar amount offered (1) ...................   $39,959,000    $24,607,000    $39,999,000
Dollar amount raised (100%) .................           100%           100%           100%
Less: Offering expenses
Selling commissions and
  reimbursements retained by
  affiliates ................................          2.00%          2.00%          2.00%
 Other selling commissions ..................          8.00%          8.00%          8.00%
 Legal and organizational ...................          2.50%          2.50%          2.50%
                                                -----------    -----------    -----------
Total offering expenses .....................         12.50%         12.50%         12.50%
                                                ===========    ===========    ===========
Amount available for investment
  from limited partners .....................         87.50%         87.50%         87.50%
Acquisition fees (2) ........................          8.50%          8.50%          8.50%
Acquisition expenses (3) ....................          2.00%          2.00%          2.00%
Working capital reserves ....................          4.00%          4.00%          4.00%
Cash payments to operating
  partnerships (4) ..........................         73.00%         73.00%         73.00%
                                                -----------    -----------    -----------
Total acquisition costs .....................         87.50%         87.50%         87.50%
                                                ===========    ===========    ===========
Mortgage financing ..........................   $46,900,509    $39,152,942    $30,630,125
Additional capital (5) ......................   $ 3,087,894    $ 1,381,716    $   299,921
                                                -----------    -----------    -----------
Total other sources .........................   $49,988,403    $40,534,658    $30,930,046
Amount available for investment
  from offering proceeds ....................   $34,964,125    $21,531,125    $34,999,125
                                                -----------    -----------    -----------
Total development costs .....................   $84,952,528    $62,065,783    $65,929,171
                                                ===========    ===========    ===========
Percentage leverage (6) .....................         55.21%         63.08%         46.46%
Average length of offering
  (days) ....................................           159             85            124
Months to invest 90% of amount
  available .................................           N/A             15            N/A

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)


                   January 1, 1995 Through December 31, 1997





                                                               Public Offerings
                                               ---------------------------------------------
                                                  BCTC IV          BCTC IV        BCTC IV
                                                    L.P.            L.P.           L.P.
                                                (Series 29)      (Series 30)    (Series 31)
                                                    1997            1997           1997
                                               --------------   -------------  -------------
Dollar amount offered (1) ...................   $39,918,000    $26,490,750    $38,889,750
Dollar amount raised (100%) .................           100%           100%           100%
Less: Offering expenses
Selling commissions and
  reimbursements retained by
  affiliates ................................          2.00%          2.00%          2.00%
 Other selling commissions ..................          8.00%          8.00%          8.00%
 Legal and organizational ...................          2.50%          2.50%          2.50%
                                                -----------    -----------    -----------
Total offering expenses .....................         12.50%         12.50%         12.50%
                                                ===========    ===========    ===========
Amount available for investment
  from limited partners .....................         87.50%         87.50%         87.50%
Acquisition fees (2) ........................          8.50%          8.50%          8.50%
Acquisition expenses (3) ....................          2.00%          2.00%          2.00%
Working capital reserves ....................          4.00%          4.00%          4.00%
Cash payments to operating
  partnerships (4) ..........................         73.00%         73.00%         73.00%
                                                -----------    -----------    -----------
Total acquisition costs .....................         87.50%         87.50%         87.50%
                                                ===========    ===========    ===========
Mortgage financing ..........................   $22,251,605    $ 7,486,700    $28,668,103
Additional capital (5) ......................   $    47,511    $       600    $   338,200
                                                -----------    -----------    -----------
Total other sources .........................   $22,299,116    $ 7,487,300    $29,006,303
Amount available for investment
  from offering proceeds ....................   $34,928,250    $23,179,406    $34,986,656
                                                -----------    -----------    -----------
Total development costs .....................   $57,227,366    $30,666,706    $63,992,959
                                                ===========    ===========    ===========
Percentage leverage (6) .....................         38.88%         24.41%         44.80%
Average length of offering
  (days) ....................................           121             80            112
Months to invest 90% of amount
  available .................................           N/A             15            N/A


                               NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition of operating partnership interests.

Note 3: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 4: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown for 1997 includes 22.18% of public partnerships' funds committed but not yet invested.

Note 5: Additional capital represents funds contributed by the operating general partners. Properties financed by RHS after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 6: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

                                    TABLE II
                     COMPENSATION TO SPONSOR AND AFFILIATES


Table II sets forth the aggregate amount of all compensation earned by or paid to the General Partner and its Affiliates between January 1, 1995 and December 31, 1997 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

                   January 1, 1995 Through December 31, 1997



                                                          Public Offerings
                                           ----------------------------------------------
                                              BCTC IV         BCTC IV          BCTC IV
                                                L.P.            L.P.            L.P.
                                            (Series 23)     (Series 24)      (Series 25)
                                                1995            1995            1995
                                           -------------   -------------   --------------
Dollar amounts raised (1) ................   $33,366,000    $21,697,000    $30,248,000
Amounts paid and/or payable to
  sponsor and affiliates from
  proceeds (1):
Underwriting fees (2) ....................     1,167,810        759,395      1,058,680
Acquisition fees .........................     2,836,110      1,844,245      2,571,080
Acquisition expense reimbursement ........       667,320        433,940        604,960
Asset management fee .....................       610,047        424,302        434,119
Dollar amount of cash generated from
  operating partnerships before
  payments to sponsors (3) ...............           738          2,200            180
Amounts paid to sponsors from
  operations (4) .........................             0              0              0




                                                            Public Offerings
                                             ----------------------------------------------
                                                BCTC IV         BCTC IV          BCTC IV
                                                  L.P.            L.P.            L.P.
                                              (Series 26)     (Series 27)      (Series 28)
                                                  1996            1996            1996
                                             -------------   -------------   --------------
Dollar amount raised (1) ....................   $39,959,000    $24,607,000    $39,999,000
Amounts paid and/or payable to
  sponsor and affiliates from
  proceeds (1):
Underwriting fees (2) .......................     1,398,565        861,245      1,399,965
Acquisition fees ............................     3,396,515      2,091,595      3,399,915
Acquisition expense reimbursement ...........       799,180        492,140        799,980
Asset management fee ........................       414,304        292,994        114,424
Dollar amount of cash generated from
  operating partnerships before
  payments to sponsors (3) ..................             0              0              0
Amounts paid to sponsors from
  operations (4) ............................             0              0              0

                                    TABLE II
                     COMPENSATION TO SPONSOR AND AFFILIATES


                   January 1, 1995 Through December 31, 1997




                                                              Public Offerings
                                               ----------------------------------------------
                                                  BCTC IV         BCTC IV          BCTC IV
                                                    L.P.            L.P.            L.P.
                                                (Series 29)     (Series 30)      (Series 31)
                                                    1997            1997            1997
                                               -------------   -------------   --------------
Dollar amount raised (1) ....................   $39,918,000    $26,490,750    $38,889,750
Amounts paid and/or payable to
  sponsor and affiliates from
  proceeds (1):
Underwriting fees (2) .......................     1,397,130        927,176      1,361,141
Acquisition fees ............................     3,393,030      2,251,714      3,305,629
Acquisition expense reimbursement ...........       798,360        529,815        777,795
Asset management fee ........................        87,590         18,795         31,291
Dollar amount of cash generated from
  operating partnerships before
  payments to sponsors (3) ..................             0              0              0
Amounts paid to sponsors from
  operations (4) ............................             0              0              0


                               NOTES TO TABLE II

Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to the General Partner, its Affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 1997 would include 1995-1997 cash distributions for the partnership organized in 1995. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 4: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

                                   TABLE III


                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the operating results of prior partnerships having similar investment objectives to the Fund which were closed between April 1, 1993 and March 31, 1998. In 1993, 1 public investment partnership was closed; and in 1993, one public investment partnership was organized and is currently being offered. The public investment partnerships own interests in 378 operating partnerships.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis", which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1993
               BOSTON CAPITAL TAX CREDIT FUND III L.P. (Series 17)

                                                             For the Financial Statement period ended
                                                                            March 31,


                                                     1994          1995         1996          1997            1998
                                                ====================================================================
Gross Revenues                                     760,875       511,745        85,172        43,090        17,342
Profit on sale of properties                             0             0             0             0             0
Less:
   Losses from operating partnerships (1)       (1,050,293)   (2,744,283)   (3,144,888)   (3,504,918)   (2,857,430)
   Operating Expenses (3)                         (532,872)     (769,308)     (656,306)     (698,661)     (649,268)
   Interest Expense                                      0             0             0             0             0
   Depreciation (2)                                (36,167)      (39,729)      (55,408)      (55,279)      (63,054)
Net Income-GAAP Basis                             (858,457)   (3,041,575)   (3,771,430)   (4,215,768)   (3,552,410)
Taxable Income
     from operations (4)                          (438,751)   (2,196,498)   (3,317,529)   (4,225,626)   (4,172,309)
     gain on sale                                        0             0             0             0             0
Cash generated from operations (6)                  77,060       102,182        85,170       (35,198)      (57,226)
Cash generated from sales                                0             0             0             0             0
Cash generated from refinancing                          0             0             0             0             0
Cash generated from operations, sales
     and refinancing                                77,060       102,182        85,170       (35,198)      (57,226)
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0             0             0
    from sales and refinancing                           0             0             0             0             0
    from other                                           0             0             0             0             0
Cash generated (deficiency) after cash
    distributions                                   77,060       102,182        85,170       (35,198)      (57,226)
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0             0             0
Cash generated (deficiency) after cash
   distributions and special items                  77,060       102,182        85,170       (35,198)      (57,226)



                                                                                For the Tax Period Ended
                                                                                       December 31,

Tax & Distribution Data Per $1,000 invested (7)        1993          1994         1995          1996          1997
                                                ====================================================================
Federal Income Tax Results
   Federal Credit (5)                                   24            83           134           140           140
   State Credit                                          0             0             0             0             0
   Ordinary Income (loss)                               (9)          (44)          (66)          (87)          (84)
        from operations                                 (9)          (44)          (66)          (87)          (84)
        from recapture                                   0             0             0             0             0
   Capital gain (loss)                                   0             0             0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0             0             0
          Investment income                              0             0             0             0             0
          Return of capital                              0             0             0             0             0
    Source (on cash basis):
          Sales                                          0             0             0             0             0
          Refinancing                                    0             0             0             0             0
         Operations                                      0             0             0             0             0
         Other                                           0             0             0             0             0

Amount remaining invested in program properties                                                               98.54%


                                                   I-17




                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1993
               BOSTON CAPITAL TAX CREDIT FUND III L.P. (Series 18)

                                                             For the Financial Statement period ended
                                                                           March 31,

                                                    1994          1995          1996          1997           1998
                                                ====================================================================
Gross Revenues                                     401,039       509,945       139,504        46,186        34,155
Profit on sale of properties                             0             0             0             0             0
Less:
   Losses from operating partnerships (1)         (183,664)   (1,201,623)   (2,451,672)   (2,594,599)   (2,589,608)
   Operating Expenses (3)                         (230,286)     (541,876)     (470,468)     (445,136)     (467,076)
   Interest Expense                                      0             0             0             0             0
   Depreciation (2)                                 (8,588)      (30,673)      (42,298)      (42,167)      (42,168)
Net Income-GAAP Basis                              (21,499)   (1,264,227)   (2,824,934)   (3,035,716)   (3,064,697)
Taxable Income
     from operations (4)                            65,999      (804,258)   (2,392,927)   (3,154,406)   (2,909,915)
     gain on sale                                        0             0             0             0             0
Cash generated from operations (6)                 (32,403)      548,415       (87,238)     (119,175)     (126,644)
Cash generated from sales                                0             0             0             0             0
Cash generated from refinancing                          0             0             0             0             0
Cash generated from operations, sales
     and refinancing                               (32,403)      548,415       (87,238)     (119,175)     (126,644)
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0             0             0
    from sales and refinancing                           0             0             0             0             0
    from other                                           0             0             0             0             0
Cash generated (deficiency) after cash
    distributions                                  (32,403)      548,415       (87,238)     (119,175)     (126,644)
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0             0             0
Cash generated (deficiency) after cash
   distributions and special items                 (32,403)      548,415       (87,238)     (119,175)     (126,644)


                                                                                For the Tax Period Ended
                                                                                       December 31,

Tax & Distribution Data Per $1,000 invested (7)                      1993          1994         1995          1997
                                                ====================================================================
Federal Income Tax Results
   Federal Credit (5)                                    0            73           127           133           133
   State Credit                                          0             0             0             0             0
   Ordinary Income (loss)                                0           (22)          (66)          (89)          (82)
        from operations                                  0           (22)          (66)          (89)          (82)
        from recapture                                   0             0             0             0             0
   Capital gain (loss)                                   0             0             0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0             0             0
          Investment income                              0             0             0             0             0
          Return of capital                              0             0             0             0             0
    Source (on cash basis):
          Sales                                          0             0             0             0             0
          Refinancing                                    0             0             0             0             0
         Operations                                      0             0             0             0             0
         Other                                           0             0             0             0             0

Amount remaining invested in program properties                                                               99.29%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1993
               BOSTON CAPITAL TAX CREDIT FUND III L.P. (Series 19)

                                                               For the Financial Statement period ended
                                                                               March 31,

                                                     1994          1995         1996          1997           1998
                                                ====================================================================
Gross Revenues                                     191,686       663,275       490,352       221,224        57,047
Profit on sale of properties                             0             0             0             0             0
Less:
   Losses from operating partnerships (1)           (3,858)   (1,115,590)   (1,858,752)   (2,861,140)   (2,073,142)
   Operating Expenses (3)                         (152,566)     (728,647)     (550,424)     (527,872)     (265,225)
   Interest Expense                                      0             0             0             0             0
   Depreciation (2)                                 (5,350)      (27,291)      (50,726)      (51,011)      (52,182)
Net Income-GAAP Basis                               29,912    (1,208,253)   (1,969,550)   (3,218,799)   (2,333,502)
Taxable Income
     from operations (4)                            (4,184)     (468,951)   (3,017,243)   (3,085,516)   (2,277,311)
     gain on sale                                        0             0             0             0             0
Cash generated from operations (6)                (140,802)     (517,316)       37,527       (44,125)         (963)
Cash generated from sales                                0             0             0             0             0
Cash generated from refinancing                          0             0             0             0             0
Cash generated from operations, sales
     and refinancing                              (140,802)     (517,316)       37,527       (44,125)         (963)
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0             0             0
    from sales and refinancing                           0             0             0             0             0
    from other                                           0             0             0             0             0
Cash generated (deficiency) after cash
    distributions                                 (140,802)     (517,316)       37,527       (44,125)         (963)
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0             0             0
Cash generated (deficiency) after cash
   distributions and special items                (140,802)     (517,316)       37,527       (44,125)         (963)


                                                                       For the Tax Period Ended
                                                                                December 31,

Tax & Distribution Data Per $1,000 invested (7)        1993          1994         1995          1996           1997
                                                ====================================================================
Federal Income Tax Results
   Federal Credit (5)                                    0            18           101           124           133
   State Credit                                          0             0             0             0             0
   Ordinary Income (loss)                                0           (11)          (73)          (97)          (57)
        from operations                                  0           (11)          (73)          (97)          (57)
        from recapture                                   0             0             0             0             0
   Capital gain (loss)                                   0             0             0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0             0             0
          Investment income                              0             0             0             0             0
          Return of capital                              0             0             0             0             0
    Source (on cash basis):
          Sales                                          0             0             0             0             0
          Refinancing                                    0             0             0             0             0
         Operations                                      0             0             0             0             0
         Other                                           0             0             0             0             0

Amount remaining invested in program properties                                                              97.81%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1994
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 20)

                                                               For the Financial Statement period ended
                                                                               March 31,

                                                     1994         1995          1996          1997          1998
                                                ====================================================================
Gross Revenues                                       8,065       231,414       151,206        41,051        52,699
Profit on sale of properties                             0             0             0             0             0
Less:
   Losses from operating partnerships (1)                0      (544,795)   (2,804,393)   (2,941,378)   (2,516,153)
   Operating Expenses (3)                           (5,561)     (483,018)     (438,912)     (396,611)     (357,506)
   Interest Expense                                      0             0             0             0             0
   Depreciation (2)                                      0       (15,470)      (23,285)      (23,285)      (23,285)
Net Income-GAAP Basis                                2,504      (811,869)   (3,115,384)   (3,320,223)   (2,844,245)
Taxable Income
     from operations (4)                                 0      (399,908)   (3,063,829)   (2,569,647)   (2,771,051)
     gain on sale                                        0             0             0             0             0
Cash generated from operations (6)                (753,574)     (608,238)       87,374        90,782          (149)
Cash generated from sales                                0             0             0             0             0
Cash generated from refinancing                          0             0             0             0             0
Cash generated from operations, sales
     and refinancing                              (753,574)     (608,238)       87,374        90,782          (149)
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0             0             0
    from sales and refinancing                           0             0             0             0             0
    from other                                           0             0             0             0             0
Cash generated (deficiency) after cash
    distributions                                 (753,574)     (608,238)       87,374        90,782          (149)
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0             0             0
Cash generated (deficiency) after cash
   distributions and special items                (753,574)     (608,238)       87,374        90,782          (149)


                                                                    For the Tax period ended
                                                                           December 31,

Tax & Distribution Data Per $1,000 invested (7)        1993          1994         1995          1996          1997
                                                ====================================================================
Federal Income Tax Results
   Federal Credit (5)                                    0            20            83           132           133
   State Credit                                          0             0             0             0             0
   Ordinary Income (loss)                                0           (10)          (78)          (68)          (73)
        from operations                                  0           (10)          (78)          (68)          (73)
        from recapture                                   0             0             0             0             0
   Capital gain (loss)                                   0             0             0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0             0             0
          Investment income                              0             0             0             0             0
          Return of capital                              0             0             0             0             0
    Source (on cash basis):
          Sales                                          0             0             0             0             0
          Refinancing                                    0             0             0             0             0
         Operations                                      0             0             0             0             0
         Other                                           0             0             0             0             0

Amount remaining invested in program properties                                                              99.38%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1994
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 21)

                                                                For the Financial
                                                              Statement period ended
                                                                      March 31,

                                                     1995         1996          1997          1998
                                               ======================================================
Gross Revenues                                      77,548       109,287        63,343        53,299
Profit on sale of properties                             0             0             0             0
Less:
   Losses from operating partnerships (1)         (277,472)     (902,586)   (2,109,014)   (1,854,423)
   Operating Expenses (3)                         (179,938)     (295,327)     (296,809)     (277,987)
   Interest Expense                                      0             0             0             0
   Depreciation (2)                                 (5,395)      (16,968)      (18,957)      (18,957)
Net Income-GAAP Basis                             (385,257)   (1,105,594)   (2,361,437)   (2,098,068)
Taxable Income
     from operations (4)                           (55,555)     (563,052)   (1,286,281)   (1,295,853)
     gain on sale                                        0             0             0             0
Cash generated from operations (6)              (1,071,123)      828,821        55,158        21,666
Cash generated from sales                                0             0             0             0
Cash generated from refinancing                          0             0             0             0
Cash generated from operations, sales
     and refinancing                            (1,071,123)      828,821        55,158        21,666
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0             0
    from sales and refinancing                           0             0             0             0
    from other                                           0             0             0             0
Cash generated (deficiency) after cash
    distributions                               (1,071,123)      828,821        55,158        21,666
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0             0
Cash generated (deficiency) after cash
   distributions and special items              (1,071,123)      828,821        55,158        21,666


                                                               For the Tax period ended
                                                                      December 31,

Tax & Distribution Data Per $1,000 invested (7)        1994         1995         1996          1997
                                               ======================================================
Federal Income Tax Results
   Federal Credit (5)                                    0            34            91           113
   State Credit                                          0             0             0             0
   Ordinary Income (loss)                               (3)          (29)          (72)          (71)
        from operations                                 (3)          (29)          (72)          (71)
        from recapture                                   0             0             0             0
   Capital gain (loss)                                   0             0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0             0
          Investment income                              0             0             0             0
          Return of capital                              0             0             0             0
    Source (on cash basis):
          Sales                                          0             0             0             0
          Refinancing                                    0             0             0             0
         Operations                                      0             0             0             0
         Other                                           0             0             0             0

Amount remaining invested in program properties                                                94.53%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1994
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 22)

                                                                 For the Financial
                                                               Statement period ended
                                                                      March 31,

                                                     1995         1996         1997          1998
                                               ======================================================
Gross Revenues                                      25,984        93,986        80,225        35,289
Profit on sale of properties                             0             0             0             0
Less:
   Losses from operating partnerships (1)          (62,112)   (1,155,551)   (1,817,108)   (1,372,762)
   Operating Expenses (3)                          (93,965)     (312,736)     (309,421)     (304,253)
   Interest Expense                                      0             0             0             0
   Depreciation (2)                                 (4,295)      (12,538)      (12,538)      (12,538)
Net Income-GAAP Basis                             (134,388)   (1,386,839)   (2,058,842)   (1,654,264)
Taxable Income
     from operations (4)                           (36,367)   (1,179,491)   (1,796,994)   (1,662,953)
     gain on sale                                        0             0             0             0
Cash generated from operations (6)              (3,300,628)    3,087,382       121,376        97,864
Cash generated from sales                                0             0             0             0
Cash generated from refinancing                          0             0             0             0
Cash generated from operations, sales
     and refinancing                            (3,300,628)    3,087,382       121,376        97,864
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0             0
    from sales and refinancing                           0             0             0             0
    from other                                           0             0             0             0
Cash generated (deficiency) after cash
    distributions                               (3,300,628)    3,087,382       121,376        97,864
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0             0
Cash generated (deficiency) after cash
   distributions and special items              (3,300,628)    3,087,382       121,376        97,864


                                                                For the Tax period ended
                                                                       December 31,

Tax & Distribution Data Per $1,000 invested (7)        1994          1995         1996          1997
                                               ======================================================
Federal Income Tax Results
   Federal Credit (5)                                    0            46           100           119
   State Credit                                          0             0             0             0
   Ordinary Income (loss)                               (1)          (45)          (75)          (67)
        from operations                                 (1)          (45)          (75)          (67)
        from recapture                                   0             0             0             0
   Capital gain (loss)                                   0             0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0             0
          Investment income                              0             0             0             0
          Return of capital                              0             0             0             0
    Source (on cash basis):
          Sales                                          0             0             0             0
          Refinancing                                    0             0             0             0
         Operations                                      0             0             0             0
         Other                                           0             0             0             0

Amount remaining invested in program properties                                                97.70%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1995
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 23)

                                                                 For the Financial
                                                               Statement period ended
                                                                      March 31,

                                                      1995        1996          1997          1998
                                               ======================================================
Gross Revenues                                       9,097       395,171       190,215        78,002
Profit on sale of properties                             0             0             0             0
Less:
   Losses from operating partnerships (1)          (18,054)     (483,614)   (1,847,436)   (1,705,493)
   Operating Expenses (3)                                0      (447,957)     (326,623)     (287,098)
   Interest Expense                                      0             0             0             0
   Depreciation (2)                                      0        (9,804)      (13,072)      (13,072)
Net Income-GAAP Basis                               (8,957)     (546,204)   (1,996,916)   (1,927,661)
Taxable Income
     from operations (4)                                 0      (348,385)   (2,316,483)   (2,351,906)
     gain on sale                                        0             0             0             0
Cash generated from operations (6)                  11,841      (410,825)     (266,198)       31,227
Cash generated from sales                                0             0             0             0
Cash generated from refinancing                          0             0             0             0
Cash generated from operations, sales
     and refinancing                                11,841      (410,825)     (266,198)       31,227
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0             0
    from sales and refinancing                           0             0             0             0
    from other                                           0             0             0             0
Cash generated (deficiency) after cash
    distributions                                   11,841      (410,825)     (266,198)       31,227
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0             0
Cash generated (deficiency) after cash
   distributions and special items                  11,841      (410,825)     (266,198)       31,227



                                                                 For the Tax period ended
                                                                       December 31,


Tax & Distribution Data Per $1,000 invested (7)         1994         1995         1996          1997
                                               ======================================================
Federal Income Tax Results
   Federal Credit (5)                                    0            31            90           129
   State Credit                                          0             0             0             0
   Ordinary Income (loss)                                0           (13)          (76)          (72)
        from operations                                  0           (13)          (76)          (72)
        from recapture                                   0             0             0             0
   Capital gain (loss)                                   0             0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0             0
          Investment income                              0             0             0             0
          Return of capital                              0             0             0             0
    Source (on cash basis):
          Sales                                          0             0             0             0
          Refinancing                                    0             0             0             0
         Operations                                      0             0             0             0
         Other                                           0             0             0             0

Amount remaining invested in program properties                                                98.38%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1995
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 24)

                                                           For the Financial
                                                        Statement period ended
                                                               March 31,

                                                    1996         1997          1998
                                               =========================================
Gross Revenues                                     139,594       193,065        50,741
Profit on sale of properties                             0             0             0
Less:
   Losses from operating partnerships (1)         (149,023)     (797,796)   (1,342,281)
   Operating Expenses (3)                         (128,659)     (310,902)     (270,839)
   Interest Expense                                      0             0             0
   Depreciation (2)                                 (5,769)      (12,980)      (12,979)
Net Income-GAAP Basis                             (143,857)     (928,613)   (1,575,358)
Taxable Income
     from operations (4)                          (205,977)   (1,059,389)   (1,572,243)
     gain on sale                                        0             0             0
Cash generated from operations (6)                 102,553      (293,553)       53,614
Cash generated from sales                                0             0             0
Cash generated from refinancing                          0             0             0
Cash generated from operations, sales
     and refinancing                               102,553      (293,553)       53,614
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0
    from sales and refinancing                           0             0             0
    from other                                           0             0             0
Cash generated (deficiency) after cash
    distributions                                  102,553      (293,553)       53,614
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0
Cash generated (deficiency) after cash
   distributions and special items                 102,553      (293,553)       53,614


                                                                 For the Tax
                                                                 period ended
                                                                 December 31,

Tax & Distribution Data Per $1,000 invested (7)        1995         1996          1997
                                               =========================================
Federal Income Tax Results
   Federal Credit (5)                                   11            50           112
   State Credit                                          0             0             0
   Ordinary Income (loss)                               (8)          (56)          (77)
        from operations                                 (8)          (56)          (77)
        from recapture                                   0             0             0
   Capital gain (loss)                                   0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0
          Investment income                              0             0             0
          Return of capital                              0             0             0
    Source (on cash basis):
          Sales                                          0             0             0
          Refinancing                                    0             0             0
         Operations                                      0             0             0
         Other                                           0             0             0

Amount remaining invested in program properties                                  98.51%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1995
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 25)


                                                           For the Financial
                                                         Statement period ended
                                                               March 31,

                                                    1996          1997          1998
                                               =========================================
Gross Revenues                                     130,046       442,637       134,963
Profit on sale of properties                             0             0             0
Less:
   Losses from operating partnerships (1)           22,315      (767,183)   (1,550,724)
   Operating Expenses (3)                         (109,194)     (425,636)     (367,116)
   Interest Expense                                      0             0             0
   Depreciation (2)                                 (2,622)      (10,488)      (10,488)
Net Income-GAAP Basis                               40,545      (760,670)   (1,793,365)
Taxable Income
     from operations (4)                            10,287      (453,738)   (2,196,058)
     gain on sale                                        0             0             0
Cash generated from operations (6)                (177,485)       74,185      (239,940)
Cash generated from sales                                0             0             0
Cash generated from refinancing                          0             0             0
Cash generated from operations, sales
     and refinancing                              (177,485)       74,185      (239,940)
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0
    from sales and refinancing                           0             0             0
    from other                                           0             0             0
Cash generated (deficiency) after cash
    distributions                                 (177,485)       74,185      (239,940)
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0
Cash generated (deficiency) after cash
   distributions and special items                (177,485)       74,185      (239,940)



                                                                For the Tax
                                                                period ended
                                                                December 31,

Tax & Distribution Data Per $1,000 invested (7)        1995         1996          1997
                                               =========================================
Federal Income Tax Results
   Federal Credit (5)                                    0            13           108
   State Credit                                          0             0             0
   Ordinary Income (loss)                                0           (23)          (77)
        from operations                                  0           (23)          (77)
        from recapture                                   0             0             0
   Capital gain (loss)                                   0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0
          Investment income                              0             0             0
          Return of capital                              0             0             0
    Source (on cash basis):
          Sales                                          0             0             0
          Refinancing                                    0             0             0
         Operations                                      0             0             0
         Other                                           0             0             0

Amount remaining invested in program properties                                  99.50%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1996
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 26)


                                                            For the Financial
                                                         Statement period ended
                                                               March 31,

                                                     1996         1997          1998
                                               =========================================
Gross Revenues                                       8,666       962,666       534,030
Profit on sale of properties                             0             0             0
Less:
   Losses from operating partnerships (1)                0      (493,405)     (869,148)
   Operating Expenses (3)                          (35,876)     (665,060)     (662,078)
   Interest Expense                                      0             0             0
   Depreciation (2)                                      0       (14,198)      (18,931)
Net Income-GAAP Basis                              (27,210)     (209,997)   (1,016,127)
Taxable Income
     from operations (4)                                 0      (760,605)   (1,551,349)
     gain on sale                                        0             0             0
Cash generated from operations (6)                 (13,967)       63,427       (99,875)
Cash generated from sales                                0             0             0
Cash generated from refinancing                          0             0             0
Cash generated from operations, sales
     and refinancing                               (13,967)       63,427       (99,875)
Less:  Cash distributions to investors
    from operating cash flow                             0             0             0
    from sales and refinancing                           0             0             0
    from other                                           0             0             0
Cash generated (deficiency) after cash
    distributions                                  (13,967)       63,427       (99,875)
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0             0             0
Cash generated (deficiency) after cash
   distributions and special items                 (13,967)       63,427       (99,875)



                                                                 For the Tax
                                                                 period ended
                                                                 December 31,

Tax & Distribution Data Per $1,000 invested (7)        1995         1996          1997
                                               =========================================
Federal Income Tax Results
   Federal Credit (5)                                    0            21            59
   State Credit                                          0             0             0
   Ordinary Income (loss)                                0           (25)          (41)
        from operations                                  0           (25)          (41)
        from recapture                                   0             0             0
   Capital gain (loss)                                   0             0             0
Cash Distributions to investors:
    Source (on GAAP basis)                               0             0             0
          Investment income                              0             0             0
          Return of capital                              0             0             0
    Source (on cash basis):
          Sales                                          0             0             0
          Refinancing                                    0             0             0
         Operations                                      0             0             0
         Other                                           0             0             0

Amount remaining invested in program properties                                  99.65%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1996
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 27)

                                                       For the
                                                      Financial
                                                      Statement
                                                    period ended
                                                      March 31,

                                                  1997         1998
                                              ========================
Gross Revenues                                   269,562     323,118
Profit on sale of properties                           0           0
Less:
   Losses from operating partnerships (1)         (9,016)   (689,756)
   Operating Expenses (3)                       (277,112)   (404,945)
   Interest Expense                                    0           0
   Depreciation (2)                               (7,761)    (15,522)
Net Income-GAAP Basis                            (24,327)   (787,105)
Taxable Income
     from operations (4)                        (177,866)   (783,283)
     gain on sale                                      0           0
Cash generated from operations (6)              (118,251)     32,425
Cash generated from sales                              0           0
Cash generated from refinancing                        0           0
Cash generated from operations, sales
     and refinancing                            (118,251)     32,425
Less:  Cash distributions to investors
    from operating cash flow                           0           0
    from sales and refinancing                         0           0
    from other                                         0           0
Cash generated (deficiency) after cash
    distributions                               (118,251)     32,425
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                0           0
Cash generated (deficiency) after cash
   distributions and special items              (118,251)     32,425


                                                       For the Tax
                                                      period ended
                                                       December 31,

Tax & Distribution Data Per $1,000 invested (7)     1996          1997
                                              ========================
Federal Income Tax Results
   Federal Credit (5)                                  8          20
   State Credit                                        0           0
   Ordinary Income (loss)                             (9)        (37)
        from operations                               (9)        (37)
        from recapture                                 0           0
   Capital gain (loss)                                 0           0
Cash Distributions to investors:
    Source (on GAAP basis)                             0           0
          Investment income                            0           0
          Return of capital                            0           0
    Source (on cash basis):
          Sales                                        0           0
          Refinancing                                  0           0
         Operations                                    0           0
         Other                                         0           0

Amount remaining invested in program properties               100.00%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1996
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 28)

                                                      For the
                                                      Financial
                                                      Statement
                                                     period ended
                                                       March 31,

                                                   1997        1998
                                              ========================
Gross Revenues                                   254,197    1,280,997
Profit on sale of properties                           0           0
Less:
   Losses from operating partnerships (1)         (1,567)   (351,007)
   Operating Expenses (3)                       (155,959)   (645,593)
   Interest Expense                                    0           0
   Depreciation (2)                               (5,081)    (20,326)
Net Income-GAAP Basis                             91,590     264,071
Taxable Income
     from operations (4)                         (15,956)   (488,790)
     gain on sale                                      0           0
Cash generated from operations (6)              (142,303)    619,169
Cash generated from sales                              0           0
Cash generated from refinancing                        0           0
Cash generated from operations, sales
     and refinancing                            (142,303)    619,169
Less:  Cash distributions to investors
    from operating cash flow                           0           0
    from sales and refinancing                         0           0
    from other                                         0           0
Cash generated (deficiency) after cash
    distributions                               (142,303)    619,169
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                0           0
Cash generated (deficiency) after cash
   distributions and special items              (142,303)    619,169


                                                       For the Tax
                                                       period ended
                                                       December 31,

Tax & Distribution Data Per $1,000 invested (7)      1996        1997
                                              ========================
Federal Income Tax Results
   Federal Credit (5)                                  0           7
   State Credit                                        0           0
   Ordinary Income (loss)                             (2)        (18)
        from operations                               (2)        (18)
        from recapture                                 0           0
   Capital gain (loss)                                 0           0
Cash Distributions to investors:
    Source (on GAAP basis)                             0           0
          Investment income                            0           0
          Return of capital                            0           0
    Source (on cash basis):
          Sales                                        0           0
          Refinancing                                  0           0
         Operations                                    0           0
         Other                                         0           0

Amount remaining invested in program properties               100.00%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1997
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 29)


                                                       For the
                                                      Financial
                                                      Statement
                                                    period ended
                                                      March 31,

                                                   1997       1998
                                              ========================
Gross Revenues                                     1,992     800,608
Profit on sale of properties                           0           0
Less:
   Losses from operating partnerships (1)              0    (626,915)
   Operating Expenses (3)                         (1,058)   (441,805)
   Interest Expense                                    0           0
   Depreciation (2)                                    0      (8,633)
Net Income-GAAP Basis                                934    (276,745)
Taxable Income
     from operations (4)                               0    (397,786)
     gain on sale                                      0           0
Cash generated from operations (6)                96,625    3,645,201
Cash generated from sales                              0           0
Cash generated from refinancing                        0           0
Cash generated from operations, sales
     and refinancing                              96,625    3,645,201
Less:  Cash distributions to investors
    from operating cash flow                           0           0
    from sales and refinancing                         0           0
    from other                                         0           0
Cash generated (deficiency) after cash
    distributions                                 96,625    3,645,201
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                0           0
Cash generated (deficiency) after cash
   distributions and special items                96,625    3,645,201


                                                     For the Tax
                                                     period ended
                                                     December 31,

Tax & Distribution Data Per $1,000 invested (7)         1997
                                                   ==============
Federal Income Tax Results
   Federal Credit (5)                                    2
   State Credit                                          0
   Ordinary Income (loss)                               (2)
        from operations                                 (2)
        from recapture                                   0
   Capital gain (loss) 0 Cash Distributions
     to investors:
    Source (on GAAP basis)                               0
          Investment income                              0
          Return of capital                              0
    Source (on cash basis):
          Sales                                          0
          Refinancing                                    0
         Operations                                      0
         Other                                           0

Amount remaining invested in program properties     100.00%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1997
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 30)

                                                   For the
                                                  Financial
                                                   Statement
                                                  period ended
                                                   March 31,

                                                     1998
                                                 ==============
Gross Revenues                                     459,716
Profit on sale of properties                             0
Less:
   Losses from operating partnerships (1)          100,573
   Operating Expenses (3)                         (223,345)
   Interest Expense                                      0
   Depreciation (2)                                 (5,613)
Net Income-GAAP Basis                              331,331
Taxable Income
     from operations (4)                           (42,975)
     gain on sale                                        0
Cash generated from operations (6)                  (1,821)
Cash generated from sales                                0
Cash generated from refinancing                          0
Cash generated from operations, sales
     and refinancing                                (1,821)
Less:  Cash distributions to investors
    from operating cash flow                             0
    from sales and refinancing                           0
    from other                                           0
Cash generated (deficiency) after cash
    distributions                                   (1,821)
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0
Cash generated (deficiency) after cash
   distributions and special items                  (1,821)


                                                   For the Tax
                                                   period ended
                                                   December 31,

Tax & Distribution Data Per $1,000 invested (7)       1997
                                                 ==============
Federal Income Tax Results
   Federal Credit (5)                                    0
   State Credit                                          0
   Ordinary Income (loss)                               (3)
        from operations                                 (3)
        from recapture                                   0
   Capital gain (loss) 0 Cash Distributions
     to investors:
    Source (on GAAP basis)                               0
          Investment income                              0
          Return of capital                              0
    Source (on cash basis):
          Sales                                          0
          Refinancing                                    0
         Operations                                      0
         Other                                           0

Amount remaining invested in program properties     100.00%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1997
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 31)

                                                    For the
                                                   Financial
                                                   Statement
                                                  period ended
                                                    March 31,

                                                     1998
                                                 ==============
Gross Revenues                                     200,996
Profit on sale of properties                             0
Less:
   Losses from operating partnerships (1)          (43,087)
   Operating Expenses (3)                         (224,172)
   Interest Expense                                      0
   Depreciation (2)                                 (3,426)
Net Income-GAAP Basis                              (69,689)
Taxable Income
     from operations (4)                          (141,712)
     gain on sale                                        0
Cash generated from operations (6)                 194,462
Cash generated from sales                                0
Cash generated from refinancing                          0
Cash generated from operations, sales
     and refinancing                               194,462
Less:  Cash distributions to investors
    from operating cash flow                             0
    from sales and refinancing                           0
    from other                                           0
Cash generated (deficiency) after cash
    distributions                                  194,462
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0
Cash generated (deficiency) after cash
   distributions and special items                 194,462



                                                    For the Tax
                                                   period ended
                                                   December 31,

Tax & Distribution Data Per $1,000 invested (7)       1997
                                                 ==============
Federal Income Tax Results
   Federal Credit (5)                                    0
   State Credit                                          0
   Ordinary Income (loss)                               (4)
        from operations                                 (4)
        from recapture                                   0
   Capital gain (loss) 0 Cash Distributions
    to investors:
    Source (on GAAP basis)                               0
          Investment income                              0
          Return of capital                              0
    Source (on cash basis):
          Sales                                          0
          Refinancing                                    0
         Operations                                      0
         Other                                           0

Amount remaining invested in program properties       0.00%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       From Opening Through March 31, 1998 (8)
                       PUBLIC OFFERINGS CLOSED DURING 1998
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 32)

                                                     For the
                                                    Financial
                                                    Statement
                                                   period ended
                                                    March 31,

                                                      1998
                                                 ==============
Gross Revenues                                       2,782
Profit on sale of properties                             0
Less:
   Losses from operating partnerships (1)                0
   Operating Expenses (3)                          (23,978)
   Interest Expense                                      0
   Depreciation (2)                                      0
Net Income-GAAP Basis                              (21,196)
Taxable Income
     from operations (4)                                 0
     gain on sale                                        0
Cash generated from operations (6)              (1,033,617)
Cash generated from sales                                0
Cash generated from refinancing                          0
Cash generated from operations, sales
     and refinancing                            (1,033,617)
Less:  Cash distributions to investors
    from operating cash flow                             0
    from sales and refinancing                           0
    from other                                           0
Cash generated (deficiency) after cash
    distributions                               (1,033,617)
Less:  Special items (not including sales and
   refinancing) (identify and quantify)                  0
Cash generated (deficiency) after cash
   distributions and special items              (1,033,617)

                              NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents the amortization by the investment partnerships of its organization expense over a 60-month period commencing in the month initial investor admission occurs. For some series it also represents amortization by the investment partnership of acquisition expenses over a 380 month period commencing April 1, 1997.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.


Note 8: The information provided in the tables labeled "Tax & Distribution Data per $1,000 invested on a Tax Basis" is through the period December 31, 1997.

                                  TABLE III-A

Table III-A summarizes the actual Tax Credit results during the period January 1, 1987 through December 31, 1997, of the 7 public partnerships sponsored by Affiliates of the General Partner.



                                Final                             Actual Tax Credits (%)3&4
                               Closing  ------------------------------------------------------------------
      Program  Equity Raised    Date     1987 1988  1989  1990(1)1991   1992  1993  1994  1995  1996  1997 Cumulative
--------------------------------------- ----- ----- ----- ----- ------ ------ ----- ----- ----- ----- ---- ----------
AAH I ..       $  2,779,000  Dec. 1987  14.2  12.8  14.3   21.6  13.3   13.3  13.3  13.3  10.8   9.6   9.4     145.9
AAH II ..        26,501,000  Sep. 1988         5.2  11.7   20.9  13.2   13.2  13.2  13.2  11.5  13.1  13.1     128.3
AAH III (CA)2.    4,425,000  Sep. 1988         5.6  20.5   30.2  23.8   15.9  12.8  11.6  11.3  11.1  11.1     153.9
BCTC 1 ..        12,999,000  Dec. 1988          .9  11.0   22.0  14.2   14.2  14.2  14.2  14.2  14.2  14.2     133.3
BCTC 2 (CA)2 .    8,303,000  Apr. 1989               4.2   24.8  29.5   27.0  17.1  11.1  10.5  10.2  10.2     144.6
BCTC 3 ..        28,822,000   May 1989              12.0   18.5  12.9   12.9  12.9  12.9  12.9  12.9  12.9     120.8
BCTC 4 ..        29,788,160  Jun. 1989               7.8   17.4  13.9   12.6  12.6  12.4  12.4  12.4  12.4     113.9
BCTC 5 (CA)2 .    4,899,000  Jul. 1989               7.0   24.1  25.2   21.5  15.2  11.1  10.7  10.4  10.4     135.6
BCTC 6 ..        12,935,780  Sep. 1989               2.9   15.3  14.9   13.5  13.1  13.0  13.0  13.0  12.8     111.5
BCTC II 7 ..     10,361,000  Dec. 1989               6.2   11.9  17.1   11.9  12.1  12.2  12.2  12.2  12.2     108.0
BCTC II 9 ..     41,574,018   May 1990                      9.3  11.6   11.9  12.5  13.5  13.7  13.8  13.8     100.1
BCTC II 10 ..    24,288,998  Aug. 1990                      3.1  10.4   12.0  14.1  14.6  14.8  14.7  14.7      98.4
BCTC II 11 ..    24,735,003  Dec. 1990                      4.5   7.9   12.3  12.8  13.3  13.3  13.3  13.3      90.7
BCTC II 12 ..    29,710,003   May 1991                            4.7   11.0  12.1  14.3  14.8  14.7  14.8      86.4
BCTC II 14 ..    55,728,996  Dec. 1991                            3.8    9.1  12.5  14.0  14.4  14.5  14.5      82.8
BCTC III 15 .    38,705,000  Jun. 1992                                   3.1   9.2  13.4  14.4  14.8  14.8      69.7
BCTC III 16 .    54,293,000  Dec. 1992                                   1.4   4.4   8.6  13.9  14.2  14.2      56.7
BCTC III 17 .    50,000,000   May 1993                                         3.2   8.3  13.6  14.1  14.1      53.3
BCTC III 18 .    36,162,000  Oct. 1993                                          .1   7.3  12.8  13.4  13.4      47.0
BCTC III 19 .    40,800,000  Dec. 1993                                               1.8  10.2  12.6  13.4      38.0
BCTC IV 20 ..    38,667,000  Jun. 1994                                               2.3   8.4  13.4  13.4      37.5
BCTC IV 21 ..    18,927,000 Sept. 1994                                                     3.5   9.2  11.5      24.2
BCTC IV 22 ..    25,644,000  Dec. 1994                                                     4.6  10.4  12.1      27.1
BCTC IV 23 ..    33,366,000  Jun. 1995                                                     3.1   9.1  13.0      25.2
BCTC IV 24 ..    21,697,000 Sept. 1995                                                     1.7   5.1  11.3      18.1
BCTC IV 25 ..    30,248,000  Dec. 1995                                                           1.4  10.9      12.3
BCTC IV 26 ..    39,959,000  Jun. 1996                                                           2.6   6.0       8.6
BCTC IV 27 ..    24,607,000 Sept. 1996                                                           0.9   2.0       2.9
BCTC IV 285 .    39,999,000  Jan. 1997                                                                  .7        .7
BCTC IV 295 .    39,918,000  Jun. 1997                                                                 1.9       1.9
BCTC IV 305 .    26,490,750  Sep. 1997                                                                  .1        .1
               ------------
Total .......  $877,332,608



                                          Overall Tax
                     Cumulative time        Credit
      Program      invested through 1996   Objective
------------------ ---------------------  -----------
AAH I ..                 10 yrs.            130-150
AAH II ..             9 yrs. 3 mos.         130-150
AAH III (CA)2 ..      9 yrs. 3 mos.           170
BCTC 1 ..                9 yrs.             130-150
BCTC 2 (CA)2 ..       8 yrs. 8 mos.           170
BCTC 3 ..             8 yrs. 7 mos.         130-150
BCTC 4 ..             8 yrs. 6 mos.         130-150
BCTC 5 (CA)2 ..       8 yrs. 5 mos.         150-170
BCTC 6 ..             8 yrs. 3 mos.         130-150
BCTC II 7 ..             8 yrs.             130-140
BCTC II 9 ..          7 yrs. 7 mos.         130-150
BCTC II 10 ..         7 yrs. 4 mos.         130-150
BCTC II 11 ..            7 yrs.             130-150
BCTC II 12 ..         6 yrs. 7 mos.         140-160
BCTC II 14 ..            6 yrs.             140-160
BCTC III 15 ..        5 yrs. 6 mos.         140-160
BCTC III 16 ..           5 yrs.             140-160
BCTC III 17 ..        4 yrs. 7 mos.         140-160
BCTC III 18 ..        4 yrs. 2 mos.         140-160
BCTC III 19 ..           4 yrs.             140-160
BCTC IV 20 ..         3 yr. 6 mos.          130-150
BCTC IV 21 ..         3 yr. 3 mos.          130-150
BCTC IV 22 ..            3 yrs.             130-150
BCTC IV 23 ..         2 yr. 6 mos.          130-150
BCTC IV 24 ..         2 yr. 3 mos.          130-150
BCTC IV 25 ..            2 yrs.             130-150
BCTC IV 26 ..         1 yr. 6 mos.          120-140
BCTC IV 27 ..         1 yr. 3 mos.          120-140
BCTC IV 285 ..           11 mos.            120-140
BCTC IV 295 ..           6 mos.             110-130
BCTC IV 305 ..           3 mos.             110-130
Total ........

                             NOTES TO TABLE III-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for Federal Housing Tax Credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual Federal Housing Tax Credit, otherwise allowable for 1990. Where this election was made, the annual Federal Housing Tax Credit for 1990, 1991 and 1992 has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2) These programs offered both California and Federal Housing Tax Credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be Tax Credits which may mean that a material portion of each Tax Credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

AAH is American Affordable Housing.
BCTC is Boston Capital Tax Credit Fund.
BCTC II is Boston Capital Tax Credit Fund II.
BCTC III is Boston Capital Tax Credit Fund III.
BCTC IV is Boston Capital Tax Credit Fund IV.

================================================================================
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP
================================================================================
                                                         As of December 16, 1993

                      [This page intentionally left blank]

                                TABLE OF CONTENTS

                        AGREEMENT OF LIMITED PARTNERSHIP



                                                                                       Page
                                                                                      -----
                                    ARTICLE I
 CONTINUATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM   ........................     A-1
     1.01 Continuation of Partnership  ............................................     A-1
     1.02 Name, Place of Business and Name and Address of Resident Agent   ........     A-1
     1.03 Purpose  ................................................................     A-1
     1.04 Term ....................................................................     A-2

                                   ARTICLE II
 DEFINED TERMS   ..................................................................     A-2
     2.01 Defined Terms  ..........................................................     A-2

                                   ARTICLE III
 PARTNERS AND CAPITAL  ............................................................    A-13
     3.01 General Partner  ........................................................    A-13
     3.02 Limited Partner  ........................................................    A-13
     3.03 Assignees  ..............................................................    A-13
     3.04 Partnership Capital  ....................................................    A-15
     3.05 Liability of Partners and Assignees  ....................................    A-17

                                   ARTICLE IV
 DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS, CREDITS AND LOSSES   ..............    A-17
     4.01 Allocations of Profits, Credits and Losses and Distributions of Cash
          Available for Distribution   ............................................    A-17
     4.02 Distributions of Liquidation, Sale or Refinancing Proceeds   ............    A-18
     4.03 Allocation of Gains and Losses   ........................................    A-19
     4.04 Determination of Allocations and Distributions Among Partners and
          Assignees  ..............................................................    A-20
     4.05 Capital Accounts   ......................................................    A-21
     4.06 Authority of General Partners to Vary Allocations to Preserve and Protect
          Partners' Intent   ......................................................    A-22
     4.07 Allocations Between and Among Series   ..................................    A-22
     4.08 Special Allocations  ....................................................    A-23

                                    ARTICLE V
 RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER   ..........................    A-24
     5.01 Management of the Partnership  ..........................................    A-24
     5.02 Authority of the Managing General Partner  ..............................    A-26
     5.03 Authority of General Partner and Its Affiliates to Deal with Partnership
          and Operating Partnerships ..............................................    A-29
     5.04 General Restrictions on Authority of General Partner ....................    A-31
     5.05 Management Obligations ..................................................    A-33
     5.06 Delegation of Authority  ................................................    A-35
     5.07 Other Activities   ......................................................    A-35
     5.08 Limitation on Liability of General Partner and Assignor Limited Partner;
          Indemnification  ........................................................    A-35
     5.09 Tax Status of Partnership  ..............................................    A-37
     5.10 Fiduciary Duty; Derivative Action  ......................................    A-37
     5.11 Agency Agreement   ......................................................    A-37
     5.12 Restrictions on Authority to Deal with General Partner and Affiliates  ..    A-37
     5.13 Additional Restrictions on the General Partner   ........................    A-37
     5.14 Accounting Fee Advances  ................................................    A-38
     5.15 Asset Acquisition Fee  ..................................................    A-39
     5.16 Partnership Management Fee   ............................................    A-39

                                   ARTICLE VI
 CHANGES IN GENERAL PARTNERS   ....................................................    A-39
     6.01 Withdrawal of the General Partner  ......................................    A-39
     6.02 Admission of a Successor or Additional General Partner   ................    A-40

                                                                                       Page
                                                                                       -----
     6.03   Consent of Assignees and Limited Partners to Admission of Successor or
            Additional General Partner  ............................................    A-40
     6.04   Removal of a General Partner  ..........................................    A-41
     6.05   Effect of Removal, Bankruptcy, Death, Withdrawal, Dissolution or
            Incompetency of a General Partner   ....................................    A-41

                                   ARTICLE VII
TRANSFERABILITY OF LIMITED PARTNERS' INTERESTS AND TRANSFERABILITY
 OF BACS  ..........................................................................    A-42
     7.01   Assignments of the Interest of Assignor Limited Partner   ..............    A-42
     7.02   Conversion of BACS  ....................................................    A-42
     7.03   Assignees of Limited Partners; Substitute Limited Partners  ............    A-43
     7.04   Joint Ownership of Interests  ..........................................    A-43
     7.05   Assignability of BACs   ................................................    A-44

                                  ARTICLE VIII
DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP  ....................................    A-45
     8.01   Events Causing Dissolution  ............................................    A-45
     8.02   Liquidation   ..........................................................    A-46

                                   ARTICLE IX
BOOKS AND RECORDS, ACCOUNTING REPORTS, TAX MATTERS  ................................    A-47
     9.01   Books and Records   ....................................................    A-47
     9.02   Accounting Basis and Fiscal Year  ......................................    A-48
     9.03   Bank Accounts   ........................................................    A-48
     9.04   Reports ................................................................    A-48
     9.05   Section 754 Elections   ................................................    A-49
     9.06   Designation of Tax Matters Partner  ....................................    A-49
     9.07   Duties of Tax Matters Partner   ........................................    A-49
     9.08   Authority of Tax Matters Partner  ......................................    A-50
     9.09   Expenses of Tax Matters Partner   ......................................    A-51

                                    ARTICLE X
MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND ASSIGNEES  ......................    A-51
    10.01   Meetings  ..............................................................    A-51
    10.02   Voting Rights of Limited Partners and Assignees   ......................    A-52
    10.03   Voting by the Assignor Limited Partner on Behalf of BAC Holders   ......    A-54
    10.04   Management of the Partnership   ........................................    A-55
    10.05   Other Activities  ......................................................    A-55

                                   ARTICLE XI
ASSIGNMENT OF BENEFICIAL INTERESTS TO ASSIGNEES AND RIGHTS
 OF ASSIGNEES   ....................................................................    A-55
    11.01   Assignment of Beneficial Interests to Assignees   ......................    A-55
    11.02   Rights of Assignees of the Assignor Limited Partner   ..................    A-56
    11.03   Fiduciary Duty of Assignor  ............................................    A-56
    11.04   Preservation of Tax Status and Preservation of Partnership Status   ....    A-56

                                   ARTICLE XII
MISCELLANEOUS PROVISIONS  ..........................................................    A-57
    12.01   Appointment of Managing General Partner as Attorney-in-Fact   ..........    A-57
    12.02   Signatures; Amendments  ................................................    A-58
    12.03   Ownership by Limited Partners or Assignees of General Partners or their
            Affiliates  ............................................................    A-59
    12.04   Binding Provisions  ....................................................    A-59
    12.05   Applicable Law  ........................................................    A-59
    12.06   Counterparts  ..........................................................    A-59
    12.07   Separability of Provisions  ............................................    A-59
    12.08   Captions  ..............................................................    A-59
    12.09   Disallowance of Expenses  ..............................................    A-60
    12.10   Entire Agreement  ......................................................    A-60
    12.11   Series Treated as Separate Partnerships; Exceptions   ..................    A-60

                    BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP

                                   RECITALS

Whereas, as of October 1, 1993, Boston Capital Associates IV L.P., a Delaware limited partnership (the "General Partner"), as the General Partner, executed a Certificate of Limited Partnership (the "Certificate") forming a limited partnership under the Delaware Revised Uniform Limited Partnership Act known as Boston Capital Tax Credit Fund IV L.P. (the "Partnership"), which Certificate was filed with the Delaware Secretary of State on October 5, 1993;

Whereas, the Partners of Boston Capital Tax Credit Fund IV L.P. desire to (i) set forth additional terms and conditions with respect to the Partnership, (ii) set forth in full the terms and conditions of their agreements and understandings in a single instrument, and (iii) continue the Partnership.

Now, Therefore, in consideration of the mutual promises made herein, the parties, intending to be legally bound, agree to continue Boston Capital Tax Credit Fund IV L.P. as follows:



                                   ARTICLE I

                     CONTINUATION, NAME, PLACE OF BUSINESS,
                               PURPOSE AND TERM


1.01. Continuation of Partnership.
The undersigned hereby continue Boston Capital Tax Credit Fund IV L.P. as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S) 17-101 ct seq.). To the extent that the laws of other jurisdictions shall be applicable to the operations of the Partnership, the Partnership is intended to be qualified as a foreign limited partnership or a partnership in commendam under such laws.

1.02. Name, Place of Business and Name and Address of Resident Agent.
The name of the Partnership is Boston Capital Tax Credit Fund IV L.P. The address of the principal place of business and office of the Partnership is c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108. Notification of any change in the Partnership's place of business and principal office shall be given to the Limited Partners and Assignees.

The address of the registered office and the name and address of the registered agent for service of process is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware.

1.03. Purpose.
The purpose of the Partnership is to invest in real estate by acquiring, holding, and disposing of limited partnership interests in Operating Partnerships which will acquire, develop, rehabilitate, operate and own newly-- constructed, existing or rehabilitated Apartment Complexes and to engage in other activities necessary or appropriate to the foregoing in order to:

  (1) provide tax benefits in the form of Federal Housing Tax Credits and Rehabilitation Tax Credits which may be applied, subject to certain strict limitations, against federal income tax liability from active, portfolio and/or passive income; provided, however, that with respect to any series of BACs which will invest in Operating Partnerships generating State Housing Tax Credits, the Partnership's objective will be to provide current tax benefits in the form of Federal Housing Tax Credits, Rehabilitation Tax Credits and State Housing Tax Credits;

  (2) provide tax benefits in the form of passive losses which may be applied to offset passive income (if any); and

  (3) preserve and protect the Partnership's capital and provide capital appreciation and cash distributions from a Capital Transaction as to the Partnership; and


1.04. Term.
The Partnership began as of October 5, 1993, and shall continue in full force and effect until December 31, 2043, or until dissolution prior thereto pursuant to the provisions hereof, and upon the filing of a Certificate of Cancellation with the Delaware Secretary of State in accordance with Article VIII.



                                   ARTICLE II

                                 DEFINED TERMS


2.01. Defined Terms.
The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article II. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

"Accountants" means Reznick Fedder & Silverman, of Bethesda, Maryland, or such other nationally recognized firm of independent certified public accountants as shall be engaged from time to time by the Managing General Partner on behalf of the Partnership.

"Accounting Fee" means the fee paid to the Accountants for the preparation of the Partnership tax returns and the annual financial reports to the Partners.

"Accounting Fee Advances" means any advances made by the General Partner to the Partnership for payment of all or part of any Accounting Fee, as set forth in
Section 5.14.

"Acquisition Expenses" means including but not limited to, the total of all legal fees and expenses, travel and communication expenses in connection with negotiations, costs of real estate consultants and appraisals, engineering and market studies, accountants' fees, title and recording fees, and miscellaneous expenses, associated with the Partnership's acquisition of Operating Partnership Interests and the Operating Partnerships' acquisition of Apartment Complexes, whether or not acquired, including any expenses that may have been paid by an Operating General Partner that will be reimbursed by the Partnership or included in the acquisition price of the Apartment Complexes or Operating Partnership Interests.

"Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the Partnership's acquisition of Operating Partnership Interests (including the Asset Acquisition Fee) and in connection with the Operating Partnerships' acquisition of Apartment Complexes, but excluding a development fee paid to a Person who is not an Affiliate of the General Partner in connection with the actual development of an Apartment Complex by an Operating Partnership on or after acquisition of the Apartment Complex by the Operating Partnership. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, development fee, nonrecurring management fee or any fee of a similar nature, however designated. For the purposes of this definition, development fee shall mean a fee for packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Apartment Complex, either initially or at a later date.

"Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time during the term of the Partnership.

"Adjusted Capital Contribution" means the Capital Contribution of a Partner or Assignee, as the context may require, which for purposes of this definition shall be deemed to be $10 per BAC or Limited Partnership Interest reduced (but not below zero) by any return of such Capital Contributions under Section 3.04(c) and Section 3.04(d) and by any distribution of Liquidation, Sale or Refinancing Proceeds which represent a return of such Capital Contribution.

"Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, (iv) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing or (v) any Person treated as a Controlling Person. An Affiliate of the Partnership or of a General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership or any other Affiliate of the Partnership if such Person is not otherwise an Affiliate of the Partnership or a General Partner. For purposes of this definition, the term "Affiliate" shall not be deemed to include any law firm (or member or associate thereof) providing legal services to the Partnership, the Managing General Partner or any Affiliate of any of them.

"Aggregate Cost" means the sum(s) of (i) any capital contributions anticipated to be made by the Partnership to the Operating Partnerships, plus (ii) the proportionate amount of the mortgage loans on, and other debts related to, the Apartment Complexes, which proportionate amount is equal to the Partnership's initial, pro rata interest in the profits, losses and credits of the Operating Partnerships. The amount of the "Aggregate Cost" will be determined after the completion of investment of Net Proceeds in the Operating Partnerships in accordance with Section 5.04(q).

"Agreement" means this Agreement of Limited Partnership, as originally executed and as amended from time to time.

"Apartment Complex" means the land and buildings comprising each of the multifamily housing developments owned by the Operating Partnerships.

"Asset Acquisition Fee" means the fee payable by the Partnership from Gross Proceeds to the General Partner or its Affiliate(s) pursuant to Section 5.15, for analyzing and evaluating potential investments in Operating Partnerships, negotiating the terms of such investments and any miscellaneous activities related to the selection of and investment in Operating Partnership Interests.

"Assignee" means any Person who has been assigned one or more units of beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner, which assignment is represented by a BAC, but which Person is not a Limited Partner.

"Assignment Agreement" means an agreement pursuant to which the Assignor Limited Partner assigns units of beneficial interest in its Limited Partnership Interest to Assignees.

"Assignor Limited Partner" means BCTC IV Assignor Corp., a Delaware corporation which is an Affiliate of the General Partner.

"BAC" means the beneficial interest of an Assignee in the Limited Partnership Interest of the Assignor Limited Partner, attributable to an original Capital Contribution of $10.00 ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates).

"BAC Holder" means any Person who has been assigned one or more units of beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner, which assignment is represented by a BAC, but which Person is not a Limited Partner.

"Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been dismissed within 60 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereby or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 60 days.

"BCS" means Boston Capital Services, Inc., a Massachusetts corporation which is the Dealer-Manager and an Affiliate of the General Partner.

"BCSG" means BCS Group, Inc., a Massachusetts corporation and an Affiliate of the General Partner.

"Boston Capital" means Boston Capital Partners, Inc., a Massachusetts corporation and an Affiliate of the General Partner.

"Capital Account" means the separate capital account maintained and adjusted for each Partner and the separate subaccount of the Capital Account of the Assignor Limited Partner maintained and adjusted for each Assignee in accordance with the terms of Section 4.05.

"Capital Contribution" means the total amount of money contributed to the Partnership (prior to the deduction of any selling commissions or expenses) by all the Partners or any class of Partners, or by any one Partner, as the context may require (or the predecessor holders of the Interests of such Persons or Person), and with respect to the Assignees, the Capital Contribution of the Assignor Limited Partner made on behalf of the Assignees.

"Capital Transaction" means the sale by the Partnership of all or part of its Interest in an Operating Partnership, or any other transaction affecting the Partnership, including the receipt by the Partnership of its share of the proceeds of a Capital Transaction as to an Operating Partnership, which is not in the ordinary course of the Partnership's business. As the context may require, the term "Capital Transaction" shall, as to an Operating Partnership, mean any transaction the proceeds of which are not includable in determining net cash flow of the Operating Partnership, including, without limitation, the sale or other disposition of all or substantially all the assets of such Operating Partnership and any refinancing of the applicable Permanent Mortgage Loan, but excluding the payment to such Operating Partnership of capital contributions of the Partnership.

"Cash Available for Distribution" means, with respect to any period, Net Cash Flow less any amounts set aside from Net Cash Flow for deposit into the Working Capital Reserve.

"Cash Flow" means Net Cash Flow plus amounts available each year for payment of Accounting Fees, Accounting Fee Advances, reimbursement for Acquisition Expenses and payment of the Partnership Management Fee, as set forth in Section
4.01(a).

"Cause" means, with respect to Section 5.08 and Section 5.13 hereof only, conduct which constitutes fraud, bad faith, negligence, misconduct or breach of fiduciary duty.

"Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

"Consent" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 10.01 hereof or the prior written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require, subject to the provisions of Section 12.11.

"Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation with respect to an Apartment Complex.

"Controlling Person" means any Person, whatever his title, who performs functions for a General Partner or any Affiliate of a General Partner similar to those of the Chairman or member of the Board of Directors, or executive officer such as the President, Executive Vice President or Senior Vice President, Corporate Secretary, or Treasurer, or any Person holding a 5% or more equity interest in any General Partner, or any Person having the power to direct or cause the direction of a General Partner, whether through the ownership of voting securities, by contract or otherwise.

"Dealer-Manager" means Boston Capital Services, Inc. ("BCS"), a Massachusetts corporation which is an Affiliate of the General Partner.

"Dealer-Manager Fee" means the fee payable by the Partnership to the Dealer-Manager for its services with respect to the Offering.

"Development Fee" means a fee for packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Apartment Complex, either initially or at a later date.

"Escrow Agent" means Wainwright Bank & Trust Co., Boston, Massachusetts, in its capacity as such.

"Federal Housing Tax Credit" means the low-income housing tax credit allowed for low-income housing developments pursuant to Section 42 of the Code.

"Front End Fees" means fees and expenses paid by any party for any services rendered during and in connection with the Partnership's organi- zational or acquisition phase, including Acquisition Fees, Acquisition Expenses, Organization and Offering Expenses, plus Selling Commissions and any other similar fees, although none are anticipated, however designated by the General Partner. For purposes of this definition, "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the Partnership's acquisition of Operating Partnership Interests (including the Asset Acquisition Fee, payable by the Partnership from Gross Proceeds to the General Partner or its Affiliate(s) pursuant to Section 5.15 hereof) and in connection with the Operating Partnerships' acquisition of Apartment Complexes, but excluding development fees paid to Persons who are not Affiliates of the Sponsor in connection with the actual development of Apartment Complexes by Operating Partnerships. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, nonrecurring management fee or any fee of a similar nature, however designated. For purposes of this definition, "Acquisition Expenses" means including but not limited to, the total of all legal fees and expenses, travel and communication expenses in connection with the negotiations, costs of real estate consultants and appraisals, engineering and market studies, accountants' fees, title and recording fees and miscellaneous expenses, associated with the Partnership's acquisition of Operating Partnership Interests and the Operating Partnerships' acquisition of Apartment Complexes, whether or not acquired, including any expenses that may have been paid by an Operating General Partner that will be reimbursed by the Partnership or included in the purchase price of the Apartment Complexes or Operating Partnership Interests.

"General Partner(s)" means Boston Capital Associates IV L.P., or, as applicable, any Person(s) who, at the time of reference thereto, has been admit-ted as a successor to its Partnership Interest or as an additional General Partner, in each such Person's capacity as a General Partner. During such time as Boston Capital Associates IV L.P., or any successor to the Interest of Boston Capital Associates IV L.P., shall be the sole general partner of the Partnership, the terms "General Partner(s)" and "Managing General Partner" shall be deemed to be identical in meaning and may be employed interchangeably in this Agreement.

"Government Assistance" means any form of local, state or federal assistance, including, without limitation, mortgage insurance, rental assistance payments, permanent mortgage financing, interest reduction payments, bond financing, Tax Credits, State Housing Tax Credits or any other form of loan, grant, insurance or guarantee.

"Gross Proceeds" means the total amount of money contributed to the Partnership by the Assignor Limited Partner, which amount will be equal to (i) $10 times the aggregate number of BACs sold to BAC Holders other than (to the extent applicable) the General Partner, its Affiliates and employees of its Affiliates pursuant to the Offering, plus (ii) $8.95 times the aggregate number of BACs sold to the General Partner, its Affiliates and employees of its Affiliates pursuant to the Offering.

"Interest" or "Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement and the Delaware Revised Uniform Limited Partnership Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. Reference to a majority, or specified percentage, in interest of the Limited Partners means, subject to the provisions of Section 12.11 with respect to matters applicable to any particular series of BACs, the Limited Partners (including the Assignor Limited Partner) whose combined Capital Contribution represents over 50%, or such specified percentage, respectively, of the Capital Contribution of all Limited Partners. The ownership interests of the Limited Partner(s) in the Partnership are sometimes referred to herein as "Limited Partnership Interest(s)."

"Investment in Properties" means the amount of Capital Contributions actually paid or allocated to Operating Partnership Interests acquired by the Partnership (including the purchase of such properties, Working Capital Re serves allocable thereto (except that Working Capital Reserves in excess of 5% shall not be included), and other cash payments such as interest and taxes, but excluding Front-End Fees).

"Investment Date" means the date or dates, from time to time, when the proceeds of the Offering are released from the Escrow Agent to the Partnership through the Assignor Limited Partner (on behalf of the Assignees) and upon the satisfaction of the conditions described in Sections 3.02 and 3.03.

"Limited Partner" means any Person who is a Limited Partner, whether the Assignor Limited Partner, a Substitute Limited Partner, or a former Assignee or General Partner whose Partnership Interest has been converted into a Limited Partnership Interest, at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

"Limited Partnership Interest" means the Interest held by a Limited Partner, including the Interest held by the Assignor Limited Partner the beneficial interest of which is assigned to the Assignees.

"Liquidator" means the General Partner, or, if there is none at the time in question, such other Person who may be appointed in accordance with applicable law who shall be responsible to take all action related to the winding up and distribution of assets of the Partnership.

"Liquidation, Sale or Refinancing Proceeds" means (a) the gross proceeds (i) resulting from the liquidation of Partnership assets, (ii) received by the Partnership from an Operating Partnership as a result of the occurrence of a Capital Transaction as to such Operating Partnership, (iii) resulting from any sale of the Interest of the Partnership in any Operating Partnership, and/or
(iv) resulting from any other Capital Transaction, less (b) in the case of (i),
(ii) and (iii) immediately above, the expenses of the Partnership incident to such Capital Transaction, before any application or distribution of such proceeds pursuant to this Agreement.

"Managing General Partner" means Boston Capital Associates IV L.P., in its capacity as a General Partner, so long as it shall be a General Partner, or any successor to the Interest of Boston Capital Associates IV L.P., or a General Partner who becomes Managing General Partner pursuant to Section 8.01(a) upon the removal of the former Managing General Partner. During such time as Boston Capital Associates IV L.P., or any successor to the Interest of Boston Capital Associates IV L.P., shall be the sole general partner of the Partnership, the terms "Managing General Partner" and "General Partner(s)" shall be deemed to be identical in meaning and may be employed interchangeably in this Agreement.

"NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

"NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

"Net Cash Flow" means, with respect to any year or applicable period, (a) all Revenues received by the Partnership during such period (not including depreciation), plus (b) any amounts which the Managing General Partner releases from the Working Capital Reserve (other than amounts placed in the Working Capital Reserve from Net Offering Proceeds) as being no longer necessary to hold as part of the Working Capital Reserve, less (i) cash funds used to pay operating expenses of the Partnership paid from Revenues during the period, including any expenses paid to the Managing General Partner, but not including such amounts paid from the Working Capital Reserve, (ii) all cash payments made from Revenues during such period to discharge Partnership indebtedness, and
(iii) all amounts from Revenues, if any, added to the Working Capital Reserve during such period.

"Net Proceeds" means the Gross Proceeds less expenses incurred by the Partnership in connection with its organization and the offering and sale of BACs, including Selling Commissions.

"Non-Profit Operating Partnership" means an Operating Partnership which has a non-profit sponsor as its Operating General Partner, and as to which certain limitations or restrictions on the distribution of Cash Flow and/or Liquidation, Sale or Refinancing Proceeds may apply.

"Notice" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Per-son or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of receipt of Notice.

"Offering" means the offering of BACs by the Partnership pursuant to the terms and conditions described in the Prospectus.

"Operating Expenses" means, with respect to any period, except to the extent paid with cash withdrawn from the Working Capital Reserve therefor, the amount of expenses incurred by the Partnership in such period in the ordinary course of the Partnership's business for all expenses, including, but not by way of limitation, computer costs, advertising, promotion, management, salaries, insurance, brokerage fees, taxes, accounting, bookkeeping, legal, travel and telephone. Operating Expenses may include reimbursement to the General Partner and its Affiliates for the administrative services necessary to the prudent operation of the Partnership and the management of its investments, provided that any such reimbursement shall be at the lower of the General Partner's actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location; provided, however, that the General Partner or its Affiliates may not be reimbursed for rent or depreciation, utilities, capital equipment, other administrative expenses or salaries or fringe benefits incurred by or allocated to any of their controlling persons (as defined in Section V.E.1. of the NASAA Guidelines).

"Operating General Partner" means with respect to an Operating Partnership, the general partner(s) under its Operating Partnership Agreement.

"Operating Partnership" means each of the limited partnerships or limited liability companies owning an Apartment Complex in which the Partnership invests as a limited partner or member, as applicable, which Apartment Complexes are expected to be qualified pursuant to Section 42(g) of the Code.

"Operating Partnership Agreement" means the limited partnership agreement or operating agreement, as applicable, of each of the Operating Partnerships, as amended from time to time.

"Operating Partnership Interest" means the ownership interest of the Partnership in an Operating Partnership at any particular time, including the right of the Partnership to any and all benefits to which the Partnership may be entitled as provided in the applicable Operating Partnership Agreement.

"Operating Partnership Management Fee" means the fee paid to a Person providing partnership management services to an Operating Partnership.

"Organizational and Offering Expenses" means those expenses incurred in connection with or related to the formation and qualification of the Partnership, the structuring of the Partnership's investments, the registration and qualification of the BACs under applicable federal and state laws and the marketing, advertising, distribution, sale and processing of the BACs including without limitation: (a) the costs of preparing, printing, filing and delivering a registration statement with respect to the BACs, the Prospectus (including any amendments thereof or supplements thereto), a "Blue Sky Survey" and all underwriting and sales agreements, including the cost of all copies thereof supplied to the Dealer-Manager and the Soliciting Dealers, (b) the cost of preparing and printing this Agreement, other solicitation material and related documents and the cost of filing and recording such certificates or other documents as are necessary to comply with the laws of the State of Delaware for the formation of a limited partnership and thereafter for the continued good standing of a limited partnership, (c) the cost of any escrow arrangements, including any compensation to the Escrow Agent, (d) filing fees payable to the Securities and Exchange Commission, to state securities commissions and to the National Association of Securities Dealers, Inc., (e) fees of the Partnership's counsel and Accountants, and (f) the Dealer-Manager Fee, a non-accountable expense allowance of up to $0.10 per BAC and an accountable due diligence expense reimbursement of up to $0.05 per BAC, payable to the Dealer-Manager.

"Partner" means any General Partner or any Limited Partner.

"Partnership" means the limited partnership formed as of October 5, 1993, under the Act and known as Boston Capital Tax Credit Fund IV L.P., as said limited partnership may from time to time be constituted.

"Partnership Management Fee" means the annual fee for Partnership management services payable pursuant to Section 5.16 to the General Partner or its Affiliate; the Partnership Management Fee is defined in the Prospectus as the "Fund Management Fee".

"Permanent Mortgage Loan" means with respect to an Operating Partnership, the permanent mortgage loan to be made to the Operating Partnership by a permanent mortgage lender, and which will be secured by a mortgage or deed of trust and other related security documents and financing statements.

"Permitted Temporary Investments" means investments in short-term, highly liquid investments, including, without limitation, debt securities or money market funds which invest in debt securities.

"Person" means any individual, partnership, corporation, joint venture, trust or other legal entity.

"Purchase Price" means the price paid upon the purchase or sale of a particular property, including the amount of Acquisition Fees and all liens and mortgages on the property, but excluding points and prepaid interest.

"Priority Return" means an amount equal to the amount, if any, by which (i) the Priority Return Base as to a particular series, exceeds (ii) the aggregate amount of cash, Tax Credits and State Housing Tax Credits, where applicable, actually distributed or allocated by the Partnership to the Assignees and Limited Partners as to such series, for each BAC as signed to the Assignees and Limited Partners as to such series, in each case on a cumulative basis to the date of a Capital Transaction as to such series of the Partnership.

"Priority Return Base" means an aggregate amount of cash, Tax Credits and State Housing Tax Credits, where applicable, to be distributed and allocated by the Partnership to the Assignees and Limited Partners as to a particular series, per year during the holding period(s) of the investments of such series, for each BAC assigned to the Assignees and Limited Partners as to such series, expressed as a percentage of the Capital Contributions of such BAC Holders and Limited Partners, as set forth in a supplement to the Prospectus at the time of the commencement of the applicable Series Offering

Period. The Priority Return Base shall never be less than 6%, the calculation of which shall commence no later than the end of the calendar quarter in which a Capital Contribution is made.

"Profits, Credits and Losses" means the income or loss of the Partnership for federal income tax purposes, as computed in accordance with the requirements of
Section 704(b) of the Code, including related tax items such as tax credits, capital gains and losses, tax preferences and recapture, but excluding any gains or losses arising from a Capital Transaction as to an Operating Partnership or the Partnership.

"Prospectus" means the prospectus contained in the registration statement File No. 33-99602, filed with the Securities and Exchange Commission for the registration of BACs and/or Limited Partnership Interests under the Securities Act of 1933, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under said Act.

"Regulations" means the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.

"Rehabilitation Tax Credit" means the historic rehabilitation tax credit allowed for the rehabilitation of certified historic structures pursuant to Section 47 of the Code.

"Reporting Fee" means the fee to be paid to an Affiliate of the General Partner by the Operating Partnerships for services in connection with preparing reports regarding the Operating Partnerships.

"Repurchase Event" means an event pursuant to which an Operating General Partner will be required, at the direction of the General Partner on behalf of the Partnership, to repurchase the Interest of the Partnership in the applicable Operating Partnership.

"Revenues" means all cash receipts of the Partnership during any period except for Capital Contributions, Liquidation Sale or Refinancing Proceeds or the proceeds of any loan to the Partnership.

"Roll-Up" means (i) a transaction involving the acquisition, merger, conversion, consolidation, or reorganization of the Fund and the issuance of securities of a Roll-Up Entity; or (ii) any change in the rights, preferences or privileges of Partners or BAC Holders in the Fund; or any change that would have the effect of:

  A) materially changing the amount, terms or conditions of promoter or General Partner compensation;

  B) amending the voting rights of the BAC Holders;

  C) listing the Fund on a national securities exchange, or on the Automated Quotation System of the National Association of Securities Dealers;

  D) changing the fundamental investment objectives of the Fund; or

  E) materially altering the duration of the Fund.

"Roll-Up Entity" means a limited partnership, real estate investment trust, corporation, business trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

"Schedule A" means the schedule(s), as may be amended from time to time, of Partners' names, addresses, Capital Contributions and Interest (expressed as a percentage of all Partners' Interests), which schedule, in its initial form, is attached hereto and made a part hereof.


"Selling Commissions" means the selling commissions payable to the Dealer-Manager, in connection with the Offering, all or a portion of which may be reallowed to the Soliciting Dealers.


"Soliciting Dealer" means any of the participating soliciting dealers assisting the Dealer-Manager in the sale of the BACs.


"Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, and any Affiliate of such Person, but does not include (a) any Person whose only relationship with the Partnership or the General Partner is that of an independent property manager whose only compensation from the Partnership is in the form of fees for the performance of property management services, or (b) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation from the Partnership is for professional services rendered in connection with the Offering or the operations of the Partnership. A Person may also be a Sponsor by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more Persons; (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control the Partnership's properties; or (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry.


"Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.03.


"State Housing Tax Credit" means a low-income housing tax credit allowed against state income tax liability pursuant to the applicable laws of a state.


"Tax Credit" means the Federal Housing Tax Credit and, as applicable, the Rehabilitation Tax Credit.


"Tax Matters Partner" means the Partner designated as the Tax Matters Partner of the Partnership by the Managing General Partner pursuant to the provisions of
Section 9.06.


"Working Capital Reserves" means funds held in reserve, anticipated to be initially established in an amount of 4% of Gross Offering Proceeds, to be available for contingencies relating to the operation, management and administration of the Apartment Complexes, the Operating Partnerships, and the Partnership, including payment of the annual Partnership Management Fee. In addition, funds held in the Working Capital Reserve will also be available for option and/or other payments which may be necessary to secure the acquisition of Operating Partnership Interests. Amounts held in the Working Capital Reserve may at any time, in the discretion of the General Partner, be added to Net Cash Flow or Liquidation, Sale or Refinancing Proceeds.

                       ARTICLE III PARTNERS AND CAPITAL


3.01. General Partner.
The General Partner is Boston Capital Associates IV L.P. The name, address and Capital Contribution of the General Partner is as set forth in Schedule A. The General Partner shall not be required to make any additional Capital Contributions to the Partnership. The Interest of the General Partner is 1%.


3.02. Limited Partner.
The Assignor Limited Partner is BCTC IV Assignor Corp. The name, address and Capital Contribution of the Assignor Limited Partner is as set forth in Schedule
A. The Interest of the Assignor Limited Partner is 99%.

On the first Investment Date of the first series of BACs, the Partnership shall redeem the initial Capital Contribution of the Assignor Limited Partner and the Assignor Limited Partner shall make a Capital Contribution to the Partnership equal to the proceeds from the issuance of the BACs closed and released on such Investment Date.

The Managing General Partner and the Assignor Limited Partner shall authorize and cause the Escrow Agent to transfer to the Partnership all proceeds (less a Dealer-Manager Fee in the amount of 2% of Gross Proceeds, an accountable due diligence expense reimbursement to the Dealer-Manager in the amount of up to 0.5% of Gross Proceeds, a non-accountable expense allowance to the Dealer-Manager in the amount of up to 1% of Gross Proceeds and Selling Commissions to the Dealer-Manager and/or other selected broker-dealers in the amount of 7% of Gross Proceeds (less any applicable quantity discount with respect to the Selling Commissions), which Dealer-Manager Fee, due diligence reimbursement, expense allowance and Selling Commissions shall not be payable by the General Partner or its Affiliates or employees of its Affiliates with respect to BACs purchased by them) received from Persons who purchased BACs pursuant to the Offering, and all such proceeds transferred by the Assignor Limited Partner shall be treated as Capital Contributions to the Partnership made by the Assignor Limited Partner on behalf of, and as nominee for, the Assignees. The Assignor Limited Partner shall make additional Capital Contributions on each Investment Date thereafter (if any) equal to the additional proceeds from the issuance of BACs released on each applicable Investment Date. The Assignor Limited Partner shall not be required to make any additional Capital Contribution to the Partnership. Other than to serve as Assignor Limited Partner, the Assignor Limited Partner has no other business purpose and will not engage in any other activity or incur any debts. The Assignor Limited Partner may not withdraw from the Partnership without the Consent of all Persons who are then Assignees.


3.03. Assignees.

(a) On each Investment Date, the Assignor Limited Partner is authorized and directed to issue BACs to the Assignees representing the assignment of beneficial interests in the Limited Partnership Interest of the Assignor Limited Partner to the Assignees, provided, however, that not fewer than 250,000 BACs and not more than 50,000,000 BACs (including all BACs previously sold in any series as of such Investment Date) may be issued and sold. Any BACs sold to the General Partner and/or its Affiliates shall not be included in the calculation of the minimum amount of BACs in any series. It is hereby understood and agreed that the Assignor Limited Partner shall assign such BACs to other Persons, as may be provided in an Assignment Agreement executed among the Partnership, the Managing General Partner, and the Assignor Limited Partner on its own behalf and on behalf of the Assignees, in connection with the Offering. A Person shall be eligible to become an Assignee at such time as he has (1) agreed to purchase a minimum investment of 500 or more BACs, (2) paid the sum of $10.00 in cash (less any applicable quantity discount with respect to the Selling Commission) for each BAC purchased ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates), and (3) obtained the consent of the Managing General Partner or its designee to such purchase and assignment, the granting or denial of which shall be within the absolute discretion of the Managing General Partner. Each BAC shall represent one Unit of beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner. Purchasers of certain numbers of BACs may receive quantity discounts with respect to Selling Commissions. The offering of BACs in each series will not exceed 12 months, or such lesser period as may be determined by the General Partner, in its sole discretion.

(b) Payment for all orders for BACs shall be received by the Partnership in trust and deposited in an escrow account with the Escrow Agent. Upon acceptance by the Managing General Partner of orders for at least 250,000 BACs, the Escrow Agent shall release Gross Proceeds (less Selling Commissions and other compensation payable to the Dealer-Manager), to the Partnership, and the Persons whose payments have been so closed and released shall become Assignees no later than the next business day after the date of such release. Such funds as shall be received by the Partnership shall be contributed to the capital of the Partnership and the Capital Account of the Assignor Limited Partner (and therefore, the subdivided Capital Accounts of the Assignees). Thereupon, the Assignees shall be credited on the books and records of the Partnership with such Capital Contributions. The Persons holding such BACs shall be recognized as Assignees with all the rights attendant thereto under this Agreement no later than the next business day after the date of release of funds from the escrow account.

After the initial Investment Date, prospective Assignees whose orders or subscriptions are approved by the Managing General Partner shall, to the extent feasible, be treated as Assignees as of the close of business on the business day following the day the Partnership receives such Person's Capital Contribution. All monies paid by Persons whose orders are rejected by the Managing General Partner shall be returned by the Escrow Agent to such subscribers, without interest, within 10 days after such rejection. In any event, prospective Assignees shall be treated as Assignees not later than the last day of the calendar month following the date upon which their subscriptions were accepted by the General Partner. The Managing General Partner shall have thirty (30) days to accept the subscription of any Person.

The aggregate interest of the Assignees (through the Assignor Limited Partner) shall be 99% of the Partnership Interests. The aggregate interest of each Assignee in the Partnership shall be determined in accordance with a ratio which shall be multiplied by 99%. That ratio shall be determined as follows: the numerator shall be the number of BACs owned by each Assignee; the denominator shall be the total number of BACs owned by all Assignees.

(c) The Managing General Partner is hereby authorized to do all things necessary to accomplish the purpose of this Section 3.03, including, but not limited to, registering the BACs under the Securities Act of 1933, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission, qualifying the BACs for sale with state securities regulatory authorities, perfecting exemptions upon such terms and conditions as the Managing General Partner may deem advisable, and entering into an agency agreement with the Dealer-Manager on behalf of the Partnership.

(d) Immediately upon the release by the Escrow Agent of funds of prospective Assignees and the delivery of such funds to the Partnership, the Assignor Limited Partner shall be credited on the books and records of the Partnership with additional Capital Contributions in the amount of such orders, and its initial Capital Contribution will be returned. On each Investment Date, an Assignment Agreement between the Partnership and the Assignor Limited Partner (as a Limited Partner of the Partnership and on behalf of the Assignees) shall be executed to reflect the number of BACs purchased by Assignees. The Assignor Limited Partner's rights and interest in such Limited Partnership Interests shall be deemed to have been transferred and assigned to the Assignees in accordance with Section 11.01.

(e) The name, address and Capital Contribution of any Limited Partner (other than the Assignor Limited Partner) shall be set forth in a schedule to this Agreement at such times as such other Limited Partners may be admitted hereto pursuant to Sections 7.02, 7.03 or 11.04.

(f) A creditor who makes a nonrecourse loan to the Partnership shall not have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a creditor or secured creditor, as the case may be.

(g) The Partnership may sell BACs aggregating not more than 15% of the total BACs authorized for sale in any series directly to either the General Partner or any Affiliate of the General Partner or employees of such Affiliates. Any BACs acquired by the General Partner or its Affiliates will be on the same terms and conditions as other Investors, except that they will not pay the 7% Selling Commissions, the 2% Dealer-Manager Fee, the non-accountable expense allowance of up to 1% or the accountable due diligence expense reimbursement of up to 0.5% otherwise payable to the Dealer-Manager.

(h) All interest income earned on Offering proceeds prior to the date the Offering proceeds are released to the Partnership on behalf of the Assignor Limited Partner pursuant to this Section 3.03 shall be allocated and paid solely to Assignees, within 75 days of the end of the fiscal quarter following the applicable Investment Date, in the amount earned by their respective shares of Offering proceeds, less any escrow fees and expenses, and the General Partner shall not receive any portion of such interest income.

3.04. Partnership Capital.
(a) No Partner or Assignee shall be paid interest on any Capital Contribution; provided, however, that if no assignments are made from the Assignor Lim-ited Partner to the Assignees, subscription proceeds shall be returned to the Assignees with a pro rata portion of any interest earned thereon.


(b) The Partnership shall not redeem or repurchase any Partnership Interest or BAC, and no Partner or Assignee shall have the right to withdraw, or receive any return of, his Capital Contribution, except as specifically provided herein. No Capital Contribution may be returned in the form of property other than cash or cash equivalents. The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner or Assignee. Nothing in this Section 3.04 shall alter the limitation on liability of the General Partner or its Affiliates pursuant to Section 5.08(a).



(c) Any portion of the Capital Contributions of the Assignees with respect to the first series of BACs (except for any amounts utilized to pay Partnership Operating Expenses, or Organizational and Offering Expenses, or any amounts set aside for the Working Capital Reserve) which is not invested or committed for investment in Operating Partnership Interests within 24 months from the date the Prospectus is declared effective by the Securities and Exchange Commission (or, with respect to Capital Contributions of the Assignees of subsequent series of BACs, if any, 24 months from the commencement of such series offering(s)) (subject to the Partnership's authority to substitute Operating Partnership Interests for previously-committed investments in Operating Partnership Interests) shall be distributed to the Assignees by the Partnership as a return of capital, without reduction for any Selling Commission paid with respect to such Capital Contributions by the Partnership to the Dealer-Manager or the Soliciting Dealers and subject to the provisions of Section 5.15 of this Agreement relating to the return of a pro rata portion of the Asset Acquisition Fee. For the purpose of this Agreement, funds will be deemed to have been committed for investment in Operating Partnership Interests and will not be returned to the Assignees to the extent such funds are deposited in the Working Capital Reserve or to the extent that written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings with respect to such investments shall be at any time executed, and as to which some portion of the funds have been invested. Any return of Capital Contributions previously made by the Partnership to the Operating Partnerships during the first 24 months after the making of such Capital Contributions, and any other funds which have been earned or returned to the Partnership with respect to Operating Partnership Interests and any Liquidation, Sale or Refinancing Proceeds otherwise received within 36 months from the Partnership's acquisition of Operating Partnership Interests shall, in the discretion of the Managing General Partner, be invested in additional Operating Partnership Interests, placed in the Working Capital Reserve or returned to the Assignees in proportion to their respective Capital Accounts as a return of capital, provided that in no event shall the Managing General Partner make any reinvestments in Operating Partnership Interests later than 36 months from the final Investment Date. Any such funds which are not so invested or placed in the Working Capital Reserve as permitted by the preceding sentence within six months of the completion of the construction period of all of the Apartment Complexes owned by the Operating Partnerships shall be returned to Assignees in proportion to their respective Capital Accounts as a return of capital; provided, further, that a sufficient portion of such funds shall be distributed to Assign-ees and Limited Partners to cover their estimated income tax liabilities, if any, arising out of the receipt of such funds.

(d) Any return of capital under this Section 3.04 shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Delaware Revised Uniform Limited Partnership Act and Assignees receiving any such return shall not be obligated to return any such money to the Partnership or a creditor of the Partnership.


3.05. Liability of Partners and Assignees.
The liability of each Limited Partner or Assignee for the losses, debts, liabilities and obligations of the Partnership shall be limited to his Capital Contribution (or, in the case of Assignees, the Capital Contribution made on his behalf) and his share of any undistributed profits of the Partnership; provided, however, that under applicable law a Limited Partner or Assignee may be liable to the Partnership to the extent of previous distributions made to him, with interest, if the Partnership does not have sufficient assets to discharge its liabilities. No Limited Partner or Assignee shall be required to lend any funds to the Partnership or, after his Capital Contribution (or, in the case of Assignees, the Capital Contribution made on his behalf) has been paid pursuant to Section 3.03, to make any further Capital Contribution to the Partnership. It is the intent of the Partnership that, for purposes of establishing liability of the Limited Partners and Assignees as discussed in this Section 3.05, no distribution (or any part of any distribution) made to any Limited Partner or Assignee pursuant to Section 4.01 of this Agreement shall be deemed a return or withdrawal of capital, and that no Limited Partner or Assignee shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. If any court of competent jurisdiction holds, however, that, notwithstanding the provisions of this Agreement, any Limited Partner or Assignee is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner or Assignee and not of the General Partner. To the extent that the Assignor Limited Partner is required to return any distributions or repay any amount by law or pursuant to this Section 3.05, each Assignee who has received any portion of such distribution agrees, by virtue of accepting such distribution, to pay his proportionate share of such amount to the Assignor Limited Partner immediately upon Notice by the Assignor Limited Partner to such Assignee. To the extent that any Limited Partner or Assignee fails to return such distribution to the Partnership, the Managing General Partner may withhold further distributions to such Limited Partner or Assignee as an offset. In the event that the Assignor Limited Partner is determined to have unlimited liability for the debts of the Partnership, nothing set forth herein shall be construed to require Assignees to assume any portion of such liability.


                                  ARTICLE IV.

                 DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS,
                              CREDITS AND LOSSES


4.01. Allocations of Profits, Credits and Losses and Distributions of Cash Available for Distribution.
(a) Prior to the initial Investment Date, any Profits, Credits and Losses and any Cash Available for Distribution will be specially allocated to the General

Partner, determined on the basis of an interim closing of the Partnership's books on that date. Thereafter, all Profits, Credits and Losses and all Cash Available for Distribution, after payment of Accounting Fees, reimbursement to the General Partner of payments to the Accountants for the preparation of Partnership tax returns and other reports, reimbursement to the General Partner and its Affiliates for any unreimbursed Acquisition Expenses, and payment of the Partnership Management Fee, shall be allocated and distributed 99% to the Assignees and Limited Partners as a group, and 1% to the General Partner, annually; provided that the distributions of cash to the General Partner pursuant to this subparagraph (a) shall be subordinated to the Priority Return.

(b) Distributions of Cash Available for Distribution, if any, shall be made annually, within 180 days after the end of the annual period to which they relate every calendar year.

(c) In the event that the deduction of all or a portion of any fee paid or incurred out of Cash Flow or Net Cash Flow by the Partnership to a Partner or an Affiliate of a Partner is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Partnership, the Partnership shall then allocate to such Partner an amount of gross income of the Partnership for such year equal to the amount of such fee as to which the deduction is disallowed.

(d) In accordance with Section 704(c) of the Code (relating to allocations with respect to appreciated contributed property) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall be allocated, solely for tax purposes, among the Partners and Assignees so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

4.02. Distributions of Liquidation, Sale or Refinancing Proceeds. (a) Except as may be required by Section 8.02(c), all Liquidation, Sale or Refinancing Proceeds shall be applied and distributed in the following amounts and order of priority:

  (i) to the payment of debts and liabilities of the Partnership (including any expenses of the Partnership incident to any such liquidation, sale or refinancing of an Apartment Complex or of the Partnership's interest in an Operating Partnership), excluding loans or other debts and liabilities of the Partnership to the General Partner or any Affiliate (such debts and liabilities, in the case of a nonliquidating distribution, to be only those which are then required to be paid or, in the judgment of the Managing General Partner, required to be provided for);

  (ii) to any additions to the Working Capital Reserve or other reserves as the Managing General Partner deems reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

  (iii) to the repayment of any unrepaid loans theretofore made by the General Partner and/or any Affiliates to the Partnership for Partnership obligations and to the payments of any unpaid amounts owing to the General

  Partner and/or its Affiliates under this Agreement, including repayment of any Accounting Fee Advances and payment of any unpaid Partnership Management Fees; and

  (iv) the balance, 95% to the Assignees and Limited Partners and 5% to the General Partner; provided that the distribution to the General Partner pursuant to this subparagraph (iv) shall be subordinated to a return of all of the Assignees' and Limited Partners' Capital Contribution and to the Priority Return.

(b) If there are insufficient funds to make payment in full of all amounts under any subsection of Section 4.02(a), the funds then available for payment shall be allocated proportionately among the Persons entitled to payment pursuant to such subsection; provided, however, that within any subsection, funds shall be distributed in the order of any priority specifically stated therein.

(c) Subject to the provisions of Section 3.04(c), distributions of Liquidation, Sale or Refinancing Proceeds, if any, shall be made quarterly, within 45 days after the end of each calendar quarter to which such proceeds relate.

4.03. Allocation of Gains and Losses.
(a) All gains (but not losses) arising from the sale, exchange or other disposition of all or substantially all the property owned by an Operating Partnership or the Partnership's interest in an Operating Partnership shall be allocated in the following manner:

  (i) First, that portion of gains (including any profits treated as ordinary income for federal income tax purposes) shall be allocated to the Partners or Assignees who have negative Capital Account balances in an amount equal to and in proportion to such balances; provided that no gain shall be allocated to a Partner or Assignee under this Section 4.03(a)(i) once such Partner's or Assignee's Capital Account is brought to zero;

  (ii) Second, gain in excess of the amount allocated under Section 4.03(a)(i) shall be allocated to the Partners and Assignees in the amount and to the extent necessary to increase their Capital Accounts so that the proceeds distributed under Section 4.02(a)(iv) will be distributed in accordance with the positive balance in the Partners' and Assignees' respective Capital Accounts.

(b) All losses shall be allocated as follows:

  (i) First, an amount of loss to the Partners and Assignees to the extent and in such proportions as the respective balances in all Partners' and Assignees' Capital Accounts; and

  (ii) Second, any remaining loss to the Partners and Assignees in accordance with the manner in which they bear the economic risk of loss or, if none, in accordance with their Interests.

(c) Each Partner shall retain his respective Interest in the Partnership attributable to property described in Section 751(a) of the Code ("interest in Section 751 property") for so long as such Partner has an Interest in the Partnership. Accordingly, any portion of the gains which are allocated pursuant to Section 4.03(d) above, and which are treated as ordinary income for federal income tax purposes under Section 1245 and 1250 of the Code, shall be allocated to those Partners who have an interest in Section 751 property, in proportion to the amounts of such Partners' respective interests in
Section 751 property.

(d) Notwithstanding any other provision of this Agreement to the contrary that may be expressed or implied herein, the Interests of the General Partners, in the aggregate, in each item of Partnership income, gain, loss, deduction or credit will be equal to at least 1% of each of those items at all times during the existence of the Partnership.


4.04. Determination of Allocations and Distributions Among Partners and
Assignees.
(a) Except as provided in Sections 4.04(d) and 4.04(e), all Profits, Credits and Losses allocable to the Limited Partners and Assignees and all Cash Available for Distribution and all Liquidation, Sale or Refinancing Proceeds distributable to the Limited Partners and Assignees shall be allocated or distributed, as the case may be, to each Limited Partner and Assignee entitled to such allocation or distribution in the ratio which the BACs or Limited Partnership Interests owned by such Limited Partner or Assignee bears to the total BACs and Limited Partnership Interests owned by all Limited Partners and Assignees entitled to such allocation or distribution; provided, however, that any distribution pursuant to Section 4.02(a)(iv) shall be made to each Limited Partner or Assignee entitled to such distribution in the ratio which the positive balance in such Limited Partner's or Assignee's Capital Account bears to the total positive balances in the Capital Accounts of all Limited Partners and Assignees entitled to such distribution as of the date of the Liquidation, Sale or Refinancing.

(b) Except as provided in Section 4.04(c), all Profits, Credits and Losses allocable to the Limited Partners and Assignees, as a group, shall be allocated, and all Cash Available for Distribution distributable to the Limited Partners and Assignees, as a group, shall be distributed, as the case may be, to the Persons recognized by the Partnership as the holders of record of BACs or Limited Partnership Interests as of the last day of the calendar month for which such allocation or distribution is to be made.

(c) All Profits, Credits and Losses for a Partnership year allocable to any BACs or Limited Partnership Interests which has been transferred during such year shall be allocated between the transferor and the transferee based upon the number of monthly periods on the last day of which each was recognized (in accordance with Section 7.02(b)) as the holder of record of the BACs or Limited Partnership Interests for purposes of this Section, without regard to the results of Partnership operations during particular monthly periods of such year and without regard to whether cash distributions were made to either the transferor or transferee.

(d) All Profits, Credits and Losses arising from an event giving rise to Liquidation, Sale or Refinancing Proceeds allocable to the Limited Partners and Assignees shall be allocated, and all Liquidation, Sale or Refinancing Proceeds arising from such Liquidation, Sale or Refinancing distributable to the Limited Partners and Assignees shall be distributed, as the case may be, to the Persons who are holders of record of BACs or Limited Partnership Interests as of the date of such Liquidation, Sale or Refinancing, or on a different record date as may be established by the Managing General Partner within ten days thereof. All Profits, Credits and Losses and all Liquidation,

Sale or Refinancing Proceeds which are attributable to a Liquidation, Sale or Refinancing but which are not received by the Partnership as cash upon a Liquidation, Sale or Refinancing but which will be received later by the Partnership as a result of an installment or other deferred sale shall be allocated or distributed, as the case may be, to the Persons recognized (in accordance with Sections 7.03(e) and 11.01(a) in the case of a transfer of BACs or Limited Partnership Interests) as the holders of BACs or Limited Partnership Interests as of the date such Liquidation, Sale or Refinancing Proceeds are received by the Partnership or on a different record date within ten days thereof as may be established by the Managing General Partner.

(e) In the event that there is more than one Investment Date with respect to any series, (i) all Cash Available for Distribution, and all Profits, Credits and Losses allocable to the Limited Partners and Assignees in such series as a class for the period commencing with the first day following the previous Investment Date and ending on the last day preceding the next succeeding Investment Date shall be distributed or allocated solely to those Persons who held BACs or Limited Partnership Interests as of or prior to the Investment Date occurring within such period, on the basis of an interim closing of the Partnership's books on such dates. In the event that the BACs are listed on a national exchange or included for quotation on NASDAQ, the General Partner is authorized to allocate Profits, Credits and Losses and to make distributions of cash or other property, so as to equalize the BACs on an economic basis and to equalize any differences in Capital Accounts attributable to multiple Investment Dates.

(f) Any portion of the gains treated as ordinary income for federal income tax purposes under Section 1245 and 1250 of the Code ("Recapture Amount") shall be allocated on a dollar for dollar basis to those Partners and Assignees to whom the items of Partnership deduction or loss giving rise to the Recapture Amount had been previously allocated.

(g) Subject to the requirements of Section 469 of the Code, if any, in the event that there is a determination that any provision of the Code requiring imputation of interest is applicable to the Capital Contributions of any Partner or Assignee or any loan between a Partner or Assignee and the Partnership, any income or deduction attributable to such Capital Contribution or loan (whether stated or unstated) shall be allocated solely to such partner. The amount of any imputed interest attributable to Capital Contribution of a Partner or Assignee shall not be included in such Partner's or Assignee's Capital Account to the extent previously included as capital.

(h) Notwithstanding any other provision in this Agreement, income, gain, loss and deduction with respect to property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for Federal income tax purposes shall be shared among Partners so as to take account of such variation in a manner consistent with the principles of
Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

4.05. Capital Accounts.
A separate Capital Account shall be maintained and adjusted for each Partner in accordance with the Code and the Regulations. There shall be cred-ited to each Partner's Capital Account the amount of his capital contributed (including the Capital Contributions of the Assignor Limited Partner on behalf of the Assignees), the fair market value of any property contributed to the capital of the Partnership (net of any liabilities secured by such property), such Partner's distributive share of the Profits, Credits and Losses of the Partnership, and such Partner's share of any tax-exempt income of the Partnership; and there shall be charged against each Partner's Capital Account the amount of all Cash Available for Distribution distributed to such Partner, all Liquidation, Sale or Refinancing distributed to such Partner, the fair market value of any property distributed to such Partner (net of any liabilities secured by such property), such Partner's distributive share of the Losses of the Partnership, and allocations to such Partner of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code. Each Partner's Capital Account shall be maintained and adjusted in accordance with the Code and Treasury Regulations thereunder, including expressly, but not by way of limitation, the adjustments to Capital Accounts under Section 704(b) of the Code and the Treasury Regulations thereunder. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treas. Reg. (S)1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. It is the intent of the Partners that the Capital Accounts maintained under this Agreement be determined and maintained throughout the full term of this Agreement in accordance with the accounting rules of Treas. Reg. (S)1.704-(b)(2)(iv). The Assignor Limited Partner's Capital Account shall be subdivided into separate Capital Accounts for each Assignee and shall be maintained and adjusted for each Assignee in accordance with the foregoing.

4.06. Authority of General Partners to Vary Allocations to Preserve and Protect Partners' Intent.
It is the intent of the Partners that each Partner's or Assignee's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Article IV to the fullest extent permitted by Section 704(b) of the Code. The General Partner is authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in this Article IV to the extent that, allocating income, gain, loss, deduction, or credit (or item thereof) in the manner provided for in this Article IV in the opinion of tax advisors to the Partnership would cause the determinations and allocations of each Partner's or Assignee's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 4.06 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article IV in the opinion of tax advisors to the Partnership and no amendment of this Agreement or approval of any Partner or Assignee shall be required.

4.07. Allocations Between and Among Series.
To the extent that BACs are issued in series, allocations and distributions of each item set forth in this Article IV shall be made and accounted for separately for each series of BACs.

4.08. Special Allocations.
(a) Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner or Assignee shall be specially allocated, before any other allocation is made under this Agreement, items of income and gain for such year (and, if necessary, for subsequent taxable years) in amounts equal to the greater of (i) the amounts needed to eliminate any deficit Capital Account balance (reduced by the portion of such deficit balances (A) that must be restored upon liquidation, if any, and (B) that would be eliminated under Treas. Reg. (S)1.704-2(b) if the Partnership were liquidated at such time, and increased by the items described in Treas. Reg. (S)1.704-1(b)(2)(ii)(d)(4), (5) and (6)), or (ii) the portion of each such Partner's share of the net decrease in Partnership Minimum Gain during such year (as specified in Treas. Reg. 1.704-2(b) and (d)) that is allocable to the disposition of Partnership property subject to one or more nonrecourse liabilities of the Partnership. The items so allocated shall be determined in accordance with Treas. Reg. (S)1.704-2(b), (g) and (j). This provision is intended to comply with the minimum gain chargeback requirement of the Treasury Regulations under Section 704(b) of the Code and shall be interpreted consistently therewith.

(b) Except as provided in Section 4.08(a) hereof, in the event any Partner or Assignee unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. (S)1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations under Code Section 704(b)) the deficit balance in each such Partner's or Assignee's Capital Account as quickly as possible, provided that an allocation pursuant to this Section 4.08(b) shall be made only if and to the extent that such Partner or Assignee has a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Section 4 have been tentatively made, as if this Section 4.08(b) were not in this Agreement.

(c) In the event that a Partner or Assignee has a deficit Capital Account balance at the end of any Partnership year that exceeds the sum of (i) the amount that such Partner or Assignee must repay to the Partnership upon liquidation, if any, and (ii) the amount that such Partner or Assignee is deemed to be obligated to restore under Treas. Reg. (S)1.704-2(g), such Partner or Assignee shall be allocated items of Partnership income in the amount of such excess as soon as possible, provided that an allocation pursuant to this Section 4.08(c) shall be made only if and to the extent that such Partner or Assignee has a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Section 4 have been tentatively made, as if this Section 4.08(c) were not in this Agreement.

(d) The allocations set forth in this Section 4.08 (the "Regulatory Allocations") are intended to comply with certain requirements of Treas. Reg.
(S)1.704-1(b) and Treas. Reg. (S)1.704-2. Notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Partners or Assignees so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Partner or Assignee shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

(e) If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treas. Reg.
(S)1.704-2(i)(4) applied consistently with Treas. Reg. (S)1.704-2(f)(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treas Reg. (S)1.704-2(i)(4) under Section 704 of the Code.



                                   ARTICLE V.

             RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER


5.01. Management of the Partnership.
(a) The General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership to the best of its ability and to use its best efforts to carry out the purpose of the Partnership. In so doing, the General Partner shall take all actions necessary or appropriate to protect the interests of the Limited Partners and the Assignees. The General Partner shall devote such time as is necessary to the affairs of the Partnership. The General Partner shall not receive compensation therefor from the Partnership other than as expressly provided herein. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control, and it shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

(b) Subject to the other provisions of this Agreement, Boston Capital Associates IV L.P. shall be the Managing General Partner. All decisions made for and on behalf of the Partnership by the Managing General Partner shall be binding upon the Partnership. Except as expressly otherwise set forth elsewhere in this Agreement, the Managing General Partner (acting for and on behalf of the Partnership), in extension and not in limitation of the rights and powers given by this or by the other provisions of this Agreement shall, in its sole discretion, have full and entire right, power and authority in the management of the Partnership business to do any and all things necessary to effectuate the purpose of the Partnership. Without limiting the foregoing grant of authority but subject to the other provisions of this Agreement, the Managing General Partner, in its capacity as General Partner shall have the right, power and authority, acting for and on behalf of the Partnership, to do all acts and things set forth in Section 5.02. No Person dealing with the Managing General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any facts or circumstances bearing up on the existence of such authority.

(c) The Managing General Partner shall, after the release from escrow of orders for BACs pursuant to Section 3.03, establish the Working Capital Reserve out of Capital Contributions in an amount of not less than 4% of the Gross Proceeds. The Working Capital Reserve may be increased or reduced by the Managing General Partner as it deems appropriate under the circumstances from time to time.


(d) All of the Partnership's Operating Expenses shall be billed to and paid by the Partnership. In the event that legitimate Partnership expenses are billed by its creditors to the Managing General Partner rather than the Partnership, subject only to the limitations herein which apply generally to the Partnership's expenses, such expenses shall be paid by the Partnership. The Operating Expenses to be paid by the Partnership in connection with the Partnership's business include without limitation: (i) all costs of personnel employed by the Partnership and involved in the business of the Partnership, except as prohibited pursuant to Section 5.01(e) below, (ii) all costs of borrowed money, taxes and assessments applicable to the Partnership (including interest or other changes on loans or letters of credit by or obtained by the General Partners or their Affiliates), (iii) legal, audit, accounting and appraisal fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to independent contractors, mortgage bankers, finders, brokers and servicers, consultants, real estate brokers, and other agents, (vi) expenses in connection with the acquisition, sale, exchange or other disposition and financing of the Operating Partnership Interests, (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership, and (viii) costs incurred in connection with any litigation or regulatory proceeding in which the Partnership is involved except as may be prohibited by Section 5.08.

(e) Reimbursements to the General Partner or any of its Affiliates shall not be allowed, except for reimbursement of (i) Organizational and Offering Expenses,
(ii) the actual cost to the General Partners or such Affiliates of goods and materials supplied by unaffiliated parties used for or by the Partnership, or in the case of any goods and materials purchased from the General Partner or its Affiliates, 90% of the competitive price of such goods and materials, and (iii) the direct expenses, including, but not limited to, travel and telephone, of them or their employees on Partnership business, and direct out-of-pocket expenses incurred in rendering legal, accounting, bookkeeping, computer, printing, public relations and any other administrative services necessary to the prudent operation of this Partnership, which services could be performed by independent parties. Reimbursement of expenses shall not exceed the lesser of the cost of such expenses or the amount which an independent party would charge for such services. Notwithstanding the foregoing, the General Partner and its Affiliates (including the Assignor Limited Partner) may be reimbursed for the administrative services necessary to the prudent operation of the Partnership, provided that any such reimbursement shall be at the lower of the General Partner's actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee. The General Partner or its Affiliates may not be reimbursed for general overhead expenses in connection with the ongoing administration of the Partnership during its operational phase, such as rent, depreciation, utilities, capital equipment and other administrative expenses, or the salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any of their Controlling Persons.

The amount of Organization and Offering Expenses are estimated to be 5.5% of the Gross Proceeds applicable to the first 250,000 BACs issued, and may be proportionally more if fewer than 250,000 BACs are issued and proportionally less with respect to the issuance of additional BACs. Subsequent series (if applicable) may therefore be required to reimburse the first series for that pro rata share of such items.

Notwithstanding the terms and conditions of Sections 5.01(d) and (e) above, if Front End Fees exceed the percentage of Gross Proceeds (after investment in Invested Properties and deposit into the Working Capital Reserve) allowable therefor pursuant to Section IV.C.2. of the NASAA Guidelines, the excess will be paid by the General Partner and not the Partnership.

The annual report of the Partnership will include a breakdown of the amounts actually reimbursed to the General Partner and its Affiliates. The Accountants for the Partnership will certify that the amounts actually reimbursed were costs incurred in the management of the Partnership. The methods of verification used by the Accountants will be in accordance with generally accepted auditing standards and other auditing procedures which the Accountants consider appropriate, including but not limited to, review of the time records of the employees of the General Partner and its Affiliates, and review of the nature of the tasks performed by such employees for which the General Partner is reimbursed.

The method of verification shall at minimum provide: (a) a review of the time records of individual employees, the cost of whose services were reimbursed; and
(b) a review of the specific nature of the work performed by each such employee. The additional costs of such verification will be itemized by said Accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this provision only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above.

5.02. Authority of the Managing General Partner.
(a) Subject to Sections 5.03 and 5.04, the Managing General Partner for, and in the name and on behalf of, the Partnership is hereby authorized, without limitation:

  (i) to negotiate for and enter into agreements to acquire, hold, encumber, sell, dispose of and otherwise manage the Operating Partnership Interests, at such price and upon such terms, as it deems to be in the best interests of the Partnership, the Limited Partners and Assignees;

  (ii) to give the consent of the Partnership in its capacity as a limited partner of an Operating Partnership to any action proposed to be taken by such Operating Partnership which, under the provisions of its Operating

  Partnership Agreement, requires the consent of the Investment Partnership, including the sale or refinancing of any Apartment Complex;

  (iii) to waive any condition precedent to the making of an installment of capital contributions to an Operating Partnership or to waive any material default by an Operating General Partner in the performance of his obligations under any Operating Partnership Agreement;

  (iv) to designate, on the behalf of the Investment Partnership, a successor Operating General Partner, to the extent so provided in any Operating Partnership Agreement;

  (v) to require the applicable Operating General Partner(s) to repurchase an Operating Partnership Interest upon the occurrence of a repurchase event under the applicable Operating Partnership Agreement;

  (vi) to execute any applicable documents which the General Partner deems necessary or appropriate in connection with the development and financing of any Apartment Complex in which the Partnership acquires an interest;

  (vii) to acquire by purchase, lease, exchange or otherwise, any real or personal property;

  (viii) to borrow money and issue evidences of indebtedness, and to secure the same by mortgage, deed of trust, pledge or other lien on any Operating Partnership Interest or other assets of the Partnership;

  (ix) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Partnership, and to pay fees, expenses, salaries, wages and other compensation to such Persons;

  (x) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

  (xi) to determine the appropriate accounting method or methods to be used by the Partnership (the Partnership intends to utilize the accrual method of accounting);

  (xii) to cause the Partnership to make or revoke any of the elections referred to in Sections 195, 709, 732, 754, or 1017 of the Code or any similar provisions enacted in lieu thereof or any other elections beneficial to the Assignees and the Partners of the Partnership;

  (xiii) to allocate income, gain, loss, deduction, or credit (or item thereof) in accordance with Article IV of this Agreement;

  (xiv) to establish and maintain the Working Capital Reserve, originally in the amount of not less than 4% of Gross Proceeds, and thereafter in such amounts as it deems appropriate from time to time;

  (xv) to amend this Agreement to reflect the substitution of Limited Partners, and to amend this Agreement as provided for in Section 12.02;

  (xvi) to invest all funds not immediately needed in the operation of the business, including, but not limited to (A) the Net Proceeds prior to investment in and allocation to specific Operating Partnerships, (B) the Net Proceeds allocated for subsequent investment in a particular Operating

  Partnership, or (C) the Working Capital Reserve, in Permitted Temporary Investments;

  (xvii) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from any Person who has provided any services to, lent money to, sold property to, or purchased property from the General Partner or any of its Affiliates or who may in the future provide services to, lend money to, sell to or purchase property from such parties;

  (xviii) to obtain loans for the Partnership from the General Partner or any Affiliate of the General Partner in accordance with the requirements of
  Section 5.03;

  (xix) to prepare and file with the Securities and Exchange Commission a registration statement with respect to the Offering and take all actions necessary or desirable to cause such registration statement to be declared effective by the Securities and Exchange Commission; to prepare and distribute, or cause to be distributed, the Prospectus; and to take any and all other actions to effectuate the Offering;

  (xx) to cooperate with the Assignor Limited Partner to facilitate the issuance of one or more series of BACs;

  (xxi) to take such actions as are necessary and appropriate to permit or restrict the transfer of BACs, including the listing of the BACs on, and/or the delisting of the BACs from (pursuant to Section 11.04), public trading markets or include the BACs for quotation on the National Association of Securities Dealers Automated Quotation System; provided that the General Partner may not take such actions to list the BACs for quotation or trading until counsel to the Partnership has rendered its opinion that it is substantially more likely than not that listing the BACs will not cause the Partnership to be treated as a corporation for federal income tax purposes;

  (xxii) to deal with, delegate, enter into an agreement, agreements, or contracts with a financial institution or other entity to conduct, on its behalf, transfers of BACs, including correspondence with the Assignees, preparing, transmitting and doing all other necessary actions to effect transfers, assignments or other dispositions of BACs as requested by Assignees and to do all other acts authorized hereunder in connection with such administrative activities relating to the Assignees; provided however, that except as set forth in Sections 7.03(c) and 7.05(c), the cost of such services shall be borne by the Partnership for ordinary and necessary business expenses with respect to the provision of services to the Partners and Assignees. Further, any contractual arrangement between the Partnership and the transfer agent with respect to the BACs shall not relieve the Managing General Partner of its fiduciary duties hereunder; and/or

  (xxiii) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership.

(b) With respect to all of its obligations, powers and responsibilities under this Agreement, the Managing General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

(c) All series of BACs will (i) have substantially identical investment objectives in generating Tax Credits, and possibly State Housing Tax Credits,
(ii) provide for no duplication of property management or other fees, (iii) provide for substantially identical compensation to the General Partner and its Affiliates, and (iv) provide for investment in Operating Partnership Interests under substantially the same terms and conditions. Additionally, Operating Partnership Interests may be invested in jointly by series of BACs only in accordance with the conditions set forth in Section 5.05(c).

5.03. Authority of General Partner and Its Affiliates To Deal With Partnership and Operating Partnerships.

(a) The General Partner and its Affiliates may not be an Operating General Partner, unless there has been a material and adverse breach of the Operating Partnership Agreement by the unaffiliated Operating General Partner. In such instance, the affiliated Operating General Partner shall fully comply with all provisions of Section V.H.6 of the NASAA Guidelines. An Affiliate of the General Partner may, and shall have the right to, act as management agent of any Apartment Complex on terms and conditions permitted by any applicable governmental regulations or any applicable requirements of any lender and as set forth in Section 5.03(b).

(b) (i) Except in extraordinary circumstances, the General Partner or any Affiliate shall not have the right to contract or otherwise deal with any Operating Partnership for the sale of goods or services or the lending of money to an Operating Partnership or the Operating General Partners, except for: (i) Apartment Complex management services, the fee for which shall be as set forth in Section 5.03(b)(ii) hereof; (ii) loans made by, or guaranteed by, the General Partner or its Affiliates, and (iii) for those dealings, contracts or provision of services described in this Agreement. Extraordinary circumstances shall only be presumed to exist where there is an emergency situation requiring immediate action and the services required are not immediately available from unaffiliated parties. All services rendered shall be rendered pursuant to a written contract which shall contain a clause allowing termination without penalty on sixty (60) days Notice. Goods and services will be provided at the lesser of actual cost or the price charged for such goods or services by independent parties. Any payment made to the General Partner or any Affiliate for such goods, services or loans shall be fully disclosed to all Assignees and Limited Partners in the reports required hereunder. Neither the General Partner nor any Affiliate shall, by the making of lump sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 5.03(b).

(ii) Property management, rent-up or leasing fees shall be paid to the General Partner or any of its Affiliates only for services actually rendered and shall be in an amount equal to the lesser of (i) fees competitive in price and terms with those of non-Affiliated Persons rendering comparable services in the locality where the Apartment Complex is located and which could reasonably be available to the Partnership, or (ii) 5% of such Apartment Complex's gross revenues. No duplicate property management fees or other fees shall be paid to any Person.

(c) In the event extraordinary circumstances arise, the General Partner and its Affiliates may provide construction services. The General Partner or its

Affiliates shall not provide such services to the Partnership unless it believes that it has an adequate staff to do so and unless such provision of goods and construction services is part of its ordinary and ongoing business in which it has previously engaged, independent of the activities of the Partnership. Such services being provided shall be reasonable for and necessary to the Partnership, shall be actually furnished to the Partnership and, shall be provided at the lower of 100% of the construction contract rate with respect to the applicable Apartment Complex or 90% of the competitive price charged for such services by independent parties for comparable goods and services in the same geographic location (except that in the case of transfer agent, custodial and similar banking-type fees, and insurance fees, the compensation, price or fee shall be at the lesser of cost or the compensation, price or fee of any other Person rendering comparable services as aforesaid). Cost of services as used herein means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the Partnership's Accountants. The costs of verification of costs reimbursed to the General Partner or its Affiliates contained in the annual report may be reimbursed only to the extent, when added to the costs of such goods or services rendered, that the sum does not exceed the competitive rate for such services.

(d) All services provided by the General Partner or any Affiliates pursuant to
Section 5.03(c) shall be rendered pursuant to this Agreement or a written contract, which contract precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty on 60 days Notice to the General Partner by the vote of the majority in Interest of the Limited Partners and the BAC Holders (the Assignor Limited Partner acting according to the direction of the BAC Holders). The General Partner and its Affiliates shall not have the right to contract or otherwise deal with the Partnership for the sale of goods or services, except for those dealings, contracts or provision of services on terms described in this Agreement.

(e) The following prohibitions shall apply with respect to the General Partner and its Affiliates: (i) neither the General Partner nor any such Affiliate shall be given an exclusive right to sell, or exclusive employment to sell, any Apartment Complex; (ii) the Partnership shall not lend money to the General Partner or any Affiliate of the General Partner; (iii) neither the General Partner nor any Affiliate of the General Partner shall make any loan to the Partnership if such loan provides for a prepayment penalty or the interest rates and other finance charges and fees in connection with such loan are in excess of the rate or fees at which the Partnership could have borrowed from an independent bank under comparable circumstances or, if lower, the rate which the General Partner or such Affiliate paid to obtain the funds to make the loan to the Partnership compounded monthly; and (iv) no compensation or fees may be paid by the Partnership or an Operating Partnership to the General Partner or its Affiliates except as described in this Agreement or in the Prospectus, and in no event shall the aggregate compensation payable to the Partnership, the General Partner or its Affiliates exceed the amounts permitted under Section IV of the NASAA Guidelines.

(f) Notwithstanding any provisions of this Section 5.03, neither the General Partner nor any of its Affiliates shall:

  (i) receive any rebate or give-up, or participate in any reciprocal arrangement, of which would circumvent the provisions of the Partnership Agreement;

  (ii) receive any compensation for providing insurance brokerage services to the Partnership, unless such services and compensation are provided in compliance with Section 5.03(b), and (x) the cost of providing such services is no greater than the lowest quotes obtained from two unaffiliated insurance agencies and the coverage and terms are comparable, and (y) at least 75% of the insurance brokerage service gross revenues of the General Partner or its Affiliates are derived from other than insurance brokerage services provided to Affiliates;

  (iii) provide "financing" to the Partnership, as that term is defined in
  Section I.B.17. of the NASAA Guidelines as the indebtedness encumbering program properties, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not greater than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months. Nothing in this definition shall be construed as prohibiting a bonafide prepayment provision in the financing agreement;

  (iv) charge the Partnership for, or take from any other Person, any property management fee with respect to Partnership property or assets, except as provided in Section 5.03(b); or (v) pay or award, directly or indirectly, any commission or other compensation (other than normal sales commissions and reimbursement of expenses payable to registered broker-dealers which may include cash incentives under a program submitted for review and approval by the National Association of Securities Dealers, Inc. ("NASD") in accordance with Section 5(f) of Appendix F to Section 34 of the NASD Rules of Fair Practice) to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise such investor to purchase BACs.

(g) Notwithstanding any provision in this Agreement, in no event shall the General Partner or its Affiliates provide services or receive compensation other than as allowed by Sections V.E.2 and V.J. of the NASAA Guidelines.

5.04. General Restrictions on Authority of General Partner.
In exercising management and control of the Partnership, the General Partner, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the authority to perform all acts which the Partnership is authorized to perform. However, the General Partner shall not have any authority to:

  (a) perform any act in violation of this Agreement or any applicable law or regulation thereunder;

  (b) do any act required to be approved or ratified in writing by all Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees) under the Act, unless the right to do so is expressly otherwise given in this Agreement;

  (c) without the Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), sell or otherwise dispose of all or substantially all of the assets of the Partnership in a single sale or disposition or in a series of contemporaneous sales or dispositions with a view towards distribution;

  (d) borrow from the Partnership;

  (e) elect to dissolve the Partnership without the Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees) (unless a greater number of Limited Partners is then required under the Act);

  (f) do any act which would make it impossible to carry on the ordinary business of the Partnership;

  (g) confess a judgment against the Partnership;

  (h) possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose;

  (i) admit a Person as a General Partner, except as provided in this Agreement;


  (j) knowingly perform any act that would subject any Assignee to liability as a general partner in any jurisdiction;

  (k) invest Partnership funds in junior trust deeds, land sale contracts or similar obligations;

  (l) invest in or underwrite the securities of other issuers, except as provided in Sections 5.02(a)(xvi) or 9.03; provided, however, that the General Partner may temporarily invest Partnership funds in money market funds or other suitable investments (other than funds organized as limited partnerships);

  (m) invest Partnership funds in investments organized and/or operated by its Affiliates other than as set forth in Sections 5.03(a) and 5.05(c) hereof;

  (n) allocate any income, gain, loss, deduction, or credit (or any item thereof) to any Partner or Assignee if, and only to the extent that, such allocation will cause the determinations and allocations of income, gain, loss, deduction, or credit (or any item thereof) provided for in Article IV hereof not to be permitted by Section 704(b) and the Treasury Regulations promulgated thereunder;

  (o) issue senior securities or offer BACs or Partnership Interests in exchange for property other than cash;

  (p) utilize Net Proceeds for any purpose other than as set forth in this Agreement and in the Prospectus;

  (q) utilize for Investment in Properties less than the greater of (i) 82.5% of the Gross Proceeds reduced by 0.1625% for each 1% of financing encumbering the Apartment Complex; or (ii) 69.5% of the Gross Proceeds. To calculate the percentage of financing encumbering the Apartment Complex, divide the amount of financing by the Purchase Price, excluding Front End Fees and multiply the quotient by .1625% to determine the percentage deducted from 82.5%;

  (r) make loans to the Partnership or accept loans on behalf of the Partnership from any Affiliate of the General Partners that do not comply with Section 5.03(e)(iii);

  (s) utilize any Liquidation, Sale or Refinancing Proceeds to acquire additional Operating Partnership Interests, except that with respect to each series of BACs, any return of Capital Contributions received by the Part-nership from any Operating Partnership during the first 24 months after acquisition of such Operating Partnership Interests and any Liquidation, Sale or Refinancing Proceeds otherwise received within 36 months from the Partnership's acquisition of Operating Partnership Interests may, in the discretion of the General Partner, be invested in additional Operating Partnership Interests, placed in the Working Capital Reserve, or refunded to Investors in such series, provided that in no event shall the General Partner make any reinvestments in Operating Partnership Interests with respect to a particular series of BACs later than 36 months from the final Investment Date with respect to such series; provided, further, that (i) a sufficient portion of such funds shall be distributed to BAC Holders to cover their estimated income tax liabilities, if any, arising out of the receipt of such funds, and
  (ii) any compensation to the General Partner and/or its Affiliates in the event of a reinvestment is subject to the limitations set forth in Sections 5.03, 5.04(q), 5.15 and 5.16 of this Agreement;

  (t) invest in limited partnership interests of programs other than programs which own and operate a property to be qualified pursuant to Section 42(g) of the Code;

  (u) invest in Operating Partnership Interests jointly with other programs, except in accordance with the conditions set forth in Section 5.05(c);

  (v) sell, lease or lend Partnership assets to the General Partner or any Affiliate of the General Partner or purchase or lease property from the General Partner or its Affiliates, or acquire property from a program in which the General Partner or its Affiliates have an interest, or sell or lease an Apartment Complex to an Operating Partnership;

  (w) reinvest Net Cash Flow (excluding Liquidation, Sell or Refinancing Proceeds) in Operating Partnership Interests;

  (x) incur Partnership indebtedness exceeding 85% of the value of the Partnership's assets; or

  (y) take any action to merge or Roll-Up the Partnership with or into any other entity.

5.05. Management Obligations.
In conducting the business of the Partnership, the General Partners shall be bound by the following:

  (a) The Partnership's interest in any Operating Partnership shall not be acquired with a view to resale and shall be acquired for long-term appreciation.

  (b) The Partnership shall normally seek to minimize depreciation recapture and to defer capital gain taxes by not selling any interest in any Operating Partnership, or by not causing, or consenting to, the sale of any Apartment Complex unless proceeds arising from such sale are likely to be sufficient to meet the federal tax liabilities at the then maximum rate of the Assignees or the Limited Partners arising from such sale.

  (c) Operating Partnership Interests may be invested in jointly by series of BACs, or may be invested in jointly by a series of BACs with another publically registered program (either of such parties referred to as a "Program"), provided that any joint investment in Operating Partnership Interests will satisfy the following conditions:

    (i) the two Programs have substantially identical investment objectives;

    (ii) there are no duplicate property management or other fees;

    (iii)the compensation to the sponsor of each Program is substantially identical in each Program;

    (iv) each Program will have a right of first refusal if the other Program wishes to sell its Operating Partnership Interest; and

    (v) the investment of each Program is on substantially the same terms and conditions.

  (d) Operating Partnership Interests may also be invested in jointly with an affiliated Program which is not publicly registered if in addition to the requirements set forth in Section 5.05(c), such investment is necessary to relieve the Sponsor from any commitment to purchase an Operating Partnership Interest in compliance with this Agreement prior to the closing of the Offering.

  (e) The completion of any Apartment Complex which is under construction at the time of the acquisition of an Operating Partnership Interest by the Partnership shall be secured by a completion bond in the amount of the contract price or other satisfactory security, which may include, but is not limited to, the following:

    (i) A written guarantee of completion by a Person, supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees; and/or

    (ii) A retention of a reasonable portion of the capital contributions to the Operating Partnership and/or fees to the Operating General Partner(s) as a potential offset in the event the Operating General Partner does not perform in accordance with the Operating Partnership Agreement.

  (f) All acquisitions by the Partnership of Operating Partnership Interests in Operating Partnerships owning Apartment Complexes must be supported by either
  (i) an appraisal prepared by a competent, independent appraiser or (ii) FmHA Forms 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or any successor or FmHA or HUD form, any comparable form of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses figures. The appraisal or governmental form(s) shall be maintained in the Partnership's records for at least five years, and shall be available for inspection and duplication by any Partner or Assignee. Such appraisal or governmental form(s) shall demonstrate that the total amount of indebtedness incurred by the Operating Partnerships shall not exceed the sum of 85% of the Aggregate Cost of all Apartment Complexes which have not been refinanced, and 85% of the aggregate fair market value of all refinanced Apartment Complexes, as determined by the lender as of the date of refinancing. Notwithstanding the foregoing, however, to the extent any Apartment Complexes are financed by (i) loans insured or guaranteed by the full faith and credit of the United States government, or of a state or local government, or by an agency or instrumentality of any of the foregoing, and/or (ii) loans received by any of the foregoing, following termination of the Offering, the total amount of indebtedness incurred by the Operating Partnerships with respect to such Apartment Complexes shall not exceed the sum of 100% of the Aggregate Cost of all such Apartment Complexes which have not been refinanced, and 100% of the aggregate fair market value of all such refinanced Apartment Complexes, as determined by the lender as of the date of refinancing.

5.06. Delegation of Authority.
Subject to the provisions of this Article V, the General Partner may delegate all or any of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

5.07. Other Activities.
The General Partner and any Affiliate may engage in or possess interests in other business ventures of every kind and description for its own account, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, apartment complexes similar to the Apartment Complexes. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

5.08. Limitation on Liability of General Partner and Assignor Limited Partner; Indemnification.
(a) Neither the General Partner, its Affiliates nor the Assignor Limited Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Limited Partners or BAC Holders for any act or omission performed or omitted by such General Partner or Assignor Limited Partner if the General Partner determines in good faith, that the act or omission was in the best interests of the Partnership, provided that such General Partner's or Assignor Limited Partner's conduct did not constitute Cause. Notwithstanding the foregoing, the General Partner shall be liable to the Partnership, Limited Partners, or BAC Holders for violations of federal securities laws for which lack of Cause is not a defense. The Partnership shall indemnity and hold harmless the General Partner and its Affiliates, including, the Assignor Limited Partner against and for any loss, liability or damage incurred by any of them or the Partnership by reason of any act performed or omitted to be performed by them in good faith, in connection with the business of the Partnership including all judgments, costs and attorneys' fees (which costs and attorneys' fees may not be paid as incurred, except as provided in
Section 5.08 (c)) and any amounts expended in settlement of any claims of liability, loss or damage, provided that the indemnified Person's conduct did not constitute Cause if the General Partner determines, in good faith, that such course of conduct was in the best interests of the Partnership. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or BAC

Holder shall have any personal liability on account thereof. Notwithstanding any provision of this subsection to the contrary, the General Partner shall be presumed to be personally liable to creditors for the debts of the Partnership.


(b) Notwithstanding anything to the contrary contained in paragraph (a) above, neither the General Partner, its Affiliates nor the Assignor Limited Partner, any Person acting as a broker-dealer or the Partnership shall be indemnified with regard to any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that federal or state securities laws, rules or regulations were violated by the General Partner or by any such above listed Persons unless: (A) (i) the General Partner or other Persons seeking indemnification are successful in defending such action on the merits of each count involving such violation and the court approves indemnification of the litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approved indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of such claims and finds that indemnification of the settlement and related costs should be made; and (B) such indemnification is specifically approved by a court of law which shall have been advised as to the then current position of the Securities and Exchange Commission, the Massachusetts Securities Commission, the Missouri Securities Commission, Tennessee Securities Division and other applicable state securities laws administrators regarding indemnification for violations of securities laws. Notwithstanding the provisions of Section 5.08(a), the Assignor Limited Partner shall not be indemnified by the Partnership against any loss, damage or liability and related expenses (including attorneys' fees) incurred by reason of any action or inaction performed or omitted to be performed by the Assignor Limited Partner in connection with activities of the Assignor Limited Partner acting exclusively in its capacity as Assignor Limited Partner on behalf of the BAC Holders. Further, to the extent the Assignor Limited Partner otherwise would be entitled to indemnification pursuant to Section 5.08(a), indemnification shall be provided only so long as the Assignor Limited Partner is an Affiliate of the General Partner.

(c) The General Partner, its Affiliates, including the Assignor Limited Partner may receive advances from the Partnership for payment of their costs and attorneys' fees as incurred only if each of the following three conditions are satisfied: (A) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership; (B) the legal action is initiated by a third party who is not a Partner or BAC Holder; and (C) the General Partner, its Affiliates, including the Assignor Limited Partner undertake to repay the advanced funds to the Partnership in cases in which they are not entitled to indemnification pursuant to Section 5.08(a).

(d) The Partnership shall not incur the cost of liability insurance which insures any party for any liability as to which such parties are prohibited from being indemnified under this Section 5.08.

(e) For purposes of Sections 5.08(a), (b) and (c) only, "Affiliates" shall be defined to mean any Person (A) performing services on behalf of the Partnership who (1) directly or indirectly controls or is controlled by or is under common control with the specified Person, (2) is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (3) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of the voting securities of the specified Person, or (4) is an officer, director, general partner, trustee or holder of 10% or more of the voting securities of any of the foregoing, and (B) acting in a manner within the scope of authority granted to a General Partner by this Agreement.

5.09. Tax Status of Partnership.
The General Partner shall use its best efforts to meet such requirements of the Code, including any net worth requirements, as interpreted from time to time by the Internal Revenue Service, any other agency of the federal government, or the courts, necessary to assure that the Partnership will be classified as a partnership for federal income tax purposes.

5.10. Fiduciary Duty; Derivative Action.
The General Partner owes the same fiduciary duty to the BAC Holders as the General Partner owes to the Limited Partners. An Assignee may bring a derivative action to enforce a right of the Partnership to recover a judgment to the same extent as a Limited Partner has such a right. No BAC Holder or Limited Partner may alter, by means of contract, the fiduciary duty owed to him by the General Partner under common law.

5.11. Agency Agreement.
The Partnership shall execute an Agency Agreement with the Dealer-Manager pursuant to which said firm will assist the Partnership in the sale of BACs, be paid Selling Commissions, accountable and non-accountable due diligence expense reimbursements and a Dealer-Manager Fee therefor, all as described in Section 3.02, and be indemnified by the General Partner against certain liabilities. Neither the General Partner nor the Assignor Limited Partner shall directly or indirectly pay or award any commissions or other compensation to any Person engaged by a potential Assignee for investment advice as an inducement to such advisor to advise the purchaser of BACs; provided, however, that notwithstanding the preceding sentence, sales commissions payable to a registered broker-dealer or other properly licensed person shall not be prohibited.

5.12. Restrictions on Authority to Deal with General Partner and Affiliates. Other than as specifically authorized in this Agreement or with respect to other transactions unrelated to this Partnership, the Managing General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with any General Partner or any Affiliate of any General Partner.

5.13. Additional Restrictions on the General Partner.
(a) If any public offering is made by the General Partner or any of its Affiliates of interests in a partnership or of beneficial assignee interests in a partnership, which partnership intends to invest in investments which would satisfy the same criteria and standards of investments to be made by the Partnership, the following criteria will be followed with respect to determining which entity should acquire such investments: The General Partner and its Affiliates will review the investment portfolio of each such entity (including any series being offered by each such partnership) and will in their sole determination decide which such entity will acquire the investment on the basis of various factors such as the amount of funds available and the length of time such funds have been available for investment; the cash requirements of each such entity; and the effect of the acquisition on each such entity's portfolio. If funds should be available to two or more public limited partnerships to purchase a given investment and all factors have been evaluated and deemed equally applicable to each entity (including any series being offered by each such partnership), then the General Partner and its Affiliates will acquire such investments for the entities on a basis of rotation with the order of priority determined by the dates of formation of the entities (including any series being offered by each such partnership).

(b) No investment in any Operating Partnership will be made unless the General Partner or its designee, exercising the rights of the Partnership (or such designee) as a limited partner in an Operating Partnership, and in any event acting on behalf of the Partnership, is provided certain rights under the terms of the Operating Partnership Agreement substantially similar to the rights set forth below:

    (i) the right to remove and replace the applicable Operating General Partner(s) on the basis of the performance and discharge of the Operating General Partner(s) obligations constituting Cause;

    (ii) the right to approve or disapprove of certain transactions not in the ordinary courses of business, including the right to approve or disapprove any sale or refinancing of an Apartment Complex;

    (iii)the right to receive information and/or reports with regard to the financial and physical condition of an Apartment Complex owned by an Operating Partnership;

    (iv) the right to approve or disapprove the dissolution of the applicable Operating Partnership;

    (v) the right to direct an Operating General Partner to convene meetings and to submit matters to a vote;

    (vi) the right to approve or disapprove amendments to the applicable Operating Partnership Agreement materially and adversely affecting the Partnership's investment in the Operating Partnership; and

    (vii)the right to have access, inspect and copy the books and records of the applicable Operating Partnership.

(c) Neither the General Partner nor its Affiliates (except the Partnership) shall become a limited partner in an Operating Partnership whose Operating General Partner is an Affiliate of the General Partner.

5.14. Accounting Fee Advances.
In the event that the Partnership does not have sufficient funds in 1993 to pay the fee to the Accountants for the preparation of Partnership tax returns and other reports (the "Accounting Fee"); the General Partner shall advance up to $5,000 to the Partnership to pay the Accounting Fee incurred with respect to such year. Thereafter, the General Partner may, but shall not be obligated to, advance funds to enable the Partnership to pay the Accounting Fee. Any amounts so advanced (the "Accounting Fee Advances") shall be repaid by the Partnership from the Cash Flow of the Partnership or, if applicable, from Liquidation, Sale or Refinancing Process.

5.15. Asset Acquisition Fee.
The General Partner or its Affiliates shall receive from the Partnership an Asset Acquisition Fee for the services of the General Partner and/or its Affiliate(s) in connection with selecting, evaluating and negotiating the terms of investments in Operating Partnership Interests. The amount of the Asset Acquisition Fee shall be equal to 8.5% of the Gross Proceeds, reduced by any Acquisition Fees paid to the General Partner or its Affiliates by the Operating Partnerships or Operating General Partners. A pro rata portion of such fee will be refunded to the Partnership to the extent that investments in Operating Partnership Interests are not made. Notwithstanding the foregoing, payment of the Asset Acquisition Fee described therein shall be payable only for services actually rendered.

5.16. Partnership Management Fee.
The Partnership shall pay the General Partner or an Affiliate thereof an annual Partnership Management Fee commencing in 1993 of 0.5% of the Aggregate Cost of the Apartment Complexes then held by the Operating Partnerships. The Partnership Management Fee shall be payable, on a cumulative basis, solely from Cash Flow of the Partnership, or from the proceeds of a Capital Transaction as provided in
Section 4.02. The Partnership Management Fee shall be prorated in 1993 based on the number of months remaining in the year after the initial Investment Date. In the event a reporting fee is paid to an Affiliate of the General Partner by an Operating Partnership for services in preparing reports for such Operating Partnership, the annual Partnership Management Fee will be reduced by the amount of any such reporting fee to the extent the combined amounts of both fees exceed 0.5% of the Aggregate Cost of the Apartment Complexes on an annual basis.



                                  ARTICLE VI.

                          CHANGES IN GENERAL PARTNERS


6.01. Withdrawal of the General Partner.
(a) Except in the event of the Bankruptcy or dissolution of the General Partner as provided in Section 6.05, without the prior Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), Boston Capital Associates IV L.P. shall not be entitled to withdraw from the Partnership or to sell, transfer or assign its Interest as General Partner. Upon such withdrawal by Boston Capital Associates IV L.P. and subject to the Consent of such number of Limited Partners (if any) as are then required under the Delaware Revised Uniform Limited Partnership Act (including the Assignor Limited Partner voting as instructed by the Assignees), Boston Capital Associates IV L.P. may substitute as General Partner in the Partnership any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets.

(b) In the event that Boston Capital Associates IV L.P. withdraws from the Partnership or sells, transfers or assigns its entire Interest, it shall be and shall remain liable for all obligations and liabilities incurred by it as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time of such withdrawal, sale, transfer or assignment shall have become effective.

(c) The General Partner may at any time designate additional Persons to be General Partners, whose Interest(s) in the Partnership shall be such as agreed upon by the General Partner and such additional General Partners, provided that the Interests of the Assignees shall not be affected thereby.

Such additional Persons shall become additional General Partners only upon meeting the conditions provided in Section 6.02.

6.02. Admission of a Successor or Additional General Partner. A Person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

  (a) except as permitted in Section 6.01(a), the admission of such Person shall have been Consented to, or ratified, by not less than a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees) voting together as a class or by such greater number of Limited Partners (including the Assignor Limited Partner) as are then required under the Act to Consent to, or ratify, the admission of a general partner;

  (b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement, by executing a counterpart hereof, and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

  (c) if such Person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement;

  (d) counsel for the Partnership or the Limited Partners and Assignees, as the case may be, shall have rendered an opinion to the Partnership that the admission of such Person is in conformity with the Act and that none of the actions taken in connection with the admission of such Person are in violation of the Act, will impair the limited liability of the Assignees, will cause the termination or dissolution of the Partnership or will cause the Partnership to be classified other than as a partnership for federal income tax purposes; and

  (e) the interests of the Assignees are not affected thereby.

6.03. Consent of Assignees and Limited Partners to Admission of Successor or Additional General Partner.
Unless otherwise prohibited under the Act at the time that such Consent is necessary, each of the Assignees by the execution of this Agreement by the Assignor Limited Partner Consents to the admission of any Person as a successor or additional General Partner to which at the time there has been given the express Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees). Upon receipt of such Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), such admission shall, without any further Consent or approval of the Limited Partners or the Assignees, be the act of all the Limited Partners and Assignees.

6.04. Removal of a General Partner.
Subject to Section 10.02, a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), without the Consent or other action by the General Partner may remove any General Partner and elect a replacement therefor.

6.05. Effect of Removal, Bankruptcy, Death, Withdrawal, Dissolution or Incompetency of a General Partner.
(a) In the event of the Bankruptcy of a General Partner or the withdrawal, death or dissolution of a General Partner or an adjudication that a General Partner is incompetent (which term shall include, but not be limited to, insanity) the business of the Partnership shall be continued with Partnership property by the other General Partners (and the other General Partners, by execution of this Agreement and/or an amendment hereto, as applicable, expressly so agree to continue the business of the Partnership); provided, however, that if the withdrawn, Bankrupt, deceased, dissolved or incompetent General Partner is then the sole General Partner, the provisions of Section 8.01 shall be applicable.

(b) Upon the removal, withdrawal, Bankruptcy, death, dissolution or adjudication of incompetency of a General Partner such General Partner shall immediately cease to be a General Partner. The value of the General Partner's interest is to be determined by agreement between the General Partner so removed and the Partnership, or in the absence of such agreement, by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the General Partner so removed and the Partnership. If a General Partner is removed for cause, it shall be required to sell its General Partner's interest at one-half its value to a substitute General Partner. Any method of payment to a General Partner involuntarily removed may be an interest bearing promissory note with a term of no less than five years with equal annual installments bearing interest at the Prime Rate; provided that such note will become due and payable when Liquidation, Sale or Refinancing Proceeds with respect to the last Operating Partnership Interest held by the Partnership are received. Any method of payment to a General Partner that voluntarily withdraws from the Partnership will be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the withdrawing General Partner otherwise would have received under this Partnership Agreement had it not withdrawn. Nothing in this Section 6.05(b) shall affect any rights or liabilities of the Bankrupt, deceased, dissolved or incompetent General Partner which matured prior to the Bankruptcy, death, dissolution or incompetence of such General Partner.

(c) If, at the time of withdrawal, removal, Bankruptcy, death, dissolution or adjudication of incompetence of a General Partner, the withdrawn, removed, Bankrupt, deceased, dissolved or incompetent General Partner was not the sole General Partner of the Partnership, the remaining General Partner or Partners shall immediately (i) give Notice to the Limited Partners and Assignees of such withdrawal, removal, Bankruptcy, death, dissolution or adjudication of incompetence and (ii) prepare such amendments of this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer, termination or conversion (as the case may be) of the Interest of the withdrawn, removed, Bankrupt, deceased, dissolved or incompetent General Partner.

(d) All parties hereto hereby agree to take all actions and to execute all documents necessary or appropriate to effect the foregoing provisions of this
Section 6.05.


                                  ARTICLE VII.

                      TRANSFERABILITY OF LIMITED PARTNERS'
                     INTERESTS AND TRANSFERABILITY OF BACS


7.01. Assignments of the Interest of the Assignor Limited Partner.
(a) Pursuant to Section 11.01(a), the Assignor Limited Partner shall assign units of beneficial interest in its Limited Partnership Interest to each Person purchasing BACs pursuant to Section 3.03, each of which is equivalent to the number of BACs so purchased. The Partnership shall recognize as an Assignee each Person to whom the Assignor Limited Partner assigns such beneficial interests as of such dates as provided in Section 3.03, provided that the Partnership has received from each such Assignee proceeds in the amount of $10.00 (subject to quantity discounts with respect to selling commissions) per BAC ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates) for a minimum of 500 BACs.

(b) The Assignor Limited Partner shall remain an Assignor Limited Partner on the books and records of the Partnership notwithstanding the assignment of all of the beneficial interest in its Limited Partnership Interest until such time as the Assignor Limited Partner transfers its position as the Assignor Limited Partner to another Person or Persons.

(c) All Persons becoming Assignees shall be bound by the terms and conditions of, and shall be entitled to all rights of, Limited Partners under this Agreement.

(d) Other than pursuant to this Section and Section 11.01(a), the Assignor Limited Partner may not transfer or assign a beneficial interest in its Partnership Interest without the prior written Consent of the Managing General Partner or its designee.

7.02. Conversion of BACs.
After the termination of the offering with respect to any series of BACs, on at least a semi-annual basis, any BAC Holder who desires to convert his

BACs into Limited Partnership Interests may do so by fulfilling the requirements of Section 7.03 for the admission of Substitute Limited Partners and the payment of the legal and administrative costs and recording fees (currently estimated to be $500). Persons who effect such conversion will receive one Limited Partnership Interest for each BAC they convert and shall not thereafter be permitted to re-exchange their Limited Partnership Interests for BACs. The Capital Account of the Assignor Limited Partner shall be reduced by an amount equal to the Capital Account of such former BAC Holder and such amount will be credited to such BAC Holder's account as a Substitute Limited Partner. BACs which have been converted into Limited Partnership Interests will be cancelled and will not be reissued. Persons who convert BACs into Limited Partnership Interests may request and receive from the Partnership certificates representing such Limited Partnership Interests.

7.03. Assignees of Limited Partners; Substitute Limited Partners.

(a) The Partnership need not recognize for any purpose any assignment or transfer of all or any fraction of the Partnership Interest of a Limited Partner admitted to the Partnership pursuant to Sections 7.02, 10.02(b) or 11.04 unless
(i) the Partnership shall have received a fee in the amount established by it from time to time sufficient to reimburse it for all its actual costs (currently estimated to be $500) in connection with such assignment or transfer (applicable only to transfers of Limited Partners admitted pursuant to Section 7.04); (ii) the Partnership shall have received such evidence of the authority of the parties to such assignment or transfer, including, but not by way of limitation, certified corporate resolutions and certificates of fiduciary authority, as its counsel may request; and (iii) there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of the instrument making such assignment or transfer, and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, represents that such assignment or transfer was made in accordance with all applicable laws and regulations (including investor suitability requirements) and in all other respects is satisfactory in form and substance to the General Partners. Except as provided in Section 4.04(d), Substitute Limited Partners shall be recognized as such no later than on the first day of the calendar month following the month in which the Partnership receives the instrument of assignment provided in this Section 7.02.

(b) Any Limited Partner who shall assign all his Partnership Interest shall cease to be a Limited Partner of the Partnership, except that unless and until a Substitute Limited Partner is admitted in his stead, such Limited Partner shall retain the statutory rights of an assignor of a limited partnership interest under the Delaware Revised Uniform Limited Partnership Act.

7.04. Joint Ownership of Interests.
(a) Subject to the other provisions of this Agreement, Limited Partnership Interests or BACs may be acquired by two or more individuals, who shall, at the time they acquire such Limited Partnership Interests or BACs, indicate to the Partnership whether the Limited Partnership Interests or BACs are being held by them as joint tenants with the right of survivorship, as tenants-in-common or as community property. In the absence of any such desig-nation, they shall be presumed to hold such Limited Partnership Interests or BACs as tenants-in-common. Any Consent of the Limited Partners and Assignees shall require the action or vote of all owners of any such jointly held Limited Partnership Interests or BACs.

(b) Upon Notice to the Managing General Partner from all owners of any jointly held Limited Partnership Interests or BACs and the submission of such documentation as may be required, the General Partner shall (unless otherwise instructed by the owners) cause the Limited Partnership Interests or BACs to be divided into two or more equal portions, except that there may be no partial Limited Partnership Interests or BACs in any such portion, which shall thereafter be owned separately by each of the former owners.

7.05. Assignability of BACs.
Subject to the provisions of this Agreement, including Section 11.04, the General Partner in its discretion may cause the BACs to be freely transferable by an Assignee to a Person who shall become a substitute Assignee. To the extent such transfers are permitted, they will be subject to the following limitations:

  (a) No transfer shall be permitted if it would result, when considered with all other transactions in BACs and Partnership Interests within the previous twelve months, in the Partnership being considered to have been terminated within the meaning of Section 708 of the Code;

  (b) No transfer shall be permitted if such transfer of BACs would be in violation of any applicable federal or state securities law (including any investor suitability requirements);

  (c) No transfer fee shall be imposed by the Partnership for the transfer of BACs;

  (d) Any attempted transfer of BACs in contravention of the provisions of this Section shall not be recognized by the Partnership;

  (e) The Partnership shall recognize the transferee of a BAC as the BAC Holder on the Partnership's books and records as of the last business day of the calendar month during which the Partnership or its agent receives all necessary documentation with respect to the transfer (unless such documentation is received less than five business days prior to the last business day of a calendar month, in which case the transferee will be recognized as the BAC Holder on the last business day of the next calendar month following such receipt);

  (f) In order to record a trade on its books, the Partnership is under no obligation to, but may require such evidence of transfer or assignment and authority of the transferor or assignor (including signature guarantees), an opinion of counsel to the effect that there has been no violation of federal or state securities laws in the assignment or transfer, as the Managing General Partner may determine; and

  (g) In order to record a trade on its books, the Partnership will require evidence of the transferee's suitability under state securities laws and the Code, as the Managing General Partner may determine.

         ARTICLE VIII. DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP


8.01. Events Causing Dissolution.
(a) The Partnership shall dissolve upon the happening of any of the following events:

  (i) the Bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a General Partner who is at that time the sole General Partner;

  (ii) the passage of ninety (90) days after the Liquidation, Sale or Refinancing of all Apartment Complexes and/or Operating Partnership Interests, as applicable and this sale or other disposal substantially all other tangible assets of the Partnership;

  (iii) the vote by a majority in Interest of the Limited Partners, or such greater number as are then required under the Delaware Revised Uniform Limited Partnership Act (including the Assignor Limited Partner voting as instructed by the Assignees), pursuant to Section 10.02(a)(ii) to dissolve the Partnership;

  (iv) the expiration of the term of the Partnership specified in Section 1.04;
  or

  (v) any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

Notwithstanding the foregoing, the Partnership shall not be dissolved upon the occurrence of the Bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a General Partner if (a) all of the remaining General Partners, if applicable, elect within 30 days after such an event to continue the business of the Partnership; or (b) within 90 days, after the withdrawal of a General Partner, all of the remaining Partners (including the Assignor Limited Partner voting as instructed by a majority in Interest of the Assignees or such greater number as is then required under the Act) agree in writing to continue the business of the Partnership, and, if the General Partner who became Bankrupt, died, dissolved, withdrew or was removed or adjudicated incompetent was the sole General Partner, designates a substitute General Partner. If all of the remaining General Partners elect to continue the Partnership pursuant to (a) in the preceding sentence, and if the General Partner who became Bankrupt, died, dissolved, withdrew or was removed or adjudicated incompetent was the Managing General Partner, all of the rights and obligations of the Managing General Partner hereunder shall be assumed by a General Partner selected by the remaining General Partners or, if there is only one remaining General Partner, by such sole remaining General Partner.

(b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a Certificate of Cancellation shall be filed with the Delaware Secretary of State and the assets of the Partnership shall have been distributed as provided in Section 8.02. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners and Assignees shall continue to be governed by this Agreement.

8.02. Liquidation.
(a) Upon dissolution of the Partnership, the Managing General Partner or other liquidator (the "Liquidator") shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Section 8.02 and cause the cancellation of the Partnership's certificate of limited partnership.

(b) After payment of liabilities owing to creditors of the Partnership, the Managing General Partner or the Liquidator shall set aside as a reserve such amount as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Said reserve may be paid over by the Managing General Partner or the Liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Managing General Partner or the Liquidator may deem advisable, the amount in such reserve shall be distributed to the Partners and Assignees in the manner set forth in Section 8.02(c).

(c) After paying such liabilities and providing for such reserves, the Managing General Partner or the Liquidator shall cause the remaining assets of the Partnership to be distributed to the Partners or Assignees. All distributions to the Partners or Assignees upon liquidation of the Partnership, shall be deemed to be distributions arising from Liquidation, Sale or Refinancing and shall be made as distributions of Liquidation, Sale or Refinancing Proceeds in accordance with Section 4.02.

It is the intent of the Partners and Assignees that, upon liquidation of the Partnership, all distributions to the Partners or Assignees be made in accordance with the Partners' or Assignees' respective Capital Account balances and the Partners and Assignees believe that distributions in accordance with Section 4.02 will effectuate such intent. In the event that, upon liquidation, there is any conflict between distributions pursuant to the Partners' or Assignees' respective Capital Account balances and the intent of the Partners and Assignees with respect to distributions as provided in
Section 4.02, the Liquidator shall, notwithstanding the provisions of Sections 4.01, 4.03 and 4.04, allocate the Partnership's gains and losses in a manner that will cause the distribution of Liquidation, Sale or Refinancing Proceeds to the Partners or Assignees to be in accordance with the Partners' or Assignees' respective Capital Account balances. After paying such liabilities and providing for such reserves, the Managing General Partner shall cause the remaining assets of the Partnership to be distributed to the Partners or Assignees. All distributions to the Partners or Assignees upon liquidation of the Partnership shall be deemed to be distributions arising from a Liquidation, Sale or Refinancing and shall be made as distributions of Liquidation, Sale or Refinancing Proceeds in accordance with Section 4.02.

(d) If the Managing General Partner shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners or Assignees, the Managing General Partner may, after having given Notice to all the Limited Partners and Assignees, to the extent not then prohibited by any applicable law of any jurisdiction in which the Partnership is then formed or qualified defer liquidation of, and withhold from distribution, for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations. No distributions in kind shall be made.

(e) Upon dissolution of the Partnership, if there is no Managing General Partner, such other Person who may be appointed in accordance with applicable law shall be responsible to take all action related to the winding up and distribution of assets of the Partnership and shall perform the actions of the Managing General Partner described in this Section 8.02.

(f) Each Limited Partner or Assignee shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and his share of Cash Available for Distribution, Liquidation, Sale or Refinancing Proceeds, and Profits, Credits and Losses, and shall have no recourse therefor, upon dissolution, or otherwise, against any General Partner or Limited Partner or Assignee. No Partner or Assignee shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership. Nothing in this Section 8.02(f) shall alter the limitation on liability of the General Partner or its Affiliates pursuant to Section 5.08(a).


                                  ARTICLE IX.

                    BOOKS AND RECORDS, ACCOUNTING, REPORTS,
                                  TAX MATTERS


9.01. Books and Records.
(a) The Partnership shall maintain at the principal office of the Partnership the following records, which are available for examination and copying there at the request, and at the expense, of any Partner or Assignee or his duly authorized representative during ordinary business hours or, copies of which may be requested by any Partner or Assignee or his duly authorized re presentative provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Person making such request:

  (i) a current list, updated at least quarterly, of the full name and last known home or business address and business telephone number of each Partner and Assignee, set forth in alphabetical order and each Partners' or Assignees' related interest in the Partnership. Any requests for copies of said list shall be mailed within 10 days of the request thereof. A Partner or Assignee may request a copy of said list, without limitation, for matters relating to voting rights under the Agreement and the exercise of rights under federal proxy laws.

  (ii) a copy of the Certificate and of this Agreement, together with executed copies of any powers of attorney pursuant to which this Agreement, and any amendments hereto, has been executed;

  (iii) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years;

  (iv) copies of (1) any effective written partnership agreements and (2) any financial statements of the Partnership for the three most recent years;

  (v) for a period of at least five years, copies of each appraisal received pursuant to Section 5.05(e); and

  (vi) the Partnership books.

(b) The Managing General Partner or its agent or designee shall maintain for a period of at least six years a record of the information obtained to indicate that an Assignee meets the suitability standards set forth in the Prospectus.

(c) If a Partner or Assignee must compel production of the list set forth in
Section 9.01(a)(i), then the General Partner will pay the Partner's or Assignee's actual costs and damages, including attorneys' fees. It shall be a defense that the actual purpose and reason for the requests is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the Partner or Assignee relative to the affairs of the Partnership. The General Partner may require the requesting party to represent that the list is not requested for a commercial purpose unrelated to the Partner's or Assignee's interest in the Partnership. The remedies provided hereunder are in addition to, and shall not in any way limit, other remedies available to Partners or Assignees under federal law, or the laws of any state.

9.02. Accounting Basis and Fiscal Year.
The Partnership will initially utilize the accrual method of accounting. The fiscal year of the Partnership shall begin on April 1st of each calendar year.

9.03. Bank Accounts.
The bank accounts of the Partnership shall be maintained in such banking institutions as the Managing General Partner shall determine. All deposits and other funds not immediately needed in the operation of the business may be invested in Permitted Temporary Investments, as directed by the Managing General Partner; provided, however, prior to the sale by the Partnership of the minimum number of BACs, no funds paid by subscribers for BACs shall be invested in tax-exempt notes or bonds. The funds of the Partnership shall not be commingled with the funds of any other Person.

9.04. Reports.
(a) Within 45 days after the end of each of the first three fiscal quarters of each year, the Managing General Partner shall send to each Person who was an Assignee during such quarter certain unaudited financial information with respect to the Partnership as of the end of, such fiscal quarter, together with a report of the activities of the Partnership during such fiscal quarter.

(b) Within 120 days after the end of the fourth quarter in each fiscal year, the Managing General Partner shall cause to be prepared and distributed to each person who was an Assignee at any time during the quarter then ended (i) a detailed statement describing (a) any new agreement, contract or arrangement required to be reported by Section 5.03(b) and (b) the amount of all fees, other compensation and amounts paid by the Partnership during such fiscal period to any General Partner or any Affiliate of any General Partner which may be included in the financial statements sent to BAC Holders and
(ii) until the Capital Contributions of the Assignees shall be fully invested, a report of acquisitions of Operating Partnership Interest.

(c) The Managing General Partner shall send to each Person who was an Assignee at any time during the year then ended such tax information as shall be necessary for the preparation by such Assignee of his federal income tax return and required state income and other tax returns with regard to jurisdictions in which the Partnership is formed or qualified or owns investments. The Managing General Partner shall send this information within 75 days after the end of each year.

(d) Within 120 days after the end of each fiscal year, the Managing General Partner shall send to each Person who was an Assignee at any time during the fiscal year then ended (i) the balance sheet of the Partnership as of the end of such year and statements of operations, changes in Partners' and Assignees' capital and changes in financial position of the Partnership for such year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Accountants containing an opinion of the Accountants, (ii) a statement of Cash Available for Distribution for such year (which need not be audited), (iii) a report of the activities of the Partnership during such year, and (iv) a statement (which need not be audited) showing distributions per Unit by admission date at any time during such year in respect of such year, which statement shall identify distributions from (a) Cash Available for Distribution generated during the year, (b) Cash Available for Distribution generated during prior years which has been held as reserves, (c) proceeds from a Capital Transaction, (d) lease payments on net leases with builders and sellers, and
(e) the Working Capital Reserve and other sources.

(e) A copy of each report referred to in this Section 9.04 shall be filed with all securities commissions requiring such filing at the time required by such commissions.

(f) If BACs are issued in series, all reports described in this Section 9.04 shall set forth required information for each series separately, as applicable.

9.05. Section 754 Elections.
In the event of a transfer of all or any part of the Interest of an Assignee, the Partnership may, but is not required to elect, pursuant to Section 754 of the Code (or any corresponding provision of succeeding law), to adjust the basis of the Partnership property.

9.06. Designation of Tax Matters Partner.
The Managing General Partner is hereby authorized to designate itself or any other General Partner, as Tax Matters Partner of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. Each Partner and Assignee, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

9.07. Duties of Tax Matters Partner.
(a) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits interest and taxpayer identification number of each Partner and Assignee to the Secretary of the Treasury or his delegate (the "Secretary").

(b) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Partner and Assignee informed of the administrative and judicial proceedings for the adjustment at the Partnership or Operating Partnership level of any item required to be taken into account by a Partner and Assignee for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

(c) If the Tax Matters Partner, on behalf of the Partnership, receives a notice with respect to a Partnership tax audit from the Secretary or from the Tax Matters Partner of the Operating Partnership, the Tax Matters Partner shall, within 30 days of receiving such notice forward a copy of such notice to the Persons who hold or held an interest (through their Interest in the Partnership or the BACs) in the Profits, Losses and Credits of such Operating Partnership for the Operating Partnership taxable year to which the notice relates.

9.08. Authority of Tax Matters Partner.
The Tax Matters Partner is hereby authorized, but not required:

  (a) to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners or Assignees, except that such settlement agreement shall not bind any Partner or Assignee who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner or Assignee;

  (b) in the event that a notice of a final administrative adjustment at the Partnership or Operating Partnership level of any item required to be taken into account by a Partner or Assignee for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or the United States Claims Court;

  (c) to intervene in any action brought by any other Partner or Assignee for judicial review of a final adjustment;

  (d) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

  (e) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner or Assignee for tax purposes, or an item affected by such item; and

  (f) to take any other action on behalf of the Partners or Assignees or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

9.09. Expenses of Tax Matters Partner.
The Partnership shall indemnity and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners or Assignees. The payment of all such expenses shall be made before any distributions are made from Cash Flow or the Working Capital Reserve are set aside by the Managing General Partner. Neither the General Partner, or any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.08 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.


                                   ARTICLE X.

                     MEETINGS AND VOTING RIGHTS OF LIMITED
                            PARTNERS AND ASSIGNEES


10.01. Meetings.
(a) Except as otherwise provided in Section 10.01(b), the Managing General Partner may, and at the written request signed by 10% or more in Interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) shall, submit any matter to the Limited Partners and Assignees upon which the Limited Partners and Assignees are entitled to vote for a vote by written Consent without a meeting. With regard to all matters to be brought before the Limited Partners, the Assignor Limited Partner shall act for and at the direction of the Assignees.

(b) Meetings of the Limited Partners and Assignees for any purpose may be called by the Managing General Partner at any time and, after receipt of a written request for such a meeting signed by 10% or more in Interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) the Managing General Partner shall notify in person or in writing by a certified mailing all Limited Partners (including the Assignor Limited Partner) and Assignees of such request within ten days of receiving such request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the Managing General Partner or, if the meeting is called upon the request of Assignees, as designated by such Assignees. In addition, the Managing General Partner shall submit any matter upon which the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) are entitled to act to the Limited Partners and Assignees for a vote by written Consent without a meeting.

(c) Any meeting called pursuant to Section 10.01(b) shall be held not less than 15 days nor more than 60 days after the date of the receipt of the request for such meeting. Notice to each Limited Partner and Assignee shall be given at his record address, or at such other address which he may have furnished in writing to the Managing General Partner or Assignor Limited Partner. Such Notice shall state the place, date and hour of the meeting and shall indicate that the Notice is being issued at the direction of, or by, the Partner or Partners calling the meeting. Included with such notice shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any proposal to be acted upon at the meeting. The Partnership will provide proxies or written consents which provide for approval and disapproval of each matter to be acted upon at the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a majority in Interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) shall constitute a quorum at all meetings of the Limited Partners and the Assignees; provided, however, that if there be no such quorum, holders of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting on behalf of the Assignees) so present or so represented may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of Limited Partners and Assignees need be given to any Limited Partner or Assignee who attends in person or is represented by proxy, except for a Limited Partner or Assignee attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner or Assignee entitled to such Notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

(d) For the purpose of determining the Limited Partners entitled to vote on, or to vote at, any meeting of the Limited Partners, or any adjournment thereof, or to vote by written Consent without a meeting, and the Assignees entitled to direct the voting of the Assignor Limited Partner on any such occasion, the Managing General Partner or the Limited Partners requesting such meeting or vote may fix, in advance, a date as the record date of any such determination of Limited Partners and Assignees. Such date shall not be more than 50 days nor less than 10 days before any such meeting or submission of a matter to the Limited Partners and Assignees for a vote by written Consent.

(e) At each meeting of Limited Partners and Assignees, the Limited Partners and Assignees present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

(f) The provisions of this Section 10.01 are subject to the provisions of
Section 12.11.

10.02. Voting Rights of Limited Partners and Assignees.
(a) The consent of 80% in Interest of the Limited Partners (or of such greater number of Limited Partners as are then required under the Act) (it being understood that the Assignor Limited Partner is voting at the direction of the

Assignees), shall be required to approve any transaction involving the sale, transfer or other disposition of all or substantially all of the assets of the Partnership when the consideration to be received by Limited Partners or Assignees does not consist entirely of cash, prior to the consummation of such transaction.

(b) A majority in Interest of the Limited Partners (or of such greater number of Limited Partners as are then required under the Act) (it being understood that the Assignor Limited Partner is voting at the direction of the Assignees), without the concurrence of the General Partner, may: (i) amend this Agreement, subject to the conditions that such amendment (a) may not in any manner allow the Limited Partners or Assignees to take part in the management or control of the Partnership's business or otherwise modify their limited liability and (b) may not, without the Consent of the Partner affected and subject to the provisions of Section 6.05(b), alter the rights, powers and duties of such Partner as set forth in Article V, the interest of such Partner in Profits, Credits and Losses, or Cash Available for Distribution, or Liquidation, Sale or Refinancing Proceeds as set forth in this Agreement; (ii) dissolve the Partnership; (iii) remove any General Partner and elect a replacement therefor; (iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership at any one time (including the Partnership's interest in all of the Operating Partnerships) and (v) advise the General Partner to: (a) remove any Operating General Partner from an Operating Partnership, or (b) disapprove any material and adverse amendment to the Operating Partnership Agreement. If so advised, the General Partner shall promptly take such action as may be required to remove such Operating General Partner or to disapprove such amendment, in accordance with the terms of the Operating Partnership Agreement. If the Limited Partners (including the Assignor Limited Partner voting at the direction of the Assignees) vote to remove a General Partner pursuant to this Section 10.02, they shall provide the removed General Partner with Notice thereof, which Notice shall set forth the date upon which such removal is to become effective.

(c) Any General Partner removed pursuant to this Section shall, upon such removal, have the rights afforded to it pursuant to Section 6.05. Assignees, or any successor General Partner proposed by them, shall have the option, but not the obligation, to acquire, upon payment of any agreed upon value or the fair market value therefor, the Interest in the Partnership of any General Partner so removed. Any dispute as to fair market value shall be settled by arbitration in accordance with the rules of the American Arbitration As sociation. The cost of arbitration shall be borne equally by the removed General Partner and the Partnership.

(d) Any General Partner removed pursuant to this Section shall remain liable for all obligations and liabilities incurred by him as General Partner before such removal shall have become effective, but shall be free of any obligation or liability as General Partner incurred on account of the activities of the Partnership from and after the time such removal shall have become effective.

(e) A Limited Partner shall be entitled to cast one vote for each Limited Partnership Interest which he owns and an Assignee shall be entitled to direct the Assignor Limited Partner to cast one vote for each BAC which he owns: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner for each Limited Partner or the Assignor Limited Partner for each Assignee prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner for each Limited Partner or the Assignor Limited Partner for each Assignee prior to the date upon which the votes of Limited Partners and Assignees are to be counted. Every proxy must be signed by the Limited Partner or Assignee or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner or Assignee executing it. Only the votes of Limited Partners and Assignees of record on the Notice date, whether at a meeting or otherwise, shall be counted. The General Partner shall not be entitled to vote. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners. Assignees may give proxies only to the Assignor Limited Partner. The Assignor Limited Partner will vote in accordance with the directions of the Assignees so that each Interest of an Assignee will be voted separately.

(f) The provisions of this Section 10.02 are subject to the provisions of
Section 12.11.

(g) Notwithstanding anything herein to the contrary, the General Partner and any affiliated partnerships or corporations which purchased BACs may not vote as Limited Partners and may not direct the Assignor Limited Partner to vote on their behalf with respect to matters set forth in Section 10.02(b)(iii); provided, however, that the above-described restriction shall not apply in the event the BACs are listed for trading and the applicable stock exchange or NASDAQ prohibits restrictions on voting rights of the BAC Holders or Limited Partners.

(h) The merger or combination of the Partnership with another entity shall be prohibited.

10.03. Voting by the Assignor Limited Partner on Behalf of BAC Holders. The Assignor Limited Partner hereby agrees that, with respect to any matter on which a vote of the Limited Partners is taken, the Consent of the Limited Partners is required or any other action of the Limited partners is required or permitted, it shall vote its Limited Partnership Interest or grant such Consent or take such action (other than solely administrative actions as to which the Assignor Limited Partner has no discretion) only for the sole benefit of, and in accordance with the written instructions of the BAC Holders to which units of beneficial interest in such Limited Partnership Interest have been assigned. The General Partner shall provide notice to the BAC Holders containing information regarding any matters to be voted upon or as to which any Consent or other action is requested or proposed sufficiently in advance of the date of the vote, Consent or action for which instructions are requested to permit BAC Holders to provide written instructions and shall otherwise establish reasonable procedures for any such request for instructions. The Partnership and the General Partners hereby agree to permit BAC Holders to attend any meetings of Partners and the Assignor Limited Partner shall, upon the written request of BAC Holders owning BACs which repre-sent in the aggregate 10% or more of all of the outstanding BACS, request the General Partners to call a meeting of Partners pursuant to Section 10.01 or to submit a matter to the Assignor Limited Partner without a meeting pursuant to this Agreement. The General Partners shall give the Limited Partners and BAC Holders Notice of any meeting to be held pursuant to Section 10.01(a) or
(b) at the same time and manner as such Notice is required to be given to the Assignor Limited Partner pursuant to Section 10.01(c).

10.04. Management of the Partnership.
No Limited Partner or Assignee shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner or Assignee shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner or Assignee shall have any power or authority with respect to the Partnership except insofar as the Consent of the Limited Partners or Assignees shall be expressly required.

10.05. Other Activities.
The Limited Partners and Assignees may engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation, serving as general or limited partner of other partnerships which own, either directly or through interests in other partnerships, apartment complexes similar to the Apartment Complexes. Neither the Partnership nor any of the Partners or Assignees shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.


                                  ARTICLE XI.

                       ASSIGNMENT OF BENEFICIAL INTERESTS
                     TO ASSIGNEES AND RIGHTS OF ASSIGNEES


11.01. Assignment of Beneficial Interests to Assignees.
(a) The Assignor Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Assignees all of the Assignor Limited Partner's rights and beneficial interest in and to the Limited Partnership Interest held by the Assignor Limited Partner, such transfer and assignment made in the number of units equal to the number of BACs purchased by each such Person no later than the next business day following the day such Person's funds are released to the Partnership, on behalf of the Assignor Limited Partner, of any proceeds from the Offering. The rights and interest so transferred and assigned shall include the following:

  (i) all rights to receive distributions of Capital Contributions pursuant to
  Section 3.04(c);

  (ii) all rights with respect to profits, credits, losses and cash distributions pursuant to Article IV;

  (iii) all rights to receive any proceeds of sales or refinancings pursuant to
  Section 4.02 or liquidation of the Partnership pursuant to Section 8.02;

  (iv) all rights to inspect books and records and to receive reports pursuant to Article IX; and

  (v) all rights which Limited Partners have, or may have in the future, under the Act, except as otherwise provided herein.

(b) The General Partner, by the execution of this Agreement, irrevocably Consents to and acknowledges that (i) the transfer and assignment pursuant to
Section 11.01(a) by the Assignor Limited Partner to the Assignees of the Assignor Limited Partner's rights and beneficial interest in its Limited Partnership Interest is effective, and (ii) the Assignees are intended to be third party beneficiaries of all rights and privileges of the Assignor Limited Partner in respect of its Limited Partnership Interest. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Assignor Limited Partner's rights and privileges may be exercised by the Assignees.

11.02. Rights of Assignees of the Assignor Limited Partner.
(a) The Assignees shall share pari passu on the basis of one unit of beneficial interest in the Assignor Limited Partner's Limited Partnership Interest for one BAC, and shall be considered as a single class with respect to all rights to receive distributions of Net Cash Flow, Liquidation, Sale or Refinancing Proceeds, allocations of Profits, Credits and Losses, and other determinations of allocations and distributions pursuant to this Agreement.

(b) Limited Partners (including the Assignor Limited Partner voting the Interests of the Assignees at their direction) shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy or by written Consent), as a single class with each Limited Partner entitled to one vote per Partnership Interest and each BAC Holder entitled to one vote per BAC through the Assignor Limited Partner.

11.03. Fiduciary Duty of Assignor.
Pursuant to Section VII.E.3. of the NASAA Guidelines and in conformance with the terms of this Agreement, the Assignor shall have fiduciary responsibility for the safekeeping of any funds and assets of the Assignees and shall not permit the use of such funds and assets other than for the benefit of the Assignees.

11.04. Preservation of Tax Status and Preservation of Partnership Status.
(a) The Managing General Partner may, upon advice of counsel, restrict, halt or suspend trading of BACs to prevent a termination of the Partnership for federal income tax purposes which is deemed harmful to the Assignees. In the event of such suspension, the transferring or assigning Assignee will be notified in such event, and any deferred transfers or assignments will be affected (in chronological order to the extent practicable), as of the first day of the next succeeding period in which such transfers or assignments can be affected without either premature termination of the Partnership for tax purposes or any adverse effects from such premature termination, as the case may be. In the event transfers or assignments are suspended for the foregoing reasons, the General Partner will give notice of such suspension to Assignees as soon as practicable.

(b) The Managing General Partner may, upon advice of counsel, (i) restrict or halt trading in BACs, (ii) cause the delisting of BACs from public trading markets, (iii) require a purchaser of BACs (at no additional cost) to be admitted to the Partnership as a Limited Partner, (iv) require a BAC Holder (at no additional cost) to become a Limited Partner, and/or (v) take such other action with respect to the manner in which BACs are being or may be transferred or traded, as it may deem necessary or appropriate (including causing the amendment of this Agreement in connection therewith), in order to preserve the status of the Partnership as a partnership, prevent a termination of the Partnership for federal income tax purposes which is deemed harmful to the Assignees, prevent federal income tax treatment of the Partnership as an association taxable as a corporation, insure that BAC Holders will be treated as limited partners of the Partnership for state law and federal income tax purposes and/or qualify the Partnership as a pass-through entity pursuant to the provisions of any future legislation.


                                  ARTICLE XII.

                           MISCELLANEOUS PROVISIONS


12.01. Appointment of Managing General Partner as Attorney-in-Fact.
(a) Each Limited Partner, including each Substitute Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints, with full power of substitution, the Managing General Partner, acting through any partner of its general partner, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices this Agreement, and such other documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

  (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, which any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Delaware Revised Uniform Limited Partnership Act on the date thereof) in a jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners and Assignees;

  (ii) any other instrument or document which may be required to be filed by the Partnership under Federal law or under the laws of any state in which any such Person deems it advisable to file;

  (iii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

  (iv) any instrument or document, including amendments to this Agreement, which may be required to (A) effect the continuation of the Partnership, the admission of any Limited Partners, any Substitute Limited Partner or any additional or successor General Partner, or the dissolution and termination of the Partnership (provided such continuation, admis-sion or dissolution and termination are in accordance with the terms of this Agreement), (B) to reflect any reductions in amount of contributions of Partners or (C) to make a correction to any Exhibit thereto.

(b) The appointment by each Limited Partner of each of such Persons as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and such power shall survive the removal, Bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the BACs or Partnership Interests of such Person; provided, however, that in the event of a transfer by a Limited Partner or a BAC Holder of all or any part of his Interests, the foregoing power of attorney of a transferor Limited Partner or BAC Holder shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

12.02. Signatures; Amendments.
(a) Each Limited Partner, additional General Partner and successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments in such manner and at such time as the Managing General Partner shall determine. By so signing, each Limited Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided, however, that no such counterpart shall be binding if and until it shall have been accepted by the Managing General Partner.

(b) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the Consent of the Limited Partners (or the Assignees), (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with the manifest intent of this Agreement or the administrative efficiency of the Partnership; and (iii) to delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commissioner or similar official, or by any national securities exchange or NASDAQ, which addition or deletion is deemed by such Commission, agency, entity or official to be for the benefit or protection of Limited Partners or the Assignees; provided, however, that no amendment shall be adopted pursuant to this Section 12.02(b) unless the adoption thereof (1) is for the benefit of, or not adverse to the interests of, the Limited Partners and the Assignees; (2) is not inconsistent with Section 5.01; (3) does not affect the distribution of Cash Available for Distribution or Liquidation, Sale or Refinancing Proceeds or the allocation of Profits, Credits and Losses among the Limited Partners or the Assignees; and (4) does not affect the limited liability of the Limited Partners or the Assignees or the status of the Partnership as a partnership for federal income tax purposes.

(c) If this Agreement shall be amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be signed by the Managing General Partner and by the Person to be substituted (which signature of the Person to be substituted may be made by such Person's attorney-in-fact), and if a Limited Partner is to be substituted, either by the assigning Limited Partner or by the Managing General Partner pursuant to its authority to act as Attorney-in-Fact on behalf of the assigning Limited Partner. If this Agreement shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by the other General Partners and by such additional General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner or Partners.

(d) In making any amendments, there shall be prepared and filed by the Managing General Partner for recording such documents and certificates if and to the extent required to be prepared and filed under the Act.

12.03. Ownership by Limited Partners or Assignees of General Partner or Its Affiliates.
No Limited Partner or Assignee shall at any time, either directly or indirectly, own any stock or other interest in any General Partner or in any Affiliate of any General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Limited Partners and Assignees would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. Each Limited Partner and Assignee shall promptly supply any information requested by the Managing General Partner in order to establish compliance by the Limited Partner or Assignee with the provisions of this Section 12.03.

12.04. Binding Provisions.
The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

12.05. Applicable Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this section.

12.06. Counterparts.
This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart, except that no counterpart shall be binding unless signed by the Managing General Partner.

12.07. Separability of Provisions.
Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

12.08. Captions.
Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

12.09. Disallowance of Expenses.
Any fee paid to any General Partner pursuant to this Agreement which is disallowed as a deductible expense for federal income tax purposes shall constitute, for federal income tax purposes, a special allocation of gross income to the General Partner receiving such fee.

12.10. Entire Agreement.
This Agreement, together with the Exhibits attached hereto, sets forth all (and is intended by all parties to be an integration of all) of the promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

12.11. Series Treated as Separate Partnerships; Exceptions.
(a) Except as otherwise provided in Section 12.11(b), this Partnership Agreement shall apply to each series of BACs as though each such series were a separate partnership and the terms set forth herein shall be applied identically in each series. The General Partners shall maintain separate bank accounts and books and records for each series and shall credit income and apportion Operating Expenses and other costs which are not specifically allocable to a particular series among all outstanding series upon the advice of the Accountants.

(b) Section 12.11(a) shall not apply in the following instances:

  (i) if the topics of a meeting or a vote without a meeting concern more than one series of BACs, then for purposes of Section 10.01 all affected series will be combined and treated as a single class; and

  (ii) the right of Limited Partners and Assignees set forth in Sections 10.02(a) and (b) may be exercised only by a majority in interest (or such greater percentage as is then required under the Act) of the Limited Partners of all affected series (including the Assignor Limited Partner acting for and at the direction of BAC Holders of all affected series) voting as a single class.

(c) In the event that a creditor asserts a claim against the assets of the Partnership and it can be determined by the nature of the creditor's claim that such claim is attributable to one series only, and that series' funds are insufficient to satisfy the claim, then the General Partner will assume liability for any unsatisfied portion of the creditor's claim. In the event of such claim against more than one series, if the proportional liability of a particular series can be determined, such series will only be liable for such proportional amount of the claim; if such series' funds are insufficient to satisfy the proportional amount of the claim, the General Partner will assume liability for any unsatisfied portion thereof.

IN WITNESS WHEREOF, the parties hereto hereunder affix their signatures and seals on December 16, 1993.


                            GENERAL PARTNER:

                            BOSTON CAPITAL ASSOCIATES IV L.P.

                            By: Boston Capital Associates,
                             its General Partner


                            By: /s/ Herbert F. Collins
                               ------------------------------------
                                    Herbert F. Collins
                                    General Partner


                            By: /s/ John P. Manning
                               ------------------------------------
                                    John P. Manning
                                    General Partner



                            ASSIGNOR LIMITED PARTNER:

                            BCTC IV ASSIGNOR CORP.

                            By: /s/ John P. Manning
                               ------------------------------------
                                    John P. Manning
                                    President

                                 Boston Capital Tax Credit Fund IV Investor Form
                                 -----------------------------------------------

BOSTON CAPITAL
The Tax Credit Experts

  I. Investor Information (Please Type or Print Clearly)

[ ] This investment is for Series            [ ] I have previously invested in Series

Individual Name                                        Social Security Number

Joint Name                                             Social Security Number

Entity Name                                            Taxpayer Identification Number

Home Address

City           State          Zip Code       Home Telephone

Occupation

               Check One  [ ] Mr.  [ ] Mrs.  [ ] Ms.  [ ] Mr. & Mrs.  [ ] Dr.  [ ] Other

 II. Legal Form of Ownership

     [ ] Individual (01) [ ] Community Property (15)   [ ] Partnership (04)     [ ] Grantor Trust/Living Trust (07)
     [ ] JTWROS (08)     [ ] Tenants in Common (09)    [ ] Corporation (05)     [ ] Other (specify)


III. Investment Information

Investment Amount $                Minimum Investment: $5,000 (Additional increments: $1,000)


Make Checks Payable to: "WB&T/BCTC FUND IV ESCROW ACCOUNT"


IV. Investor Signature (if required)

Investors who are residents of the states of Arizona, Arkansas, California, Iowa, Maine, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, South Dakota, Texas, Washington, and Wisconsin must make the following representations and sign below. In addition, certain Soliciting Dealers have internally determined that Investor Signatures will be required. Each Account Executive should consult with his or her central office regarding an Investor Signature requirement. If there is such a requirement, please have your client complete the information and make the representations that follow by signing below. I hereby confirm that I have received a Prospectus relating to the offering of Beneficial Assignee Certificates ("BACs") representing assignments of limited partnership interests in Boston Capital Tax Credit Fund IV L.P. and that I meet the minimum suitability standards regarding annual income and net worth as disclosed in the Prospectus.



Signature of First Investor                       Date



Signature of Second Investor                      Date


For Internal Use Only
B/D No.                  Check No.                o CONTINUED ON THE OTHER SIDE

                                 Boston Capital Tax Credit Fund IV Investor Form
                                 -----------------------------------------------
                                 side two


--------------------------------------------------------------------------------
V. Broker/Dealer Information

   [ ] Please check if new address

   Account Executive                    Broker/Dealer Firm

   -----------------------------------------------------------------------------

   Account Executive's Branch Address

   City             State     Zip Code       Telephone

   -----------------------------------------------------------------------------

The undersigned represents that he has complied with the requirements of the rules of fair practice of the NASD with respect to the subscriber whose name appears on the above Investor Form and hereby certifies that he has reasonable grounds to believe on the basis of information obtained from the investor concerning his objectives, financial situation and needs and any other information known to the undersigned that the investment in the interests is suitable for the investor, and, in addition, has informed the investor as to the lack of liquidity and marketability of the interests.


Account Executive's Signature and/or Branch Manager         Date

--------------------------------------------------------------------------------




Make Checks Payable To:  "WB&T/BCTC FUND IV ESCROW ACCOUNT"
   Submit Documents To:  Boston Capital Services
                         Escrow Administrator
                         One Boston Place, Suite 2100
                         Boston, Massachusetts 02108-4406
                         (617) 624-8900 or (800) 866-2282

                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.


                                     [LOGO]

                                 BOSTON CAPITAL
                            TAX CREDIT FUND IV L.P.

--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS




                                                                                 Page
                                                                                -----
Summary ......................................................................     6
Additional Summary Information for Corporate Investors .......................    16
Suitability of an Investment in BACs .........................................    19
Estimated Use of Proceeds ....................................................    23
Risk Factors .................................................................    24
Fiduciary Responsibility of the General Partner ..............................    36
Conflicts of Interest ........................................................    38
Compensation and Fees ........................................................    43
Investment Objectives and Acquisition Policies ...............................    49
Investment In Operating Partnerships .........................................    63
Tax Credit Programs ..........................................................    64
Government Assistance Programs ...............................................    74
Management ...................................................................    88
Prior Performance of the General Partner and its Affiliates ..................    92
Description of BACs (Beneficial Assignee Certificates) .......................    96
Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals ..    99
Federal Income Tax Matters ...................................................   102
The Offering .................................................................   143
Summary of Certain Provisions of the Fund Agreement ..........................   149
Sales Literature .............................................................   153
Experts ......................................................................   154
Investor Reports .............................................................   154
Legal Matters ................................................................   155
Registration Statement .......................................................   155
Glossary .....................................................................   155
Appendix I--Reports of Independent Certified Public Accountants, Financial
  Statements and Tabular Information Concerning Prior Limited
  Partnerships ...............................................................   I-1
Exhibit A--Fund Agreement ....................................................   A-1
Exhibit B--Investor Form .....................................................   B-1


                        Boston Capital | Services, Inc.


                          One Boston Place, Suite 2100
                             Boston, MA 02108-4406
                        (617) 624-8900 or (800) 866-2282
                             www.BostonCapital.com

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.      Other Expenses of Issuance and Distribution.
              --------------------------------------------

              Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant (or, to the extent expenses exceed the limits set forth in the Prospectus, by the General Partner or its Affiliates) in connection with the issuance and distribution of 10,000,000 beneficial assignee certificates ("BACs").

              Securities and Exchange Commission Registration Fee.............. $ 75,750
              NASD Filing Fee..................................................   10,500
              *Printing........................................................  250,000
              *Accounting Fees and Expenses....................................   50,000
              *Blue Sky Expenses (including legal fees)........................  100,000
              *Counsel Fees and Expenses.......................................  100,000
              *Transfer Agent and Registrar Fees...............................   50,000
              Miscellaneous including advertising..............................  250,000

                                   Total ...................................... $886,250
                                                                                --------

Item 31.      Sales to Special Parties.
              -------------------------

              None.

Item 32.      Recent Sales of Unregistered Securities.
              ----------------------------------------

              The General Partner of the Registrant, Boston Capital Associates IV L.P., holds a 1% interest in the Partnership for which it contributed $500.00 to the Partnership as of October 12, 1993. The Assignor Limited Partner of the Registrant, BCTC IV Assignor Corp., holds a 99% interest for which it has contributed $100.00 to the Partnership. These sales were exempt from registration under Section 4(2) of the Securities Act of 1933 as they did not involve any public offering.

              --------------------------------
              *  Estimated.

              Item 33.     Indemnification of Directors and Officers.
                           ------------------------------------------

                           Section 5.08 of the Partnership Agreement provides in part that neither the General Partner, its Affiliates nor the Assignor Limited Partner, shall be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners (including assignees of the Assignor Limited Partner) for any act or omission performed or omitted by any General Partner or the Assignor Limited Partner in good faith and in the best interests of the Partnership and the Assignees, provided that such General Partner's or Assignor Limited Partner's conduct did not constitute fraud, bad faith, negligence, misconduct or breach of fiduciary duty. The Partnership shall indemnify and hold including the harmless the General Partner, and its Affiliates, Assignor Limited Partner, from any loss, liability or damage incurred by any of them or by the Partnership by reason of any act performed or omitted to be performed by them in good faith and in a manner reasonably believed by them to be in the Partnership's best interests, in connection with the business of the Partnership, including all judgments, costs and attorneys' fees (which costs and attorneys' fees may be paid as incurred only if the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership; the legal action is initiated by a third party who is not a Partner or BAC Holder; and the General Partner, the Assignor Limited Partner or their Affiliates undertake to repay the advanced funds to the Partnership in cases in which they are not entitled to indemnification) and any amounts expended in settlement of any claims of liability, loss or damage, provided that such General Partner's or Assignor Limited Partner's conduct did not constitute fraud, bad faith, negligence, misconduct or breach of fiduciary duty. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or BAC Holder shall have any personal liability on account thereof.

                           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a General Partner or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such general partner or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              See "Fiduciary Responsibility of the General Partner" in Part I of this Registration Statement and Section 5.08 of the Limited Partnership Agreement.

              Item 34.     Treatment of Proceeds from Stock Being Registered.
                           --------------------------------------------------

                           Inapplicable.

              Item 35.     Financial Statements and Exhibits.
                           ----------------------------------

                  (a)      Financial Statements

                           All Financial Statements (which include all information required by any schedule) are included in the Prospectus, including the following:

                  * Boston Capital Associates IV L.P. - Report of Independent Certified Public Accountants.

                  * Boston Capital Associates IV L.P. Balance Sheet, December 31, 1997.

                  *        Boston Capital Associates IV L.P. - Notes to Balance
                           Sheet.

                  * Boston Capital Associates - Report of Independent Certified Public Accountants.

                  *        Boston Capital Associates Balance Sheet, December 31,
                           1997.

                  *        Boston Capital Associates - Notes to Balance Sheet.

                  *        Boston Capital Associates Balance Sheet, December 31,
                           1997.

                  *        Boston Capital Associates - Notes to Balance Sheet.

                  * BCTC IV Assignor Corp. - Report of Independent Certified Public Accountants.

                  *        BCTC IV Assignor Corp. - Balance Sheet, December 31,
                           1997.

                  *        BCTC IV Assignor Corp. - Notes to Balance Sheet.

-----------
* Previously Filed


                  (b)      Description of Exhibits

                  *        1.       Form of Dealer-Manager Agreement between
                                    Boston Capital Services, Inc. and the
                                    Registrant (including, as an exhibit
                                    thereto, the form of Soliciting Dealer
                                    Agreement).

                           2.       Inapplicable.

                  *        3.       Organization Documents -

                           Certificate of Limited Partnership of Boston Capital Tax Credit Fund IV L.P.

                                    Certificate of Limited Partnership of Boston
                                    Capital Associates IV L.P.

                                    Certificate of Incorporation and By-Laws of BCTC IV Assignor Corp. (the Assignor Limited Partner).

                  *        4.       Instruments defining the rights of security
                                    holders, including indentures.

                                    Agreement of Limited Partnership of Boston
                                    Capital Tax Credit Fund IV L.P. (included in
                                    Part I of this Registration Statement).

                  *        5.       Opinion re legality.

                                    Form of Opinion of Peabody & Brown.

              Items (b)6 and 7 are inapplicable.

                  *        8.       Opinion re tax matters.

                                    Form of Opinion of Peabody & Brown.

              -----------------------------
              *   Previously Filed

              Item (b)9 is inapplicable.

                  *        10.      Material Contracts.

                                    A.       Form of Beneficial Assignee
                                             Certificate.
                                    B.       Form of Capital Contributions
                                             Escrow Agreement between Wainwright
                                             Bank & Trust Company and the
                                             Registrant.

              Items (b)11 through (b)20 are inapplicable.

                           21.      Other documents or Statements to Security
                                    Holders.

                                    A.       Supplement No. 1 dated August 1,
                                             1998 to Prospectus dated August 1,
                                             1998.
                                    B.       Supplement No. 2 dated September 8,
                                             1998 to Prospectus dated August 1,
                                             1998.
                                    C.       Supplement No. 3 dated September
                                             22, 1998 to Prospectus dated August
                                             1, 1998.

                           22.      Subsidiaries of Registrant.

                                    See "Conflicts of Interest," and
                                    "Management" in Part I of this Registration
                                    Statement.

              Item (b)23 is inapplicable.

                           24.      Consents of Experts and Counsel.

                  *                 A.       Letter of Peabody & Brown (included
                                             in Exhibits 5 and 8).
                                    B.       Letter of Reznick Fedder &
                                             Silverman.
                                    C.       Letter of Kevin P. Martin &
                                             Associates, P.C.

                  *        25.     Powers of Attorney - Included with Signature
                                   Page to Registration Statement.

              Item (b)26 and 27 is inapplicable.

              --------------------
              *    Previously Filed


              Item 36.     Undertakings.
                           -------------

                           The Registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) of the Securities Act of 1933 as post-effective amendments to the Registration Statement; (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof;
                           (c) that all post-effective amendments will comply with the applicable forms, rules, and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

                           The Registrant undertakes to send to each Investor at least on an annual basis a detailed statement of any transactions with the General Partner or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                           The Registrant undertakes to provide to the Investors the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership.

                           The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period with respect to any applicable series describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Investors. Each sticker supplement should disclose all compensation and fees received by the General Partner and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

                           The Registrant also undertakes to file, after the end of the distribution period with respect to any applicable series, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Investors at least once each quarter after the distribution period of the offering has ended.

                           The Registrant undertakes that the prospectus will be supplemented at the close of any series to state the number of participants in that series, the amount of BACs sold therein, the cumulative amount sold under all series sold under the subject registration statement, and the amount of BACs to be offered in the next series.

                           The Registrant undertakes that if at the commencement of the offering of any series (which will not take place until completion of the offering of any prior series with the same investment objectives and the filing of the supplement contemplated by the preceding undertaking) the series to be offered has a reasonable probability of acquiring an interest in an Operating Partnership, the offering will not commence until after a post-effective amendment to the registration statement has been filed and declared effective. Any such post-effective amendment shall contain such information as would be required in an original registration statement with respect to the Operating partnership being acquired (including audited financial statements complying with Rule 3-14 of Regulation S-X).

                           The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the Prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused Post-Effective Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on this 14th day of January 1999.

                                   BOSTON CAPITAL TAX CREDIT FUND IV L.P.


                                   By:    Boston Capital Associates IV L.P.

                                          By:    Boston Capital Associates


                                                 By:    /s/ John P. Manning
                                                        ------------------------
                                                        John P. Manning



                                                 By:    /s/ Herbert F. Collins
                                                        ------------------------
                                                        Herbert F. Collins




                                    ASSIGNOR LIMITED PARTNER


                                    BCTC IV ASSIGNOR CORP.


                                    By:    /s/ John P. Manning
                                           ----------------------------
                                           John P. Manning
                                           President

        Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 5 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:                  TITLE:                              DATE:


/s/ Herbert F. Collins          General Partner and             January 14, 1999
-------------------------       Principal Executive
Herbert F. Collins              Officer, Principal
                                Financial Officer and
                                Principal Accounting
                                Officer of Boston Capital
                                Associates; Director and
                                Chairman of the Board of
                                BCTC IV Assignor Corp.

/s/ John P. Manning             General Partner and            January 14, 1999
-------------------------       Principal Executive
John P. Manning                 Officer, Principal
                                Financial Officer and
                                Principal Accounting Officer
                                of Boston Capital Associates;
                                Director, President  and Chief
                                Executive Officer of BCTC IV
                                Assignor Corp.

/s/ Anthony Nickas              Executive                      January 14, 1999
-------------------------       Vice President,
Anthony Nickas                  Principal Financial Officer
                                and Principal Accounting Officer
                                of BCTC IV Assignor Corp.